                                                   FILED PURSUANT RULE 424(b)(5)
                                                       REGISTRATION NO. 33-47912

PROSPECTUS SUPPLEMENT TO
PROSPECTUS DATED SEPTEMBER 26, 1997

                                  $278,242,362
                                 (APPROXIMATE)

                         CMC SECURITIES CORPORATION IV
                                     ISSUER
                        NORTH AMERICAN MORTGAGE COMPANY
                                MASTER SERVICER
            COLLATERALIZED MORTGAGE OBLIGATIONS, SERIES 1997-NAMC 3

                        Initial Security     Security Interest                           Initial Security     Security Interest
        Class          Principal Balance(1)          Rate                Class           Principal Balance(1)       Rate
        -----          --------------------  -----------------           -----           -------------------- -----------------
 Class FXA-1 Securities   $30,303,753               7.25          Class A-1 Securities     $23,013,349             6.60
 Class FXA-2 Securities   $42,890,000               7.25          Class A-2 Securities         (2)                 7.25
 Class FXA-3 Securities   $28,034,220               7.00          Class A-3 Securities     $ 7,802,000             7.25
 Class FXA-4 Securities   $ 2,548,566              10.00          Class A-4 Securities     $24,641,327             7.25
 Class FXA-5 Securities   $25,799,934               7.25          Class A-5 Securities     $ 6,257,404             7.25
 Class FXA-6 Securities   $ 5,994,000               7.25          Class A-6 Securities     $ 3,000,000             7.25
 Class FXA-7 Securities   $ 3,979,000               7.25          Class A-7 Securities     $30,570,762             7.25
 Class FXP Securities     $     5,749                (3)          Class A-8 Securities     $25,233,795             7.25
 Class FXS Securities        (2)                    7.25          Class A-9 Securities     $ 2,688,000             7.25
 Class R Securities       $       100               7.25          Class P Securities       $   155,182              (3)
 Class RP Securities      $       100               7.25          Class S Securities           (2)                 7.25
                                                                  Class B-1 Securities     $ 9,982,419             7.25
                                                                  Class B-2 Securities     $ 3,655,534             7.25
                                                                  Class B-3 Securities     $ 1,687,169             7.25


Footnotes appear on next page.

  The Series 1997-NAMC 3 Collateralized Mortgage Obligations (the "Securities") will consist of the following Classes: (i) Class FXA-1, Class FXA-2, Class FXA-3, Class FXA-4, Class FXA-5, Class FXA-6, Class FXA-7 (the "Class FXA Securities"), (ii) Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 (the "Class A Securities"), (iii) Class FXP and Class P (the "Principal Only Securities"), (iv) Class FXS, and Class S (together with the Class A-2 Securities, the "Strip Securities"), (v) Class
B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 (the "Subordinate Securities") and (vi) Class R and Class RP (the "Residual Securities"). The Class FXA, Class FXS, Class FXP and Residual Securities are sometimes referred to as the "Class FX Securities" and the Class A, Class S and Class P Securities
are sometimes referred to as the "Class II Securities."   The Class FXA
Securities, Class A Securities, Strip Securities, Principal Only Securities and Residual Securities are sometimes referred to as the "Senior Securities." The Class FXA-5 Securities are sometimes referred to herein as the "Class FXA-5 Lockout Securities" and the Class A-4 Securities are sometimes referred to as the "Class A-4 Lockout Securities." Only the Senior Securities and the Class B-1, Class B-2 and Class B-3 Securities (collectively, the "Offered
Securities") are offered hereby. The Class B-4, Class B-5 and Class B-6 Securities are not offered hereby.
                                                        (Continued on next page)

                        ------------------------------

THE SECURITIES WILL BE NONRECOURSE OBLIGATIONS SOLELY OF THE ISSUER AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE LOAN SELLER, THE MASTER SERVICER, THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE ISSUER, THE LOAN SELLER, THE MASTER SERVICER, THE CERTIFICATE TRUSTEE, THE INDENTURE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES.

                        ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        ------------------------------

  PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE FACTORS SET FORTH UNDER "RISK FACTORS," COMMENCING AT PAGE 18 OF THE PROSPECTUS AND AT PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT.

  The Offered Securities are being offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Issuer are expected to be approximately $281,682,544 plus accrued interest on the Offered Securities (other than the Principal Only Securities) from September 1, 1997 to the Closing Date, before deducting issuance expenses payable by the Issuer which are estimated to be approximately $175,000.

  The Offered Securities are offered when, as and if delivered to and accepted by the Underwriter, and subject to various conditions, including the Underwriter's right to reject orders in whole or in part. It is expected that the Offered Securities (other than the Class FXS, Class S, Principal Only and Residual Securities) will be delivered in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company as further discussed herein, and that the Principal Only, Class FXS, Class S, and Residual Securities delivered in registered and certificated form at the office of Donaldson, Lufkin & Jenrette Securities Corporation, New York, New York, on or about September 30, 1997 against payment therefor in immediately available funds.

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

         The date of this Prospectus Supplement is September 26, 1997.

(Cover continued from previous page)

  (1) Approximate. The initial Security Principal Balance of each Class of the Securities as of the Closing date is subject to a variance of +-5.0%.

  (2)     Based on the related Notional Amount, as described herein.

  (3)     Will not be entitled to payments of interest.


         The Securities will be collateralized by mortgage pass-through certificates (the "Certificates") evidencing the beneficial ownership interest in entire pools (each, a "mortgage pool" and collectively, the "Mortgage Pool") of certain conventional, fixed-rate, fully-amortizing, one-to four-family, first lien mortgage loans (the "Mortgage Loans") originated or acquired by North American Mortgage Company ("NAMC" or the "Loan Seller"), a Delaware corporation. The Mortgage Loans will have an aggregate principal balance as of September 1, 1997 (the "Cut-off Date") of approximately $281,194,913 and will have original terms to maturity from the due dates of their first scheduled monthly payment of interest and principal of not more than 30 years. The Mortgage Pool consists of two groups (each, a "Mortgage Loan Group"): "Group I" or the "Group I Mortgage Loans" generally consists of Mortgage Loans underwritten pursuant to the Loan Seller's "Flex Extra Program" (as further described herein), with an aggregate principal balance as of the Cut-off Date of approximately $149,257,138, and "Group II" or the "Group II Mortgage Loans" generally consists of Mortgage Loans underwritten pursuant to the Loan Seller's "Gold Flex Program" (as further described herein), with an aggregate principal balance as of the Cut-off Date of approximately $131,937,775. On or prior to the date of initial issuance of the Securities (the "Closing Date"), the Loan Seller will sell all of the Mortgage Loans to DLJ Mortgage Capital, Inc. ("DLJMC"), an affiliate of the Underwriter, and DLJMC will, in turn, sell the Mortgage Loans to Capstead Capital Corporation ("CCC"), a Delaware corporation that is a wholly-owned limited purpose finance subsidiary of Capstead Mortgage Corporation ("CMC"), a Maryland corporation, and CCC will, in turn sell the Mortgage Loans to CMC Securities Corporation IV (the "Issuer"), a Delaware corporation that is a wholly-owned limited purpose finance subsidiary of CMC. The Issuer will deposit the Mortgage Loans into a trust (the "Trust") pursuant the terms of a pooling and servicing agreement (the "Pooling and Servicing Agreement") among the Issuer, as depositor, NAMC, as master servicer (the "Master Servicer"), and The First National Bank of Chicago, as trustee (the "Certificate Trustee"). The Trust will create the Certificates for the benefit of the Issuer in exchange for the Mortgage Loans. The Issuer will pledge the Certificates to The First National Bank of Chicago, as indenture trustee (the "Indenture Trustee") under the terms of an indenture (the "Indenture") between the Issuer and the Indenture Trustee. The Certificates constitute a series of "Non-Agency Certificates" as described in the Prospectus. The Pooling and Servicing Agreement constitutes a "Pooling and Administration Agreement" as described in the Prospectus.

         The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. Certain characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Pool."

         The Securities constitute a Series of "Bonds" that are "Special Allocation Bonds," as each term is described in the Prospectus, and will be non-recourse obligations of the Issuer. Proceeds from the Certificates pledged as collateral to secure the Securities under the lien of the Indenture (the "Trust Estate") are the sole source of payments on the Securities. Neither the Securities nor the Certificates are insured or guaranteed by any government agency or instrumentality, CMC, CCC, the Issuer, NAMC, DLJMC, the Certificate Trustee, the Indenture Trustee, the Underwriter or any other person or entity.

         Each Class of Senior Securities constitutes a "Senior Class" of "Senior Bonds" as described in the Prospectus and each Class of Subordinate Securities constitutes a "Junior Class" of "Junior Bonds" as described in the Prospectus. The primary credit support for the Senior Securities is the subordination of the Subordinate Securities. In addition, the Senior Securities, other than the related Lockout Securities and Principal Only Securities, will be allocated all or a disproportionately large share of the principal payments and prepayments received on the related Mortgage Loan Group for a period of time, as described herein. The primary credit support for the Class B-1, Class B-2 and Class B-3 Securities is the subordination of the Classes of Subordinate Securities with higher numerical designations. The rights of the holders of the Class B-1 Securities to receive payments with respect to the Mortgage Loans will be subordinate to such rights of the holders of the Senior Securities, the rights of the holders of the Class B-2 Securities to receive payments with respect to the Mortgage Loans will be subordinate to such rights of the holders of the Senior and Class B-1 Securities, and the rights of the holders of the Class B-3 Securities to receive payments with respect to the Mortgage Loans will be subordinate to such rights of the holders of the Senior, Class B-1 and Class B-2 Securities, in each case as and to the extent described herein. Realized Losses on the Mortgage Loans will be allocated first to the Non-Offered Subordinate Securities in reverse numerical order, second to the Offered Subordinated Securities in reverse numerical order, and then to the Senior Securities, in each case as described herein, The weighted average lives of and yield on the Class B-1, Class B-2 and Class B-3 Securities will be sensitive to Realized Losses on the Mortgage Loans. Similarly, following the reduction of the aggregate Security Principal Balance (as defined herein) of the Subordinate Securities to zero, the yield to maturity on the Senior Securities will be extremely sensitive to all Realized Losses on the Mortgage Loans in the related Mortgage Loan Group and certain Realized Losses on the Mortgage Loans in the other Mortgage Loan Group. See "Description of the Securities -- Subordination and Allocation of Losses" herein.

         Payments in respect of the Offered Securities will be made on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day, commencing in October 1997 (each, a "Payment Date"). As more fully described herein, interest payments on the Offered Securities (other than the Principal Only and Accretion Securities) will be based on the Security Principal Balances thereof (or on the applicable Notional Amount (as defined herein), in the case of the Strip Securities) and the related Security Interest Rates. Interest accruing on each Class of Securities (other than the Principal Only Securities) during each Interest Accrual Period after the first Interest Accrual Period will be calculated on the assumption that principal payments on, and allocation of losses to, such Securities are made (and accrued interest added to the principal of the Accretion Bonds) on the last day of the preceding Interest Accrual Period, and not on the following Payment Date when actually made or added. On each Payment Date through the applicable Accretion Termination Date, the interest accrued on each Component of the Class A-9 Securities (the "Accretion Securities" or the "Companion Securities") during the related Interest Accrual Period will not be paid to such Securities but will instead be added to the Security Principal Balance thereof and will be applied to pay principal on the Class A-7 and Class A-8 Securities to the extent described herein under "Description of the Offered Securities -- Priority of Payments." On each Payment Date after the applicable Accretion Termination Date, interest will be paid on the applicable Component of the Accretion Securities and will not be added to the Security Principal Balance thereof. In general, interest payments in respect of the Class FX Securities will be made from distributions in respect of the Group I Mortgage Loans, interest payments in respect of the Class II Securities will be made from distributions in respect of the Group II Mortgage Loans and interest payments in respect of the Subordinate Securities will be made from distributions in respect of the Mortgage Pool. The Security Interest Rates on the Offered Securities will be equal to the rates and calculations specified above. The Principal Only Securities will not be entitled to receive payments of interest. Payments of principal will be allocated among the Securities (other than the Strip Securities) as described herein. In general, payments of principal on the Class FX Securities will be made from distributions in respect of the Group I Mortgage Loans, payments of principal on the Class II Securities will be made from distributions in respect of the Group II Mortgage Loans and payments of principal on the Subordinate Securities will be made from distributions in respect of the Mortgage Pool. No principal prepayments in respect of the Group I Mortgage Loans will be paid to the holders of the Class FXA-5 Securities prior to the Payment Date occurring in October 2002 unless the Security Principal Balances of the Class FXA Securities (other than the Class FXA-5 Securities) have been reduced to zero. No scheduled principal payments or principal prepayments in respect of the Group II Mortgage Loans will be paid to the holders of the Class A-4 Securities prior to the Payment Date occurring in October 2002, unless the Security Principal Balances of the Class A Securities (other than the Class A-4 Securities) have been reduced to zero. No principal prepayments in respect of the Mortgage Loans will be paid to the holders of the Subordinate Securities prior to the Payment Date occurring in October 2002 and no principal prepayments in respect of the Mortgage Loans will be paid to the holders of the Subordinate Securities thereafter if certain criteria relating to the extent of available subordination and the delinquency and loss performance of the Mortgage Loans described herein are not satisfied, unless in either case the Class FXA Securities, with respect to prepayments in respect of the Group I Mortgage Loans, or the Class A Securities, with respect to prepayments in respect of the Group II Mortgage Loans, have been reduced to zero.

         The yields to maturity on the Strip Securities and Principal Only Securities will be extremely sensitive to the level of prepayments on the Mortgage Loans in the related Loan Group, with respect to the Class FXS and Class S Securities, and the rate of principal payments on the Class A-1 Securities, with respect to the Class A-2 Securities. The interest payable to the Class FXS Securities is based on the weighted average of the Stripped Interest Rates (as defined herein) of the Group I Premium Rate Mortgage Loans (as defined herein). The interest payable to the Class S Securities is based on the weighted average of the Stripped Interest Rates of the Group II Premium Rate Mortgage Loans (as defined herein). Therefore, the yield to maturity on the Class FXS and Class S Securities will generally decrease as a result of faster than expected prepayments on such Group I or Group II Premium Rate Mortgage Loans, respectively. The interest payable to the Class A-2 Securities is equal to the sum of the Component Principal Balances of the Class A-1 Components, multiplied by 0.65% per annum. Therefore, the yield to maturity on the Class A-2 Securities will generally decrease as a result of faster than expected principal payments on the Class A-1 Components. Prospective investors should fully consider the risks associated with an investment in the Strip Securities, including the possibility that if the rate of prepayments on the Group I or Group II Premium Rate Mortgage Loans or the related Classes of Securities, as applicable, is more rapid than anticipated, such investors may not fully recoup their initial investments. Moreover, because the principal payable with respect to the Class FXP Securities (which are entitled to receive payments of principal only) is derived from Group I Mortgage Loans with Net Rates less than 7.25% per annum, the yield to maturity on the Class FXP Securities will be adversely affected by slower than expected prepayments of such Mortgage Loans. Because the principal payable with respect to the Class P Securities (which are entitled to receive payments of principal only) is derived from Group II Mortgage Loans with Net Rates less than 7.25% per annum, the yield to maturity on the Class P Securities will be adversely affected by slower than expected prepayments of such Mortgage Loans. Because the interest payable on the Class FXS and Class S Securities and the principal distributable to the Class FXP and Class P Securities are in part derived from different Mortgage Loans within the related Mortgage Loan Group, it is possible that faster than expected prepayments with respect to the Class FXS and Class S Securities may occur at the same time as slower than expected prepayments with respect to the Principal Only Securities. See "Certain Yield and Prepayment Considerations" and "Yield Considerations with respect to the Strip Securities and Principal Only Securities" herein.

         It is a condition to the issuance of the Offered Securities that each Class of Class FXA Securities, Residual Securities and Class A Securities (other than the Class A-2 Securities) be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Duff & Phelps Credit Rating Co. ("DCR," and together with S&P, the "Rating Agencies"), that the Strip Securities and Principal Only Securities be rated "AAA" by DCR and "AAAr" by S&P, that the Class B-1 Securities be rated not lower than "AA" by DCR, that the Class B-2 Securities be rated not lower than "A" by DCR, and that the Class B-3 Securities be rated not lower than "BBB" by DCR.

         As described herein, two real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Securities for federal income tax purposes (such REMICs being referred to as the "Upper REMIC" and "Lower REMIC," respectively). The Securities (other than the Residual Securities) will constitute "regular interests" in the Upper REMIC and "REMIC Regular Bonds" for purposes of the Prospectus. The Class R and Class RP Securities will constitute the "residual interest" in the Upper REMIC and the Lower REMIC, respectively, and "Residual Bonds" for purposes of the Prospectus. The Holders of the Residual Securities will be required to report on their federal income tax returns any net income or loss of the related REMIC and may experience a highly negative after-tax return. See "Special Tax Considerations" herein.

         The Class B-2 and Class B-3 Securities will not constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because those Classes are not rated in one of the two highest rating categories by a nationally-recognized rating agency.

         The Class B-3 Securities, Strip Securities and Residual Securities may not be transferred to Plans (as defined herein), persons acting on behalf of Plans, or persons using assets of Plans (each of the foregoing, a "Plan Investor"), except as described herein. Each purchaser of a Class B-3 Security, a Strip Security or a Residual Security will be deemed to represent, by virtue of its acquisition thereof, that it is not a Plan Investor, unless such purchaser provides a Benefit Plan Opinion or, in the case of an insurance company, a representation letter as described herein. The Subordinate and Residual Securities may not be suitable investments for Plan Investors and are not offered to Plan Investors. See "ERISA Considerations" herein and "ERISA Matters" in the Prospectus. The Residual Securities are subject to additional transfer restrictions. See "Restrictions on Purchase and Transfer of the Residual Securities" herein.

         There is currently no secondary market for the Offered Securities. Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") intends to make a secondary market in the Offered Securities but has no obligation to do so. There can be no assurance that a secondary market for the Offered Securities will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity. The Offered Securities will not be listed on any securities exchange. See "Risk Factors" herein and in the Prospectus.

         The information set forth herein under "Summary of Prospectus Supplement -- The Mortgage Pool," "Description of the Mortgage Pool," "The Loan Seller" and "Pooling and Servicing Agreement -- The Master Servicer" has been provided by the Loan Seller. No representation is made by the Issuer, DLJMC, the Underwriter, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates as to the accuracy or completeness of the information provided by the Loan Seller.

         THE OFFERED SECURITIES MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS DUE TO THEIR COMPLEX NATURE. NO INVESTOR SHOULD PURCHASE THE OFFERED SECURITIES UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES.

                        ------------------------------

         No person is authorized in connection with this offering to give any information or to make any representation about the Issuer, the Loan Seller, DLJMC, the Master Servicer, the Certificate Trustee, the Indenture Trustee, the Offered Securities, or any other matter referred to herein, other than those contained in this Prospectus Supplement or the Prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by the Issuer, the Loan Seller, DLJMC, the Master Servicer, the Certificate Trustee or the Indenture Trustee. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy securities other than the Offered Securities, or an offer to sell or a solicitation of an offer to buy securities in any jurisdiction or to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.


                        ------------------------------

         THE OFFERED SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL BE PART OF A SEPARATE SERIES OF SECURITIES BEING OFFERED BY THE ISSUER PURSUANT TO ITS PROSPECTUS DATED SEPTEMBER 26, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL.

         UNTIL THE EXPIRATION OF 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                        ------------------------------


                           REPORTS TO SECURITYHOLDERS

         With respect to the Senior Securities (other than the Strip, Principal Only and Residual Securities), unless and until definitive certificates are issued, monthly reports containing information concerning the Trust and prepared by the Indenture Trustee, will be sent to Cede & Co. ("Cede"), as nominee of DTC and registered holder of such Senior Securities, pursuant to the Pooling and Servicing Agreement (as defined herein). Such reports may be available to beneficial owners of Senior Securities (other than the Strip, Principal Only and Residual Securities) in accordance with the regulations and procedures of DTC.

                        ------------------------------

         The Issuer will file with the Commission certain materials relating to the Mortgage Pool and the Offered Securities on Form 8-K. Such materials were prepared by the Underwriter for certain prospective investors, and, unless otherwise specified in such Form 8-K, the information included in such materials is subject to and is superseded by, the information set forth in this Prospectus Supplement.

                               TABLE OF CONTENTS

REPORTS TO SECURITYHOLDERS  . . . . . . . . . . . . . . . . . . . . . . .  S-6

SUMMARY OF PROSPECTUS
         SUPPLEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-8

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-25
         Limited Obligations  . . . . . . . . . . . . . . . . . . . . . . S-25
         Prepayment and Yield
                 Considerations . . . . . . . . . . . . . . . . . . . . . S-25
         Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . S-27
         Geographic Concentration of the
                  Mortgaged Premises  . . . . . . . . . . . . . . . . . . S-27
         The Status of the Mortgage Loans in
                 the Event of Insolvency  . . . . . . . . . . . . . . . . S-27

DESCRIPTION OF THE CERTIFICATES . . . . . . . . . . . . . . . . . . . . . S-27

DESCRIPTION OF THE MORTGAGE
         POOL . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .S-28
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-28
         Underwriting Standards . . . . . . . . . . . . . . . . . . . . . S-46

DESCRIPTION OF INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . S-51
         Primary Mortgage Insurance
                 Policies . . . . . . . . . . . . . . . . . . . . . . . . S-51
         Standard Hazard Insurance Policies,
                 Fire Insurance Policies and
                 Flood Insurance Policies . . . . . . . . . . . . . . . . S-51
         Title Insurance Policies . . . . . . . . . . . . . . . . . . . . S-52

ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . S-52

THE LOAN SELLER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-52

DESCRIPTION OF THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . S-53
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-53
         Book-Entry Registration  . . . . . . . . . . . . . . . . . . . . S-54
         Available Funds  . . . . . . . . . . . . . . . . . . . . . . . . S-55
         Priority of Payments . . . . . . . . . . . . . . . . . . . . . . S-55
         Interest Payments  . . . . . . . . . . . . . . . . . . . . . . . S-59
         Principal Payments . . . . . . . . . . . . . . . . . . . . . . . S-60
         Subordination and Allocation of
                 Losses . . . . . . . . . . . . . . . . . . . . . . . . . S-67
         Optional Purchase of Delinquent
                 Mortgage Loans . . . . . . . . . . . . . . . . . . . . . S-69
         Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-69
         Example of Payments on the
                 Securities . . . . . . . . . . . . . . . . . . . . . . . S-70
         Optional Redemption of the
                 Securities . . . . . . . . . . . . . . . . . . . . . . . S-71
         Special Redemption of the
                 Securities . . . . . . . . . . . . . . . . . . . . . . . S-71
CERTAIN YIELD AND PREPAYMENT
         CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . S-71
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-71
         Weighted Average Life. . . . . . . . . . . . . . . . . . . . . . S-75

YIELD CONSIDERATIONS WITH RESPECT TO THE STRIP
         SECURITIES AND PRINCIPAL
         ONLY SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . S-77

INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..S-80
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-80
         Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . S-80

POOLING AND SERVICING AGREEMENT . . . . . . . . . . . . . . . . . . . . . S-80
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-80
         Assignment of Mortgage Loans . . . . . . . . . . . . . . . . . . S-80
         The Master Servicer  . . . . . . . . . . . . . . . . . . . . . . S-82
         Servicing and Other Compensation and
                 Payment of Expenses  . . . . . . . . . . . . . . . . . . S-83
         Special Servicing Agreements . . . . . . . . . . . . . . . . . . S-84
         Events of Default  . . . . . . . . . . . . . . . . . . . . . . . S-84
         Rights Upon Event of Default . . . . . . . . . . . . . . . . . . S-84
         Limitation on Resignation of the Master

                 Servicer . . . . . . . . . . . . . . . . . . . . . . . . S-85
         Limitation on Liability of the Master
                 Servicer . . . . . . . . . . . . . . . . . . . . . . . . S-85
         Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . S-85
         The Certificate Trustee  . . . . . . . . . . . . . . . . . . . . S-86

SPECIAL TAX CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . S-86
         Residual Securityholders . . . . . . . . . . . . . . . . . . . . S-86
         Regular Securityholders  . . . . . . . . . . . . . . . . . . . . S-87

RESTRICTIONS ON PURCHASE AND TRANSFER OF THE
         RESIDUAL SECURITIES  . . . . . . . . . . . . . . . . . . . . . . S-88

UNDERWRITING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-88

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-89

LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-89

RATINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-89

LEGAL INVESTMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-90

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . S-90

INDEX OF TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-93

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. The "Index of Terms" appearing at the end of the Prospectus Supplement indicates the page number on which each definition in the Prospectus Supplement appears. The "Glossary of Principal Terms"appearing at the beginning of the Prospectus indicates the page number on which each definition in the Prospectus appears.

TITLE OF SECURITIES . . . . . . . . . . . . . . . .      Collateralized Mortgage Obligations, Series 1997-NAMC 3.

ISSUER  . . . . . . . . . . . . . . . . . . . . . .      CMC Securities Corporation IV ("CMCSC IV" or the "Issuer"). See
                                                         "The Issuer" in the Prospectus.

MASTER SERVICER . . . . . . . . . . . . . . . . . .      North American Mortgage Company ("NAMC" or the "Master
                                                         Servicer").  Notwithstanding anything to the contrary in the
                                                         Prospectus, the Master Servicer will provide all customary servicing functions with respect to the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Master Servicer
                                                         will be entitled to: (i) a monthly fee with respect to each
                                                         Mortgage Loan payable on each Payment Date in an amount equal to one-twelfth of 0.26% per annum (the "Servicing Fee Rate")
                                                         multiplied by the Scheduled Principal Balance of such Mortgage
                                                         Loan on the first day of the Due Period relating to such
                                                         Payment Date, (ii) any interest or investment income earned on funds deposited in the Custodial Account for the period ending on such Payment Date, and (iii) additional servicing
                                                         compensation described herein. See "Pooling and Servicing
                                                         Agreement -- The Master Servicer" herein.

CERTIFICATE TRUSTEE . . . . . . . . . . . . . . . .      The First National Bank of Chicago (the "Certificate Trustee").
                                                         See "Pooling and Servicing Agreement -- The Certificate
                                                         Trustee" herein.

INDENTURE TRUSTEE . . . . . . . . . . . . . . . . .      The First National Bank of Chicago, as Indenture Trustee under the Indenture.  The Indenture Trustee will also perform
                                                         securities administration functions for the Issuer under the
                                                         Indenture, including, among other things, monitoring the
                                                         amounts on deposit in the Security Account and other accounts established in accordance with the Indenture and maintained with the Indenture Trustee, calculating amounts distributable to Securityholders on each Payment Date, the preparation of and distribution to Securityholders of monthly statements and other reports as provided in the Indenture, and filing periodic
                                                         reports with the Commission.

LOAN SELLER . . . . . . . . . . . . . . . . . . . .      North American Mortgage Company (the "Loan Seller"). See "The
                                                         Loan Seller" herein.

CUT-OFF DATE  . . . . . . . . . . . . . . . . . . .      September 1, 1997.

CLOSING DATE  . . . . . . . . . . . . . . . . . . .      On or about September 30, 1997.

PAYMENT DATE  . . . . . . . . . . . . . . . . . . .      The 25th day of each month, or if such day is not a business day, then the next succeeding business day, beginning in
                                                         October 1997 (each, a "Payment Date").

RECORD DATE . . . . . . . . . . . . . . . . . . . .      With respect to each Payment Date, the "Record Date" is the last business day of the month preceding the month in which such Payment Date occurs.

DUE PERIOD  . . . . . . . . . . . . . . . . . . . .      With respect to each Payment Date, the "Due Period" is the period commencing on the second day of the month preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

PREPAYMENT PERIOD . . . . . . . . . . . . . . . . .      With respect to each Payment Date and (i) each prepayment in full, the related "Prepayment Period" commences on the 15th day of the month preceding the month in which such Payment Date occurs (or in the case of the first Payment Date, commencing on the day after the Cut-off Date) and ends on the 14th day of the month in which such Payment Date occurs, and (ii) each partial prepayment, the "Prepayment Period" is the month preceding the month in which such Payment Date occurs.

DESIGNATIONS:

  Class FXA Securities  . . . . . . . . . . . . . .      Class FXA-1, Class FXA-2, Class FXA-3, Class FXA-4, Class FXA-
                                                         5, Class FXA-6 and Class FXA-7 Securities.

  Class A Securities  . . . . . . . . . . . . . . .      Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class-A-
                                                         6, Class A-7, Class A-8 and Class A-9 Securities.

  Principal Only Securities   . . . . . . . . . . .      Class FXP and Class P Securities.

  Strip Securities  . . . . . . . . . . . . . . . .      Class FXS, Class S and Class A-2 Securities.

  Class FX Securities   . . . . . . . . . . . . . .      Class FXA, Class FXP, Class FXS and Residual Securities.

  Class II Securities   . . . . . . . . . . . . . .      Class A, Class P and Class S Securities.

  Subordinate Securities  . . . . . . . . . . . . .      Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and
                                                         Class B-6 Securities.

  Residual Securities   . . . . . . . . . . . . . .      Class R and Class RP Securities.

  Senior Securities   . . . . . . . . . . . . . . .      Class FXA, Class A, Principal Only, Strip and Residual
                                                         Securities.

  Accretion-Directed Securities
     and TAC Securities   . . . . . . . . . . . . .      Class A-7 and Class A-8 Securities.

  PAC Securities  . . . . . . . . . . . . . . . . .      Class A-1 Securities (including Class A-1 Component 1 and Class
                                                         A-1 Component 2).

  Accretion Securities and Companion Securities   .      Class A-9 Securities (including Class A-9 Component 1 and Class
                                                         A-9 Component 2).

  Component Securities  . . . . . . . . . . . . . .      Class A-1, Class A-2 and Class A-9 Securities.

  Class FXA-5 Lockout Securities  . . . . . . . . .      Class FXA-5 Securities.

  Class A-4 Lockout Securities  . . . . . . . . . .      Class A-4 Securities.

  Lockout Securities  . . . . . . . . . . . . . . .      Class FXA-5 Lockout Securities and Class A-4 Lockout
                                                         Securities.

  Offered Securities  . . . . . . . . . . . . . . .      Senior, Class B-1, Class B-2 and Class B-3 Securities.

  Offered Subordinate Securities  . . . . . . . . .      Class B-1, Class B-2 and Class B-3 Securities.

  Non-Offered Subordinate Securities  . . . . . . .      Class B-4, Class B-5 and Class B-6 Securities.

DENOMINATIONS . . . . . . . . . . . . . . . . . . .      The Class FXA-6, Class FXA-7, Class A-3, Class A-6 and
                                                         Principal Only Securities will be issued in minimum
                                                         denominations of $1,000 and integral multiples of $1,000 in excess thereof.  The Class FXA-1, Class FXA-2, Class FXA-3,
                                                         Class FXA-4, Class FXA-5, Class A-1, Class A-4, Class A-5,
                                                         Class A-7, Class A-8, Class A-9 and Offered Subordinate
                                                         Securities will be issued in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof.  The
                                                         Residual Securities will be issued in minimum denominations of
                                                         $10 and integral multiples of $1.00 in excess thereof.  The
                                                         Strip Securities will be issued in minimum initial Notional
                                                         Amounts (as defined herein) of $1.00 and integral multiples of
                                                         $1.00 in excess thereof.  In addition, one Security of each
                                                         Class may be issued evidencing the sum of an authorized
                                                         denomination thereof and the remainder of the aggregate initial
                                                         Security Principal Balance of such Class.

REGISTRATION  . . . . . . . . . . . . . . . . . . .      Each Class of Class FXA Securities, Class A Securities, and the
                                                         Offered Subordinate Securities will be Book-Entry Securities represented by a Security registered in the name of Cede & Co., as nominee of DTC.  No person acquiring a beneficial interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Security in certificated form, except under the limited circumstances described herein.  For each
                                                         Security held by DTC, DTC will effect payments to and transfers of the related Book-Entry Securities among the respective
                                                         Beneficial Owners by means of its electronic record keeping services, acting through organizations that participate in DTC.
                                                         This arrangement may result in certain delays in receipt of payments by Beneficial Owners and may restrict a Beneficial
                                                         Owner's ability to pledge the Securities beneficially owned by
                                                         it.  All references in this Prospectus Supplement to the Book-
                                                         Entry Securities reflect the rights of Beneficial Owners of such Securities only as such rights may be exercised through
                                                         DTC and its participating organizations so long as such
                                                         Securities are held by DTC.  The Principal Only, Class FXS,
                                                         Class S and Residual Securities will be offered in registered and certificated form.  See "Description of the Securities --
                                                         Book-Entry Registration"  and "Description of Book-Entry
                                                         Procedures" herein and "Description of the Bonds -- Book Entry
                                                         Registration" in the Prospectus.

THE MORTGAGE POOL . . . . . . . . . . . . . . . . .      Based solely upon information provided by the Loan Seller, the
                                                         Mortgage Loans will have the characteristics described herein.

                                                         The Mortgage Pool will consist of Mortgage Loans with an
                                                         aggregate principal balance as of the Cut-off Date of
                                                         approximately $281,194,913.  The Mortgage Loans are secured by first liens on fee simple and leasehold interests in one- to four-family residential real properties (each, a "Mortgaged
                                                         Premises") and have original terms to maturity from the due dates of their first scheduled monthly payment of interest and principal (each such payment, a "Monthly Payment") of not more than 30 years.  All of the Mortgage Loans have Monthly Payments due on the first day of each month.

                                                         The Group I Mortgage Loans will consist of a pool of
                                                         approximately 982 Mortgage Loans with an aggregate principal balance as of the Cut-off Date of approximately $149,257,138
                                                         (representing approximately 53.08% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date), with Note
                                                         Rates ranging from approximately 7.375% to 10.000% per annum.
                                                         The Group II Mortgage Loans will consist of a pool of
                                                         approximately 521 Mortgage Loans with an aggregate principal balance as of the Cut-off Date of approximately $131,937,775
                                                         (representing approximately 46.92% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date), with Note
                                                         Rates ranging from approximately 6.750% to 9.125% per annum.

                                                         See "Description of the Mortgage Pool" herein for a further description of certain characteristics of the Mortgage Loans.

                                                         As of the Cut-off Date, none of the Mortgage Loans were thirty days or more delinquent in their Monthly Payments.  As of the
                                                         Cut-off Date, none of the Mortgage Loans will have been thirty days or more delinquent in their Monthly Payments more than once during the twelve months preceding the Closing Date except for one Mortgage Loan with a Cut-off Date balance of
                                                         $80,496.92, and no Mortgage Loan had been sixty or more days delinquent.

THE OFFERED SECURITIES  . . . . . . . . . . . . . .      The Offered Securities will be issued pursuant to an Indenture to be dated as of September 1, 1997, as supplemented by a
                                                         Series 1997-NAMC 3 Supplement dated September 30, 1997
                                                         (collectively, the "Indenture"), between the Issuer and the
                                                         Indenture Trustee.  The Security Interest Rates and approximate initial principal balances of the Securities  (each, a
                                                         "Security Principal Balance") as of the Cut-off Date are set
                                                         forth on the cover page hereof.

INTEREST PAYMENTS . . . . . . . . . . . . . . . . .      Interest in respect of each Class of Securities (other than the
                                                         Principal Only Securities and, through the related Accretion
                                                         Termination Date, the Companion Securities), will be paid
                                                         monthly on each Payment Date, commencing in October 1997.  With respect to each Payment Date, an amount of interest will accrue on each Class of Securities during each Interest Accrual Period
                                                         (defined below) at a rate generally equal to 1/12th of the applicable Security Interest Rate for such Class multiplied by the related Security Principal Balance or Notional Amount, as applicable.  All interest payments in respect of each Class of
                                                         Securities will generally be made only to the extent of
                                                         Available Funds for the related Mortgage Loan Group as
                                                         described herein under "Description of the Securities --
                                                         Priority of Payments."

                                                         On each Payment Date through the applicable Accretion
                                                         Termination Date (defined herein), interest accrued on the
                                                         Companion Securities will not be paid on such securities but will instead be added to the Security Principal Balance of the
                                                         Companion Securities and will be applied to pay principal on the Class A-7 and Class A-8 Securities to the extent described herein under "Description of the Offered Securities -- Priority of Payments."  On each Payment Date after the applicable
                                                         Accretion Termination Date, interest will be paid on the
                                                         Companion Securities and will not be added to the Security
                                                         Principal Balance thereof.

                                                         For each Payment Date, the "Interest Accrual Period" for each
                                                         Class of Securities is the calendar month preceding such
                                                         Payment Date.

                                                         As of any Payment Date, the "Class FXS Notional Amount" will equal the product of (x) the aggregate Scheduled Principal
                                                         Balance, as of the second preceding Due Date after giving
                                                         effect to payments scheduled to be received as of such Due
                                                         Date, whether or not received, or with respect to the initial
                                                         Payment Date, as of the Cut-off Date, of Group I Mortgage Loans
                                                         having Net Rates in excess of 7.25% per annum (the "Group
                                                         I Premium Rate Mortgage Loans") and (y) a fraction, the
                                                         numerator of which is the weighted average of the Stripped
                                                         Interest Rates (as defined herein) for the Group I Premium Rate
                                                         Mortgage Loans and the denominator of which is 7.25%. The Class
                                                         FXS Notional Amount as of the Cut-off Date will be
                                                         approximately $22,244,414.  The "Stripped Interest Rate" for each Group I Mortgage Loan is the excess of the Net Rate for such Mortgage Loan over 7.25% per annum.

                                                         As of any Payment Date, the "Class S Notional Amount" will equal the product of (x) the aggregate Scheduled Principal
                                                         Balance, as of the second preceding Due Date after giving
                                                         effect to payments scheduled to be received as of such Due
                                                         Date, whether or not received, or with respect to the initial
                                                         Payment Date, as of the Cut-off Date, of Group II Mortgage
                                                         Loans having Net Rates in excess of 7.25% per annum (the "Group
                                                         II Premium Rate Mortgage Loans") and (y) a fraction, the
                                                         numerator of which is the weighted average of the Stripped
                                                         Interest Rates (as defined herein) for the Group II Premium
                                                         Rate Mortgage Loans and the denominator of which is 7.25%. The
                                                         Class S Notional Amount as of the Cut-off Date will be
                                                         approximately $8,500,913.  The "Stripped Interest Rate" for each Group II Mortgage Loan is the excess of the Net Rate for such Mortgage Loan over 7.25% per annum.

                                                         As of any Payment Date, the "Class A-2 Notional Amount" will equal the sum of (A) the product of (x) 8.9655172309% and (y)
                                                         the Component Principal Balance of the Class A-1 Component 1,
                                                         and (B) the product of (x) 8.9655172309% and (y) the Component
                                                         Principal Balance of the Class A-1 Component 2.  The Class A-2
                                                         Notional Amount as of the Cut-off Date will be approximately
                                                         $2,063,265.

                                                         As used herein, "Notional Amount" refers to the Class FXS
                                                         Notional Amount, Class S Notional Amount and the Class A-2
                                                         Notional Amount.  References herein to the Notional Amount in respect of such Strip Securities are used solely for certain calculations and do not represent the right of the holders of such Strip Securities to receive payments of such amount.

                                                         See "Description of the Securities -- Interest Payments"
                                                         herein.

PRINCIPAL PAYMENTS  . . . . . . . . . . . . . . . .      On each Payment Date, to the extent of the Available Funds with respect to each Mortgage Loan Group, amounts in respect of principal will be paid to the holders of the Offered Securities
                                                         (other than the Strip Securities) as provided herein under
                                                         "Description of the Securities -- Principal Payments."

                                                         The Strip Securities are "interest only" securities and are not entitled to principal payments.

ADVANCES  . . . . . . . . . . . . . . . . . . . . .      The Master Servicer is required to make advances ("Advances")
                                                         in respect of delinquent payments of principal and interest
                                                         (net of the related Servicing Fees) on the Mortgage Loans, subject to the limitations described herein. Such Advances are reimbursable to the Master Servicer prior to payments to the
                                                         Securityholders, as described under the heading "Description of
                                                         Securities -- Advances" herein. The Certificate Trustee will be obligated to make any such Advance only to the limited extent provided in the Pooling and Servicing Agreement.  See
                                                         "Description of the Securities -- Advances" herein.

ALLOCATION OF LOSSES;
  SUBORDINATION   . . . . . . . . . . . . . . . . .      None of the Offered Securities, the Certificates or the
                                                         Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by the Issuer, CMC, CCC, DLJMC, the Master Servicer, the Loan Seller, the Certificate Trustee,
                                                         the Indenture Trustee, the Underwriter  or any of their
                                                         respective affiliates.  Subject to the limitations described below, Realized Losses on the Mortgage Loans will be allocated, in each case until the applicable Security Principal Balances have been reduced to zero, first, to the Non-Offered
                                                         Subordinate Securities in reverse numerical order; second, to the Class B-3 Securities; third, to the Class B-2 Securities;
                                                         fourth, to the Class B-1 Securities; and fifth, to the
                                                         outstanding Classes of Senior Securities in the manner
                                                         described herein; provided, however, that (i) if the loss is recognized with respect to a Group I Discount Mortgage Loan, the Class FXP Fraction of such loss

                                                         will first be allocated to the Class FXP Securities and the remainder of such loss will be allocated as described above;
                                                         (ii) if the loss is recognized with respect to a Group II
                                                         Discount Mortgage Loan, the Class P Fraction of such loss will first be allocated to the Class P Securities and the remainder of such loss will be allocated as described above; and (iii)
                                                         only a certain specified amount of Special Hazard Losses, Fraud
                                                         Losses and Mortgagor Bankruptcy Losses will be allocated solely to the Subordinate Securities, following which such losses will be allocated among all outstanding Classes of Securities on a pro rata basis. See "Description of the Securities --
                                                         Subordination and Allocation of Losses" herein.

                                                         All of the foregoing amounts are subject to periodic reduction as described herein. In the event that the Security Principal
                                                         Balances of the Subordinate Securities are reduced to zero, all additional losses on the Group I Mortgage Loans and the
                                                         Group II Mortgage Loans will be allocated among the Class FX
                                                         Securities and the Class II Securities, respectively, as
                                                         described herein.

                                                         Notwithstanding that losses on the Mortgage Loans in a given
                                                         Mortgage Loan Group may only be allocated to the related Senior
                                                         Securities (except for Excess Special Hazard Losses, Excess
                                                         Fraud Losses, Excess Bankruptcy Losses and Extraordinary
                                                         Losses), the allocation to the Subordinate Securities of losses on the Mortgage Loans in a given  Mortgage Loan Group will increase the likelihood that losses may be allocated to the
                                                         Senior Securities relating to the other Mortgage Loan Group.

SHIFTING OF INTERESTS . . . . . . . . . . . . . . .      The Senior Securities entitled to principal, other than the
                                                         Lockout Securities, will receive 100% of the principal
                                                         prepayments received in respect of the Mortgage Loans in the related Mortgage Loan Group until at least the fifth
                                                         anniversary of the first Payment Date. During the next four years, the Senior Securities, other than the Lockout
                                                         Securities, generally will receive a disproportionately large, but decreasing, share of principal prepayments received in respect of the Mortgage Loans in the related Mortgage Loan
                                                         Group.  This will result in an acceleration of the amortization of the Senior Securities, other than the Lockout Securities, subject to the priorities described in "Description of the
                                                         Securities -- Principal Payments" herein, enhancing the
                                                         likelihood that holders of such Classes of Securities will be paid the full amount of principal to which they are entitled.

NON-OFFERED SUBORDINATE SECURITIES  . . . . . . . .      The Class B-4, Class B-5 and Class B-6 Securities each have a
                                                         Security Interest Rate equal to 7.25% per annum for each
                                                         Payment Date and have an initial aggregate Security Principal
                                                         Balance of approximately $2,952,549.

OPTIONAL REDEMPTION . . . . . . . . . . . . . . . .      At its option, the Master Servicer may, upon giving written notice to the Issuer, the Certificate Trustee and the Indenture
                                                         Trustee, repurchase from the trust established by the Pooling
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                                                         and Servicing Agreement (the "Trust") all of the remaining
                                                         Mortgage Loans, and thereby effect an early termination of the
                                                         Certificates and redemption of the Securities, on any Payment
                                                         Date when the aggregate outstanding principal balance of the
                                                         Mortgage Loans is equal to or less than 5% of the aggregate outstanding principal balance of the Mortgage Loans as of the
                                                         Cut-off Date (any such Payment Date is referred to herein as an
                                                         "Optional Redemption Date").  If the Master Servicer does not so elect to repurchase the Mortgage Loans on an Optional
                                                         Redemption Date, the Issuer may, at its option, upon giving notice to the Master Servicer, the Certificate Trustee and the
                                                         Indenture Trustee, repurchase the Mortgage Loans from the Trust and effect an early retirement of the Certificates and an early redemption of the Securities.  Upon such optional repurchase, the Trust Estate will terminate and any remaining assets in the
                                                         Trust Estate shall be released to the repurchasing party.  See
                                                         "Pooling and Servicing Agreement -- Termination" herein.

SPECIAL PREPAYMENT
  CONSIDERATIONS  . . . . . . . . . . . . . . . . .      GENERAL: The rate of principal payments on the Offered
                                                         Securities will depend on, among other things, the rate and timing of principal payments (including prepayments,
                                                         repurchases, defaults and liquidations) on the Mortgage Loans.
                                                         As is the case with mortgage-backed securities generally, the
                                                         Offered Securities are subject to substantial inherent cash-
                                                         flow uncertainties because the Mortgage Loans may be prepaid at any time.  Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease in
                                                         subsequent periods, resulting in a reduced return of principal to investors at a time when reinvestment at such higher
                                                         prevailing rates would be desirable.  Conversely, when
                                                         prevailing interest rates decline, prepayment rates on mortgage loans tend to increase in subsequent periods, resulting in an accelerated return of principal to investors at a time when reinvestment at comparable yields may not be possible.

                                                         Therefore, a higher than anticipated rate of principal payments
                                                         (including principal prepayments) and liquidations in a
                                                         Mortgage Loan Group could result in a lower than expected yield to maturity on any related Class of Securities purchased at a premium.  Conversely, a lower than anticipated rate of
                                                         principal payments (including principal prepayments) and
                                                         liquidations in a Mortgage Loan Group could result in a lower than expected yield to maturity on any related Class of
                                                         Securities purchased at a discount.  Except as described herein under "Description of the Securities -- Principal Payments --
                                                         Cross-Collateralization," principal payments to the Class FX
                                                         Securities and Class II Securities relate to principal payments in respect of the Group I Mortgage Loans and the Group II
                                                         Mortgage Loans, respectively, and principal payments to the
                                                         Subordinate Securities relate to principal payments in respect of both the Group I Mortgage Loans and the Group II Mortgage
                                                         Loans.
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                                                         PRINCIPAL ONLY SECURITIES: Because the principal payable with respect to the Class FXP Securities (which are entitled to receive payments of principal only) is derived from Group I
                                                         Mortgage Loans with Net Rates of less than 7.25% per annum, the yield to maturity on the Class FXP Securities will be adversely affected by slower than expected prepayments of such Mortgage
                                                         Loans.  Similarly, because the principal payable with respect to the Class P Securities (which are entitled to receive
                                                         payments of principal only) is derived from Group II Mortgage
                                                         Loans with Net Rates less than 7.25% per annum, the yield to maturity on the Class P Securities will be adversely affected by slower than expected prepayments of such Mortgage Loans.
                                                         Because the interest payable on the Class FXS and Class S
                                                         Securities and the principal distributable to the Class FXP and
                                                         Class P Securities are, for the most part, derived from
                                                         different Mortgage Loans within the related Mortgage Loan
                                                         Group, it is possible that faster than expected prepayments with respect to the Class FXS and Class S Securities may occur at the same time as slower than expected prepayments with
                                                         respect to the Principal Only Securities.  See "Risk Factors,"
                                                         "Certain Yield and Prepayment Considerations" and "Yield
                                                         Considerations with respect to the Strip Securities and
                                                         Principal Only Securities" herein.

                                                         LOCKOUT SECURITIES: The Class FXA-5 Lockout Securities and
                                                         Class A-4 Lockout Securities will not be entitled to receive any principal prepayments in respect of the Mortgage Loans until the Payment Date occurring in October 2002 unless the
                                                         Security Principal Balance of the Class FXA Securities (other than the Class FXA-5 Lockout Securities) or Class A Securities
                                                         (other than the Class A-4 Lockout Securities), as appropriate, have been reduced to zero.  Therefore, the Lockout Securities will not be entitled to receive the disproportionate allocation of principal prepayments that the other Class FXA and Class A
                                                         Securities are entitled to receive unless the Security
                                                         Principal Balances of such other Senior Securities have been reduced to zero.

                                                         In addition, the Class A-4 Lockout Securities will not be
                                                         entitled to receive any scheduled principal payments in respect of the Mortgage Loans until the Payment Date occurring in
                                                         October 2002 unless the Security Principal Balance of the Class
                                                         A Securities (other than the Class A-4 Lockout Securities) has been reduced to zero.

                                                         SEQUENTIALLY PAYING CLASSES: All Classes of Class FXA and Class
                                                         A Securities are subject to various priorities for payment of principal, as described herein.  Principal payments on the
                                                         Classes of Class FXA and Class A Securities having an earlier priority of payment will be affected by the rates of prepayment of the Mortgage Loans in the related Mortgage Loan Group early in the life of the Mortgage Pool.  The timing of commencement of principal payments and the weighted average lives of the
                                                         Classes of Class FXA and Class A Securities with a later
                                                         priority of payment will be affected by
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                                                         the rates of prepayment experienced both before and after the commencement of principal payments on such Classes.

                                                         STRIP SECURITIES: The Notional Amounts, and therefore the
                                                         amount of interest payments on the Classes of Strip Securities, will be highly sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) in respect of the Group I or Group II Premium
                                                         Rate Mortgage Loans, with respect to the Class FXS and Class S
                                                         Securities, and of principal payments on the Class A-1
                                                         Securities, with respect to the Class A-2 Securities.  See "--
                                                         Special Yield Considerations" below, "Risk Factors," "Certain
                                                         Yield and Prepayment Considerations" and "Yield Considerations
                                                         with respect to the Strip Securities and the Principal Only
                                                         Securities" herein.

                                                         TAC SECURITIES: The weighted average lives of the TAC
                                                         Securities will be more sensitive to fluctuations in the rate of principal prepayments on the Group II Mortgage Loans than will the weighted average lives of the PAC Securities, as
                                                         described herein.  See "Risk Factors -- Prepayment and Yield
                                                         Considerations" and "Certain Yield and Prepayment
                                                         Considerations -- General -- TAC Securities" herein.

                                                         COMPANION SECURITIES: The weighted average life of the
                                                         Companion Securities will be more sensitive to fluctuations in the rate of principal prepayments on the Group II Mortgage
                                                         Loans than will the weighted average lives of the PAC
                                                         Securities and the TAC Securities, as described herein.  See
                                                         "Risk Factors -- Prepayment and Yield Considerations" and
                                                         "Certain Yield and Prepayment Considerations -- General --
                                                         Companion Securities" herein.

                                                         CLASSES WITH SUBORDINATION FEATURES: As described herein,
                                                         during certain periods all or a disproportionately large
                                                         percentage of principal prepayments on the Mortgage Loans will be allocated among the Class FXA and Class A Securities (other than the related Lockout Securities), and therefore, during certain periods no principal prepayments or, relative to the related Subordinate Percentage (as defined herein), a
                                                         disproportionately small percentage of such prepayments will be paid to the Subordinate Securities.  To the extent that no principal prepayments or a disproportionately small percentage of such prepayments are paid to the Subordinate Securities, the weighted average lives of the Subordinate Securities will be extended and, as a relative matter, the Subordination afforded to the Senior Securities by the Subordinate Securities will be increased (to the extent not otherwise offset by Realized
                                                         Losses).

                                                         See "Description of the Securities -- Principal Payments,"
                                                         "Certain Yield and Prepayment Considerations" and "Yield
                                                         Considerations with respect to the Strip Securities and
                                                         Principal Only Securities" herein, and see "Risk Factors --
                                                         Prepayment and Yield Considerations" in the Prospectus.
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SPECIAL YIELD
  CONSIDERATIONS  . . . . . . . . . . . . . . . . .      GENERAL: The yield to maturity on each Class of Offered
                                                         Securities will depend on, among other things, the rate and timing of principal payments (including prepayments,
                                                         repurchases, defaults and liquidations) in respect of the
                                                         Mortgage Loans and the allocation thereof to reduce the
                                                         Security Principal Balance (or the Notional Amount) of such
                                                         Class of Securities.  The yield to maturity on each Class of
                                                         Offered Securities also will depend on other factors such as the related Security Interest Rate and the purchase price for such Securities.  The yield to investors on any Class of
                                                         Offered Securities entitled to interest will be adversely
                                                         affected by any allocation thereto of any Prepayment Interest
                                                         Shortfalls on the Mortgage Loans to the extent not covered by payments by the Master Servicer as described herein.

                                                         In general, if a Class of Offered Securities is purchased at a premium and principal payments on the Mortgage Loans occur at a rate faster than assumed at the time of purchase, the
                                                         investor's actual yield to maturity will be lower than
                                                         originally anticipated.  Conversely, if a Class of Offered
                                                         Securities is purchased at a discount and principal payments on the Mortgage Loans occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than originally anticipated.

                                                         Payments of interest on the Securities entitled to interest payments on any Payment Date will include interest accrued thereon through the last day of the month preceding the month in which such Payment Date occurs.  The effective yield to the holders of such Securities will be lower than the yield
                                                         otherwise produced by the applicable Security Interest Rates and purchase prices because (i) interest will not be paid on such Securities until the 25th day (or, if such day is not a business day, then on the next succeeding business day) of the month following the month in which such interest accrues on the
                                                         Securities, and (ii) during the first twenty-four calendar days of each calendar month after the Closing Date, interest accrues on a principal amount (or notional amount, as applicable) that is less than the principal amount (or notional amount, as
                                                         applicable) of such Class of Securities actually outstanding because the principal payment, or allocation of losses, made
                                                         (or the reduction in the respective notional amount) on the
                                                         Payment Date occuring during each such calendar month is
                                                         assumed to have been made (or reduced), for interest accrual purposes only, at the end of the preceding calendar month.

                                                         STRIP SECURITIES: The yield to investors on the Class FXS and
                                                         Class S Securities will be extremely sensitive to the rate and timing of principal payments on the Group I or Group II Premium
                                                         Rate Mortgage Loans (including prepayments, repurchases,
                                                         defaults and liquidations), as applicable, which may fluctuate significantly over time.  A rapid rate of principal payments on the Mortgage Loans in the related Mortgage Loan Group could result in the failure of investors in the Class FXS
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                                                         and Class S Strip Securities to fully recoup their initial investment.  The yield on the Class FXS and Class S Securities will also be materially and adversely affected if the Group I or Group II Premium Rate Mortgage Loans, as applicable,
                                                         experience a high rate of defaults and liquidations.  In
                                                         addition to the foregoing, the yield on the Class FXS and Class
                                                         S Securities will be materially and adversely affected to a greater extent than the yields on the other Classes of Offered
                                                         Securities if the Group I or Group II Premium Rate Mortgage
                                                         Loans, as applicable, with higher Net Rates prepay faster than such Mortgage Loans with lower Net Rates, because holders of the Class FXS and Class S Securities generally will have rights to relatively larger portions of interest payments on the Group
                                                         I or Group II Premium Rate Mortgage Loans, as applicable, with higher Net Rates than on the Mortgage Loans in the related
                                                         Mortgage Loan Groups with lower Net Rates.  The yield to
                                                         investors on the Class A-2 Securities will be extremely
                                                         sensitive to the rate and timing of principal payments on the
                                                         Class A-1 Components.  A rapid rate of principal payments on the Class A-1 Components could result in the failure of
                                                         investors in the Class A-2 Securities to fully recoup their initial investment.

                                                         TAC SECURITIES. The weighted average lives of the TAC
                                                         Securities will be more sensitive to fluctuations in the rate of principal prepayments on the Group II Mortgage Loans than will the weighted average lives of the PAC Securities, as
                                                         described herein.  See "Risk Factors -- Prepayment and Yield
                                                         Considerations" and "Certain Yield and Prepayment
                                                         Considerations -- General -- TAC Securities" herein.

                                                         COMPANION SECURITIES: The weighted average life of the
                                                         Companion Securities will be more sensitive to fluctuations in the rate of principal prepayments on the Group II Mortgage
                                                         Loans than will the weighted average lives of the PAC
                                                         Securities and the TAC Securities, as described herein.  See
                                                         "Risk Factors -- Prepayment and Yield Considerations" and
                                                         "Certain Yield and Prepayment Considerations -- General --
                                                         Companion Securities" herein.

                                                         CLASSES WITH SUBORDINATION FEATURES: The yield to maturity on the Subordinate Securities will be extremely sensitive to
                                                         certain losses on the Mortgage Loans (and the timing thereof)
                                                         to the extent such losses are not covered by the Subordinate
                                                         Securities that are subordinate thereto.  See "Certain Yield and Prepayment Considerations" herein and "Risk Factors --
                                                         Prepayment and Yield Considerations" in the Prospectus.

                                                         RESIDUAL SECURITIES: The Class R and Class RP Securities, which represent the residual interests in the Upper REMIC and the
                                                         Lower REMIC, respectively, may experience a highly negative after tax return.  See "Special Tax Considerations" herein.
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CERTAIN FEDERAL INCOME
  TAX CONSEQUENCES  . . . . . . . . . . . . . . . .      For federal income tax purposes, elections will be made to treat the segregated pool of assets comprising the Trust as two separate real estate mortgage investment conduits (each a
                                                         "REMIC," and respectively, the "Upper REMIC" and "Lower
                                                         REMIC").  Upon the issuance of the Offered Securities, Andrews
                                                         & Kurth L.L.P., counsel to the Issuer, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Indenture and the Pooling and Servicing
                                                         Agreement, for federal income tax purposes, each of the REMICs will qualify as a REMIC within the meaning of Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").
                                                         For federal income tax purposes, the Senior Securities (other than the Residual Securities) and the Subordinate Securities will be designated as the "regular interests" in the Upper
                                                         REMIC, and the Class R and Class RP Securities will be
                                                         designated as the "residual interests" in the Upper REMIC and the Lower REMIC, respectively.

                                                         Because the Senior Securities (other than the Residual
                                                         Securities) and the Subordinate Securities will be considered
                                                         REMIC regular interests, they will be taxable debt obligations under the Code, and interest paid or accrued on such
                                                         Securities, including any original issue discount, will be taxable to the holders of such Securities in accordance with the accrual method of accounting, regardless of such
                                                         Securityholder's usual method of accounting.  It is expected that the Class FXP, Class FXS, Class P, Class S and Class A-2
                                                         Securities will be treated as having been issued with original issue discount for federal income tax purposes.  Each of the other Classes of Offered Securities bears interest at a
                                                         qualified stated rate and, therefore, will be issued with
                                                         original issue discount only if its stated principal amount exceeds its issue price by more than a de minimis amount.  See
                                                         "Certain Federal Income Tax Consequences -- REMIC Bonds --
                                                         Taxation of Regular Bonds -- Original Issue Discount" in the
                                                         Prospectus.  The prepayment assumption that should be used in determining the rate of accrual of original issue discount, if any, with respect to the Offered Securities is 250% of the
                                                         Basic Prepayment Assumption, as defined herein.  However, no representation is made herein as to the rate at which
                                                         prepayments actually will occur.  See "Certain Yield and
                                                         Prepayment Considerations" herein.

                                                         For federal income tax purposes, the Offered Securities
                                                         generally will be treated as "regular or residual interests in a REMIC" for domestic building and loan associations and as
                                                         "real estate assets" for real estate investment trusts
                                                         ("REITs"), subject to the limitations  described in "Certain
                                                         Federal Income Tax Consequences" in the Prospectus.  Similarly,
                                                         interest on the Offered Securities will be considered "interest on obligations secured by mortgages on real property" for
                                                         REITs, subject to the limitations  described in "Certain
                                                         Federal Income Tax Consequences" in the Prospectus.
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                                                         For further information regarding the federal income tax
                                                         consequences of investing in the Offered Securities see
                                                         "Certain Federal Income Tax Consequences" in the Prospectus.

FEDERAL INCOME TAX ASPECTS
  OF RESIDUAL SECURITIES  . . . . . . . . . . . . .      The Residual Securities generally will be treated in the same manner as the other Offered Securities for the various
                                                         qualification purposes referred to above, but generally will not be treated as evidences of indebtedness for federal income tax purposes.  Instead, the Class R and Class RP Securities will be considered as representing the right to the net income or loss of the Upper REMIC and the Lower REMIC, respectively.
                                                         Holders of the Residual Securities will be required to report, and will be taxed on, their pro rata shares of such income or loss, and such requirements will continue until there are no
                                                         Securities of any Class outstanding, even though such
                                                         Securityholders previously may have received full payment of their stated interest and principal.  Furthermore, the taxable income of Residual Securityholders attributable to the Residual
                                                         Securities may exceed the principal and interest payments
                                                         received by such Securityholders with respect to such
                                                         Securities during the corresponding period, which could result in a highly negative after-tax return for such Securityholders.
                                                         See "Special Tax Considerations" herein.

                                                         The Upper REMIC and the Lower REMIC may generate income, a portion of which will be treated as "excess inclusion" income.
                                                         Such excess inclusion income (a) is taxable to a tax- exempt
                                                         Class R and Class RP Securityholder, as applicable, as
                                                         unrelated business taxable income ("UBTI"), (b) in the case of foreign holders, is subject to withholding tax at a rate of 30%
                                                         (regardless of any statutory or treaty exemptions or rate
                                                         reduction that otherwise would apply), and (c) generally cannot be offset by any net operating losses or current deductions of
                                                         Residual Securityholders.  Consequently, Residual
                                                         Securityholders may experience an after-tax return that is highly negative.  Furthermore, Residual Securityholders who are individuals, estates or trusts may be subject to limitations on the deductibility of administrative expenses of the Upper REMIC or Lower REMIC, as applicable, for purposes of determining their taxable income and alternative minimum taxable income.

                                                         Furthermore, the Treasury regulations relating to REMICs (the
                                                         "REMIC Regulations") provide that certain transfers of
                                                         noneconomic residual interests ("NERDs") and residual interests that have tax avoidance potential ("TAPRIs") will be
                                                         disregarded for federal income tax purposes.  It is expected that the Class R Securities will constitute NERDs and TAPRIs for purposes of the REMIC Regulations on the Closing Date.  A transferor of a Residual Security should consult with its tax advisor to determine whether the Residual Securities would be considered a NERD or a TAPRI at the time of the transfer
                                                         thereof for purposes of the REMIC Regulations.  See "Special
                                                         Tax Considerations" herein.
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                                                         THE CLASS R AND CLASS RP SECURITIES REPRESENT THE RESIDUAL
                                                         INTEREST IN THE UPPER REMIC AND LOWER REMIC, RESPECTIVELY, AND
                                                         MAY EXPERIENCE A HIGHLY NEGATIVE AFTER-TAX RETURN.
                                                         ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR
                                                         OWN TAX ADVISORS AND CONSIDER THE AFTER-TAX EFFECT OF OWNERSHIP
                                                         OF A RESIDUAL SECURITY AND THE SUITABILITY OF THE RESIDUAL
                                                         SECURITIES TO THEIR INVESTMENT OBJECTIVES.

RESTRICTIONS ON PURCHASE
  AND TRANSFER OF RESIDUAL
  SECURITIES  . . . . . . . . . . . . . . . . . . .      The Residual Securities are not offered for sale to tax-exempt organizations that are "disqualified organizations" as defined in "Certain Federal Income Tax Consequences -- Special Tax
                                                         Considerations Applicable to Residual Bonds --  Restrictions on
                                                         Transfer of a Residual Bond" in the Prospectus.  In addition, there are limitations on transfers to a Plan or Plan Investor
                                                         (each as defined herein).  Finally, none of the Residual
                                                         Securities nor any beneficial interest therein may be sold or otherwise transferred except upon delivery to the Indenture
                                                         Trustee of the certificates, affidavits and other agreements described herein.  See "Certain Federal Income Tax Consequences
                                                         -- REMIC Bonds -- Special Tax Considerations Applicable to
                                                         Residual Bonds -- Restrictions on Transfer of a Residual Bond"
                                                         in the Prospectus and "Restrictions on Purchase and Transfer of
                                                         the Residual Securities" herein.

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . .      Fiduciaries of employee benefit plans and certain other
                                                         retirement plans and arrangements, including individual
                                                         retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee
                                                         Retirement Income Security Act of 1974, as amended ("ERISA"), or corresponding provisions of the Code (each of the foregoing, a "Plan") should review carefully with their legal advisors whether the purchase or holding of the Offered Securities will result in unfavorable consequences for the Plan or its
                                                         fiduciaries under the Regulations (as defined in the
                                                         Prospectus) or the prohibited transaction provisions of ERISA or the Code (the "Prohibited Transaction Provisions").  Such
                                                         consequences could result unless one of the exceptions in, or exemptions from, the Plan Asset Regulations and Prohibited
                                                         Transaction Provisions is applicable.  See "ERISA
                                                         Considerations" herein and "ERISA Matters" in the Prospectus.

                                                         Subject to the considerations set forth herein in "ERISA
                                                         Considerations," the Class B-1 Securities, Class B-2 Securities
                                                         and the Senior Securities, other than the Strip Securities, may be purchased by a Plan, a person acting on behalf of a Plan, or any person using the assets of a Plan (each, a "Plan
                                                         Investor"). The purchase or holding of any of the Strip
                                                         Securities and the Class B-3 Securities by a Plan Investor may
                                                         constitute a non-exempt prohibited transaction or result in the imposition of excise taxes or penalties.  Accordingly, the
                                                         Strip Securities and
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                                                         the Class B-3 Securities may not be transferred to a Plan
                                                         Investor unless the Plan Investor provides the Master Servicer and the Indenture Trustee with a Benefit Plan Opinion (as
                                                         defined herein) or subject to certain conditions described herein, a representation letter stating that the source of funds used to purchase any Strip Securities or Class B-3
                                                         Securities is an "insurance company general account."  Each purchaser of a Strip Security or a Class B-3 Security, by
                                                         virtue of such purchaser's receipt of such Security, will be deemed to have represented that it is not a Plan Investor, unless such purchaser provides a Benefit Plan Opinion or
                                                         representation letter.  See "ERISA Considerations" herein and
                                                         "ERISA Matters" in the Prospectus.

                                                         The foregoing limitations, as well as other limitations, apply to transfers of the Residual Securities to Plan Investors.  See
                                                         "Restrictions on Purchase and Transfer of the Residual
                                                         Securities" herein.

STATED MATURITY OF THE SECURITIES . . . . . . . . .      The "Stated Maturity" of each Class of Securities will be the
                                                         Payment Date occurring in October  2027.  The Stated Maturity has been determined by adding one month to the maturity date of the Mortgage Loan with the latest stated maturity date.
                                                         Because the rate of payments on the Class FX and Class II
                                                         Securities will depend on the rate of payment of principal
                                                         (including prepayments) on the Mortgage Loans in the related
                                                         Mortgage Loan Group, and the rate of payments on the
                                                         Subordinate Securities will depend on the rate of principal payments and prepayments on the Mortgage Pool, the actual final payment on any Class of Offered Securities could occur
                                                         significantly earlier than its Stated Maturity.  The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on the interest rates prevailing from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the
                                                         Mortgage Loans.

RATINGS . . . . . . . . . . . . . . . . . . . . . .      It is a condition to the issuance of the Offered Securities that each Class of Class FXA Securities, Residual Securities and Class A Securities (other than the Class A-2 Securities) be rated "AAA" by the Rating Agencies, that the Strip Securities and Principal Only Securities be rated "AAA" by DCR and "AAAr"
                                                         by S&P, that the Class B-1 Securities be rated not lower than
                                                         "AA" by DCR, that the Class B-2 Securities be rated not lower than "A" by DCR and that the Class B-3 Securities be rated not lower than "BBB" by DCR.  A security rating is not a
                                                         recommendation to buy, sell or hold securities and may be
                                                         subject to revision or withdrawal at any time by the assigning rating organization.  A security rating does not address the frequency of principal prepayments or the corresponding effect on yield to investors.  The ratings of the Strip Securities do not address the possibility that the holders of such Securities may fail to fully recover their initial investment.  The
                                                         ratings of the Residual Securities do not assess the likelihood of return to investors in the Residual

                                                         Securities, except to the extent of the initial principal
                                                         amount of such Class and interest thereon at the applicable
                                                         Security Interest Rate.  See "Certain Yield and Prepayment
                                                         Considerations" and "Ratings" herein and "Risk Factors --
                                                         Prepayment and Yield Considerations" in the Prospectus.

                                                         In addition, S&P assigns the additional rating of "r" to
                                                         highlight classes of securities that it believes may experience high volatility or a variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return.  See "Certain Yield and Prepayment Considerations" and "Ratings" herein.

                                                         The Issuer has not requested a rating of the Offered Securities from any rating agency other than DCR and S&P.  However, there can be no assurance as to whether any other rating agency will rate the Offered Securities, or if one does, what rating would be assigned by such rating agency.

LEGAL INVESTMENT  . . . . . . . . . . . . . . . . .      The Senior Securities and the Class B-1 Securities will
                                                         constitute "mortgage related securities" for purposes of the
                                                         Secondary Mortgage Market Enhancement Act of 1984, as amended
                                                         ("SMMEA") for so long as they are rated in one of the two
                                                         highest rating categories by any nationally recognized
                                                         statistical ratings organization.  The Class B-2 and Class B-3
                                                         Securities will not constitute "mortgage related securities"
                                                         for purposes of SMMEA.

                                                         Except as set forth above, no representations are made as to the proper characterization of any Class of Offered Securities for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to
                                                         purchase any Class of Offered Securities under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of the Offered Securities.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital
                                                         requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent any Class of Offered Securities, and, in
                                                         particular, the Offered Subordinate Securities, constitute a legal investment or are subject to investment, capital or other restrictions.  See "Legal Investment" and "ERISA
                                                         Considerations" herein and "Legal Investment" and "ERISA
                                                         Matters" in the Prospectus.

                                  RISK FACTORS

         In addition to the matters described elsewhere in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) before deciding to invest in the Offered Securities.

LIMITED OBLIGATIONS

         The Offered Securities will be nonrecourse obligations solely of the Issuer and will not represent an obligation of or interest in CMC, CCC, DLJMC, the Loan Seller, the Master Servicer, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates. None of the Offered Securities, the Certificates, or the Mortgage Loans are or will be guaranteed or insured by any governmental agency or instrumentality, or by the CMC, CCC, DLJMC, the Loan Seller, the Master Servicer, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates. The assets included in the Trust Estate will be the sole source of payments on the Offered Securities, and there will be no recourse to the Issuer, CMC, CCC, DLJMC, the Loan Seller, the Master Servicer, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates, or any other entity, in the event that such assets are insufficient or otherwise unavailable to make all payments provided for under the Offered Securities.

PREPAYMENT AND YIELD CONSIDERATIONS

         The rate of payments in reduction of the Scheduled Principal Balance of any Class of Offered Securities, the aggregate amount of payments of principal and interest on any Class of Offered Securities and the yield maturity of any Class of Offered Securities will be directly related to the rate of payments of principal on the Mortgage Loans in the related Mortgage Loan Group (and in the case of the Strip Securities, particularly on those related Mortgage Loans with higher rates of interest or on the Class A-1 Securities, as applicable), and to the amount and timing of mortgagor defaults resulting in Realized Losses. The rate of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans as a result of defective documentation or breaches of representations and warranties, optional purchase by the Master Servicer of defaulted Mortgage Loans and optional purchase by the Master Servicer or the Issuer of all of the Mortgage Loans in connection with the optional redemption of the Securities. See "Certain Yield and Prepayment Considerations," "Yield Considerations with respect to the Strip Securities and Principal Only Securities", "Description of the Securities -- Optional Redemption of the Securities" and "Pooling and Servicing Agreement -- Termination" herein and "Description of the Bonds -- Optional Redemption" in the Prospectus. Borrowers are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Note Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Note Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

         An investor that purchases any Offered Securities at a discount should consider the risk that a slower than anticipated rate of principal payments (including prepayments) on the related Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Offered Securities at a premium or that purchases any Class of Strip Securities should consider the risk that a faster than anticipated rate of principal payments (including prepayments) on the Mortgage Loans in the related Mortgage Loan Group (particularly, with respect to the Strip Securities, the Group I or Group II Premium Rate Mortgage Loans with higher Net Rates of interest) will result in an actual yield that is lower than such investor's expected yield. See "Certain Yield and Prepayment Considerations" herein.

         The yield to maturity on the Class FXS Securities and Class S Securities will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the Group I Premium Rate Mortgage Loans an Group II Premium Rate Mortgage Loans, respectively, which, in either case, may fluctuate significantly from time to time, and by other factors set forth herein. Investors in the Class FXS Securities and the Class S Securities should consider the risk that a rapid rate of principal payments on the Group I Premium Rate Mortgage Loans and Group II Premium Rate Mortgage Loans, respectively, particularly such Mortgage Loans having higher Net Rates of interest, could result in the failure of such investors to fully recoup their initial investments.

         The particular sensitivity of each Class of Strip Securities is separately displayed in a table appearing under the heading "Yield Considerations with respect to the Strip Securities and Principal Only Securities" herein. The yield to investors on the Class A-2 Securities will be extremely sensitive to the rate and timing of principal payments on the Class A-1 Securities. A rapid rate of principal payments on the related Class A-1 Components could result in the failure of investors in the Class A-2 Securities to fully recoup their initial investment.

         The yields to maturity on the Principal Only Securities will be extremely sensitive to the level of principal prepayments on certain of the Mortgage Loans in the related Mortgage Loan Group. Because the principal payable with respect to the Class FXP Securities (which are entitled to receive payments of principal only) is from Group I Loans with Net Rates less than 7.25% per annum, the yield to maturity on the Class FXP Securities will be adversely affected by slower than expected prepayments of such Mortgage Loans. Similarly, because principal payable with respect to the Class P Securities (which are entitled to receive payments of principal only) is derived from Group II Loans with Net Rates less than 7.25% per annum, the yield to maturity on the Class P Securities will be adversely affected by slower than expected prepayments of such Mortgage Loans. Because interest payable on the Class FXS and Class S Securities and the principal distributable to the Class FXP and P Securities are for the most part derived from different groups of Mortgage Loans within the related Mortgage Loan Group, it is possible that faster than expected principal prepayments with respect to the Strip Securities may occur at the same time as slower than expected principal prepayments with respect to the Principal Only Securities. See "Certain Yield and Prepayment Considerations" and "Yield Considerations with respect to the Strip Securities and Principal Only Securities" herein.

         The Class FXA-5 Lockout Securities will not be entitled to receive any principal prepayments until the Payment Date occurring in October 2002, unless the Security Principal Balances of the Class FXA Securities (other than the Class FXA-5 Lockout Securities) have been reduced to zero. The Class A-4 Lockout Securities will not be entitled to receive any scheduled principal payments or principal prepayments until the Payment Date occurring in October 2002, unless the Security Principal Balances of the Class A Securities (other than the Class A-4 Lockout Securities) have been reduced to zero. Therefore, the Lockout Securities will not be entitled to receive the disproportionate allocation of principal prepayments that the other Senior Securities are entitled to receive until the Security Principal Balances of such other Senior Securities have been reduced to zero. See "Description Securities -- Principal Payments" and "Certain Yield and Prepayment Considerations" herein.

         If the Mortgage Loans prepay at rates that are generally below the Targeted Range (defined herein) for the PAC Securities, the amount available for principal payments thereon on any Payment Date may be insufficient to reduce the Component Principal Balances thereof to their PAC Principal Balances for such Payment Date as indicated on the applicable PAC Principal Balances schedules, and the weighted average life of the PAC Securities may be extended, perhaps significantly. Conversely, if the Mortgage Loans prepay at rates that are generally above the Targeted Range of the PAC Securities, the weighted average life thereof may be shortened, perhaps significantly. See "Certain Yield and Prepayment Considerations -- General -- PAC Securities" herein.

         If the Mortgage Loans prepay at rates that are generally below 250% of the Basic Prepayment Assumption, the TAC Securities will not be reduced to their TAC Principal Balances schedules and the weighted average lives of the TAC Securities may be extended, perhaps significantly. If the Mortgage Loans prepay at rates that are generally above 250% of the Prepayment Assumption, the weighted average lives of the TAC Securities may be shortened, perhaps significantly. See "Certain Yield and Prepayment Considerations -- General -- TAC Securities" herein.

         A rapid rate of prepayments in respect of the Mortgage Loans may significantly shorten the weighted average lives of the Companion Securities, and a relatively slow rate of prepayments on such Mortgage Loans may significantly extend the weighted average lives of the Companion Securities. See "Certain Yield and Prepayment Considerations -- General -- Companion Securities" herein.

         Investors in the Senior Securities should be aware that the applicable coverages for Special Hazard Losses, Fraud Losses and Mortgagor Bankruptcy Losses cover Mortgage Loans in both Mortgage Loan Groups as long as any Subordinate Securities are outstanding. Therefore, in the event Mortgage Loans in a Mortgage Loan Group suffer a high level of such losses, it will reduce the available coverage for the Senior Securities in both Mortgage Loan Groups and therefore may cause Senior Securities relating to the other Mortgage Loan Group to suffer losses in the event any Mortgage Loan suffers such a loss after the available coverage has been exhausted.

         The Class R and Class RP Securities, which represent the residual interest in the Upper REMIC and the Lower REMIC, respectively, may experience a highly negative after tax return. See "Special Tax Consideration" herein.

SUBORDINATION

         The rights of the holders of the Subordinate Securities to receive payments in respect of the Mortgage Loans will be subordinated to such rights of the holders of the Senior Securities and the Subordinate Securities senior thereto, all to the extent described herein under "Description of the Securities." Realized Losses on Mortgage Loans will be allocated first to the Non-Offered Subordinate Securities in reverse numerical order, second to the Offered Subordinate Securities in reverse numerical order, and then to the Senior Securities, in each case, described herein. See "Description of the Securities -- Subordination and Allocation of Losses" herein.

GEOGRAPHIC CONCENTRATION OF THE MORTGAGED PREMISES

         Approximately 37.87% of the Group I Mortgage Loans (by aggregate principal balance as of the Cut-off Date) and approximately 47.75% of the Group II Mortgage Loans (by aggregate principal balance as of the Cut-off Date) are expected to be secured by Mortgaged Premises located in the state of California, including approximately 14.52% and 13.08% of the Group I Mortgage Loans located in the Los Angeles and San Francisco metropolitan areas, respectively, and approximately 21.48% and 15.77% of the Group II Mortgage Loans located in the Los Angeles and San Francisco metropolitan areas, respectively. Approximately 17.79% of all Mortgage Loans located in the Los Angeles metropolitan area and approximately 14.34% of all Mortgage Loans are located in San Francisco metropolitan area. Approximately 9.01% of the Group I Mortgage Loans (by aggregate principal balance as of the Cut-Off Date) and approximately 11.27% of the Group II Mortgage Loans (by aggregate principal balance as of the Cut-Off Date) are expected to be secured by Mortgaged Premises located in the state of Texas. Consequently, losses and prepayments on the Mortgage Loans and resultant payments on the Offered Securities may both generally and particularly, be affected significantly by changes in the housing markets and regional economies of, and the occurrence of natural disasters (such as earthquakes, fires, floods, and hurricanes) in, the states California and Texas in general, and the metropolitan areas of Los Angeles and San Francisco, in particular. As used herein, "Los Angeles metropolitan area" means all or portions of the California counties of Kern, Los Angeles, Orange, Riverside, San Bernandino and Ventura, and "San Francisco metropolitan area" means all or portions the California counties of Alameda, Contra Costa, Marin, Napa, San Francisco, San Mateo, Santa Clara, Santa Cruz, Solano and Sonoma. No assurance can be given, however, that such definitions are comprehensive and that additional counties or portions thereof would not result in a more appropriate representation of such metropolitan area. Thus, losses and prepayments may be higher or significantly higher to the extent that more counties or portions thereof are included in such metropolitan areas or if changes in housing markets or regional economies or natural disasters affect a wider area of counties. A listing of the breakdown of the Mortgage Loans by United States postal zip codes will be included as part of the Form 8-K filed by the Issuer after the Closing Date.

THE STATUS OF THE MORTGAGE LOANS IN THE EVENT OF INSOLVENCY

         The Issuer believes that the transfer of the Mortgage Loans (i) by the Loan Seller to DLJMC, (ii) by DLJMC to CCC, and (iii) by CCC to the Issuer constitutes an absolute and unconditional sale. However, in the event of the bankruptcy of the Loan Seller, DLJMC or CCC, a trustee in bankruptcy could attempt to recharacterize the sale of the Mortgage Loans as a borrowing secured by a pledge of the Mortgage Loans. Such an attempt, even if unsuccessful, could result in delays in payments on the Offered Securities. If such an attempt were successful, the trustee in bankruptcy could elect to accelerate payment of the Offered Securities and liquidate the Mortgage Loans, with the holder of the Offered Securities entitled to no more than the then outstanding aggregate Security Principal Balances, if any, of such Offered Securities together with interest at the applicable rate to the date of payment. In the event of an acceleration of the Offered Securities, the holders of the Offered Securities would lose the right to future payments of interest and might suffer reinvestment losses in a lower interest rate environment, and may fail to fully recoup their initial investments.


                        DESCRIPTION OF THE CERTIFICATES

         Each Certificate securing the Securities will be issued pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will have been initially acquired by DLJMC from the Loan Seller pursuant to the terms of a loan sale agreement between the Loan Seller and DLJMC (the "Loan Sale Agreement"). On the Closing Date, DLJMC will assign and convey the Mortgage

Loans to CCC and CCC will, in turn, assign and convey the Mortgage Loans to the Issuer. The Loan Seller will make certain representations and warranties regarding the Mortgage Loans on and as of the Closing Date in the Pooling and Servicing Agreement. The Loan Sale Agreement will not be assigned to the Indenture Trustee and the only recourse the Indenture Trustee, on behalf of the Securityholders, will have with respect to the Mortgage Loans will be against the Loan Seller for any breaches of the representations and warranties regarding the Mortgage Loans made by the Loan Seller under the Pooling and Servicing Agreement. See "Pooling and Servicing Agreement -- Assignment of the Mortgage Loans" herein. The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement.

         Pursuant to the Pooling and Servicing Agreement, the Master Servicer will remit to the Certificate Trustee payments (including prepayments) of principal received on each Mortgage Loan, together with interest thereon at a rate (the "Net Mortgage Rate") equal to the mortgage rate borne by such Mortgage Loan, less the Servicing Fee. Such remittances will be deposited into a trust account (the "Custodial Account") established by and maintained with the Certificate Trustee. Funds in the Custodial Account will be invested from time to time in permitted instruments maturing on or before the next Payment Date. Funds or permitted instruments in the Custodial Account will be transferred to the Certificate Account (as defined in the Pooling and Servicing Agreement) and applied on the second business day prior to each Payment Date to distribute principal and interest (at the applicable Pass-Through Rate) on the Certificates to the Indenture Trustee and to provide for payment of fees of, and reimbursements to, the Certificate Trustee, the Indenture Trustee and the Master Servicer. The "Pass-Through Rate" with respect to each Certificate will be a rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans in the related mortgage pool.

         Each Certificate will evidence the entire interest in a pool of Mortgage Loans (a "mortgage pool"). The Mortgage Loans constituting each mortgage pool will be assigned to the Certificate Trustee for the benefit of the holder of the Certificates. The Certificates will be created by the Issuer and pledged to the Indenture Trustee as collateral for the Securities. Thereafter, the Certificates will at all times be registered in the name of the Indenture Trustee and held as security for the benefit of the Securityholders.

         The assignment of the Mortgage Loans to the Certificate Trustee will be without recourse. Pursuant to the Pooling and Servicing Agreement, the Loan Seller will be obligated to repurchase Mortgage Loans as to which there has been a breach of certain representations and warranties that materially and adversely affects the interests of the Certificateholders or as to which the related documentation is found to contain a material defect. The Master Servicer's obligations with respect to the Mortgage Loans will consist of (i) the obligation to notify the Certificate Trustee if the documentation for any Mortgage Loan is found to be defective, (ii) its monitoring and supervisory obligations under the Pooling and Servicing Agreement and (iii) its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans. See "Pooling and Servicing Agreement" herein.


                        DESCRIPTION OF THE MORTGAGE POOL

         The information set forth in the following paragraphs has been provided by the Loan Seller. None of the Issuer, DLJMC, the Underwriter, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

GENERAL

         The Trust will consist primarily of a Mortgage Pool with an aggregate principal balance as of the Cut-off Date of approximately $281,194,913. The Mortgage Loans will be conventional, fixed-rate, fully-amortizing mortgage loans secured by first liens on fee simple and leasehold interests in one-to four-family residential properties (each, a "Mortgaged Premises"). The Mortgage Loans will have original terms to maturity from the due dates of their first Monthly Payment of not more than 30 years and will have Monthly Payments due on the first day of each month. The Mortgage Pool consists of two Mortgage Loan Groups: "Group I" or the "Group I Mortgage Loans" which generally consist of Mortgage Loans underwritten pursuant to the Loan Seller's "Flex Extra Program," with an aggregate principal balance as of the Cut-off Date of approximately $149,257,138, and "Group II" or the "Group II Mortgage Loans" which generally consist of Mortgage Loans underwritten pursuant to the Loan Seller's "Gold Flex Program," with an aggregate principal balance as of the Cut-off Date of approximately $131,937,775. All of the Mortgage Loans were originated by the Loan Seller in accordance with the underwriting criteria under its Flex Series Program, as described herein under "-- Underwriting Standards."

         None of the Mortgage Loans were thirty days or more delinquent in their Monthly Payments as of the Cut-off Date. Prospective investors in the Offered Securities should be aware, however, that approximately 30.01% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) have their first Monthly Payment due in October 1997 and approximately 3.97% of the Mortgage Loans had a first Monthly Payment due on or before July 1, 1997. All of the Mortgage Loans had their first Monthly Payments due on or after August 1, 1996. In addition to the foregoing, none of the Mortgage Loans will have been thirty days or more delinquent in its Monthly Payments more than once during the twelve months preceding the Closing Date except for one Mortgage Loan with a Cut-off Date balance of $80,496.92. As of the Cut-off Date, none of the Mortgage Loans will have been sixty days or more delinquent in its Monthly Payments. Each Mortgage Loan will contain a customary "due-on-sale" clause. Pursuant to the Pooling and Servicing Agreement, each Mortgage Loan is required to be covered by a standard hazard insurance policy providing coverage with respect to certain hazards as described hereunder "Description of Insurance". In addition, 18.84% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) will be covered by a PMI Policy (as defined herein). See "Description of Insurance" herein.

         The Mortgage Loans will have the following approximate characteristics as of the Cut-off Date:

                                                                 GROUP I             GROUP II               ALL
                                                             MORTGAGE LOANS       MORTGAGE LOANS       MORTGAGE LOANS
Number of Mortgage Loans                                           982                 521                 1,503

Aggregate Principal Balance                                   $149,257,138         $131,937,775         $281,194,913

Note Rates:

Weighted Average                                                 8.590%               7.969%               8.299%

Range                                                       7.375% - 10.000%     6.750% - 9.l25%      6.750% - 10.000%

Weighted Average Remaining

Term to Maturity (in Months)                                     358.27               358.64               358.44


         The Mortgage Loans will have the following approximate characteristics as of the Cut-off Date (expressed as a percentage of the aggregate principal balance of the Mortgage Loans having such characteristics relative to the aggregate principal balance of all of the Mortgage Loans, or all of the Mortgage Loans in the related Mortgage Loan Group, as applicable, provided, that the sum of the percentages in certain of the following paragraphs may not equal 100% due to rounding).

         Each Mortgage Loan will have been originated by the Loan Seller on or after June 18, 1996. None of the Mortgage Loans had a first Monthly Payment due prior to August 1, 1996, and the latest maturity date of any of the Mortgage Loans is September 1, 2027. The latest maturity date of any of the Group I Mortgage Loans is September 1, 2027 and the latest maturity date of any of the Group II Mortgage Loans is September 1, 2027.

         The Mortgage Loans will each have a principal balance of not less than $30,707 or more than $1,498,268, and the Mortgage Loans will have an average principal balance of approximately $187,089. The Group I Mortgage Loans will each have a principal balance of not less than $30,707 or more than $1,498,268 and the Group I Mortgage Loans will have an average principal balance of approximately $151,993. The Group II Mortgage Loans will each have a principal balance of not less than $75,000 or more than $586,668, and the Group II Mortgage Loans will have an average principal balance of approximately $253,239.

         The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans will be approximately 77.48%, no Mortgage Loan will have a Loan-to-Value Ratio at origination exceeding 95.00% and no Mortgage Loan will have a combined Loan-to-Value Ratio (a "CLTV") at origination, including any then-existing second mortgage subordinate to the lien of the Mortgage, in excess of 95.00%. The weighted average Loan-to-Value Ratio at origination of the Group I Mortgage Loans will be approximately 76.73%, no Group I Mortgage Loan will have a Loan-to-Value Ratio at origination exceeding 95.00% and no Group I Mortgage Loan will have a combined Loan-to-Value Ratio (a "CLTV") at origination, including any then-existing second mortgage subordinate to the lien of the Mortgage, in excess of 95.00%. The weighted average Loan-to-Value Ratio at origination of the Group II Mortgage Loans will be approximately 78.34%, no Group II Mortgage Loan will have a Loan-to-Value Ratio at origination exceeding 95.00% and no Group II Mortgage Loan will have a CLTV at origination, including any then-existing second mortgage subordinate to the lien of the Mortgage, in excess of 95.00%. The "Loan-to-Value Ratio at origination" of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at origination of such Mortgage Loan divided by (a) in the case of a purchase, the lesser of the original selling price of the related Mortgaged Premises and its appraised value at the time of such purchase or (b) in the case of a refinance, the appraised value of the related Mortgaged Premises at the time of such refinance. All of the Mortgage Loans with Loan-to-Value Ratios greater than 80% at the time of origination will be covered by a PMI Policy. The CLTV of any Mortgage Loan represents the ratio of (A) the sum of (i) the principal amount of the Mortgage Loan outstanding at origination of such Mortgage Loan plus (ii) the principal amount of the second lien financing of the related Mortgaged Premises outstanding at the origination of such Mortgage Loan divided by (B) (i) in the case of a purchase, the lesser of the original selling price of the related Mortgage Premises and its appraised value at the time of such purchase or (ii) in the case of a refinance, the appraised value of the related Mortgaged Premises at the time of such refinance.

         At origination, approximately 201 Mortgage Loans (representing approximately 17.43% of the aggregate principal balance of the Mortgage Loans) were secured by a Mortgaged Premises that was subject to a then-existing lien subordinate to that of the related Mortgage, approximately 60 Group I Mortgage Loans (representing approximately 10.51% of the aggregate principal balance of the Group I Mortgage Loans) were secured by a Mortgaged Premises that was subject to a then-existing lien subordinate to that of the related Mortgage, approximately 141 Group II Mortgage Loans (representing approximately 25.25% of the aggregate principal balance of the Group II Mortgage Loans) were secured by a Mortgaged Premises that was subject to a then-existing subordinate to that of the related Mortgage.

         With respect to approximately 975 Mortgage Loans (representing approximately 64.31% of the aggregate principal balance of the Mortgage Loans), the proceeds were used to purchase the related Mortgaged Premises. Approximately 275 of the Mortgage Loans (representing approximately 22.63% of the aggregate principal balance of the Mortgage Loans) were rate and term refinancings and approximately 253 of the Mortgage Loans (representing approximately 13.06% of the aggregate principal balance of the Mortgage Loans) were equity take-out refinancings. With respect to approximately 595 Group I Mortgage Loans (representing approximately 57.57% of the aggregate principal balance of the Group I Mortgage Loans), the proceeds were used to purchase the related Mortgaged Premises. Approximately 156 of the Group I Mortgage Loans (representing approximately 21.79% of the aggregate principal balance of the Group I Mortgage Loans) were rate and term refinancings and approximately 231 of the Group I Mortgage Loans (representing approximately 20.65% of the aggregate principal balance of the Group Mortgage Loans) were equity take-out refinancings. With respect to approximately 380 Group II Mortgage Loan (representing approximately 71.93% of the aggregate principal balance of the Group II Mortgage Loans), the proceeds were used to purchase the related Mortgaged Premises. Approximately 119 of the Group II Mortgage Loans (representing approximately 23.59% of the aggregate principal balance of the Group II Mortgage Loans) we rate and term refinancings and approximately 22 of the Group II Mortgage Loans (representing approximately 4.48% of the aggregate principal balance of the Group II Mortgage Loans) were equity take-out refinancings.

         The tables below set forth certain characteristics of the Mortgage Pool and the Mortgage Loan Groups as of the Cut-off Date, including the number, aggregate principal balance and percentage of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date of such Mortgage Loans relative to the aggregate principal balance of all of the Mortgage Loans or of all Mortgage Loans in the related Mortgage Loan Group, as applicable) As used herein, "principal balance" with respect to the Mortgage Loans refers to the "Scheduled Principal Balance" of the referenced Mortgage Loans. The "Scheduled Principal Balance" of a Mortgage Loan as of any date of determination is an amount equal to the outstanding principal balance thereof as of the Cut-off Date, reduced by the principal portion of all Monthly Payments due on or before such determination date, whether or not received, and by all amounts allocable to unscheduled principal payments received on or before such determination date and as further reduced to the extent that any Realized Loss has occurred with respect to such Mortgage Loan on or prior to such determination date. The sum of the amounts and the percentages in the table below may not equal the totals due to rounding.

                      LOAN-TO-VALUE RATIOS AT ORIGINATION
                            OF ALL MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                        NUMBER                AGGREGATE            MORTGAGE LOANS BY
             LOAN-TO-VALUE RATIOS AS                  OF MORTGAGE             PRINCIPAL           AGGREGATE PRINCIPAL
                 ORIGINATION (%)                         LOANS                 BALANCE                  BALANCE
          0.0+     to     60.0 . . . . . . . .               102            $  18,481,773.81                 6.57%
         60.0+     to     65.0 . . . . . . . .                54                9,858,272.70                 3.51
         65.0+     to     70.0 . . . . . . . .                92               19,955,494.03                 7.10
         70.0+     to     75.0 . . . . . . . .               246               48,331,380.56                17.19
         75.0+     to     80.0 . . . . . . . .               708              131,594,825.51                46.80
         80.0+     to     85.0 . . . . . . . .                19                4,521,502.56                 1.60
         85.0+     to     90.0 . . . . . . . .               204               31,139,340.39                11.07
         90.0+     to     95.0 . . . . . . . .                78               17,312,323.92                 6.16
                                                           -----             ---------------               ------
                   TOTALS: . . . . . . . . . .             1,503             $281,194,913.48               100.00%
                                                           =====             ===============               ======


(1) As of the Cut-Off Date, the weighted average Loan-to-Value-Ratio at origination of all Mortgage Loans is expected to be approximately 77.48%.


                                   NOTE RATES
                            OF ALL MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                        NUMBER                AGGREGATE            MORTGAGE LOANS BY
                                                      OF MORTGAGE             PRINCIPAL           AGGREGATE PRINCIPAL
                 NOTE RATES (%)                          LOANS                 BALANCE                  BALANCE
             6.500+  to     6.750  . . . . . .                 1          $       250,000.00                 0.09%
             7.000+  to     7.250  . . . . . .                 6                1,464,900.00                 0.52
             7.250+  to     7.500  . . . . . .                61               15,855,489.47                 5.64
             7.500+  to     7.750  . . . . . .               141               35,863,290.27                12.75
             7.750+  to     8.000  . . . . . .               223               55,326,497.73                19.68
             8.000+  to     8.250  . . . . . .               199               45,020,776.28                16.01
             8.250+  to     8.500  . . . . . .               243               42,745,427.84                15.20
             8.500+  to     8.750  . . . . . .               188               30,307,268.66                10.78
             8.750+  to     9.000  . . . . . .               231               32,158,793.81                11.44
             9.000+  to     9.250  . . . . . .               119               12,805,054.83                 4.55
             9.250+  to     9.500  . . . . . .                67                7,077,407.84                 2.52
             9.500+  to     9.750  . . . . . .                20                2,002,059.11                 0.71
             9.750+  to    10.000  . . . . . .                 4                  317,947.64                 0.11
                                                           -----             ---------------               ------
                     TOTALS: . . . . . . . . .             1,503             $281,194,913.48               100.00%
                                                           =====             ===============               ======


(1) As of the Cut-off Date, the weighted average Note Rate of all the Mortgage Loans is expected to be approximately 8.299% per annum.

                            GEOGRAPHIC DISTRIBUTION
                            OF ALL MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                    NUMBER                  AGGREGATE              MORTGAGE LOANS BY
                                                  OF MORTGAGE               PRINCIPAL             AGGREGATE PRINCIPAL
                  LOCATION                           LOANS                   BALANCE                    BALANCE
 Arkansas  . . . . . . . . . . . . .                       1            $         249,288.62                 0.09%
 Arizona . . . . . . . . . . . . . .                      60                    8,230,413.36                 2.93
 California  . . . . . . . . . . . .                     502                  119,504,267.32                42.53
 Colorado  . . . . . . . . . . . . .                      47                    7,906,966.92                 2.81
 Connecticut . . . . . . . . . . . .                       4                      741,300.95                 0.26
 Washington, D.C.  . . . . . . . . .                       1                      182,700.00                 0.06
 Delaware  . . . . . . . . . . . . .                       5                      518,022.24                 0.18
 Florida . . . . . . . . . . . . . .                      75                   10,933,409.06                 3.89
 Georgia . . . . . . . . . . . . . .                      20                    2,635,819.96                 0.94
 Hawaii  . . . . . . . . . . . . . .                      33                    9,408,891.20                 3.35
 Idaho . . . . . . . . . . . . . . .                      39                    5,121,251.63                 1.82
 Illinois  . . . . . . . . . . . . .                      23                    3,881,294.95                 1.38
 Indiana . . . . . . . . . . . . . .                      12                    1,612,291.31                 0.57
 Kansas  . . . . . . . . . . . . . .                       7                      771,609.52                 0.27
 Kentucky  . . . . . . . . . . . . .                       4                      313,700.77                 0.11
 Louisiana . . . . . . . . . . . . .                      12                    1,117,106.45                 0.40
 Massachusetts . . . . . . . . . . .                      70                   14,291,346.64                 5.08
 Maryland  . . . . . . . . . . . . .                      21                    4,350,458.02                 1.55
 Michigan  . . . . . . . . . . . . .                      43                    4,495,153.27                 1.60
 Minnesota . . . . . . . . . . . . .                      32                    4,820,093.65                 1.71
 Missouri  . . . . . . . . . . . . .                       8                    1,399,636.07                 0.50
 Mississippi . . . . . . . . . . . .                       4                      295,003.98                 0.10
 North Carolina  . . . . . . . . . .                       8                      677,904.18                 0.24
 North Dakota  . . . . . . . . . . .                       4                      887,463.53                 0.32
 New Hampshire . . . . . . . . . . .                       4                      508,190.48                 0.18
 New Jersey  . . . . . . . . . . . .                      12                    2,584,959.79                 0.92
 New Mexico  . . . . . . . . . . . .                      24                    3,611,598.41                 1.28
 Nevada  . . . . . . . . . . . . . .                      45                    7,483,923.83                 2.66
 New York  . . . . . . . . . . . . .                       2                      515,996.93                 0.18
 Ohio  . . . . . . . . . . . . . . .                      20                    2,689,222.29                 0.96
 Oklahoma  . . . . . . . . . . . . .                       4                      560,237.97                 0.20
 Oregon  . . . . . . . . . . . . . .                      40                    6,354,650.77                 2.26
 Pennsylvania  . . . . . . . . . . .                      29                    3,889,238.23                 1.38
 Rhode Island  . . . . . . . . . . .                       5                      526,159.10                 0.19
 Tennessee . . . . . . . . . . . . .                       5                      956,760.25                 0.34
 Texas . . . . . . . . . . . . . . .                     185                   28,323,382.56                10.07
 Utah  . . . . . . . . . . . . . . .                      22                    4,755,598.69                 1.69
 Virginia  . . . . . . . . . . . . .                      41                    9,011,581.76                 3.20
 Vermont . . . . . . . . . . . . . .                       2                      316,809.09                 0.11
 Washington  . . . . . . . . . . . .                      23                    4,410,406.63                 1.57
 Wisconsin . . . . . . . . . . . . .                       4                      284,847.39                 0.10
 West Virginia . . . . . . . . . . .                       1                       65,955.71                 0.02
                                                       -----                 ---------------               ------
           TOTALS: . . . . . . . . .                   1,503                 $281,194,913.48               100.00%
                                                       =====                 ===============               ======

(1) No more than .70% of' the Mortgage Loans will be secured by Mortgaged Premises located in any one zip code area in California and no more than 1.05% of the Mortgage Loans will be secured by Mortgaged Premises located in any one zip code area outside of California.

(2) Approximately 17.79% and 14.34%, respectively, of the Mortgage Loans will be secured by Mortgaged Premises located in the Los Angeles and San Francisco metropolitan areas. See "Risk Factors -- Geographic Concentration of the Mortgaged Premises" herein for a description of the areas comprising the Los Angeles and San Francisco metropolitan areas.

                                OCCUPANCY TYPES
                            OF ALL MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                        NUMBER                AGGREGATE            MORTGAGE LOANS BY
                                                      OF MORTGAGE             PRINCIPAL           AGGREGATE PRINCIPAL
                 OCCUPANCY TYPE                          LOANS                 BALANCE                  BALANCE
 Owner Occupied  . . . . . . . . . . . . . . .               1,013           $231,414,260.47                  82.30%
 Second Home . . . . . . . . . . . . . . . . .                  54              8,587,255.22                   3.05
 Investor  . . . . . . . . . . . . . . . . . .                 436             41,193,397.79                  14.65
                                                             -----           ---------------                 ------
          TOTALS:  . . . . . . . . . . . . . .               1,503           $281,194,913.48                 100.00%
                                                             =====           ===============                 ======

--------------------

(1) Based upon representations of the related borrower at the time of origination.


                        DOCUMENTATION FOR MORTGAGE LOANS
                            OF ALL MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                        NUMBER                AGGREGATE            MORTGAGE LOANS BY
                                                      OF MORTGAGE             PRINCIPAL           AGGREGATE PRINCIPAL
                 TYPE OF PROGRAM                         LOANS                 BALANCE                  BALANCE
 Alternate . . . . . . . . . . . . . . . . . .                 433          $  89,513,406.02                  31.83%
 Full  . . . . . . . . . . . . . . . . . . . .                 593            118,651,434.34                  42.20
 Limited . . . . . . . . . . . . . . . . . . .                 295             48,388,812.95                  17.21
 No Ratio  . . . . . . . . . . . . . . . . . .                 182             24,641,260.17                   8.76
                                                             -----           ---------------                 ------
          TOTALS:  . . . . . . . . . . . . . .               1,503           $281,194,913.48                 100.00%
                                                             =====           ===============                 ======

--------------------

(1) For information relating to the Loan Seller's underwriting programs see "-- Underwriting Standards" herein.

                           TYPE OF MORTGAGED PREMISES
                             OF ALL MORTGAGE LOANS

                                                                                                    PERCENTAGES OF
                                                        NUMBER                AGGREGATE            MORTGAGE LOANS BY
                                                      OF MORTGAGE             PRINCIPAL           AGGREGATE PRINCIPAL
                  PROPERTY TYPE                          LOANS                 BALANCE                  BALANCE
 Two-family  . . . . . . . . . . . . . . . . .                  86          $  10,672,313.82                   3.80%
 Three-family  . . . . . . . . . . . . . . . .                  41              5,518,253.54                   1.96
 Four-family . . . . . . . . . . . . . . . . .                  53              6,572,503.46                   2.34
 Condominium . . . . . . . . . . . . . . . . .                  84             12,863,278.36                   4.57
 Deminimus PUD . . . . . . . . . . . . . . . .                 278             60,541,696.61                  21.53
 Planned Unit Development (PUD)  . . . . . . .                  17              2,524,421.46                   0.90
 Single Family . . . . . . . . . . . . . . . .                 944            182,502,446.23                  64.90
                                                            ------          ----------------                -------
          TOTALS:  . . . . . . . . . . . . . .               1,503           $281,194,913.48                 100.00%
                                                             =====           ===============                 =======


                           CURRENT PRINCIPAL BALANCES
                            OF ALL MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                        NUMBER                AGGREGATE            MORTGAGE LOANS BY
                RANGE OF CURRENT                      OF MORTGAGE             PRINCIPAL           AGGREGATE PRINCIPAL
             PRINCIPAL BALANCES ($)                      LOANS                 BALANCE                  BALANCE
          0.01   -     100,000 . . . . . . . .                 457          $  31,478,909.48                  11.19%
    100,000.01   -     150,000 . . . . . . . .                 253             31,308,304.66                  11.13
    150,000.01   -     200,000 . . . . . . . .                 170             29,890,641.40                  10.63
    200,000.01   -     250,000 . . . . . . . .                 212             48,903,765.37                  17.39
    250,000.01   -     300,000 . . . . . . . .                 194             53,172,358.38                  18.92
    300,000.01   -     350,000 . . . . . . . .                  94             30,619,429.03                  10.89
    350,000.01   -     400,000 . . . . . . . .                  61             22,917,118.42                   8.15
    400,000.01   -     450,000 . . . . . . . .                  16              6,846,825.10                   2.43
    450,000.01   -     500,000 . . . . . . . .                  18              8,567,747.50                   3.05
    500,000.01   -     550,000 . . . . . . . .                  11              5,803,269.19                   2.06
    550,000.01   -     600,000 . . . . . . . .                   9              5,200,263.56                   1.85
    600,000.01   -     650,000 . . . . . . . .                   6              3,831,658.00                   1.36
      Over       1,000,000.00  . . . . . . . .                   2              2,654,623.39                   0.95
                                                             -----           ---------------                 ------
           TOTALS: . . . . . . . . . . . . . .               1,503           $281,194,913.48                 100.00%
                                                             =====           ===============                 ======

--------------------

(1) As of the Cut-off Date, the average current aggregate principal balance is expected to be approximate $187,089.

                       REMAINING TERM TO STATED MATURITY
                            OF ALL MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                        NUMBER                AGGREGATE            MORTGAGE LOANS BY
                REMAINING STATED                      OF MORTGAGE             PRINCIPAL           AGGREGATE PRINCIPAL
                  TERM (MONTHS)                          LOANS                 BALANCE                  BALANCE
 179 . . . . . . . . . . . . . . . . . . . . .                   4         $      255,323.44                   0.09%
 239 . . . . . . . . . . . . . . . . . . . . .                   2                358,683.98                   0.13
 240 . . . . . . . . . . . . . . . . . . . . .                   1                300,000.00                   0.11
 346 . . . . . . . . . . . . . . . . . . . . .                   1                256,824.67                   0.09
 354 . . . . . . . . . . . . . . . . . . . . .                   1                139,482.03                   0.05
 355 . . . . . . . . . . . . . . . . . . . . .                   8                843,571.42                   0.30
 356 . . . . . . . . . . . . . . . . . . . . .                   4                719,868.45                   0.26
 357 . . . . . . . . . . . . . . . . . . . . .                  51              9,204,760.93                   3.27
 358 . . . . . . . . . . . . . . . . . . . . .                 459             87,955,148.37                  31.28
 359 . . . . . . . . . . . . . . . . . . . . .                 533             97,070,819.87                  34.52
 360 . . . . . . . . . . . . . . . . . . . . .                 439             84,090,430.32                  29.90
                                                             -----           ---------------                 ------
            TOTALS:  . . . . . . . . . . . . .               1,503           $281,194,913.48                 100.00%
                                                             =====           ===============                 ======

--------------------

(1) As of the Cut-off Date, the weighted average remaining term to maturity of all Mortgage Loans is expected to be approximately 358 months.

                     LOAN-TO-VALUE RATIOS AT ORIGINATION OF
                         THE GROUP I MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                        NUMBER                AGGREGATE            MORTGAGE LOANS BY
             LOAN-TO-VALUE RATIOS AS                  OF MORTGAGE             PRINCIPAL           AGGREGATE PRINCIPAL
                 ORIGINATION (%)                         LOANS                 BALANCE                  BALANCE
           0.0+    to    60.0  . . . . . . . .                63           $    8,400,717.48                 5.63%
          60.0+    to    65.0  . . . . . . . .                42                6,567,411.33                 4.40
          65.0+    to    70.0  . . . . . . . .                66               12,880,425.88                 8.63
          70.0+    to    75.0  . . . . . . . .               200               34,215,159.68                22.92
          75.0+    to    80.0  . . . . . . . .               428               62,956,572.51                42.18
          80.0+    to    85.0  . . . . . . . .                 9                1,951,532.84                 1.31
          85.0+    to    90.0  . . . . . . . .               154               17,737,259.33                11.88
          90.0+    to    95.0  . . . . . . . .                20                4,548,059.45                 3.05
                                                             ---             ---------------               ------
                   TOTALS: . . . . . . . . . .               982             $149,257,138.50               100.00%
                                                             ===             ===============               ======

--------------------

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group I Mortgage Loans is expected to be 76.73%.


                                 NOTE RATES OF
                         THE GROUP I MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                        NUMBER                AGGREGATE            MORTGAGE LOANS BY
                                                      OF MORTGAGE             PRINCIPAL           AGGREGATE PRINCIPAL
                 NOTE RATES (%)                          LOANS                 BALANCE                  BALANCE
             7.250+  to     7.500  . . . . . .                 7           $    1,525,057.43                 1.02%
             7.500+  to     7.750  . . . . . .                26                5,672,784.85                 3.80
             7.750+  to     8.000  . . . . . .                75               17,339,115.25                11.62
             8.000+  to     8.250  . . . . . .               101               21,052,464.28                14.10
             8.250+  to     8.500  . . . . . .               171               25,739,166.98                17.24
             8.500+  to     8.750  . . . . . .               165               24,727,217.67                16.57
             8.750+  to     9.000  . . . . . .               228               31,243,434.88                20.94
             9.000+  to     9.250  . . . . . .               118               12,560,482.57                 8.42
             9.250+  to     9.500  . . . . . .                67                7,077,407.84                 4.74
             9.500+  to     9.750  . . . . . .                20                2,002,059.11                 1.34
             9.750+  to    10.000  . . . . . .                 4                  317,947.64                 0.21
                                                             ---             ---------------               ------
                     TOTALS: . . . . . . . . .               982             $149,257,138.50               100.00%
                                                             ===             ===============               ======

--------------------

(1) As of the Cut-off Date, the weighted average Note Rate of the Group I Mortgage Loans is approximately 8.590% per annum.

                           GEOGRAPHIC DISTRIBUTION OF
                         THE GROUP I MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                    NUMBER                  AGGREGATE              MORTGAGE LOANS BY
                                                  OF MORTGAGE               PRINCIPAL             AGGREGATE PRINCIPAL
                  LOCATION                           LOANS                   BALANCE                    BALANCE
 Arizona . . . . . . . . . . . . . .                      44              $     4,548,339.45                 3.05%
 California  . . . . . . . . . . . .                     262                   56,513,034.75                37.87
 Colorado  . . . . . . . . . . . . .                      35                    4,616,789.52                 3.09
 Connecticut . . . . . . . . . . . .                       3                      286,630.27                 0.19
 Washington, D.C.  . . . . . . . . .                       1                      182,700.00                 0.12
 Delaware  . . . . . . . . . . . . .                       5                      518,022.24                 0.35
 Florida . . . . . . . . . . . . . .                      50                    4,637,679.41                 3.11
 Georgia . . . . . . . . . . . . . .                      15                    1,365,632.94                 0.91
 Hawaii  . . . . . . . . . . . . . .                      29                    8,105,285.92                 5.43
 Idaho . . . . . . . . . . . . . . .                      36                    4,481,142.49                 3.00
 Illinois  . . . . . . . . . . . . .                      21                    3,377,192.89                 2.26
 Indiana . . . . . . . . . . . . . .                       9                      871,347.77                 0.58
 Kansas  . . . . . . . . . . . . . .                       7                      771,609.52                 0.52
 Kentucky  . . . . . . . . . . . . .                       4                      313,700.77                 0.21
 Louisiana . . . . . . . . . . . . .                      10                      840,112.54                 0.56
 Massachusetts . . . . . . . . . . .                      39                    5,578,698.66                 3.74
 Maryland  . . . . . . . . . . . . .                      10                    1,479,299.09                 0.99
 Michigan  . . . . . . . . . . . . .                      42                    4,241,462.12                 2.84
 Minnesota . . . . . . . . . . . . .                      30                    4,258,936.38                 2.85
 Missouri  . . . . . . . . . . . . .                       4                      276,424.91                 0.19
 Mississippi . . . . . . . . . . . .                       4                      295,003.98                 0.20
 North Carolina  . . . . . . . . . .                       8                      677,904.18                 0.45
 North Dakota  . . . . . . . . . . .                       1                       72,826.07                 0.05
 New Hampshire . . . . . . . . . . .                       4                      508,190.48                 0.34
 New Jersey  . . . . . . . . . . . .                       6                      951,458.73                 0.64
 New Mexico  . . . . . . . . . . . .                      17                    1,899,032.46                 1.27
 Nevada  . . . . . . . . . . . . . .                      41                    6,485,310.26                 4.35
 Ohio  . . . . . . . . . . . . . . .                      15                    1,469,507.76                 0.98
 Oklahoma  . . . . . . . . . . . . .                       3                      282,429.29                 0.19
 Oregon  . . . . . . . . . . . . . .                      29                    3,862,220.85                 2.59
 Pennsylvania  . . . . . . . . . . .                      25                    2,619,872.67                 1.76
 Rhode Island  . . . . . . . . . . .                       4                      293,984.58                 0.20
 Tennessee . . . . . . . . . . . . .                       2                      244,459.71                 0.16
 Texas . . . . . . . . . . . . . . .                     113                   13,450,738.57                 9.01
 Utah  . . . . . . . . . . . . . . .                      13                    2,326,001.51                 1.56
 Virginia  . . . . . . . . . . . . .                      17                    3,189,948.42                 2.14
 Vermont . . . . . . . . . . . . . .                       2                      316,809.09                 0.21
 Washington  . . . . . . . . . . . .                      17                    2,696,595.15                 1.81
 Wisconsin . . . . . . . . . . . . .                       4                      284,847.39                 0.19
 West Virginia . . . . . . . . . . .                       1                       65,955.71                 0.04
                                                         ---                 ---------------               ------
           TOTALS: . . . . . . . . .                     982                 $149,257,138.50               100.00%
                                                         ===                 ===============               ======

--------------------

(1) No more than 1.08% of the Group I Mortgage Loans will be secured by Mortgaged Premises located in any one zip code area in California and no more than 1.49% of the Group I Mortgage Loans will be secured by Mortgaged Premises located in any one zip code area outside of California.

(2) Approximately 14.52% and 13.08%, respectively, of the Group I Mortgage Loans will be secured by Mortgaged Premises located in the Los Angeles and San Francisco metropolitan areas. See "Risk Factors -- Geographic Concentration of the Mortgaged Premises" herein for a description of the areas comprising the Los Angeles and San Francisco metropolitan areas.


                                OCCUPANCY TYPES
                         FOR GROUP I MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                        NUMBER                AGGREGATE            MORTGAGE LOANS BY
                                                      OF MORTGAGE             PRINCIPAL           AGGREGATE PRINCIPAL
                 OCCUPANCY TYPE                          LOANS                 BALANCE                  BALANCE
 Owner Occupied  . . . . . . . . . . . . . . .                 505           $101,855,359.25                  68.24%
 Second Home . . . . . . . . . . . . . . . . .                  48              7,183,005.10                   4.81
 Investor  . . . . . . . . . . . . . . . . . .                 429             40,218,774.15                  26.95
                                                               ---           ---------------                 ------
          TOTALS:  . . . . . . . . . . . . . .                 982           $149,257,138.50                 100.00%
                                                               ===           ===============                 ======

--------------------

(1) Based upon representations of the related borrower at the time of origination.


                        DOCUMENTATION FOR MORTGAGE LOANS
                         FOR GROUP I MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                        NUMBER                AGGREGATE            MORTGAGE LOANS BY
                                                      OF MORTGAGE             PRINCIPAL           AGGREGATE PRINCIPAL
                 TYPE OF PROGRAM                         LOANS                 BALANCE                  BALANCE
 Alternate . . . . . . . . . . . . . . . . . .                 189          $  26,252,964.18                  17.59%
 Full  . . . . . . . . . . . . . . . . . . . .                 339             55,010,104.26                  36.85
 Limited . . . . . . . . . . . . . . . . . . .                 272             43,352,809.89                  29.05
 No Ratio  . . . . . . . . . . . . . . . . . .                 182             24,641,260.17                  16.51
                                                               ---           ---------------                 ------
            TOTALS:  . . . . . . . . . . . . .                 982           $149,257,138.50                 100.00%
                                                               ===           ===============                 ======

--------------------

(1) For information relating to the Loan Seller's underwriting programs see "-- Underwriting Standards" herein.

                           TYPE OF MORTGAGED PREMISES
                           FOR GROUP I MORTGAGE LOANS

                                                                                                    PERCENTAGES OF
                                                        NUMBER                AGGREGATE            MORTGAGE LOANS BY
                                                      OF MORTGAGE             PRINCIPAL           AGGREGATE PRINCIPAL
                  PROPERTY TYPE                          LOANS                 BALANCE                  BALANCE
 Two-family  . . . . . . . . . . . . . . . . .                  79        $     9,059,800.98                   6.07%
 Three-family  . . . . . . . . . . . . . . . .                  39              5,173,590.49                   3.47
 Four-family . . . . . . . . . . . . . . . . .                  53              6,572,503.46                   4.40
 Condominium . . . . . . . . . . . . . . . . .                  56              6,240,974.91                   4.18
 Deminimus PUD . . . . . . . . . . . . . . . .                 128             22,210,189.35                  14.88
 Planned Unit Development (PUD)  . . . . . . .                  12              1,477,428.79                   0.99
 Single Family . . . . . . . . . . . . . . . .                 615             98,522,650.52                  66.01
                                                               ---           ---------------                 ------
            TOTALS:  . . . . . . . . . . . . .                 982           $149,257,138.50                 100.00%
                                                               ===           ===============                 ======


                           CURRENT PRINCIPAL BALANCES
                         FOR GROUP I MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                        NUMBER                AGGREGATE            MORTGAGE LOANS BY
                RANGE OF CURRENT                      OF MORTGAGE             PRINCIPAL           AGGREGATE PRINCIPAL
             PRINCIPAL BALANCES ($)                      LOANS                 BALANCE                  BALANCE
          0.01   -     100,000 . . . . . . . .                 441          $  30,047,880.33                  20.12%
    100,000.01   -     150,000 . . . . . . . .                 206             25,413,134.08                  17.03
    150,000.01   -     200,000 . . . . . . . .                 111             19,429,398.10                  13.02
    200,000.01   -     250,000 . . . . . . . .                  62             13,980,275.51                   9.37
    250,000.01   -     300,000 . . . . . . . .                  59             16,296,625.33                  10.92
    300,000.01   -     350,000 . . . . . . . .                  37             12,038,522.77                   8.07
    350,000.01   -     400,000 . . . . . . . .                  28             10,612,163.71                   7.11
    400,000.01   -     450,000 . . . . . . . .                   9              3,861,841.95                   2.59
    450,000.01   -     500,000 . . . . . . . .                   6              2,828,356.74                   1.89
    500,000.01   -     550,000 . . . . . . . .                   8              4,212,612.53                   2.82
    550,000.01   -     600,000 . . . . . . . .                   7              4,050,046.06                   2.71
    600,000.01   -     650,000 . . . . . . . .                   6              3,831,658.00                   2.57
      Over       1,000,000.00  . . . . . . . .                   2              2,654,623.39                   1.78
                                                               ---           ---------------                 ------
           TOTALS: . . . . . . . . . . . . . .                 982           $149,257,138.50                 100.00%
                                                               ===           ===============                 ======

--------------------

(1) As of the Cut-off Date, the average current aggregate principal balance of the Group I Mortgage Loam is expected to be approximately $151,993.

                       REMAINING TERM TO STATED MATURITY
                         FOR GROUP I MORTGAGE LOANS(I)


                                                                                                    PERCENTAGES OF
                                                        NUMBER                AGGREGATE            MORTGAGE LOANS BY
                REMAINING STATED                      OF MORTGAGE             PRINCIPAL           AGGREGATE PRINCIPAL
                  TERM (MONTHS)                          LOANS                 BALANCE                  BALANCE
 179 . . . . . . . . . . . . . . . . . . . . .                   4          $     255,323.44                   0.17%
 239 . . . . . . . . . . . . . . . . . . . . .                   2                358,683.98                   0.24
 346 . . . . . . . . . . . . . . . . . . . . .                   1                256,824.67                   0.17
 354 . . . . . . . . . . . . . . . . . . . . .                   1                139,482.03                   0.09
 355 . . . . . . . . . . . . . . . . . . . . .                   8                843,571.42                   0.57
 356 . . . . . . . . . . . . . . . . . . . . .                   3                475,296.19                   0.32
 357 . . . . . . . . . . . . . . . . . . . . .                  31              4,189,490.37                   2.81
 358 . . . . . . . . . . . . . . . . . . . . .                 295             46,385,332.40                  31.08
 359 . . . . . . . . . . . . . . . . . . . . .                 355             52,834,973.68                  35.40
 360 . . . . . . . . . . . . . . . . . . . . .                 282             43,518,160.32                  29.16
                                                               ---           ---------------                 ------
            TOTALS:  . . . . . . . . . . . . .                 982           $149,257,138.50                 100.00%
                                                               ===           ===============                 ======

__________

(1) As of the Cut-off Date, the weighted average remaining term to maturity of the Group I Mortgage Loans is expected to be approximately 358 months.

                     LOAN-TO-VALUE RATIOS AT ORIGINATION OF
                         THE GROUP II MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                        NUMBER                AGGREGATE            MORTGAGE LOANS BY
             LOAN-TO-VALUE RATIOS AS                  OF MORTGAGE             PRINCIPAL           AGGREGATE PRINCIPAL
                 ORIGINATION (%)                         LOANS                 BALANCE                  BALANCE
           0.0+    to    60.0  . . . . . . . .                39            $  10,081,056.33                 7.64%
          60.0+    to    65.0  . . . . . . . .                12                3,290,861.37                 2.49
          65.0+    to    70.0  . . . . . . . .                26                7,075,068.15                 5.36
          70.0+    to    75.0  . . . . . . . .                46               14,116,220.88                10.70
          75.0+    to    80.0  . . . . . . . .               280               68,638,253.00                52.03
          80.0+    to    85.0  . . . . . . . .                10                2,569,969.72                 1.95
          85.0+    to    90.0  . . . . . . . .                50               13,402,081.06                10.16
          90.0+    to    95.0  . . . . . . . .                58               12,764,264.47                 9.67
                                                             ---             ---------------               ------
                   TOTALS: . . . . . . . . . .               521             $131,937,774.98               100.00%
                                                             ===             ===============               ======

--------------------


(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group II Mortgage Loans is expected to be 78.34%.

                                 NOTE RATES OF
                        THE GROUP II MORTGAGE LOANS (1)

                                                                                                    PERCENTAGES OF
                                                        NUMBER                AGGREGATE            MORTGAGE LOANS BY
                                                      OF MORTGAGE             PRINCIPAL           AGGREGATE PRINCIPAL
                 NOTE RATES (%)                          LOANS                 BALANCE                  BALANCE
             6.500+  to     6.750  . . . . . .                 1          $       250,000.00                 0.19%
             7.000+  to     7.250  . . . . . .                 6                1,464,900.00                 1.11
             7.250+  to     7.500  . . . . . .                54               14,330,432.04                10.86
             7.500+  to     7.750  . . . . . .               115               30,190,505.42                22.88
             7.750+  to     8.000  . . . . . .               148               37,987,382.48                28.79
             8.000+  to     8.250  . . . . . .                98               23,968,312.00                18.17
             8.250+  to     8.500  . . . . . .                72               17,006,260.86                12.89
             8.500+  to     8.750  . . . . . .                23                5,580,050.99                 4.23
             8.750+  to     9.000  . . . . . .                 3                  915,358.93                 0.69
             9.000+  to     9.250  . . . . . .                 1                  244,572.26                 0.19
                                                             ---             ---------------               ------
                     TOTALS: . . . . . . . . .               521             $131,937,774.98               100.00%
                                                             ===             ===============               ======

--------------------

(1) As of the Cut-Off Date, the weighted average Note Rate of the Group II Mortgage Loans is expected to be 7.969% per annum.

                           GEOGRAPHIC DISTRIBUTION OF
                         THE GROUP II MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                    NUMBER                  AGGREGATE              MORTGAGE LOANS BY
                                                  OF MORTGAGE               PRINCIPAL             AGGREGATE PRINCIPAL
                  LOCATION                           LOANS                   BALANCE                    BALANCE
 Arkansas  . . . . . . . . . . . . .                       1             $        249,288.62                 0.19%
 Arizona . . . . . . . . . . . . . .                      16                    3,682,073.91                 2.79
 California  . . . . . . . . . . . .                     240                   62,991,232.57                47.75
 Colorado  . . . . . . . . . . . . .                      12                    3,290,177.40                 2.49
 Connecticut . . . . . . . . . . . .                       1                      454,670.68                 0.34
 Florida . . . . . . . . . . . . . .                      25                    6,295,729.65                 4.77
 Georgia . . . . . . . . . . . . . .                       5                    1,270,187.02                 0.96
 Hawaii  . . . . . . . . . . . . . .                       4                    1,303,605.28                 0.99
 Idaho . . . . . . . . . . . . . . .                       3                      640,109.14                 0.49
 Illinois  . . . . . . . . . . . . .                       2                      504,102.06                 0.38
 Indiana . . . . . . . . . . . . . .                       3                      740,943.54                 0.56
 Louisiana . . . . . . . . . . . . .                       2                      276,993.91                 0.21
 Massachusetts . . . . . . . . . . .                      31                    8,712,647.98                 6.60
 Maryland  . . . . . . . . . . . . .                      11                    2,871,158.93                 2.18
 Michigan  . . . . . . . . . . . . .                       1                      253,691.15                 0.19
 Minnesota . . . . . . . . . . . . .                       2                      561,157.27                 0.43
 Missouri  . . . . . . . . . . . . .                       4                    1,123,211.16                 0.85
 North Dakota  . . . . . . . . . . .                       3                      814,637.46                 0.62
 New Jersey  . . . . . . . . . . . .                       6                    1,633,501.06                 1.24
 New Mexico  . . . . . . . . . . . .                       7                    1,712,565.95                 1.30
 Nevada  . . . . . . . . . . . . . .                       4                      998,613.57                 0.76
 New York  . . . . . . . . . . . . .                       2                      515,996.93                 0.39
 Ohio  . . . . . . . . . . . . . . .                       5                    1,219,714.53                 0.92
 Oklahoma  . . . . . . . . . . . . .                       1                      277,808.68                 0.21
 Oregon  . . . . . . . . . . . . . .                      11                    2,492,429.92                 1.89
 Pennsylvania  . . . . . . . . . . .                       4                    1,269,365.56                 0.96
 Rhode Island  . . . . . . . . . . .                       1                      232,174.52                 0.18
 Tennessee . . . . . . . . . . . . .                       3                      712,300.54                 0.54
 Texas . . . . . . . . . . . . . . .                      72                   14,872,643.99                11.27
 Utah  . . . . . . . . . . . . . . .                       9                    2,429,597.18                 1.84
 Virginia  . . . . . . . . . . . . .                      24                    5,821,633.34                 4.41
 Washington  . . . . . . . . . . . .                       6                    1,713,811.48                 1.30
                                                         ---                 ---------------               ------
           TOTALS: . . . . . . . . .                     521                 $131,937,774.98               100.00%
                                                         ===                 ===============               ======

--------------------

(1) No more than .96% of the Group II Mortgage Loans will be secured by Mortgaged Premises located it any one zip code area in California and no more than 1.59% of the Group II Mortgage Loans will be secured by Mortgaged Premises located in any one zip code area outside of California.

(2) Approximately 21.48% and 15.77%, respectively, of the Group II Mortgage Loans will be secured by Mortgaged Premises located in the Los Angeles and San Francisco metropolitan areas. See "Risk Factors -- Geographic Concentration of the Mortgaged Premises" herein for a description of the areas comprising the Los Angeles and San Francisco metropolitan areas.

                                OCCUPANCY TYPES
                         FOR GROUP II MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                        NUMBER                AGGREGATE            MORTGAGE LOANS BY
                                                      OF MORTGAGE             PRINCIPAL           AGGREGATE PRINCIPAL
                 OCCUPANCY TYPE                          LOANS                 BALANCE                  BALANCE
 Owner Occupied  . . . . . . . . . . . . . . .                 508           $129,558,901.22                  98.20%
 Second Home . . . . . . . . . . . . . . . . .                   6              1,404,250.12                   1.06
 Investor  . . . . . . . . . . . . . . . . . .                   7                974,623.64                   0.74
                                                               ---           ---------------                 ------
          TOTALS:  . . . . . . . . . . . . . .                 521           $131,937,774.98                 100.00%
                                                               ===           ===============                 ======

--------------------

(1) Based upon representations of the related borrower at the time of origination.


                        DOCUMENTATION FOR MORTGAGE LOANS
                         FOR GROUP II MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                        NUMBER                AGGREGATE            MORTGAGE LOANS BY
                                                      OF MORTGAGE             PRINCIPAL           AGGREGATE PRINCIPAL
                 TYPE OF PROGRAM                         LOANS                 BALANCE                  BALANCE
 Alternate . . . . . . . . . . . . . . . . . .                 244           $ 63,260,441.84                  47.95%
 Full  . . . . . . . . . . . . . . . . . . . .                 254             63,641,330.08                  48.23
 Limited . . . . . . . . . . . . . . . . . . .                  23              5,036,003.06                   3.82
                                                               ---           ---------------                 ------
          TOTALS:  . . . . . . . . . . . . . .                 521           $131,937,774.98                 100.00%
                                                               ===           ===============                 ======

--------------------

(1) For information relating to the Loan Seller's underwriting programs see " -- Underwriting Standards" herein.

                           TYPE OF MORTGAGED PREMISES
                          FOR GROUP II MORTGAGE LOANS

                                                                                                    PERCENTAGES OF
                                                        NUMBER                AGGREGATE            MORTGAGE LOANS BY
                                                      OF MORTGAGE             PRINCIPAL           AGGREGATE PRINCIPAL
                  PROPERTY TYPE                          LOANS                 BALANCE                  BALANCE
 Two-family  . . . . . . . . . . . . . . . . .                   7           $  1,612,512.84                   1.22%
 Three-family  . . . . . . . . . . . . . . . .                   2                344,663.05                   0.26
 Condominium . . . . . . . . . . . . . . . . .                  28              6,622,303.45                   5.02
 Deminimus PUD . . . . . . . . . . . . . . . .                 150             38,331,507.26                  29.05
 Planned Unit Development (PUD)  . . . . . . .                   5              1,046,992.67                   0.79
 Single Family . . . . . . . . . . . . . . . .                 329             83,979,795.71                  63.66
                                                               ---           ---------------                 ------
          TOTALS:  . . . . . . . . . . . . . .                 521           $131,937,774.98                 100.00%
                                                               ===           ===============                 ======


                           CURRENT PRINCIPAL BALANCES
                         FOR GROUP II MORTGAGE LOANS(1)


                                                                                                    PERCENTAGES OF
                                                        NUMBER                AGGREGATE            MORTGAGE LOANS BY
                RANGE OF CURRENT                      OF MORTGAGE             PRINCIPAL           AGGREGATE PRINCIPAL
             PRINCIPAL BALANCES ($)                      LOANS                 BALANCE                  BALANCE
          0.01   -     100,000 . . . . . . . .                  16           $  1,431,029.15                   1.08%
    100,000.01   -     150,000 . . . . . . . .                  47              5,895,170.58                   4.47
    150,000.01   -     200,000 . . . . . . . .                  59             10,461,243.30                   7.93
    200,000.01   -     250,000 . . . . . . . .                 150             34,923,489.86                  26.47
    250,000.01   -     300,000 . . . . . . . .                 135             36,875,733.05                  27.95
    300,000.01   -     350,000 . . . . . . . .                  57             18,580,906.26                  14.08
    350,000.01   -     400,000 . . . . . . . .                  33             12,304,954.71                   9.33
    400,000.01   -     450,000 . . . . . . . .                   7              2,984,983.15                   2.26
    450,000.01   -     500,000 . . . . . . . .                  12              5,739,390.76                   4.35
    500,000.01   -     550,000 . . . . . . . .                   3              1,590,656.66                   1.21
    550,000.01   -     600,000 . . . . . . . .                   2              1,150,217.50                   0.87
                                                               ---           ---------------                 ------
           TOTALS: . . . . . . . . . . . . . .                 521           $131,937,774.98                 100.00%
                                                               ===           ===============                 ======

--------------------

(1) As of the Cut-off Date, the average current aggregate principal balance of the Group II Mortgage Loan is expected to be approximately $253,239.

                       REMAINING TERM TO STATED MATURITY
                         FOR GROUP II MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                        NUMBER                AGGREGATE            MORTGAGE LOANS BY
                REMAINING STATED                      OF MORTGAGE             PRINCIPAL           AGGREGATE PRINCIPAL
                  TERM (MONTHS)                          LOANS                 BALANCE                  BALANCE
 240 . . . . . . . . . . . . . . . . . . . . .                   1           $    300,000.00                   0.23%
 356 . . . . . . . . . . . . . . . . . . . . .                   1                244,572.26                   0.19
 357 . . . . . . . . . . . . . . . . . . . . .                  20              5,015,270.56                   3.80
 358 . . . . . . . . . . . . . . . . . . . . .                 164             41,569,815.97                  31.51
 359 . . . . . . . . . . . . . . . . . . . . .                 178             44,235,846.19                  33.53
 360 . . . . . . . . . . . . . . . . . . . . .                 157             40,572,270.00                  30.75
                                                               ---           ---------------                 ------
          TOTALS:  . . . . . . . . . . . . . .                 521           $131,937,774.98                 100.00%
                                                               ===           ===============                 ======


--------------------

(1) As of the Cut-off' Date, the weighted average remaining term to maturity of the Group II Mortgage Loans is expected to be approximately 359 months.


UNDERWRITING STANDARDS

        General. The underwriting guidelines utilized in the "Flex Series Program," as developed by the Loan Seller, are intended to assess the borrower's ability and willingness to repay the mortgage loan obligation and to assess the adequacy of the mortgaged property as collateral for the mortgage loan. The underwriting guidelines utilized in the Flex Series Program are generally less restrictive than the standards set forth by FHLMC and FNMA, particularly with respect to loan-to-value ratios, borrower income, required documentation, borrower occupancy of the mortgaged property and/or property types. The Flex Series Program is designed to meet the needs of borrowers with good credit. The Flex Series Program consists of two mortgage loan programs. Each program has different loan amounts, reserve requirements, debt service-to-income ratios and Loan-to-Value Ratio restrictions. The "Gold Flex Program" is more restrictive with less credit risk than the "Flex Extra Program." The Flex Extra Program offers higher loan amounts, investor properties to 90% Loan-to-Value Ratios and expanded underwriting guidelines. The Flex Extra Program allows for less restrictive standards with certain compensating or offsetting factors such as a lower Loan-to-Value Ratio, greater liquid assets, job stability and, in the case of refinance mortgage loans, length of time owning the mortgaged property. The philosophy of the Flex Series Program is that no single borrower characteristic should automatically determine whether an application for a mortgage loan should be approved or disapproved. Lending decisions are based on a risk analysis assessment after the review of the entire mortgage loan file. Each mortgage loan is individually underwritten with emphasis placed on the overall quality of the mortgage loan.

        Under the Flex Series Program, the Loan Seller underwrites one- to four-family mortgage loans with Loan to-Value Ratios at origination of up to 95%. The Loan Seller's Gold Flex Program underwriting guidelines for purchase money or rate/term refinance loans secured by primary residences generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances of up to $300,000, up to 90% for mortgage loans with original principal balances of up to $400,000, up to 75% for mortgage loans with original principal balances of up to $650,000 and up to 60% for mortgage loans with original principal balances of up to $1,000,000, depending on, among other things, a borrower's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The Loan Seller's Flex Extra Program underwriting guidelines for purchase money or rate/term refinance loans secured by primary residences generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $500,000, up to 80% for mortgage loans with original principal balances of up to $650,000 and up to 70% for mortgage loans with original principal balances of up to $1,500,000, depending on, among other things, a borrower's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Under the Gold Flex Program and the Flex Extra Program, for cash-out refinance loans, the maximum Loan-to-Value Ratio generally is 75% and 80%, respectively, and the maximum "cash out" amount permitted is based in part on the Loan-to-Value Ratio of the related mortgage loan. The Loan Seller generally does not provide cash-out refinance mortgage loans with original principal balances in excess of $650,000 with a maximum Loan-to-Value Ratio of 50% and $1,500,000 with a maximum Loan-to-Value Ratio of 65% with respect to the Gold Flex Program and Flex Extra Program, respectively. Second lien financing of the mortgaged properties may be provided by the Loan Seller or other lenders at origination; however, the CLTV generally may not exceed 95% for mortgage loan amounts up to $500,000 in the Flex Extra Program and 95% for mortgage loan amounts above $500,000 in the Gold Flex Program. The mortgage loans in the Flex Series Program generally bear rates of interest that are greater than those which are originated in accordance with FHLMC and FNMA standards. In general, the maximum amount for mortgage loans originated under the Gold Flex Program is $1,000,000 and under the Flex Extra Program is $1,500,000; however, the Loan Seller may approve mortgage loans with strong compensating factors in excess of such amount on a case-by-case basis. All of the mortgage loans originated under the Flex Series Program are underwritten by employees of or independent contractors for the Loan Seller.

        Debt Service-to-Income Ratios. The debt service-to-income ratios utilized in the Flex Series Program generally exceed those of FNMA or FHLMC.
In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on the proposed mortgage loan and (ii) meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, the Loan Seller generally considers the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including Loan-to-Value Ratios, and are determined on a loan-by-loan basis, but generally range between 38%-40% and may be higher due to certain compensating factors.

        Full/Alternative Documentation, Limited Documentation and "No Ratio" Flex Series Programs. Each prospective borrower completes a mortgage loan application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Loan Sell requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments an any record of defaults, bankruptcies, repossessions or judgments.

        The Flex Series Program allows for approval of an application pursuant to the (a) Full/Alternative Documentation Program, (b) the Limited Documentation Program, or (c) the "No Ratio" Program. The Full/Alternative Documentation Program requires the following documents: (i) Uniform Residential Loan Application (FNMA Form 1003 or FHLMC Form 65), (ii) Statement of Assets and Liabilities (FNMA Form 1003A or FHLMC 65A), (iii) A tri-merged credit report (generally from three separate repositories) and/or a standard factual data credit report, (iv) Verification of Employment Form (or federal tax returns for self-employed borrowers) providing a complete two year employment history, (v) verification of Deposit Form for all liquid assets, verifying minimum cash reserves based upon the Loan-to-Value Ratio and borrower's income, and (vi) a Uniform Residential Appraisal Report (FNMA Form 1004 or FHLMC Form
70). The Full/Alternative Documentation Program allows for the use of certain alternative documents in lieu of the Verification of Deposit Form and Verification of Employment Form. These include W-2 Statements, tax returns and one pay check from the most recent full month for verification of income and the most recent three months personal bank statements for verification of liquid assets. In addition, self-employed borrowers must provide federal tax returns for the previous two to three years, including K-l's, federal business tax returns for two years, year-to-date financial statements, a business credit report and a signed IRS Form 4506 (Request for Copy of Tax Returns).

        Under the Limited Documentation Program, which is available to borrowers in every Flex Series Program, the Loan Seller obtains from prospective borrowers either a verification of deposit or bank statements for the most recent two- month period preceding the mortgage loan application. Under these programs the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is calculated. However, income is not verified. Mortgage loans underwritten under the Limited Documentation Program are limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. Permitted maximum Loan-to-Value Ratios (including secondary financing) under the Limited Documentation generally is limited.

        Loans originated under the Limited Documentation Program include cash-out refinance loans and mortgage loans secured by investor-owned properties. Permitted maximum Loan-to-Value Ratios (including secondary financing) under the Limited Documentation Program, which range up to 90%, are more restrictive than under the Full Documentation Program or the Alternative Documentation Program.

        The Flex Series Program also allows for approval of applications pursuant to the "No Ratio" Program. The "No Ratio" Program, available to borrowers in the Flex Extra Program, is designed for a mortgage loan which requires a minimum 20% down payment from the borrower with employment information, but no income information, stated on the application (and, therefore, the debt service-to-income ratio is not calculated). The certification of assets is confirmed by written verification of deposits and supported by bank statements. With respect to the "No Ratio" Program, a mortgage loan with a Loan-to-Value Ratio at origination in excess of 80% is not eligible.

        Under the Full/Alternative Documentation Program the Loan Seller may verbally verify the borrower's employment prior to closing and under the Limited Documentation and "No Ratio" Programs the Loan Seller does verbally verify the borrower's employment prior to closing. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage loan submitted under the Limited Documentation Programs. In addition, in order to qualify for the Limited Documentation Program, a mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Mortgage loans having a Loan-to-Value Ratio at origination in excess of 70 % with respect to the Gold Flex Program and 80 % with respect to the Flex Extra Program and, with respect to the Gold Flex Program, mortgage loans on mortgaged property used as a second or vacation home by the prospective borrowers are not eligible for the Limited Documentation Program. In general, the maximum loan amount for mortgage loans underwritten in accordance with the Limited Documentation Program is $650,000 with respect to the Gold Flex Program and $300,000 with respect to the Flex Extra Program for purchase transactions and rate-term transactions and, with respect to the Gold Flex Program a maximum loan amount of $650,000 for cash out refinance transactions. Secondary financing is allowed in the origination of the Limited Documentation Program but must meet the CLTV requirements described above and certain other requirements for subordinate financing. Secondary financing is not allowed in the case of the "No Ratio" Program. In all cases, liquid assets are verified and must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Full Documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval.

        Credit History. Under all Flex Series Programs, a FICO Score is obtained from two to three major credit repositories. "FICO Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The FICO Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. FICO Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the affect of mortgage loan characteristics on the probability of repayment by the borrower.

        Approximately 99.91% (by aggregate principal balance as of the Cut-off
Date) of the Mortgage Loans have FICO scores. The weighted average FICO score for the Mortgage Loans that were scored is 724. The weighted average FICO scores for the Gold Flex and Flex Extra Mortgage Loans that were scored are 733 and 716, respectively.

        For all Gold Flex mortgage loans, a FICO Score of 675 is generally required. FICO Scores below 675 generally are allowed with compensating factors, one of which may be an acceptable pmiAURA(SM) score as determined by PMI (defined below) and the Loan Seller.

        For all Flex Extra mortgage loans, a FICO Score of 660 with exemplary credit references from borrower is generally required. FICO Scores below 660 with satisfactory credit references will be considered as well with compensating factors, one of which may be an acceptable pmiAURA(SM) score as determined by PMI and the Loan Seller. If a FICO Score is not available or obtainable, a satisfactory pmiAURA(SM) score is generally required.

        Generally, the minimum allowable FICO Score is 620. However, on a limited case by case basis, with significant compensating factors, lower FICO Scores may be considered.

        Additionally, the Loan Seller may utilize a pmiAURA(SM) mortgage score, created from the risk analysis platform of PMI Mortgage Insurance Co. ("PMI"). The PMI Automated Underwriting and Risk Analysis System ("pmiAURA(SM)") is an automated residential mortgage loan underwriting system developed by PMI in 1987 in conjunction with the Allstate Research and Planning Center.
pmiAURA(SM) is designed to help estimate the relative likelihood of foreclosure over the life of the loan that is scored. The system is licensed to a number of residential mortgage lenders and investors, including North American Mortgage Company, and is designed to assist such lenders and investors in analyzing credit and property risk, tracking loan quality and improving underwriting efficiencies. pmiAURA(SM) considers loan, property and borrower characteristics, borrower credit information, property appraisal information as well as geodemographic information for approximately 100 metropolitan statistical areas. Severity risk is not measured. The pmiAURA(SM) system provides a pmiAURA(SM) score which is a statistical risk predictive score. A pmiAURA(SM) score does not give assurance about whether there will or will not be a default in the payment of, a foreclosure on, or a mortgage insurance claim paid on a particular mortgage loan, nor is the score a guarantee, prediction or forecast concerning loan performance or a recommendation to purchase, sell or hold a loan, or to purchase, sell or hold any security. Approximately 89.98% (by aggregate principal balance as of the Cut-off Date) of the Mortgage Loans were scored by pmiAURA(SM) (approximately 8.76% of the Mortgage Loans (by aggregate principal balance as of the Cut-Off Date) are No Ratio Documentation Mortgage Loans and thus are ineligible for pmiAURA(SM) scoring due to the absence of debt-to-income ratios, and the remaining Mortgage Loans were not scored). Approximately 98.50% and 82.46% (by aggregate principal balance as of the Cut-Off Date) of the Gold Flex and Flex Extra Mortgage Loans, respectively, were scored by pmiAURA(SM). The Mortgage Loans that were scored received weighted average scored of 80. The Gold Flex and Flex Extra Mortgage Loans that were scored received weighted average scores of 57 and 104, respectively. pmiAURA(SM) scores are on a scale of 1 - 999 (scores of 998 and 999 indicate inadequate data to render an accurate score). Higher scores indicate greater risk. A score of 100 indicates average foreclosure risk. A score of 100 represents the average score for PMI data sets for the base period used in system development. Relative risk is expressed in a linear manner such that a score of 200 is considered twice as risky as a score of 100.

        Credit risk analysis tools, such as FICO and pmiAURA(SM), are utilized to create representative risk scores on each mortgage loan. Generally, these scores have demonstrated predictable patterns of repayment expectations from borrowers based upon the combination of variables from many loan characteristics as measured by statistical models. The FICO and pmiAURA(SM) scores set forth herein were obtained at either the time of origination of the Mortgage Loan or more recently. Neither the Issuer, the Loan Seller, nor the Underwriter or any of their respective affiliates make any representations or warranties as to the actual performance of any Mortgage Loan or that a particular FICO or pmiAURA(SM) score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

        The Flex Series Program further defines an acceptable credit history as one that might include isolated derogatory items provided that the borrower supplies a satisfactory written explanation of the circumstances causing such derogatory items. Loans underwritten under the Limited Documentation Flex Series Program must have at least two years of established credit history on at least three open accounts where the accounts have been paid according to their terms. Judgments, bankruptcies, tax liens or foreclosures generally will require that the mortgage loan be underwritten under the Full Documentation Flex Series Program.

        In general, borrowers may not have more than two thirty-day and no sixty-day late payments within the past twenty-four months on any revolving credit account, a maximum of two thirty-day late payments within the past twenty- four months on any installment credit account and a maximum of one thirty-day late payment on previous mortgage loans within the past twelve months. All bankruptcies must be at least twenty-four months old under the Gold Flex Program and thirty-six months old under the Flex Extra Program, fully discharged ai borrower must have re-established satisfactory credit.

        For equity take-out refinances under the Full Documentation Flex Series Program, with Loan-to-Value Ratios in excess of 75% for the Gold Flex Program and 80% for the Flex Extra Program, no late payments on previous mortgage loans are allowed. No late payments on previous mortgage loans are allowed on equity take-out refinances under the Limited Documentation Flex Series Program.

        Quality Control. The Loan Seller performs a post-funding audit on a statistical percentage of all Flex Series Program mortgage loans. This audit includes a review for compliance with Flex Series Program parameters and accuracy of the legal documents. In a selected audit, the Loan Seller performs a complete re-verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing of the mortgage loan. Verification of occupancy and applicable information is made by regular mail. Additionally, Loan Seller will conduct pre-funding quality assurance audits of selected Flex Series Program mortgage loans. In a selected pre-funding audit the Loan Seller performs a complete re-verification of employment, income and all assets used to qualify for such mortgage loan.

        Appraisals. One- to four-family residential properties that are to secure Flex Series Program mortgage loans are appraised by independent appraisers who are approved by the Loan Seller. Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and FHLMC. As part of the Loan Seller's quality control procedures, either field or desk appraisal reviews are obtained on 10% of all mortgage loans originated under the Flex Series Program. Selected mortgage loans will also be reviewed for compliance and document accuracy. Desk reviews, field appraisals and/or additional full appraisals may be required on those mortgage loans originated under the Flex Series Program with greater risk characteristic such as higher loan amounts, non-owner occupied properties, second home properties, cash-out refinance mortgage loans and whenever in the underwriter's judgment it is necessary to reverify the appraised value of the property.

        Variations. The Loan Seller uses the foregoing parameters as guidelines only. On a case-by-case basis, the Loan Seller may determine that the prospective mortgagor warrants an exception outside the standard Flex Series Program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including: (i) the prospective mortgagor has demonstrated an ability to save and devote a greater portion of income to basic housing needs; (ii) the prospective mortgagor may have a potential for increased earnings and advancement because of education or special job training, even if the prospective mortgagor has just entered the job market;
(iii) the Prospective mortgagor has demonstrated an ability to maintain a debt free position; (iv) the prospective mortgagor may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and (v) the prospective mortgagor's net worth is substantial enough to suggest that repayment of the loan is within the prospective mortgagor's ability.

                            DESCRIPTION OF INSURANCE

PRIMARY MORTGAGE INSURANCE POLICIES

     All of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% are insured by a primary mortgage insurance policy (each, a "PMI Policy") insuring a portion of the balance of each such Mortgage Loan generally equal to the product of the original principal balance of such Mortgage Loan and a fraction, the numerator of which is the excess of the original principal balance of such Mortgage Loan over 75% of the lesser of the appraised value and selling price of the related Mortgaged Premises and the denominator of which is the original principal balance of the related Mortgage Loan plus accrued interest thereon and related foreclosure expenses. No such PMI Policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio decreases to 80% or less or, based upon a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the appraised value of the related Mortgaged Premises. All of the insurers which have issued primary mortgage guaranty insurance policies with respect to the Mortgage Loans meet FNMA's or FHLMC's standards or are acceptable to the Rating Agencies.

     Claim payments, if any, under each PMI Policy will be required to be remitted by the Master Servicer to the Certificate Trustee and will be treated in the same manner as a prepayment of a Mortgage Loan.

STANDARD HAZARD INSURANCE POLICIES, FIRE INSURANCE POLICIES AND FLOOD INSURANCE POLICIES

     The Pooling and Servicing Agreement requires the Master Servicer to cause to be maintained for each Mortgage Loan a primary hazard insurance policy (each, a "Standard Hazard Policy") with extended coverage on the related Mortgaged Premises in an amount equal to the replacement value of the improvements thereon, as determined by the related insurer. In general, the standard form of Standard Hazard Policy covers physical damage to or destruction of the Mortgaged Premises by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the Standard Hazard Policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects, domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The Pooling and Servicing Agreement also requires the Master Servicer to cause to be maintained for on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a fire insurance policy (each, a "Fire Policy") with extended coverage in an amount equal to the replacement value of the improvements thereon. In addition, whenever the improvements securing a Mortgage Loan are located in a federally designated special flood hazard area, the Pooling and Servicing Agreement requires the Master Servicer to cause a flood insurance policy (each, a "Flood Policy") to be maintained in respect thereof. The amount of coverage under such Flood Policy shall be equal to the lesser of (i) the replacement value of the improvements which are part of the related Mortgaged Premises on a replacement cost basis and (ii) the maximum amount of insurance available for such Mortgaged Premises under the national flood insurance program (assuming that the area in which such Mortgaged Premises is located is participating in such program. The ability of the Master Servicer to assure that insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any Standard Hazard Policy, Fire Policy or Flood Policy, or upon the extent to which information in this regard is furnished to the Master Servicer by the related Mortgagors. All amounts collected by the Master Servicer under any Standard Hazard Policy, Fire Policy or Flood Policy will be deposited in the Custodial Account.

     Since the amount of insurance to be maintained on the Mortgaged Premises may decline over time as the principal balances owing on the related Mortgage Loans decrease, and since residential properties have generally appreciated in value over time, in the event of partial loss, insurance proceeds under any Special Hazard Policy, Fire Policy or Flood Policy may be insufficient to restore fully the damaged property.

TITLE INSURANCE POLICIES

     The Pooling and Servicing Agreement requires that a policy of title insurance ("Title Insurance Policy") be in effect on each of the Mortgaged Premises and that such Title Insurance Policy contain no coverage exceptions, except those permitted pursuant to the guidelines heretofore established by FNMA.


                             ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Loans and Mortgaged Premises is based upon the Mortgage Pool as constituted at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Offered Securities, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Issuer deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Securities.

     A Current Report on Form 8-K will be available to purchasers of the Offered Securities and will be filed, together with the Pooling and Servicing Agreement and the Indenture, with the Commission after the initial issuance of the Offered Securities. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in such Current Report on Form 8-K.


                                THE LOAN SELLER

     The information set forth in the following paragraphs has been provided by the Loan Seller. None of the Issuer, the Underwriter, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information provided by the Loan Seller.

     North American Mortgage Company (the "Loan Seller" or "NAMC"), a Delaware corporation, is among one of the nation's largest independent mortgage bankers. At the present time and until consummation of the acquisition referred to below, the common and preferred stock of the Loan Seller are and will continue to be registered under the Securities Act of 1933 and quoted on the New York Stock Exchange. The Loan Seller is currently subject to the reporting requirements of the Securities and Exchange Act of 1934, and in accordance therewith, files reports and other information with the Commission. Copies of such materials may be obtained at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, or by mailing a written request to the corporate secretary of the Loan Seller at 3883 Airway Drive, Santa Rosa, California 95403.

     On June 23, 1997 the Loan Seller and Dime Bancorp, Inc. ("Dime") announced an agreement whereby Dime expects to acquire the Loan Seller by means of an exchange of Dime stock for stock of the Loan Seller. The acquisition is expected to close in the fourth quarter of 1997 and is subject to certain conditions. If the acquisition is consummated, the Loan Seller will become an indirect wholly-owned subsidiary of Dime and expects to continue to operate under its current name in most markets. As a result of the announcement of the merger, the Loan Seller has been placed on credit watch with negative implications by S&P and under review for possible downgrading by Moody's Investors Service, Inc. It is expected that the Loan Seller will continue to act as Master Servicer with respect to the Mortgage Loans after consummation of the acquisition.

     The Loan Seller originates, acquires, sells and services mortgage loans which are principally first-lien mortgage loans secured by single (one-to-four) family residences. The Loan Seller also sells the servicing rights associated with a portion of such mortgage loans.

     The Loan Seller originates mortgage loans through wholesale, retail, and telemarketing. Substantially all mortgage loans originated by the Loan Seller through such sources are underwritten, funded and closed by the Loan Seller. During 1996, the Loan Seller originated approximately $9.5 billion in mortgage loans. As of June 30, 1997, the Loan Seller's largest volume of mortgage loan originations were in California, Texas, Minnesota, Florida and Arizona. As of June 30, 1997, the Loan Seller operated 104 origination offices located in 30 states.

     The Loan Seller customarily sells all of the mortgage loans it originates, generally retaining the right to service such loans. The Loan Seller sells the majority of the conventional mortgage loans it originates under purchase and guarantee programs sponsored by FHLMC and FNMA. The Loan Seller's mortgage loans insured by FHA or partially guaranteed by VA or the Farms Home Administration are pooled to form GNMA securities. The Loan Seller sells FNMA, FHLMC and GNMA securities to investment banking firms that are usually primary dealers in government securities. Mortgage loans not conforming to requirements of such agencies are sold to private institutional investors.

     The Loan Seller also engages in mortgage loan servicing, which includes the processing of mortgage loan payments and the administration of mortgage loans. The primary source of servicing is from mortgage loans it has originated and sold. At June 30, 1997, the Loan Seller's loan servicing portfolio totaled $12.7 billion. See "Pooling and Servicing Agreement -- The Master Servicer" herein.

     In addition to its mortgage banking activity, the Loan Seller wholly owns an insurance agency known as North American Mortgage Insurance Services ("NAMIS"). NAMIS is a California corporation that offers a full range of insurance products in most states where the Loan Seller originates mortgage loans.

     At June 30, 1997, the Loan Seller had approximately 2,982 employees. The Loan Seller's executive offices are located at 3883 Airway Drive, Santa Rosa, California 95403, and its telephone number is (707) 546-3310.

     No person other than the Loan Seller is obligated with respect to the representations and warranties respecting the Mortgage Loans and the remedies for any breach thereof. See "Pooling and Servicing Agreement -- Assignment of Mortgage Loans" herein.


                         DESCRIPTION OF THE SECURITIES

GENERAL

     The Securities will be issued pursuant to an Indenture to be dated as of the Cut-off Date between the Issuer and the Indenture Trustee. Copies of the Indenture will be available following the Closing Date from the Master Servicer and will be filed with the Commission after the Closing Date. See "Indenture" herein and in the Prospectus.

     The Securities constitute a Series of "Bonds" that are "Special Allocation Bonds" as described in the Prospectus and will be non-recourse obligations of the Issuer. Proceeds of the Trust Estate are the sole source of payments on the Securities. The Trust Estate will include all of the Issuer's right, title and interest in and to the Certificates and such assets as from time to time are identified as deposited in respect of the Certificates in the one or more Security Accounts established by the Indenture Trustee for the benefit of the Securityholders. The Certificates will represent the beneficial ownership interest in (i) the Mortgage Loans, including such assets as are identified as deposited in respect of the Mortgage Loans in one or more Custodial Accounts established by the Master Servicer under the Pooling and Servicing Agreement for the collection of payments on the Mortgage Loans and in the Excess Proceeds Account (as established under the Pooling and Servicing Agreement, (ii) property acquired by foreclosure of such Mortgage Loans or by deed in lieu of foreclosure, and (iii) any applicable hazard insurance policies, any applicable primary mortgage insurance policies, any other applicable insurance policies and all proceeds thereof.

     Payments on the Offered Securities will be made on each Payment Date, commencing in October 1997, to Securityholders of record on the immediately preceding Record Date.

     The Offered Securities (with the exception of the Principal Only and Residual Securities) will be issued as Book- Entry Securities, maintained and transferred on the book-entry records of the DTC and its participants. The Book-Entry Securities will be represented by one or more certificates registered in the name of the nominee of DTC. The Issuer has been informed by DTC that DTC's nominee will be Cede. Payments on the Book-Entry Securities will be made by or on behalf of the Indenture Trustee to DTC (as described below) by wire transfer. No Beneficial Owner of a Book-Entry Security will be entitled to receive a Definitive Certificate representing such person's interest, except as set forth below under " -- Book Entry Registration -- Definitive Securities." Unless and until Definitive Certificates are issued for the Book-Entry Securities under the limited circumstances described herein, all references to actions by Securityholders with respect to the Book-Entry Securities shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Securityholders with respect to the Book-Entry Securities shall refer to payments, notices, reports and statements to

DTC or Cede, as the registered holder of the Book-Entry Securities, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

     The Principal Only and Residual Securities will be issued in certificated, fully-registered form. Payments on the Offered Securities that are issued in certificated form will be made to each registered holder entitled thereto, either (i) by check mailed to the address of such Securityholder as it appears on the books of the Indenture Trustee or (ii) at the request, submitted to the Indenture Trustee in writing at least five business days prior to the related Record Date, of any holder of such an Offered Security having an initial Security Principal Balance of not less than $1,000,000, by wire transfer in immediately available funds, provided, that the final payment in respect of any Offered Security will be made only upon presentation and surrender of such Security at the Corporate Trust Office of the Indenture Trustee. See "The Indenture Trustee" herein.

     The Class FXA-6, Class FXA-7, Class A-3 and Class A-6 and Principal Only Securities will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Class FXA-1, Class FXA-2, Class FXA-3, Class FXA-4, Class FXA-5, Class A-1, Class A-4, Class A-5, Class A-7, Class A-8, Class A-9 and Offered Subordinate Securities will be issued in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. The Residual Securities will be issued in minimum denominations of $10 and integral multiples of $1.00 in excess thereof. The Strip Securities will be issued in minimum initial Notional Amounts (as defined herein) of $1.00 and integral multiples of $1.00 in excess thereof. In addition, one Security of each Class may be issued evidencing the sum of an authorized denomination thereof and the remainder of the aggregate initial Security Principal Balance of such Class.

BOOK-ENTRY REGISTRATION

     General. Beneficial Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Securities may do so only through participants and indirect participants. In addition, Beneficial Owners will receive all payments of principal of and interest on the related Book-Entry Securities through DTC and its participants and indirect participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued for the related Book-Entry Securities, it is anticipated that the only registered Securityholder of such Book-Entry Securities will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as Securityholders, as such term is used in the Indenture, and Beneficial Owners will be permitted to receive information furnished to Securityholders and to exercise the rights of Securityholders only indirectly through DTC, its participants and indirect participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Securities among participants and to receive and transmit payments of principal of and interest on such Book-Entry Securities. Participants and indirect participants with which Beneficial Owners have accounts with respect to such Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Book-Entry Securities, the Rules provide a mechanism by which Beneficial Owners, through their participants and indirect participants, will receive payments and will be able to transfer their interests in the Book-Entry Securities.

     None of the Issuer, the Loan Seller, DLJMC, the Master Servicer, the Underwriter, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Certificates. Each Class of the Book-Entry Securities will be issued in definitive, registered form to Beneficial Owners or their nominees, and thereupon such Beneficial Owners will become Securityholders if, and only if, one of the following events shall occur (any such event being referred to as "Book-Entry Termination"): (i) DTC or the Issuer advises the Indenture Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as a clearing corporation with respect to such Book-Entry Securities and the Issuer and the Indenture Trustee are unable to engage a qualified successor to serve as DTC, or (ii) an event of default under the Indenture (an "Indenture Event of Default") shall occur and be continuing and DTC and its participants or indirect participants, at the direction of Beneficial Owners representing a majority of the outstanding principal amount of such Book-Entry Securities, advise the Indenture Trustee in writing that the continuation of a book entry system is no longer in the best interests of Beneficial Owners. Upon Book-Entry Termination, Beneficial Owners will become registered

Securityholders and will deal directly with the Indenture Trustee with respect to transfers, notices, payments and requests for redemption.

     The DTC has advised the Issuer and the Indenture Trustee that, prior to Book-Entry Termination, DTC will take any action permitted to be taken by a Securityholder under the Indenture only at the direction of one or more DTC participants to whom the Book-Entry Securities are credited in an account maintained by DTC. The DTC has advised that it will take such action with respect to any principal amount of the Book-Entry Securities only at the direction of and on behalf of DTC Participants with respect to that principal amount of such Book-Entry Securities. For example, if a vote of Beneficial Owners is required to accelerate maturity of one or more Classes of the Book-Entry Securities following an Indenture Event of Default, DTC, acting at the direction of its participants or indirect participants (which in turn are acting at the direction of Beneficial Owners), may vote in favor of acceleration of maturity with respect to a portion of the principal amount of such Class or Classes of the Book-Entry Securities owned by a group of Beneficial Owners and against acceleration with respect to other principal amounts of such Class or Classes of the Book-Entry Securities owned by a different group of Beneficial Owners.

     ISSUANCE OF THE BOOK-ENTRY SECURITIES OFFERED HEREBY IN BOOK ENTRY FORM RATHER THAN AS PHYSICAL CERTIFICATES MAY ADVERSELY AFFECT THE LIQUIDITY OF THE BOOK-ENTRY SECURITIES IN THE SECONDARY MARKET AND THE ABILITY OF BENEFICIAL OWNERS TO PLEDGE THEM. IN ADDITION, AS DESCRIBED ABOVE, PRIOR TO BOOK-ENTRY TERMINATION DISTRIBUTIONS ON THE BOOK-ENTRY SECURITIES WILL BE MADE BY THE INDENTURE TRUSTEE TO DTC AND DTC WILL CREDIT SUCH DISTRIBUTIONS TO THE ACCOUNTS TO ITS PARTICIPANTS, WHICH WILL FURTHER CREDIT THEM TO THE ACCOUNTS OF INDIRECT PARTICIPANTS OR BENEFICIAL OWNERS. AS A RESULT, BENEFICIAL OWNERS MAY EXPERIENCE DELAYS IN THE RECEIPT OF SUCH DISTRIBUTIONS. SEE "RISK FACTORS -- BOOK ENTRY REGISTRATION" AND "DESCRIPTION OF THE BONDS -- BOOK ENTRY REGISTRATION" IN THE PROSPECTUS.

     For additional information regarding DTC and the Book-Entry Securities, see "Description of Book-Entry Procedures" herein and "Description of the Bonds -- Book Entry Registration" in the Prospectus.

AVAILABLE FUNDS

     The "Available Funds" for any Payment Date and either Mortgage Loan Group will equal (a) the sum of (i) the balance on deposit in the Custodial Account relating to such Mortgage Loan Group as of the close of business on the related Determination Date, (ii) all Advances relating to such Mortgage Loan Group made with respect to such Payment Date and (iii) certain other related amounts to be deposited by the Master Servicer in the Security Account relating to such Mortgage Loan Group, reduced by (b) the sum of (i) scheduled payments on the Mortgage Loans collected with respect to such Mortgage Loan Group but due after the related Due Date, (ii) reinvestment income on amounts relating to such Mortgage Loan Group in the Custodial Account, (iii) all amounts reimbursable with respect to such Payment Date to the Master Servicer, any subservicer, the Certificate Trustee or the Issuer relating to such Mortgage Loan Group and (iv) any unscheduled payments with respect to such Mortgage Loan Group, including mortgagor prepayments on the Mortgage Loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of the Mortgage Loans in such Mortgage Loan Group, in each case received after the applicable Prepayment Period relating to such Payment Date, all as reduced by the amount of certain reimbursements to be made to the Master Servicer pursuant to the Pooling and Servicing Agreement. Notwithstanding the foregoing, with respect to the Subordinate Securities and the Residual Securities (after the Security Principal Balance of the Residual Securities has been reduced to zero), "Available Funds" means, with respect to any Payment Date, the sum of (x) the Available Funds for Group I for such Payment Date, plus (y) the Available Funds for Group II for Such Payment Date, in each case, after any payments required to made prior to such Classes of Securities on such Payment Date as described below under the headings "-- Interest Payments" and "-- Principal Payments." With respect to any Payment Date, the "Determination Date" is the 15th day of the month in which such Payment Date occurs or, if such day is not a business day, the immediately preceding business day.

PRIORITY OF PAYMENTS

     On each Payment Date prior to the Credit Support Depletion Date (as defined herein), payments will be made in the order and priority as follows:

     (a) With respect to the Class FX and Residual Securities to the extent of the Available Funds for Group I remaining following prior payments, if any, on such Payment Date:

         (i) first, to the Residual Securities, as principal, pro rata, until their respective Security Principal Balances have been reduced to zero;

         (ii) second, to the Class FXP Securities, the Class FXP Discount Mortgage Loan Principal Payment Amount;

         (iii) third, pro rata, to the Class FXA, Class FXS and Residual Securities, accrued and unpaid interest at the respective Security Interest Rates on their respective Security Principal Balances (or the Class FXS Notional Amount, in the case of the Class FXS Securities);

         (iv) fourth, to the Class FXA Securities, as principal, the Class FXA Principal Payment Amount in the order described in "-- Payments of Principal -- Class FXA Principal Payment Amount" herein; and

         (v) fifth, for so long as the Subordinate Securities are outstanding, to the Class FXP Securities, the sum of (a) principal in an amount equal to the Class FXP Fraction of certain principal losses on the Group I Discount Mortgage Loans ("Group I Losses Payable"), as described in "-- Principal Payments" herein to the extent of amounts otherwise available to pay the Subordinate Principal Payment Amount (as defined herein) (without regard to clause (B) of such definition) on such Payment Date and (b) the sum of amounts, if any, by which the Group I Losses Payable on each prior Payment Date exceeded the amount actually paid in respect thereof on such prior Payment Dates and not subsequently paid, to the extent of amounts otherwise available to pay the Subordinate Principal Payment Amount on such Payment Date (any amounts distributed in respect of losses pursuant to this paragraph shall not cause a further reduction in the Security Principal Balances of the Class FXP Securities), provided, that such payments in respect of Group I Losses Payable shall not cause a further reduction of the outstanding Securities Principal Balance of the Class FXP Securities; provided further, that if the amounts otherwise available to pay the Subordinate Principal Payment Amount for any such Payment Date are insufficient to cover such outstanding principal losses for the Class FXP Securities as provided above and Class P Securities as provided in clause (v) of paragraph (b) below, then the amounts otherwise available to pay the Subordinate Principal Payment Amount will be allocated pro rata to the Class FXP and Class P Securities based on the amount such Securities are entitled to receive pursuant to this clause, in the case of the Class FXP Securities, and clause (v) of paragraph (b) below, in the case of the Class P Securities;

     (b) With respect to the Class II Securities, to the extent of the Available Funds for Group II remaining following prior payments, if any, on such Payment Date:

         (i) first, to the Class P Securities, the Class P Discount Mortgage Loan Principal Payment Amount;

         (ii) second, pro rata, to the Class A and Class S Securities, accrued and unpaid interest at their respective Security Interest Rates on their respective Security Principal Balances (or the Class S Notional Amount and the Class A-2 Notional Amount, in the case of the Class S Securities and the Class A-2 Securities, respectively); provided that on each Payment Date through the applicable Accretion Termination Date, such amount with respect to the Class A-9 Securities will not be paid to the Class A- 9 Securities but will instead be added to the Security Principal Balance of the Class A-9 Securities;

         (iii) third, to the Class A-7, Class A-8 and Class A-9 Securities in reduction of the Security Principal Balances thereof, the applicable Accretion Amount in the order described herein under "-- Payments of Principal -- Accretion Directed Securities";

         (iv) fourth, to the Class A Securities which are entitled to receive principal, as principal, the Class A Principal Payment Amount in the order described in "-- Payments of Principal -- Class A Principal Payment Amount" herein; and

         (v) fifth, for so long as the Subordinate Securities are outstanding, to the Class P Securities, the sum of (a) principal in an amount equal to the Class P Fraction of certain principal losses on the Group II Discount Mortgage Loans ("Group II Losses Payable"), as described in "-- Principal Payments" herein to the extent of amounts otherwise available to pay the Subordinate Principal Payment Amount (without regard to clause (B) of such definition) on such Payment Date and (b) the sum of amounts, if any, by which the Group II Losses Payable on each prior

                 Payment Date exceeded the amount actually paid in respect thereof on such prior Payment Dates and not subsequently paid, to the extent of amounts otherwise available to pay the Subordinate Principal Payment Amount on such Payment Date (any amounts distributed in respect of losses pursuant to this paragraph shall not cause a further reduction in the Security Principal Balances of the Class P Securities); provided, that such payments in respect of Group II Losses Payable shall not cause a further reduction of the outstanding Securities Principal Balance of the Class P Securities; provided further, that if the amounts otherwise available to pay the Subordinate Principal Payment Amount for any such Payment Date are insufficient to cover such outstanding principal losses for the Class P Securities as provided above and Class FXP Securities as provided in clause (iv) of paragraph (a) above, then the amounts otherwise available to pay the Subordinate Principal Payment Amount will be allocated pro rata to the Class FXP and Class P Securities based on the amount such Securities are entitled to receive pursuant to this clause, in the case of the Class P Securities, and clause (iv) of paragraph (a) above, in the case of the Class FXP Securities.

(c) With respect to the Subordinate Securities and the Residual Securities, subject to the payment of the Senior Securities and Residual Securities as described above, and to the extent of the Available Funds for both Mortgage Loan Groups remaining, if any, following prior payments on such Payment Date:

         (i) first, to the Class B-1 Securities, accrued and unpaid interest at the Class B-1 Security Interest Rate on the Security Principal Balance of the Class B-1 Securities;

         (ii) second, to the Class B-1 Securities, their pro rata share of the Subordinate Principal Payment Amount (based upon such Class' Security Principal Balance as a percentage of the Security Principal Balance of all of the Subordinate Securities);

         (iii) third, to the Class B-2 Securities, accrued and unpaid interest at the Class B-2 Security Interest Rate on the Security Principal Balance of the Class B-2 Securities;

         (iv) fourth, to the Class B-2 Securities, their pro rata share of the Subordinate Principal Payment Amount (based upon such Class' Security Principal Balance as a percentage of the Security Principal Balance of all of the Subordinate Securities);

         (v) fifth, to the Class B-3 Securities, accrued and unpaid interest at the Class B-3 Security Interest Rate on the Security Principal Balance of the Class B-3 Securities;

         (vi) sixth, to the Class B-3 Securities, their pro rata share of the Subordinate Principal Payment Amount (based upon such Class' Security Principal Balance as a percentage of the Security Principal Balance of all of the Subordinate Securities);

         (vii) seventh, to the remaining Subordinate Securities, interest and principal in the same manner as for the Subordinate Securities in clauses (i) through (vi) above, first to the Class B-4 Securities, then to the Class B-5 Securities and then to the Class B-6 Securities;

         (viii) eighth, to each Class of the Subordinate Securities in the order of seniority, the remaining portion, if any, of the Available Funds, up to the amount of unreimbursed Realized Losses previously allocated to such Class, if any, provided payment of any amount pursuant to this paragraph shall not cause a further reduction in the Security Principal Balances of such Class of Subordinate Securities; and

         (ix) ninth, to the Class R and Class RP Securities, the remaining portion, if any, of the Available Funds for both Mortgage Loan Groups for such Payment Date after all prior payments on such Payment Date in respect of the Upper REMIC and the Lower REMIC, as their respective interests are described in the Indenture.

         With respect to the Subordinate Securities, notwithstanding the foregoing, on any Payment Date on which the Subordination Level for any Class of Subordinate Securities is less than such percentage as of the Cut-off Date, the portion of the Subordinate Principal Payment Amount otherwise allocable to the Class or Classes junior to such Class will be allocated to the most senior Class of Subordinate Securities for which the Subordination Level is less than such percentages as of the

     Cut-off Date and to the Class or Classes of Subordinate Securities senior thereto, pro rata according to the Security Principal Balances of such Classes. The "Subordination Level" on any specified date with respect to any Class of Subordinate Securities is the percentage obtained by dividing the sum of the Security Principal Balances of all Classes of Securities which are subordinate in right of payment to such Class by the sum of the Security Principal Balances of all of the Securities as of such date prior to giving effect to payments or allocations of Realized Losses on the Mortgage Loans on such date.

     On each Payment Date on or after the Credit Support Depletion Date, payments will be made in the order and priority as follows:

     (a) With respect to the Class FX Securities (and to the limited extent described below, the Class R, Class RP and Class A Securities), subject, in each case, to the extent of the Available Funds for Group I remaining following prior payments, if any, on such Payment Date:

          (i) first, to the Class FXP Securities, the Class FXP Discount Mortgage Loan Principal Payment Amount;

          (ii) second, to the Class FXA and Class FXS Securities, accrued and unpaid interest at their respective Security Interest Rates on their respective Security Principal Balances (or the Class FXS Notional Amount, in the case of the Class FXS Securities), pro rata (based on the amount of interest to which each Class of Class FX Securities (other than the Class FXP Securities) is entitled to receive);

          (iii) third, to the Class FXA Securities, the Class FXA Principal Payment Amount, pro rata according to their respective Security Principal Balances;

          (iv) fourth, to the Class II Securities as additional Available Funds; and

          (v) fifth, to the Class R and Class RP Securities, the remaining portion, if any, of the Available Payment for Group I for such Payment Date after all prior payments on such Payment Date in respect of the Upper REMIC and the Lower REMIC, as their respective interests are described in the Indenture.

     (b) With respect to the Class II Securities (and to the limited extent described below, the Class R, Class RP and Class FX Securities), subject, in each case, to the extent of the Available Funds for Group II remaining following prior payments, if any, on such Payment Date:

          (i) first, to the Class P Securities, the Class P Discount Mortgage Loan Principal Payment Amount;

          (ii) second, to the Class A and Class S Securities, accrued and unpaid interest at their respective Security Interest Rates on their respective Security Principal Balances (or the Class S Notional Amount and the Class A-2 Notional Amount, in the case of the Class S and Class A-2 Securities, respectively), pro rata (based on the amount of interest to which each Class of Class A Securities (other than the Class P Securities) is entitled to receive);

          (iii) third, to the Class A Securities entitled to receive principal, the Class A Principal Payment Amount, pro rata, according to their respective Security Principal Balances;

          (iv) fourth, to the Class FX Securities as additional Available Funds; and

          (v) fifth, to the Class R and Class RP Securities, the remaining portion, if any, of the Available Funds for Group II for such Payment Date after all prior payments on such Payment Date in respect of the Upper REMIC and the Lower REMIC, as their respective interests are described in the Indenture.

     The "Credit Support Depletion Date" is the first Payment Date on which the aggregate of the Security Principal Balances of the Subordinate Securities has been or will be reduced to zero as a result of payments or allocations of Realized Losses.

     Except in the limited circumstances described herein, payments of interest and principal to the Class FX and Class II Securities will be based solely on payments received with respect to Group I Mortgage Loans and Group II Mortgage Loans, respectively.

INTEREST PAYMENTS

     With respect to each Class of Securities (except the Principal Only Securities and, through the related Accretion Termination Date, the Companion Securities), interest will be paid monthly on each Payment Date, commencing in October 1997. With respect to each Payment Date, an amount of interest will accrue during the related Interest Accrual Period on each Class of Securities generally equal to 1/12th of the applicable Security Interest Rate for such Class multiplied by the related Security Principal Balance or Notional Amount, as applicable. Interest to be paid on the Securities on any Payment Date will consist of accrued and unpaid interest as of previous Payment Dates and interest accrued during the related Interest Accrual Period. All payments of interest for each Class of Securities will generally be made only to the extent of the Available Funds for the related Mortgage Loan Group as described herein under "-- Priority of Payments." Interest payable on the Securities shall be calculated based on the Security Principal Balance, or Notional Balance or Component Principal Balance, as applicable, of each Class of Securities after giving effect to all payments of principal and allocations of Realized Losses on all preceding Payment Dates. For each Payment Date, the "Interest Accrual Period" for each Class of Securities is the calendar month preceding such Payment Date.

     On each Payment Date through the Class A-9 Component 1 Accretion Termination Date, the Class A-9 Component 1 Accretion Amount will not be paid on the Class A-9 Securities but will instead be added to the Component Principal Balance thereof. On each Payment Date after the Class A-9 Component 1 Accretion Termination Date, the Class A-9 Component 1 Accretion Amount will be paid on the Class A-9 Securities and will not be added to the Security Principal Balance thereof.

     On each Payment Date through the Class A-9 Component 2 Accretion Termination Date, the Class A-9 Component 2 Accretion Amount will not be paid on the Class A-9 Securities but will instead be added to the Component Principal Balance thereof. On each Payment Date after the Class A-9 Component 2 Accretion Termination Date, the Class A-9 Component 2 Accretion Amount will be paid on the Class A-9 Securities and will not be added to the Security Principal Balance thereof.

     The "Class A-9 Component 1 Accretion Termination Date" is the earlier of
(i) the Credit Support Depletion Date, and (ii) the Payment Date on which the Security Principal Balance of the Class A-7 Securities is reduced to zero. The "Class A-9 Component 2 Accretion Termination Date" is the earlier of (i) the Credit Support Deletion Date, and (ii) the Payment Date on which the Security Principal Balance of the Class A-8 Securities is reduced to zero. The Class A-9 Component 1 Accretion Termination Date and the Class A-9 Component 2 Accretion Termination Date are sometimes referred to herein as the "Accretion Termination Date" with respect to a Class A-9 Component.

     The "Class A-9 Component 1 Accretion Amount" for each Payment Date is an amount equal to accrued and unpaid interest at the Security Interest Rate for the Class A-9 Securities on the Component Principal Balance of the Class A-9 Component 1 during the related Interest Accrual Period. The "Class A-9 Component 2 Accretion Amount" for each Payment Date is an amount equal to accrued and unpaid interest at the Security Interest Rate for the Class A-9 Securities on the Component Principal Balance of the Class A-9 Component 2 during the related Interest Accrual Period. The Class A-9 Component 1 Accretion Amount and the Class A-9 Component 2 Accretion Amount are sometimes referred to herein as the "Accretion Amount" with respect to a Class A-9 Component.

     The Security Interest Rates for the Senior Securities are set forth on the cover page hereof. The Strip Securities will accrue interest on the applicable Notional Amount. The Class FXS Notional Amount with respect to any Payment Date will equal the product of (x) the aggregate Scheduled Principal Balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Payment Date, as of the Cut-off Date, of the Group I Premium Rate Mortgage Loans and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates (as defined herein) for the Group I Premium Rate Mortgage Loans and the denominator of which is 7.25%. The Class FXS Notional Amount as of the Cut-off Date will be approximately $22,244,414. The "Stripped Interest Rate" for each Group I Premium Rate Mortgage Loan is the excess of the Net Rate for such Mortgage Loan over 7.25% per annum. The Class S Notional Amount with respect to any Payment Date will equal the product of (x) the aggregate Scheduled Principal Balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Payment Date, as of the Cut-off Date, of the Group II Premium Rate Mortgage Loans and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates (as defined herein) for the Group II Premium Rate Mortgage Loans and the denominator of which is 7.25%. The Class S Notional Amount as of the Cut-off Date will be approximately $8,500,913. The "Stripped Interest Rate" for each Group II Premium Rate Mortgage Loan is the excess of the Net Rate for such Mortgage Loan over 7.25% per annum.

     As of any Payment Date, the "Class A-2 Notional Amount" will equal the sum of (A) the product of (x) 8.9655172309% and (y) the Component Principal Balance of the Class A-1 Component 1, and (B) the product of (x) 8.9655172309% and (y) the Component Principal Balance of the Class A-1 Component 2. The Class A-2 Notional Amount as of the Cut-off Date will be approximately $2,063,265.

     The Security Interest Rate applicable to the Class B-1, Class B-2 and Class B-3 Securities will equal 7.25% per annum for each Payment Date.

     Subject to the limitations described in this Prospectus Supplement under "Certain Yield and Prepayment Considerations," on each Payment Date the Master Servicer is obligated to deposit into the Custodial Account an amount equal to the lesser of (a) any shortfall for the related month in interest collections resulting from the timing of prepayments in full made from the 15th day of the calendar month preceding such Payment Date, or from the Cut-off Date in the case of the first Payment Date to the last day of such month, and (b) the monthly Servicing Fee. The amount so deposited will hereinafter be referred to as "Compensating Interest." If the amount of Compensating Interest with respect to any Payment Date is not sufficient to cover all Prepayment Interest Shortfalls, there will be a corresponding shortfall to the extent of the amount of Prepayment Interest Shortfalls not offset by such Compensating Interest in the interest paid to Securityholders on such Payment Date, and any such shortfall, as well as any Soldiers' and Sailors' Shortfall, will be allocated pro rata to reduce the interest payment to which each Class of Securities would otherwise be entitled.

PRINCIPAL PAYMENTS

     General. On each Payment Date, Securityholders will be entitled to receive principal payments from the Available Funds to the extent and priority described herein. See "-- Priority of Payments" herein. Except in the limited circumstances described herein, the Class FX Securities (other than the Class FXS Securities which are not entitled to receive principal payments) will receive principal collected from Group I Mortgage Loans and the Class II Securities (other than the Class S and Class A-2 Securities which are not entitled to receive principal payments) will receive principal collected from Group II Mortgage Loans. The Subordinate Securities will receive principal collected from Mortgage Loans in both Mortgage Loan Groups. The Strip Securities will not receive any payments of principal.

     Class FXP Principal Payments. On each Payment Date, the Class FXP Securities will receive a portion of the Available Funds for Group I attributable to principal received on or in respect of any Group I Mortgage Loan with a Net Rate of less than 7.25% per annum (a "Group I Discount Mortgage Loan"), in an amount (the "Class FXP Discount Mortgage Loan Principal Payment Amount" for such Payment Date) equal to the amount of such principal so attributable multiplied by a fraction, the numerator of which is 7.25% minus the Net Rate on such Group I Discount Mortgage Loan and the denominator of which is 7.25% (the "Class FXP Fraction"). In addition, on each Payment Date for so long as any Class of Subordinate Securities remains outstanding, the Class FXP Securities will also receive principal, to the extent of amounts available to pay the Subordinate Principal Payment Amount (without regard to clause (B) of such definition) on such Payment Date, in an amount generally equal to the Class FXP Fraction of any loss on a Group I Discount Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses, and such payments in respect of losses shall not cause a further reduction of the outstanding Security Principal Balance of the Class FXP Securities; provided, that if the amounts otherwise available to pay the Subordinate Principal Payment Amount (without regard to clause (B) of such definition) for any such Payment Date are insufficient to cover such outstanding principal losses for the Class FXP Securities as provided above and Class P Securities as provided below, then the amounts otherwise available to pay the Subordinate Principal Payment Amount (without regard to clause (B) of such definition) will be allocated pro rata to the Class FXP and Class P Securities based on the amount such Securities are entitled to receive pursuant to this sentence, in the case of the Class FXP Securities, and the second sentence under "Class P Principal Payments" below, in the case of the Class P Securities.

     Class FXA Principal Payment Amount. On each Payment Date prior to the Credit Support Deletion Date, an amount, up to the amount of the Class FXA Principal Payment Amount for such Payment Date, to the extent of the amount, if any, remaining following prior payments on such Payment Date, will be paid as principal to the following Classes of Class FXA Securities in the following order of priority:

     (i) first, to the Residual Securities, pro rata, until their respective Security Principal Balances have been reduced to zero;

     (ii) second, to the Class FXA-5 Lockout Securities, an amount, up to the amount of the Class FXA-5 Lockout Principal Payment Amount (as defined herein), if any, until the Security Principal Balance thereof has been reduced to zero;

     (iii) third, concurrently, to the Class FXA-2, Class FXA-3 and Class FXA-4 Securities in the following amounts until the Security Principal Balance of the Class FXA-2 Securities has been reduced to $40,259,293.46: (A) 39.6326019839% to the Class FXA-3 and Class
            FXA-4 Securities, pro rata, and (B) 60.3673980161% as follows: (1) 54.1706485011% to the Class FXA-2 Securities, and (2) 45.8293514989% to the Class FXA-3 and Class FXA-4 Securities, pro rata;

     (iv) fourth, concurrently, to the Class FXA-1, Class FXA-2, Class FXA-3 and Class FXA-4 Securities in the following amounts until the Security Principal Balance of the Class FXA-1 Securities has been reduced to zero : (A) 61.0908624618% as follows: (1) 54.1706485011% to the Class FXA-2 Securities, and (2) 45.8293514989% to the Class FXA-3 and Class FXA-4 Securities, pro rata, and (B) 38.9091375382% to the Class FXA-1 Securities;

     (v) fifth, concurrently, to the Class FXA-2, Class FXA-3 and Class FXA-4 Securities in the following amounts until the Security Principal Balances of the Class FXA-2, Class FXA-3 and Class FXA-4 Securities have been reduced to zero: (A) 16.9028616814% as follows: (1) 54.1706485011% to the Class FXA-2 Securities, and (2) 45.8293514989% to the Class FXA-3 and Class FXA-4 Securities, pro rata, (B) 11.0978227448% to the Class FXA- 3 and Class FXA-4 Securities, pro rata; and (C) 71.9993155738% to the Class FXA-2 Securities;

     (vi) sixth, 100% to the Class FXA-6 Securities until the Security Principal Balance thereof has been reduced to zero;

     (vii) seventh, 100% to the Class FXA-7 Securities until the Security Principal Balance thereof has been reduced to zero; and

     (viii) eighth, 100% to the Class FXA-5 Lockout Securities until the Security Principal Balance thereof has been reduced to zero.

     The "Class FXA Principal Payment Amount" for any Payment Date will equal the sum of (i) the Class FXA Percentage (as defined below) of the Principal Payment Amount (as defined below) for Group I (exclusive of the portion thereof attributable to the Class FXP Discount Mortgage Loan Principal Payment Amount for such Payment Date), (ii) the Class FXA Prepayment Percentage (as defined below) of the Principal Prepayment Amount (as defined below) for Group I (exclusive of the portion thereof attributable to the Class FXP Discount Mortgage Loan Principal Payment Amount for such Payment Date), and (iii) the Class FXA Liquidation Amount (as defined below).

     The "Class FXA Liquidation Amount" with respect to a Payment Date is the aggregate of, for each Group I Mortgage Loan which became a Liquidated Loan during the related Prepayment Period, the lesser of (i) the Class FXA Percentage of the principal balance of such Mortgage Loan (exclusive of the Class FXP Fraction thereof, with respect to any Group I Discount Mortgage Loan) and (ii) the Class FXA Prepayment Percentage of the Group I Liquidation Principal for such Payment Date with respect to such Mortgage Loan.

     "Group I Liquidation Principal" with respect to a Payment Date is the principal portion of Liquidation Proceeds received with respect to a Group I Mortgage Loan which became a Liquidated Loan (but not in excess of the principal balance thereof) during the related Prepayment Period, exclusive of the portion thereof attributable to the applicable Class FXP Discount Mortgage Loan Principal Payment Amount with respect to such Payment Date.

     The "Class FXA Percentage" for any Payment Date will equal the lesser of
(i) 100% and (ii) the sum of the Security Principal Balances of the Class FXA and Residual Securities immediately prior to such Payment Date, divided by the aggregate Scheduled Principal Balance of the Group I Mortgage Loans (less the Class FXP Principal Balance) as of the second preceding Due Date.

     The "Class FXA-5 Lockout Principal Payment Amount" for any Payment Date will equal the sum of (i) the Class FXA-5 Lockout Percentage (as defined below) of the applicable Principal Payment Amount for Group I (exclusive of the portion thereof attributable to the applicable Class FXP Discount Mortgage Loan Principal Payment Amount), (ii) the Class FXA-5 Lockout Prepayment Percentage (as defined herein) of the applicable Principal Prepayment Amount for Group I (exclusive of the portion thereof attributable to the applicable Class FXP Discount Mortgage Loan Principal Payment Amount) and (iii) the Class FXA-5 Lockout Liquidation Amount (as defined below).

     The "Class FXA-5 Lockout Percentage" for any Payment Date will equal the lesser of (i) 100% and (ii) the aggregate Security Principal Balances of the Class FXA-5 Lockout Securities immediately prior to such Payment Date, divided by the aggregate Scheduled Principal Balance of the Group I Mortgage Loans (less the Security Principal Balance of the Class FXP Securities) as of the second preceding Due Date. The "Class FXA-5 Lockout Liquidation Amount" with respect to a Payment Date is the aggregate of, for each Group I Mortgage Loan which became a Liquidated Loan during the related Prepayment Period, the lesser of (i) the Class FXA-5 Lockout Percentage of the principal balance of such Mortgage Loan (exclusive of the Class FXP Fraction thereof, if applicable) and
(ii) the Class FXA-5 Lockout Prepayment Percentage (as defined herein) of the Group I Liquidation Principal with respect to such Mortgage Loan.

     Class P Principal Payments. On each Payment Date, the Class P Securities will receive a portion of the Available Funds for Group II attributable to principal received on or in respect of any Group II Mortgage Loan with a Net Rate of less than 7.25% per annum (a "Group II Discount Mortgage Loan") in an amount (the "Class P Discount Mortgage Loan Principal Payment Amount" for such Payment Date), equal to the amount of such principal so attributable multiplied by a fraction, the numerator of which is 7.25% minus the Net Rate on such Group II Discount Mortgage Loan and the denominator of which is 7.25% (the "Class P Fraction"). In addition, on each Payment Date for so long as any Class of Subordinate Securities remains outstanding, the Class P Securities will also receive principal, to the extent of amounts available to pay the Subordinate Principal Payment Amount (without regard to clause (B) of such definition) on such Payment Date, in an amount generally equal to the Class P Fraction of any loss on a Group II Discount Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses, and such payments in respect of losses shall not cause a further reduction of the outstanding Security Principal Balance of the Class P Securities; provided, that if the amounts otherwise available to pay the Subordinate Principal Payment Amount (without regard to clause (B) of such definition) for any such Payment Date are insufficient to cover such outstanding principal losses for the Class P Securities as provided above and Class FXP Securities as provided above, then the amounts otherwise available to pay the Subordinate Principal Payment Amount (without regard to clause (B) of such definition) will be allocated pro rata to the Class FXP and Class P Securities based on the amount such Securities are entitled to receive pursuant to this sentence, in the case of the Class P Securities, and the second sentence of the "Class FXP Principal Payments" above, in the case of the Class FXP Securities.

     Class A-1 and Class A-9 Components. Solely for the purposes of determining payments of principal thereon, the Class A-1 and Class A-9 Securities will each be deemed to consist of two components (each a "Component" and respectively, for the Class A-1 Securities, the "Class A-1 Component 1" and the "Class A-1 Component 2" and for the Class A-9 Securities, the "Class A-9 Component 1" and the "Class A-9 Component 2"), each with a specified principal balance (a "Component Principal Balance"). The initial Component Principal Balances of the Class A-1 Component 1 and Class A-1 Component 2 are $12,453,396 and $10,559,953, respectively, in each case subject to the variance described herein. The initial Component Principal Balances of the Class A-9 Component 1 and the Class A-9 Component 2 are $1,082,000, and $1,606,000, respectively, in each case subject to the variance described herein.

     Accretion-Directed Securities. The Class A-7 and Class A-8 Securities are Accretion-Directed Securities which are designed to receive principal payments from accretions of interest on the Component Principal Balances of the Class A-9 Component 1 and the Class A-9 Component 2, respectively.

     On each Payment Date through the Class A-9 Component 1 Accretion Termination Date, an amount equal to the Class A-9 Component 1 Accretion Amount will be paid as follows:

     (i) first, to the Class A-7 Securities until the TAC Principal Balance thereof is reached on such Payment Date (as set forth in the TAC Balances Table set forth in Appendix D hereto); and

     (ii) second, any remaining amount to the Class A-9 Component 1 until the Component Principal Balance thereof is reduced to zero.

     In addition, on each Payment Date through the Class A-9 Component 2 Accretion Termination Date, an amount equal to the Class A-9 Component 2 Accretion Amount will be paid as follows:

     (i) first, to the Class A-8 Securities until the TAC Principal Balance thereof is reached on such Payment Date (as set forth in the TAC Balances Table set forth in Appendix D hereto); and

     (ii) second, any remaining amount to the Class A-9 Component 2 until the Component Principal Balance thereof is reduced to zero.

     Class A Principal Payment Amount. On each Payment Date prior to the Credit Support Depletion Date, an amount, up to the amount of the Class A Principal Payment Amount for such Payment Date, to the extent of the amount, if any, remaining following prior payments on such Payment Date, will be paid as principal to the following Classes of Class A and Residual Securities in the following order of priority:

     (i) first, to the Class A-4 Lockout Securities, an amount, up to the Class A-4 Lockout Principal Payment Amount, (as defined herein), if any, until the Security Principal Balance thereof has been reduced to zero;

     (ii) second, concurrently, to the Class A-1 Component 1 and Class A-1 Component 2, Class A-5, Class A-6, Class A- 7 and Class A-8 Securities, and the Class A-9 Component 1 and Class A-9 Component 2 in the following amounts until the Security Principal Balances of the Class A-5 and Class A-6 Securities are reduced to zero: (A) 10.9493055910% to the Class A-5 and Class A-6 Securities, sequentially, until the Security Principal Balances thereof have been reduced to zero; (B) 48.1887076414% as follows: (1) to the Class A-1 Component 1 until the PAC Component Principal Balance thereof is reached on such Payment Date (as set forth in the Class A-1 Component 1 PAC Balances Table set forth in Appendix C hereto),
            (2) to the Class A-7 Securities until the TAC PrincipalBalance thereof is reached on such Payment Date on such Payment Date (as set forth in the Class A-7 TAC Balances Table set forth in Appendix D hereto), (3) to the Class A-9 Component 1 until the Component Principal Balance thereof is reduced to zero, (4) to the Class A-7 Securities until the Security Principal Balance thereof is reduced to zero, and (5) to the Class A-1 Component 1 until the Component Principal Balance thereof is reduced to zero; and (C) 40.8619867676% as follows: (1) to the Class A-1 Component 2 until the PAC Component Principal Balance thereof is reached on such Payment Date (as set forth in the Class A-1 Component 2 PAC Balances Table set forth in Appendix C hereto), (2) to the Class A-8 Securities until the TAC PrincipalBalance thereof is reached on such Payment Date (as set forth in the Class A-8 TAC Balances Table set forth in Appendix D hereto), (3) to the Class A-9 Component 2 until the Component Principal Balance thereof is reduced to zero,
            (4) to the Class A-8 Securities until the Security Principal Balance thereof is reduced to zero, and (5) to the Class A-1 Component 2 until the Component Principal Balance thereof is reduced to zero;

     (iii) third, concurrently, to the Class A-1 Component 1, Class A-1 Component 2, the Class A-7 Securities, the Class A-8 Securities, the Class A-9 Component 1 and the Class A-9 Component 2 in the following amounts until the Component Principal Balances or Security Principal Balances, as applicable, thereof have been reduced to zero: (A) 54.1137941813% as follows: (1) 100% to the following: (a) to the Class A-1 Component 1 until the PAC Component Principal Balance thereof is reached on such Payment Date (as set forth in the Class A-1 Component 1 PAC Balances Table set forth in Appendix C hereto), (b) to the Class A-7 Securities until the TAC PrincipalBalance thereof is reached on such Payment Date (as set forth in the Class A-7 TAC Balances Table set forth in Appendix D hereto), (c) to the Class A-9 Component 1 until the Component Principal Balance thereof is reduced to zero, (d) to the Class A-7 Securities until the Security Principal Balance thereof is reduced to zero, (e) to the Class A-1 Component 1 until the Component Principal Balance thereof is reduced to zero; and (f) 100% to the Class A-3 Securities until the Security Principal Balance thereof is reduced to $2,606,265.00; and (B) 45.8862058187%
            as follows: (1) 100% to the following: (a) to the Class A-1 Component 2 until the PAC Component Principal Balance thereof is reached on such Payment Date (as set forth in the Class A-1 Component 2 PAC Balances Table set forth in Appendix C), (b) to the Class A-8 Securities until the TAC PrincipalBalance thereof is reached on such Payment Date (as set forth in the Class A-8 TAC Balances Table set forth in Appendix D hereto), (c) to the Class A-9 Component 2 until the Component Principal Balance thereof is reduced to zero, (d) to the Class A-8 Securities until the Security Principal Balance thereof is reduced to zero, (e) to the Class A-1 Component 2 until the Component Principal Balance thereof is reduced to zero; and (f) 100% to the Class A-3 Securities until the Security Principal Balance thereof is reduced to $2,606,265.00;

     (iv) fourth, 100% to the Class A-3 Securities, until the Security Principal Balance of the Class A-3 Securities has been reduced to zero; and

     (v) fifth, 100% to the Class A-4 Lockout Securities, until the Security Principal Balance of the Class A-4 Lockout Securities have been reduced to zero.

     The "Class A Principal Payment Amount" for any Payment Date will equal the sum of (i) the Class A Percentage (as defined below) of the Principal Payment Amount for Group II (exclusive of the portion thereof attributable to the Class P Discount Mortgage Loan Principal Payment Amount for such Payment Date), (ii) the Class A Prepayment Percentage (as defined below) of the Principal Prepayment Amount for Group II (exclusive of the portion thereof attributable to the Class P Discount Mortgage Loan Principal Payment Amount for such Payment
Date), and (iii) the Class A Liquidation Amount (as defined below).

     The "Class A Liquidation Amount" with respect to a Payment Date is the aggregate of, for each Group II Mortgage Loan which became a Liquidated Loan during the related Prepayment Period, the lesser of (i) the Class A Percentage of the principal balance of such Mortgage Loan (exclusive of the Class P Fraction thereof, with respect to any Group II Discount Mortgage Loan) and (ii) the Class A Prepayment Percentage of the Group II Liquidation Principal for such Payment Date with respect to such Mortgage Loan.

     "Group II Liquidation Principal" with respect to a Payment Date is the principal portion of Liquidation Proceeds received with respect to a Group II Mortgage Loan which became a Liquidated Loan (but not in excess of the principal balance thereof) during the related Prepayment Period, exclusive of the portion thereof attributable to the applicable Class P Discount Mortgage Loan Principal Payment Amount with respect to such Payment Date.

     The "Class A Percentage" for any Payment Date will equal the lesser of (i) 100% and (ii) the Security Principal Balance of the Class A Securities immediately prior to such Payment Date, divided by the aggregate Stated Principal Balance of the Group II Mortgage Loans (less the Class P Principal Balance) as of the second preceding Due Date.

     The "Class A-4 Lockout Principal Payment Amount" for any Payment Date will equal the sum of (i) the Class A-4 Lockout Percentage (as defined below) of the applicable Principal Payment Amount for Group II (exclusive of the portion thereof attributable to the applicable Class P Discount Mortgage Loan Principal Payment Amount), (ii) the Class A-4 Lockout Prepayment Percentage (as defined herein) of the applicable Principal Prepayment Amount for Group II (exclusive of the portion thereof attributable to the applicable Class P Discount Mortgage Loan Principal Payment Amount) and (iii) the Class A-4 Lockout Liquidation Amount (as defined below).

     The "Class A-4 Lockout Percentage" will equal (a) with respect to any Payment Date occurring prior to the Payment Date occurring in October 2002, 0%, and (b) with respect to any Payment Date occurring in October 2002 and thereafter, the lesser of (i) 100% and (ii) the aggregate Security Principal Balances of the Class A-4 Lockout Securities immediately prior to such Payment Date, divided by the aggregate Scheduled Principal Balances of the Group II Mortgage Loans (less the Class P Principal Balance) as of the second preceding Due Date. The "Class A-4 Lockout Liquidation Amount" with respect to a Payment Date is the aggregate of, for each Group II Mortgage Loan which became a Liquidated Loan during the related Prepayment Period, the lesser of (i) the Class A-4 Lockout Percentage of the principal balance of such Mortgage Loan (exclusive of the Class P Fraction thereof, if applicable) and (ii) the Class A-4 Lockout Prepayment Percentage (as defined herein) of the Group II Liquidation Principal with respect to such Mortgage Loan.

     For any Payment Date and for either Mortgage Loan Group, the "Principal Payment Amount" is the sum of scheduled principal payments on the Mortgage Loans in such Mortgage Loan Group due on the related Due Date. For any Payment Date and for either Mortgage Loan Group, the "Principal Prepayment Amount" is the sum of (i) all partial principal prepayments from the Mortgage Loans in such Mortgage Loan Group which were received during the preceding calendar month, (ii) all principal prepayments in full from the Mortgage Loans in such Mortgage Loan Group received during the related Prepayment Period (provided that principal prepayments in full received from the Cut-off Date through September 14, 1997 will be passed through to holders of Securities on the October 1997 Payment Date), (iii) the principal portion of repurchase proceeds received with respect to any Mortgage Loan in such Mortgage Loan Group which was repurchased as permitted or required by the Pooling and Servicing Agreement during the calendar month preceding the month of the Payment Date and (iv) any other unscheduled payments of principal which were received from the Mortgage Loans in such Mortgage Loan Group during the preceding calendar month, other than principal prepayments in full, partial principal prepayments or Liquidation Principal. Except as described herein, principal payments to the Class FXA Securities will be based on the Principal Payment Amount, Principal Prepayment Amount and Group I Liquidation Principal for the Group I Mortgage Loans and principal payments to the Class A Securities will be based on the Principal Payment Amount, Principal Prepayment Amount and Group II Liquidation Principal for the Group II Mortgage Loans. Principal payments to the Subordinate Securities will be based on the Principal Payment Amount, Principal Prepayment Amount and Liquidation Principal for both Mortgage Loan Groups.

     The "Class FXA Prepayment Percentage" and "Class A Prepayment Percentage" for any Payment Date occurring will be as follows: for any Payment Date occurring prior to October 2002, 100%; for any Payment Date in October 2002 through and including September 2003, the Class FXA or Class A Percentage, as the case may be, for such Payment Date plus 70% of the Subordinate Percentage (as defined herein) for the related Mortgage Loan Group for such Payment Date; for any Payment Date occurring in October 2003 through and including September 2004, the Class FXA or Class A Percentage, as the case may be, for such Payment Date plus 60% of the Subordinate Percentage for the related Mortgage Loan Group for such Payment Date; for any Payment Date occurring in October 2004 through and including September 2005, the Class FXA or Class A Percentage, as the case may be, for such Payment Date plus 40% of the Subordinate Percentage for the related Mortgage Loan Group for such Payment Date; for any Payment Date occurring in October 2005 through and including September 2006, the Class FXA or Class A Percentage, as the case may be, for such Payment Date plus 20% of the Subordinate Percentage for the related Mortgage Loan Group for such Payment Date; and for any Payment Date occurring in or after October 2006, the Class FXA or Class A Prepayment Percentage will be the Class FXA or Class A Percentage, as the case may be, for such Payment Date. Any scheduled reduction to the Class FXA and Class A Prepayment Percentage described above shall not be made as of any Payment Date unless for the related Mortgage Loan Group both
(i)(X) the average outstanding principal balance of the Mortgage Loans in the related Mortgage Loan Group delinquent 60 days or more over the last six months, as a percentage of the related Class B Loan Group Component Balance (as defined below), is less than 50% or (Y) the average outstanding principal balance of the Mortgage Loans in the related Mortgage Loan Group delinquent 60 days or more over the last six months, as a percentage of the aggregate average outstanding principal balance of all Mortgage Loans in such Mortgage Loan Group over the last six months, does not exceed 2% and (ii) realized losses on the Mortgage Loans in the related Mortgage Loan Group to date for such Payment Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the first Payment Date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the initial related Class B Loan Group Component Balance. The "Class B Loan Group Component Balance" at any time for either Mortgage Loan Group shall equal the then outstanding aggregate Scheduled Principal Balance of the Mortgage Loans in such Mortgage Loan Group minus the then outstanding Security Principal Balance of the Class FX Securities, with respect to Group I, or the Class II Securities, with respect to Group II. Upon reduction of the Security Principal Balance of the Class FXA Securities, or the Security Principal Balance of the Class A Securities, as applicable, to zero, the Class FXA Prepayment Percentage or Class A Prepayment Percentage, as appropriate, will equal 0%. Notwithstanding the above, if on any Payment Date, the Class FXA or Class A Percentage exceeds the initial related Class FXA or Class A Percentage, then both the Class FXA and Class A Prepayment Percentages for such Payment Date will equal 100%.

     The "Class FXA-5 Lockout Prepayment Percentage" will equal the product of
(a) the Class FXA-5 Lockout Percentage and (b) the Step Down Percentage (as defined below); provided, however, if on any Payment Date the Security Principal Balances of the Class FXA Securities, other than the Class FXA-5 Lockout Securities, have been reduced to zero, the "Class FXA-5 Lockout Prepayment Percentage" shall be equal to the Class FXA Prepayment Percentage for such Payment Date.

     The "Class A-4 Lockout Prepayment Percentage" will equal the product of
(a) the Class A-4 Lockout Percentage and (b) the Step Down Percentage; provided, however, if on any Payment Date the Security Principal Balances of the Class A Securities, other than the Class A-4 Lockout Securities, have been reduced to zero, the "Class A-4 Lockout Prepayment Percentage" shall be equal to the Class A Prepayment Percentage for such Payment Date.

     The "Step Down Percentage" for any Payment Date will be the percentage indicated below:

     DISTRIBUTION DATE OCCURRING IN                STEP DOWN PERCENTAGE
     ------------------------------                --------------------
     October 1997 through September 2002                      0%
     October 2002 through September 2003                     30%
     October 2003  through September 2004                    40%
     October 2004  through September 2005                    60%
     October 2005  through September 2006                    80%
     October 2006  and thereafter                           100%

     Cross-Collateralization. On each Payment Date prior to the occurrence of the Credit Support Depletion Date, but on or after the reduction of the Security Principal Balance of either the Class FX or Class II Securities to zero, all principal on the Mortgage Loans in the Mortgage Loan Group relating to either the Class FXA or the Class A Securities that have been paid in full will be paid as principal, after payments of principal to the related Principal Only Securities, to the remaining Class FX or Class II Securities, as applicable, in accordance with the order set forth under the applicable Principal Payment Amount beginning with clause (ii) thereof as described in "-- Principal Payments" herein, and in reduction of the Security Principal Balances of such remaining Class FX or Class II Securities, as applicable, provided that on such Payment Date (a) the then current Class B Percentage is less than two (2) times the initial Class B Percentage, or (b) the average outstanding principal balance of the Mortgage Loans in either Mortgage Loan Group delinquent 60 days or more over the last six months, as a percentage of the related Class B Loan Group Component Balance, is greater than or equal to 50%.

     In addition, if on any Payment Date the aggregate Security Principal Balances of the Class FX or Class II Securities is greater than the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group, less the Class FXP or Class P Fraction of any Group I or Group II Discount Mortgage Loans (the "Undercollateralized Group"),

     (i)    the portion of the Available Funds (after giving effect to clause
     (ii) below) in respect of principal on the Mortgage Loans in the other Mortgage Loan Group (the "Overcollateralized Group") remaining after payments of principal to the Principal Only Securities and the other Classes of Senior Securities of the Overcollateralized Group will be paid to the Senior Securities of the Undercollateralized Group in accordance with the order set forth under the applicable Principal Payment Amount beginning with clause (ii) thereof, as described above, until the aggregate Security Principal Balance of the Senior Securities of the Undercollateralized Group equals the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group less the Class FXP or Class P Fraction of any Group I or Group II Discount Mortgage Loans in such Mortgage Loan Group, as applicable, and

     (ii) the Available Funds of the Overcollateralized Group will be reduced (after payments to the Overcollateralized Group pursuant to subclauses
     (a)(i), (a)(ii) and (a)(iii) or (b)(i) and (b)(ii), as applicable, under "-- Priority of Payments" herein) in an amount equal to one month's interest on the amount by which the Undercollateralized Group is undercollateralized at 7.25% per annum, to the extent of any shortfalls of interest on the Senior Securities of the Undercollateralized Group from prior Payment Dates, including accrued and unpaid interest on such shortfall at the rate described above (any amount covering interest shortfalls and interest accrued thereon, will be paid to the applicable Class or Classes of Securities in the priority of interest payable on such Class of Securities on such Payment Date) and such amount will be included in the Available Funds with respect to the Undercollateralized Group.

     The "Class B Percentage," as of any Payment Date is a percentage, the numerator of which is the outstanding aggregated Scheduled Principal Balance of the Mortgage Loans as of the second preceding Due Date minus the then outstanding Security Principal Balance of the Senior Securities immediately prior to such Payment Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans as of the second preceding Due Date.

     Subordinate Principal Payment Amount. The "Subordinate Principal Payment Amount" for any Payment Date will be equal to the excess of (A) the sum of (i) the Subordinate Percentage for Group I of the Principal Payment Amount for Group I (exclusive of the portion thereof attributable to the Class FXP Discount Mortgage Loan Principal Payment Amount), (ii) the Subordinate Percentage for Group II of the Principal Payment Amount for Group II (exclusive of the portion thereof attributable to the Class P Discount Mortgage Loan Principal Payment Amount), (iii) the Subordinate Prepayment Percentage for Group I (as defined below) of the Principal Prepayment Amount for Group I (exclusive of the portion thereof attributable to the Class FXP Discount Mortgage Loan Principal Payment Amount), (iv) the Subordinate Prepayment Percentage for Group II of the Principal Prepayment Amount for Group II (exclusive of the portion thereof attributable to the Class P Discount Mortgage Loan Principal Payment Amount) and (v) the Subordinate Liquidation Amount (as defined below) over (B) the sum of (x) the amounts required to be paid to the Principal Only Securities pursuant to clause (v) of paragraph (a) and clause
(v) of paragraph (b) under "-- Priority of Payments" herein on such Payment Date, (y) in the event that the Security Principal Balance of either the Class FXA or Class A Securities has been reduced to zero, principal paid from the Available Funds for the Mortgage Loan Group related to such Class FXA or Class A Securities to the remaining Class FXA or Class A Securities and (z) the amounts in respect of principal paid from the Available Funds of an Overcollateralized Group to an Undercollateralized Group as described in the immediately preceding paragraph.

     The "Subordinate Percentage" for Group I for any Payment Date will equal the excess of 100% over the Class FXA Percentage and the "Subordinate Percentage" for Group II for any Payment Date will equal the excess of 100% over the Class A Percentage.

     The "Subordinate Prepayment Percentage" for Group I will equal the excess of 100% over the Class FXA Prepayment Percentage and the "Subordinate Prepayment Percentage" for Group II will equal the excess of 100% over the Class A Prepayment Percentage.

     The "Subordinate Liquidation Amount" will equal the excess, if any, of the
(i) aggregate Liquidation Principal for all Mortgage Loans which became Liquidated Loans during the related Prepayment Period (other than any such amounts allocated to the Principal Only Securities), over (ii) the sum of the Class FXA Liquidation Amount and the Class A Liquidation Amount for such Payment Date.

     The rights of the holders of the Subordinate Securities to receive payments of interest and principal are subordinated to the rights of the holders of the Senior Securities to receive payments of interest and principal. See "-- Subordination and Allocation of Losses" herein.

SUBORDINATION AND ALLOCATION OF LOSSES

     The Subordinate Securities will be subordinate in right of payment to and provide credit support to the Senior Securities, the Non-Offered Subordinate Securities will be subordinate in right of payment to and provide credit support to the Offered Subordinate Securities, the Class B-3 Securities will be subordinate in right of payment to and provide credit support to the Class B-1 and Class B-2 Securities and the Class B-2 Securities will be subordinate in right of payment to and provide credit support to the Class B-1 Securities, to the extent described herein. The support provided by the Subordinate Securities is intended to enhance the likelihood of regular receipt by the Senior Securities of the full amount of the monthly payments of interest and principal, as applicable, to which they are entitled and to afford such Securities protection against certain losses. The protection afforded to the Senior Securities by the Subordinate Securities will be accomplished by the preferential right on each Payment Date of the Senior Securities to receive payments of interest and principal, as applicable, prior to payments of interest or principal to the Subordinate Securities. The support provided by the Non-Offered Subordinate Securities to the Offered Subordinate Securities is intended to enhance the likelihood of regular receipt by the Offered Subordinate Securities of the full amount of monthly payments of interest to which they are entitled and to afford such holders protection against certain losses. The protection afforded the Class B-1 Securities by the Class B-2 and Class B-3 Securities, and the protection afforded the Class B-2 Securities by the Class B-3 Securities, will be similarly accomplished by the preferential right of the Class B-1 Securities to receive payments of interest prior to payments of interest to the Class B-2 and Class B-3 Securities and the preferential right of the Class B-2 Securities to receive such payments of interest prior to such payments to the Class B-3 Securities.

     Except for Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, any Realized Loss with respect to a Mortgage Loan will be allocated among the Securities (i) for losses allocable to principal (a) first, to each Class of Non-Offered Subordinate Securities (in reverse numerical order), (b) second, to the Class B-3 Securities, (c) third, to the Class B-2 Securities, (d) fourth, to the Class B-1 Securities, in each case until the Security Principal Balance of such Class has been reduced to zero, and then, (x) in the case of losses on a Group I Mortgage Loan, to the Class FX Securities, other than the Class FXP Securities, pro rata according to their Security Principal Balances in reduction of their respective Security Principal Balances and (y) in the case of losses on a Group II Mortgage Loan, to the Class II Securities, other than the Class P Securities, pro rata according to their Security Principal Balances in reduction of their respective Security Principal Balances; provided, however, that in each case if the loss is recognized with respect to a Group I Discount Mortgage Loan or Group II Discount Mortgage Loan, the Class FXP or Class P Fraction of such loss will first be allocated to the Class FXP or Class P Securities, as applicable, and the remainder of such loss will be allocated as described above in this clause
(i), and (ii) for losses allocable to interest (a) first, to each Class of Non-Offered Subordinate Securities (in reverse numerical order), in reduction of accrued but unpaid interest thereon and then in reduction of the aggregate Security Principal Balance thereof, (b) second, to the Class B-3 Securities, in reduction of accrued but unpaid interest thereon and then in reduction of the Security Principal Balance thereof, (c) third, to the Class B-2 Securities, in reduction of accrued but unpaid interest thereon and then in reduction of the Security Principal Balance thereof, (d) fourth, to the Class B-1 Securities, in reduction of accrued but unpaid interest thereon and then in reduction of the Security Principal Balance thereof and (e) fifth, (x) in the case of losses on a Group I Mortgage Loan, to the Class FX Securities, other than the Class FXP Securities, pro rata in reduction of accrued but unpaid interest thereon and then pro rata according to their Security Principal Balances in reduction of their respective Security Principal Balances and (y) in the case of losses on a Group II Mortgage Loan, to the Class II Securities, other than the Class P Securities, pro rata according to accrued but unpaid interest thereon and then pro rata according to their Security Principal Balances in reduction of their respective Security Principal Balances.

     On each Payment Date, after giving effect to the principal payments and allocation of losses as described above, if the Security Principal Balances of all outstanding Securities exceed the aggregate Scheduled Principal Balance of the Mortgage Loans, as of such date, then the excess of the Security Principal Balance of the Securities over such aggregate Scheduled Principal Balance will be deemed to be a principal loss, which will allocated to the most subordinate Class of Subordinate Securities.

     Following the allocation of a Realized Loss to a Class of Subordinate Securities, the Issuer will remain obligated on a nonrecourse basis, solely to the extent of collateral pledged to secure the Securities, and subject to the prior right of the holders of the Senior Securities to receive interest and principal thereon out of Available Funds on any Payment Date, to the holders of the Subordinate Securities for the full amount of principal outstanding and accrued interest on the Subordinate Securities. Any regularly scheduled payment of interest on the Subordinate Securities not paid when due as a result of the allocation of a Realized Loss or the order of priority of payments on the Securities will be carried forward to subsequent Payment Dates. If a recovery is made in respect of a Realized Loss after it has been allocated to a Class or Classes of Subordinate Securities, the principal amount of such recovery will be shared pro rata among all Classes of Subordinate Securities to which the related Realized Loss was allocated, and the share of such recovery will be applied in reduction of the respective Security Principal Balances of such Classes of Subordinate Securities.

     Under the Series Supplement and the Indenture, an Event of Default will not occur solely as a reason of the allocation of Realized Losses to any Class of Subordinate Securities or the Security Principal Balance of any Class of Subordinate Securities being reduced to zero by reason of the allocation thereto of Realized Losses or by failure to pay the amount of accrued interest on the Subordinate Securities or the Subordinate Principal Payment Amount on any Payment Date as long as all Available Funds are paid on the Securities on such Payment Date. In addition, an Event of Default will not occur solely by the failure to pay the amount of accrued interest on the Senior Securities or the Class A or Class FXA Principal Payment Amount, as applicable, on any Payment Date, or by the allocation of any Realized Losses on any Payment Date, so long as all Available Funds are paid on the Securities on such Payment Date. For purposes of determining whether an Event of Default occurs under the Indenture, a default in the payment of principal of any Securities, or a default for five days or more in the payment of interest on any Security will occur only if all Available Funds for such Payment Date were not paid on the Securities as required by the Series Supplement and the Indenture.

     Investors in the Senior Securities should be aware that because the Subordinate Securities represent interests in both Loan Groups, the Security Principal Balances of Subordinate Securities could be reduced to zero as a result of a disproportionate amount of losses on the Mortgage Loans in one Mortgage Loan Group. Therefore, notwithstanding that losses on the Mortgage Loans in one Mortgage Loan Group may only be allocated to the related Senior Securities (except for Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses), the allocation to the Subordinate Securities of losses on the Mortgage Loans in the other Mortgage Loan Group will increase the likelihood that losses may be allocated to such Senior Securities.

     Special Hazard Losses in excess of the Special Hazard Coverage ("Excess Special Hazard Losses") will be allocated to the outstanding Classes of Securities by Pro Rata Allocation. "Special Hazard Coverage" is expected to equal approximately $2,996,535 as of the Cut-off Date. On each anniversary of the Cut-off Date, the Special Hazard Coverage will be reduced, but not increased, to an amount equal to the lesser of (1) the greatest of (a) the aggregate principal balance of the Mortgage Loans located in the single California zip code area containing the largest aggregate Scheduled Principal Balance of the Mortgage Loans, (b) 1% of the aggregate Scheduled Principal Balance of the Mortgage Loans and (c) twice the Scheduled Principal Balance of the largest single Mortgage Loan, in each case calculated as of the Due Date in the immediately preceding month and (2) the Special Hazard Coverage as of the Cut-off Date as reduced by the Special Hazard Losses allocated to the Securities since the Cut-off Date.

     Fraud Losses in excess of the Fraud Coverage ("Excess Fraud Losses") will be allocated to the outstanding Classes of Securities by Pro Rata Allocation. "Fraud Coverage" is expected to equal approximately $5,623,898 as of the Cut-off Date. Fraud Coverage will be reduced, from time to time, by the amount of Fraud Losses allocated to the Securities. On each anniversary of the Cut-off Date, Fraud Coverage will be reduced to the lesser of (i) on the first, second, third and fourth anniversaries of the Cut-off Date, 1.0% of the aggregate principal balance of the Mortgage Loans as of the Due Date in the preceding month and (ii) the excess of the Fraud Coverage as of the Cut-off Date over cumulative Fraud Losses allocated to the Securities to date. On the fifth anniversary of the Cut-off Date, Fraud Coverage will be reduced to zero.

     Mortgagor Bankruptcy Losses in excess of the Bankruptcy Coverage ("Excess Bankruptcy Losses") will be allocated to the outstanding Classes of Securities by Pro Rata Allocation. "Bankruptcy Coverage" is expected to equal approximately $110,740 as of the Cut-off Date. Bankruptcy Coverage will be reduced, from time to time, by the amount of Mortgagor Bankruptcy Losses allocated to the Securities.

     Extraordinary Losses also will be allocated to the outstanding Classes of Securities by Pro Rata Allocation. As used herein, "Pro Rata Allocation" means
(i) the allocation of the principal portion of losses relating to a Mortgage Loan to all Classes of

Securities, other than the Principal Only Securities, pro rata according to their respective Security Principal Balances, except if the loss is recognized with respect to a Group I Discount Mortgage Loan or a Group II Discount Mortgage Loan, the applicable Class FXP Fraction or Class P Fraction of such loss will first be allocated to the related Principal Only Securities, and (ii) the allocation of the interest portion of losses relating to a Mortgage Loan to all Classes of Securities pro rata according to the amount of interest accrued on each such Class, other than the Principal Only Securities, in reduction thereof and then in reduction of their related Security Principal Balance.

     Special Hazard Coverage, Fraud Coverage or Bankruptcy Coverage may also be reduced upon written confirmation from the Rating Agencies that such reduction will not adversely affect the then current ratings assigned to the Offered Securities by the Rating Agencies. Such a reduction, in the event of Special Hazard Losses, Fraud Losses or Mortgagor Bankruptcy Losses, could adversely affect the level of protection afforded the Senior Securities by subordination of the Subordinate Securities or the level of protection afforded the Offered Subordinate Securities by the Non-Offered Subordinate Securities.

     Investors in the Senior Securities should be aware that the applicable coverages for such losses cover Mortgage Loans in both Mortgage Loan Groups as long as any Subordinate Securities are outstanding. Therefore, in the event Mortgage Loans in a Mortgage Loan Group suffer a high level of Special Hazard Losses, Fraud Losses or Mortgagor Bankruptcy Losses, it will reduce the available coverage for the related Senior Securities and may cause Senior Securities relating to the other Mortgage Loan Group to suffer losses in the event Mortgage Loans in either Mortgage Loan Group suffer such losses after the available coverage has been exhausted.

OPTIONAL PURCHASE OF DELINQUENT MORTGAGE LOANS

     Under the Pooling and Servicing Agreement, the Master Servicer will have the right to purchase from the Trust any Mortgage Loan that is 90 days or more delinquent (i.e., any Mortgage Loan on which the related mortgagor has failed to make four consecutive monthly payments) if the Master Servicer determines that such Mortgage Loan otherwise would become subject to foreclosure or related proceedings. The purchase price for any such Mortgage Loan will equal the outstanding principal balance of such Mortgage Loan plus accrued and unpaid interest thereon (adjusted to the related Net Rate) to the first day of the month in which the amount of such purchase price will be paid to the Securityholders. The Master Servicer will be obligated to deposit into the Custodial Account the purchase price for any Mortgage Loan purchased by it as described above.

ADVANCES

     Prior to each Payment Date, the Master Servicer is required to make Advances (out of its own funds or funds held in the Custodial Account for future distribution or withdrawal) with respect to any payments of principal and interest (net of the related Servicing Fee) that were due on the Mortgage Loans on the immediately preceding Due Date and delinquent as of the close of business on the related Determination Date.

     Such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the Subordinate Securities. The purpose of making such Advances is to maintain a regular cash flow to the Securityholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to reductions in the amount of monthly payments due to certain bankruptcy proceedings not including any permanent forgiveness ("Debt Service Reductions") or Soldiers' and Sailors Shortfalls or shortfalls due to similar legislation or regulations (as defined herein). Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an Event of Default (as defined herein) thereunder, in which case the Certificate Trustee, as successor Master Servicer, will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.

     All Advances will be reimbursable to the Master Servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related Mortgage Loan, (i) if the Offered Subordinate Securities are outstanding and the Security Principal Balance of the Non-Offered Subordinate Securities has not been reduced to zero, from amounts otherwise distributable to the Non-Offered Subordinate Securities (in reverse numerical order), (ii) if the Offered Subordinate Securities are outstanding but the Security Principal Balance of the Non-Offered Subordinate Securities have been reduced to zero, from amounts otherwise distributable on the Class B-3 Securities, (iii) if the Class B-1 and

Class B-2 Securities are outstanding but the Security Principal Balance of the Class B-3 Securities has been reduced to zero, from amounts otherwise distributable on the Class B-2 Securities, and (iv) if the Class B-1 Securities outstanding but the Security Principal Balances of the Class B-2 and the Class B-3 Securities have been reduced zero, from amounts otherwise distributable on the Class B-1 Securities; provided, however, that any such Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and other similar risks ("Extraordinary Losses") are reimbursable to the Master Servicer out of any funds in the Custodial Account prior to payments on any of the Securities and the amount of such losses will be allocated as described herein. In addition, if the Security Principal Balances of the Subordinate Securities have been reduced to zero, any Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the Master Servicer out of any funds in the Custodial Account prior to payments on the Securities. The effect of these provisions on the Subordinate Securities is that, with respect to any Advance that remain unreimbursed following the final liquidation of the related Mortgage Loan, the entire amount of the reimbursement for such Advance will be borne by the holders of the Subordinate Securities (except as described above), to the extent of all amounts otherwise distributable to such holders.

EXAMPLE OF PAYMENTS ON THE SECURITIES

     The following chart sets forth an example of payments on the Securities for the first month of the transaction.

         September 1  . .   Cut-off Date.         The initial principal
                                                  balance of the Mortgage Pool
                                                  will be the aggregate
                                                  outstanding principal balance
                                                  of the Mortgage Loans as of
                                                  September 1, 1997, after
                                                  deducting any principal
                                                  payments due on or before
                                                  such date. Any principal and
                                                  interest payments due on or
                                                  before September 1 will not
                                                  be part of the Mortgage Pool.

         September 1 through
         October 14 . . .   Prepayment Period.    Prepayments in full with
                                                  interest thereon to the date
                                                  of such prepayment in full,
                                                  received at any time during
                                                  this period will be deposited
                                                  into the Custodial Account
                                                  for payment to
                                                  Securityholders on October
                                                  27, 1997 (the "October 27th
                                                  Payment Date").

         September 30 . .   Record Date.          Payments on the October 27th
                                                  Payment Date will be made to
                                                  Securityholders of record at
                                                  the close of business on the
                                                  last business day of
                                                  September (the month
                                                  immediately preceding the
                                                  month of payment).
         September 2 through
         October 1  . . .   Collection Period.    Payments due during the
                                                  related Due Period (September
                                                  2 through October 1) from
                                                  mortgagors will be deposited
                                                  in the Custodial Account as
                                                  received, and will include
                                                  scheduled principal payments
                                                  plus interest on the
                                                  September balances.


         October 15   . .   Determination Date.   On the second business day
                                                  following the Determination
                                                  Date, the amounts of
                                                  principal and interest that
                                                  will be paid on  the October
                                                  27th Payment Date will be
                                                  determined by the Indenture
                                                  Trustee.

         October 23 . . .   Security Account
                            Deposit Date.         On the second business day
                                                  immediately preceding the
                                                  Payment Date, the Master
                                                  Servicer will remit to the
                                                  Certificate Trustee the
                                                  amount of principal and
                                                  interest to be paid in
                                                  respect of the Certificates
                                                  on such Payment Date from
                                                  amounts on deposit in the
                                                  Certificate Account, together
                                                  with any Advances required to
                                                  be made by the Master
                                                  Servicer for such Payment
                                                  Date, and the Certificate
                                                  Trustee will remit such
                                                  amount to the Security
                                                  Account maintained by the
                                                  Indenture Trustee for payment
                                                  to the Securityholders on
                                                  such Payment Date.

         October 27 . . .   Payment Date.         On October 27, the Indenture
                                                  Trustee will pay or cause to
                                                  be paid to the
                                                  Securityholders the amounts
                                                  then on deposit in the
                                                  Security Account, determined
                                                  as of the second business day
                                                  following the Determination
                                                  Date.  If a Monthly Payment
                                                  due during the related Due
                                                  Period is received from a
                                                  mortgagor after October 15
                                                  and an Advance has been made
                                                  with respect to such late
                                                  payment from the Custodial
                                                  Account, such late payment
                                                  will be deposited into the
                                                  Custodial Account as
                                                  reimbursement therefor.  If
                                                  the Master Servicer has made
                                                  an Advance with respect to
                                                  such late payment from its
                                                  own funds, the Master
                                                  Servicer will reimburse
                                                  itself to the extent
                                                  permitted by the Pooling and
                                                  Servicing Agreement by
                                                  withdrawing from the
                                                  Custodial Account the amount
                                                  relating to such Advance.  If
                                                  no such Advance has been made
                                                  with respect to such late
                                                  payment, the proceeds of such
                                                  late payment will be paid to
                                                  the Securityholders on the
                                                  Payment Date occurring in
                                                  November.

         Succeeding months follow the same pattern, except for the Cut-off Date and except that the Payment Date will be the 25th day of the month (or, if such day is not a business day, the business day immediately following such day).

OPTIONAL REDEMPTION OF THE SECURITIES

         At its option, the Master Servicer may, upon giving written notice to the Issuer, the Certificate Trustee and the Indenture Trustee, repurchase from the Trust all of the remaining Mortgage Loans, and thereby effect an early termination of the Certificates and redemption of the Securities, on any Payment Date when the aggregate outstanding principal balance of the Mortgage Loans is equal to or less than 5% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date (any such Payment Date is referred to herein as an "Optional Redemption Date"). In addition, if the Master Servicer does not elect to so repurchase the Mortgage Loans on an Optional Redemption Date, the Issuer may, at its option, upon giving written notice to the Master Servicer, the Certificate Trustee and the Indenture Trustee, repurchase the Mortgage Loans from the Trust and effect an early retirement of the Certificates and an early redemption of the Securities. Any such repurchase shall be at a price (the "Redemption Price") equal to the aggregate Security Principal Balances of the then outstanding Securities, plus accrued and unpaid interest thereon through the end of the month preceding the month in which the Optional Redemption Date occurs. Upon such optional repurchase, the Trust Estate will terminate and any remaining assets in the Trust Estate shall be released to the repurchasing party.

SPECIAL REDEMPTION OF THE SECURITIES

         The Securities are not subject to special redemption as described in the Prospectus.


                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yield to maturity of any Security will be affected by the timing and amount of payments of principal on the Mortgage Loans underlying the Certificates securing the Securities (including, for this purpose, prepayments and amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans) and the amount and timing of borrower delinquencies and defaults resulting in Realized Losses. If the purchaser of a Security offered at a discount from its Parity Price (as defined below) calculates the anticipated yield to maturity of such Security based on an assumed rate of payment of principal that is faster than that actually received on certain of the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium over its Parity Price calculates the anticipated yield to maturity of such Security based on an assumed rate of payment of principal that is slower than that actually received on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. "Parity Price" of a Security is the price at which such Security will yield its coupon, after giving effect to any payment delay.

         The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with such investor's expectation.

In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         Payments of interest on the Securities entitled to interest payments on any Payment Date will include interest accrued thereon through the last day of the month preceding the month in which such Payment Date occurs. The effective yield to the holders of such Securities will be lower than the yield otherwise produced by the applicable Security Interest Rates and purchase prices because (i) interest will not be paid on such Securities until the 25th day (or, if such day is not a business day, then on the next succeeding business day) of the month following the month in which such interest accrues on the Mortgage Loans, and (ii) during the first twenty-four calendar days of each calendar month after the Closing Date, interest accrues on a principal amount (or notional amount, as applicable) that is less than the principal amount (or notional amount, as applicable) of such Class of Securities actually outstanding because the principal payment, or allocation of losses, made (or the reduction in the respective notional amount) on the Payment Date occuring during each such calendar month is assumed to have been made (or reduced), for interest accrual purposes only, at the end of the preceding calendar month.

         The Mortgage Loans may be prepaid by the borrowers at any time without payment of any prepayment fee or penalty. Investors should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of principal payments on the Securities, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts received as principal payments on such investor's Security may be lower than the interest rate borne by such Security. Conversely, slow rates of prepayments on the Mortgage Loans, and therefore of principal payment on the Securities, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal payments available to an investor for reinvestment at such high prevailing interest rates may be relatively low.

         Because the rate of principal payments (including prepayments) on the Mortgage Loans may significantly affect the weighted average life and other characteristics of any Class of Securities, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the Mortgage Loans and the suitability of the Securities to their investment objectives.

         The Securities are subject to various priorities for payment of principal, as described herein. Payments of principal on the Classes of Class FXA and Class A Securities having an earlier priority of payment will be affected by the rates of prepayment of the Group I Mortgage Loans and Group II Mortgage Loans, respectively, early in the life of the Mortgage Pool. The timing of commencement of principal payments and the weighted average lives of the Classes of Class FXA and Class A Securities with a later priority of payment will be affected by the rates of prepayment experienced both before and after the commencement of principal payments on such Classes. Furthermore, as described under "Description of the Securities -- Principal Payments" herein, during certain periods all or a disproportionately large percentage of principal prepayments on the Group I Mortgage Loans and Group II Mortgage Loans will be allocated among the Class FXA Securities (other than the Class FXA-5 Lockout Securities) and Class A Securities (other than the Class A-4 Lockout Securities), respectively, and, during certain periods, no principal prepayments or (relative to the related Subordinate Percentage) a disproportionately small portion of principal prepayments on the Mortgage Loans will be allocated to the Subordinate Securities. The allocation of all or a disproportionately large percentage of principal prepayments to the Senior Securities (other than the Lockout Securities) will cause the Security Principal Balances of the Lockout Securities and the Subordinate Securities to decline more slowly than would be the case if the Lockout Securities and the Subordinate Securities received their proportionate share of principal prepayments. In addition, to the extent that all or a disproportionately large percentage of principal prepayments are allocated to the Senior Securities during any period as described herein, the percentage upon which future allocations of prepayments to the Class FXA Securities or Class A Securities, as applicable, would thereafter be based would, assuming a high level of prepayments but a low level of losses on the Mortgage Loans, be significantly decreased, with the result that principal payments, including principal prepayments subsequent to such periods, would be allocated to the holders of the Subordinate Securities in a greater percentage than the Subordinate Percentage. The rates of Prepayments on the Group I Mortgage Loans relative to the rates of Prepayments on the Group II Mortgage Loans may also reduce the Security Interest Rates, and therefor the yield, on the Subordinate Securities.

         The Security Interest Rates on the Classes of Class FXA Securities and the Class A Securities are fixed and will not change in response to changes in market interest rates. The Security Interest Rates on the Offered Subordinate Securities will equal 7.25% per annum for each Payment Date. While the Security Interest Rates on the Strip Securities are fixed, the Class FXS and Class S Notional Amounts are based on the weighted average of the Stripped Interest on the Group I Premium Rate Mortgage Loans and

Group II Premium Rate Mortgage Loans, respectively, which will not change in response to market interest rates. In addition, the amount of interest payable on the Class A-2 Securities is based on the sum of the Component Principal Balances of the Class A-1 Components multiplied at a rate of 0.65% per annum, which rate will not change in response to market conditions. Accordingly, if market interest rates or market yields for securities similar to the Offered Securities were to rise, the market value of the Offered Securities may decline.

         The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance mortgage loans may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Premises are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         As described under "Description of the Securities -- Subordination and Allocation of Losses" and "Description of the Securities -- Advances," amounts otherwise distributable to holders of the Subordinate Securities will be made available to protect the holders of the Senior Securities against interruptions in payments due to certain mortgagor delinquencies, to the extent not covered by Advances. Such delinquencies will affect the yield to investors in the Offered Subordinate Securities to the extent not covered by the Non-Offered Subordinate Securities, with the yield on the Class B-2 Securities being relatively more sensitive than on the Class B-I Securities and the Class B-3 Securities being the most sensitive class of Offered Subordinate Securities. Even if subsequently cured, such delinquencies may affect the timing of the receipt of payments by the holders of Securities because the entire amount (rather than a pro rata portion) thereof would be borne by such Class of Securities. Furthermore, the Classes of Principal Only Securities will share in the principal portions of Realized Losses on the Mortgage Loans in the related Mortgage Loan Group only to the extent they are incurred with respect to Group I or Group II Discount Mortgage Loans, as appropriate, and only to the extent of the related Class FXP or Class P Fractions thereof, as appropriate. Thus, after the Subordinate Securities are retired, or in the case of Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, the Senior Securities may be affected to a greater extent by losses on non-discount Mortgage Loans than by losses on Group I and Group II Discount Mortgage Loans. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on the Subordinate Securities if it delays the scheduled reduction of the Class FXA or Class A Prepayment Percentage, as applicable, or affects the allocation of prepayments among the Subordinate Securities.

         When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the immediately preceding monthly payment up to the date of such prepayment, instead of for a full month. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Full prepayments received after the 15th calendar day of any month will he paid to Securityholders on the Payment Date in the month following the month of receipt. Partial prepayments received in any calendar month will be paid to Securityholders on the Payment Date in the month following the month of receipt. With respect to such full prepayments, the Master Servicer is obligated to fund shortfalls in collection of one full month's interest (adjusted to the related Net Rate) but only to the extent of the Servicing Fee otherwise payable to the Master Servicer. Accordingly, to the extent any such shortfall in interest collections exceeds the amount that the Master Servicer is obligated to fund, the effect of any such principal prepayment will be to reduce the aggregate amount of interest that is available for payment to the Securityholders, and will be allocated among the Securities in proportion to the interest otherwise distributable or accrued thereon.

         In addition, the yield to maturity of the Offered Securities will depend on the prices paid by the holders of the Offered Securities and the related Security Interest Rates. The extent to which the yield to maturity of an Offered Security is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or a premium from its Parity Price.

         ANY REDEMPTION OF THE SECURITIES WILL HAVE AN ADVERSE EFFECT ON THE YIELD TO MATURITY OF ANY SECURITIES PURCHASED AT A PREMIUM, BECAUSE SUCH REDEMPTION WILL HAVE THE SAME EFFECT AS A PREPAYMENT IN FULL OF THE MORTGAGE LOANS.

         The Class R and Class RP Securities, which represent the residual interests in the Upper REMIC and the Lower REMIC, respectively, may experience a highly negative after-tax return. See "Special Tax Considerations" herein.

         PAC Securities. The PAC Principal Balances schedules set forth in Appendix C hereto for the Class A-1 Component 1 and the Class A-1 Component 2 (collectively, the "PAC Securities") were prepared by calculating the amounts that would be available for payments on the PAC Securities using, among other things, the Modeling Assumptions and a range of constant Mortgage Loan prepayment rates (the "Structuring Range"), expressed as a percentage of the Basic Prepayment Assumption, and on the basis of the actual characteristics of the Mortgage Loans expected to be included in the Mortgage Pool. The Structuring Range is 100% through 500% of the Basic Prepayment Assumption for the PAC Securities. However, because the actual characteristics of the Mortgage Loans included in the Mortgage Pool may differ from those expected, and because the Mortgage Loans may not prepay within the respective Structuring Ranges for the PAC Securities or at any other specified range of constant prepayment rates, it is not likely that the PAC Securities will consistently adhere to their PAC Principal Balances schedules set forth in Appendix C hereto.

         Principal payments on the PAC Securities are likely to be relatively stable and in accordance with their PAC Principal Balances schedules so long as Mortgage Loan prepayments are neither too fast nor too slow to support such schedules. Moreover, if the PAC Securities fall behind their schedules, they will have cumulative priority for future principal distributions from amounts available for distribution of principal. There is a range of constant Mortgage prepayment rates (a "Targeted Range") at which the PAC Securities would adhere to their PAC Principal Balances schedules. The initial Targeted Range for the PAC Securities may be wider than the Structuring Range described above.

         The Targeted Range for the PAC Securities can narrow or "shift" upward or downward over time as a result of the rates of principal payments actually experienced on the Mortgage Loans. Moreover, the Mortgage Loans will not prepay at any constant rate and there can be no assurance that the amount available for principal distributions on the PAC Securities on any Payment Date will be sufficient to reduce the Component Principal Balances thereof to their PAC Principal Balances for such Payment Date indicated on the applicable PAC Principal Balances schedules. Non-constant prepayment rates can cause the PAC Securities not to adhere to their PAC Principal Balances schedules, even if such rates remain within the initial Targeted Range.

         If the Mortgage Loans prepay at rates that are generally below the Targeted Range for the PAC Securities, the amount available for principal payments thereon on any Payment Date may be insufficient to reduce the Component Principal Balances thereof to their PAC Principal Balances for such Payment Date indicated on the applicable PAC Principal Balances schedules, and the weighted average life of the PAC Securities may be extended, perhaps significantly. Conversely, if the Mortgage Loans prepay at rates that are generally above the Targeted Range of the PAC Securities, the weighted average life thereof may be shortened, perhaps significantly.

         The principal payment stability of the Class A-1 Component 1 will be supported, to varying degrees, by the Class A-7 Securities and the Class A-9 Component 1. As a result, the Class A-1 Component 1 will be less sensitive to Mortgage Loan prepayment rates than the Class A-7 Securities or the Class A-9 Component 1. When the Security Principal Balance of the Class A-9 Component 1 or the Class A-7 Securities has been reduced to zero, the Class A-1 Component 1 will become more sensitive to Mortgage Loan prepayments.

         The principal payment stability of the Class A-1 Component 2 will be supported, to varying degrees, by the Class A-8 Securities and the Class A-9 Component 2. As a result, the Class A-1 Component 2 will be less sensitive to Mortgage Loan prepayment rates than the Class A-8 Securities or the Class A-9 Component 2. When the Security Principal Balance of the Class A-9 Component 2 or the Class A-8 Securities has been reduced to zero, the Class A-1 Component 2 will become more sensitive to Mortgage Loan prepayments.

         TAC Securities. Principal payments on the Class A-7 and Class A-8 Securities (together, the "TAC Securities") are expected to be more stable than would be the case if the TAC Securities were not entitled to receive payments, to the extent of available principal, according to their TAC Principal Balances schedules. Based on the Modeling Assumptions, the TAC Securities would adhere to their TAC Principal Balances schedules if the Mortgage Loans were to prepay at a constant rate of 250% of the Basic Prepayment Assumption until the Security Principal Balances thereof have been reduced to zero. However, because the actual characteristics of the Mortgage Loans included in the Mortgage Pool may differ from those expected, and because the Mortgage Loans will not prepay at a constant rate of 250% of the Basic Prepayment Assumption or any other constant rate, it is not likely that the TAC Securities will consistently adhere to their TAC Principal Balances schedules set forth in Appendix D hereto.

         The principal payment stability of the Class A-7 Securities will be supported by the Class A-9 Component 1. When the Component Principal Balance of the Class A-9 Component 1 has been reduced to zero, the Class A-7 Securities, if then outstanding, will become more sensitive to Mortgage Loan prepayments. The Class A-7 Securities will support the principal payment stability of the Class A-1 Component 1. As a result, the Class A-7 Securities will be more sensitive to Mortgage Loan prepayments than the Class A-1 Component 1, but less sensitive to such prepayments than the Class A-9 Component 1.

         The principal payment stability of the Class A-8 Securities will be supported by the Class A-9 Component 2. When the Component Principal Balance of the Class A-9 Component 2 has been reduced to zero, the Class A-8 Securities, if then outstanding, will become more sensitive to Mortgage Loan prepayments. The Class A-8 Securities will support the principal payment stability of the Class A-1 Component 2. As a result, the Class A-8 Securities will be more sensitive to Mortgage Loan prepayments than the Class A-1 Component 2, but less sensitive to such prepayments than the Class A-9 Component 2.

         If the Mortgage Loans prepay at rates that are generally below 250% of the Basic Prepayment Assumption, the TAC Securities will not be reduced to their TAC Principal Balances schedules and the weighted average lives of the TAC Securities may be extended, perhaps significantly. If the Mortgage Loans prepay at rates that are generally above 250% of the Prepayment Assumption, the weighted average lives of the TAC Securities may be shortened, perhaps significantly.

         The entire Available Funds will be paid monthly on each Payment Date and will not be retained for distribution on subsequent Payment Dates. Thus, the likelihood that the TAC Securities will adhere to their TAC Principal Balances schedules will not be enhanced by averaging high and low principal payments in different months.

         Companion Securities. The Class A-9 Component 1 and Class A-9 Component 2 are "Companion Securities." The Class A-9 Component 1 will support the principal payment stability of the Class A-1 Component 1 and Class A-7 Securities. As a result, the Class A-9 Component 1 will be more sensitive to Mortgage Loan prepayments than the Class A-1 Component 1 and Class A-7 Securities. The Class A-9 Component 2 will support the principal payment stability of the Class A-1 Component 2 and Class A-8 Securities. As a result, the Class A-9 Component 2 will be more sensitive to Mortgage Loan prepayments than the Class A-1 Component 2 and Class A-8 Securities. The Companion Securities may receive no principal payments for extended periods of time or may receive principal payments that vary widely from period to period. To the extent that a low rate of principal payments on the Mortgage Loans results in Available Funds on any Payment Date being equal to or less than the amounts required to be distributed as principal on the Class A-1 Component 1 in accordance with its PAC Principal Balances schedules and on the Class A-7 Securities in accordance with their TAC Principal Balances schedule, no principal will be distributed in respect of the Class A-9 Component 1 on such Payment Date. Conversely, to the extent that a high rate of prepayment results in Available Funds being in excess of such amounts, such excess will be applied to the Class A-9 Component 1 until the Component Principal Balance thereof has
been reduced to zero.   To the extent that a low rate of principal payments on
the Mortgage Loans results in Available Funds on any Payment Date being equal to or less than the amounts required to be distributed as principal on the Class A-1 Component 2 in accordance with its PAC Principal Balances schedules and on the Class A-8 Securities in accordance with their TAC Principal Balances schedule, no principal will be distributed in respect of the Class A-9 Component 2 on such Payment Date. Conversely, to the extent that a high rate of prepayment results in Available Funds being in excess of such amounts, such excess will be applied to the Class A-9 Component 2 until the Component Principal Balance thereof has been reduced to zero. Thus, a rapid rate of prepayments in respect of the Mortgage Loans may significantly shorten the weighted average lives of the Companion Securities, and a relatively slow rate of prepayments on such Mortgage Loans may significantly extend the weighted average lives of the Companion Securities.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in reduction of principal of such security (assuming no losses). The weighted average life of the Offered Securities will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. This Prospectus Supplement uses two different models: the Class II Securities use the Basic Prepayment Assumption (the "Basic Prepayment Assumption") and the Class FX Securities use the Alternative Prepayment Assumption (the "Alternative Prepayment Assumption," and together with the Basic Prepayment Assumption, the "Prepayment Assumptions"), each as described herein. The Offered Subordinate Securities use both Prepayment Assumption models.

         Basic Prepayment Assumption. The Basic Prepayment Assumption assumes a per annum rate of prepayment of 0.20% of the then outstanding principal balance of a pool of mortgage loans in the first month after formation of such pool of mortgage loans, following which, such annual prepayment rate increases by 0.20% each month until the 30th month after formation of such pool of mortgage loans and remains constant at 6% per annum in the 30th month after formation of such pool of mortgage loans and in each month thereafter. 0% of the Basic Prepayment Assumption indicates no prepayments are received; 100 % of the Basic Prepayment Assumption indicates prepayments at 1.00 times the Basic Prepayment Assumption; 150% of the Basic Prepayment Assumption indicates prepayments at 1.50 times the Basic Prepayment Assumption; 200% of the Basic Prepayment Assumption indicates prepayments at 2.00 times the Basic Prepayment Assumption; 300% of the Basic Prepayment Assumption indicates prepayments at 3.00 times the Basic Prepayment Assumption; and 500% of the Basic Prepayment Assumption indicates prepayments at 5.00 times the Basic Prepayment Assumption.

         Alternative Prepayment Assumption. The Alternative Prepayment Assumption represents an assumed rate of prepayment each month relative to then outstanding principal balance of a pool of mortgage loans. A 100% Alternative Prepayment Assumption assumes a Constant Prepayment Rate ("CPR") of 4.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.09% per annum in each month thereafter through the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Alternative Prepayment Assumption assumes a CPR of 16% per annum each month. As used in the table below, a 50% Alternative Prepayment Assumption assumes prepayment rates equal to 50% of the Alternative Prepayment Assumption. Correspondingly, a 200% Alternative Prepayment Assumption assumes prepayment rates equal to 200% of the Alternative Prepayment Assumption, and so forth.

         Neither Prepayment Assumption purports to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool, and there is no assurance that the Mortgage Loans will prepay at any given percentage of either Prepayment Assumption. The actual rate of principal prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans.

         Conversely, if interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on the Mortgage Loans and an earlier than expected retirement of the Securities.

         The Issuer makes no representation as to the specific factors that will affect the prepayment of the Mortgage Loans or the relative importance of such factors. Factors not identified by the Issuer or discussed herein may significantly affect the prepayment rate of the Mortgage Loans. In particular, the Issuer makes no representation as to the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment.

         For purposes of the tables set forth in Appendices A and B, it is assumed that (i) scheduled payments on all Mortgage Loans are received on the first day of each month beginning October 1, 1997, (ii) any payoff in full on the Mortgage Loans are received on the last day of each month beginning in September 1997 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Mortgage Loans, (iv) optional termination of the Trust does not occur, (v) the Mortgage Loans in each Mortgage Loan Group are as described herein under "Description of the Mortgage Pool," (vi) there are no partial prepayments on the Mortgage Loans and prepayments are computed after giving effect to scheduled payments received on the following day, (vii) the Mortgage Loans prepay at the indicated constant percentages of applicable Prepayment Assumption, (viii) the date of issuance for the Securities is September 29, 1997, (ix) cash payments are received by the Securityholders on the 25th day of each month when due, beginning October 25, 1997 and (x) the Monthly Payments for each Mortgage Loan are computed based upon its unpaid Scheduled Principal Balance, Note Rate and remaining term such that the Mortgage Loan will fully amortize on its maturity date (collectively, the "Modeling Assumptions").

         Any discrepancy between the actual characteristics of the Mortgage Loans and the characteristics of the Mortgage Loans set forth above may affect the percentages of the initial Security Principal Balances set forth in the tables and the weighted average lives of the Offered Securities. In addition, to the extent that the characteristics of the Mortgage Loans differ and the initial Security Principal Balances differ from those assumed in preparing the tables in Appendices A and B, the outstanding Security Principal Balance of any Class of Offered Securities may be reduced to zero earlier or later than indicated by such tables.

         Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Security Principal Balances and the weighted average lives shown in the tables in Appendices A and B. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated percentage of the applicable Prepayment Assumption. There is no assurance, however, that prepayment of the Mortgage Loans will conform to any given percentage of the applicable Prepayment Assumption. Based on the foregoing assumptions, the tables indicate the projected weighted average lives of the Offered Securities and set forth the percentages of the initial outstanding Security Principal Balance of each such Class of Offered Securities that would be outstanding after each of the dates shown at various constant percentages of the applicable Prepayment Assumption.


           YIELD CONSIDERATIONS WITH RESPECT TO THE STRIP SECURITIES
                         AND PRINCIPAL ONLY SECURITIES

         The yields to maturity on the Class FXS and Class S Securities and the Principal Only Securities will be extremely sensitive to the level of both the timing of and overall rate of receipt of prepayments on the Mortgage Loans in the related Mortgage Loan Group. The interest payable to the Class FXS Securities is based on the weighted average of the Stripped Interest Rates of the Group I Premium Rate Mortgage Loans. The interest payable to the Class S Securities is based on the weighted average of the Stripped Interest Rates of the Group II Premium Rate Mortgage Loans. Therefore the yield to maturity on the Class FXS and Class S Securities will generally decrease as a result of faster than expected prepayments on the Group I or Group II Premium Rate Mortgage Loans. Prospective investors should fully consider the risks associated with an investment in the Class FXS and Class S Securities, including the possibility that if the rate of prepayments on the Mortgage Loans in the related Mortgage Loan Group is rapid, such investors may not fully recoup their initial investments. Because the principal payable with respect to the Class FXP Securities (which are entitled to receive payments of principal only) is derived from Group I Discount Mortgage Loans, the yield to maturity on the Class FXP Securities will be adversely affected by slower than expected prepayments of Group I Discount Mortgage Loans. Because the principal payable with respect to the Class P Securities (which are entitled to receive payments of principal only) is derived from Group II Discount Mortgage Loans, the yield to maturity on the Class P Securities will be adversely affected by slower than expected prepayments of Group II Discount Mortgage Loans. Because the interest payable on the Class FXS and Class S Securities and the principal distributable to the Class FXP and Class P Securities are in part derived from different groups of Mortgage Loans within the related Mortgage Loan Group, it is possible that faster than expected prepayments with respect to the Class FXS and Class S Securities may occur at the same time as slower than expected prepayments with respect to the Principal Only Securities.

         To illustrate the significance of different rates of prepayment on the payments on the Strip and the Principal Only Securities, the following tables indicate the approximate pre-tax yields to maturity (on a corporate bond equivalent basis) under the different percentages of the Basic Prepayment Assumption or Alternative Prepayment Assumption indicated. Because the rate of payment of interest on the Class FXS and Class S Securities and the rate of payment of principal on the Principal Only Securities will be directly related to the actual amortization (including prepayments) of the Mortgage Loans, which will include Mortgage Loans that have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the pre-tax yields to maturity on the Class FXS and Class S and the Principal Only Securities are likely to differ from those shown in the following tables even if all the Mortgage Loans prepay at the indicated constant percentages of the applicable Prepayment Assumption and the weighted average remaining terms to maturity of the Mortgage Loans are as assumed. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Securities may result in yields to maturity being different from those shown in such tables. Similarly, the yield on the Class A-2 Securities will be sensitive to principal payments on the Class A-1 Components. To the extent that payments of principal on the Group II Mortgage Loans, including prepayments thereon, are allocated to the Class A-1 Components, the Class A-2 Notional Amount will decrease, thereby decreasing the yield. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios.

         In addition, it is highly unlikely that the Mortgage Loans will prepay at a constant level of Prepayment Assumption until maturity or that all of such Mortgage Loans will prepay at the same rate.

         The yield to maturity on the Strip Securities may be adversely affected if an optional redemption of the Securities occurs.

         The tables set forth below are based on the Modeling Assumptions described under "Certain Yield and Repayment Considerations - Weighted Average Life" and assume further that the Securities are purchased at prices (which include accrued interest in the case of the Strip Securities) equal to those set forth in the tables. There can be no assurance that the Mortgage Loans will have the assumed characteristics, will prepay at any of the rates shown herein, that the purchase prices of the Securities will be as assumed, or that the pre-tax yields to maturity will correspond to any of the pre-tax yields shown herein. The actual prices to be paid on the Strip and Principal Only Securities have not been determined and will be dependent on the characteristics of the Mortgage Pool as ultimately constituted. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class of Securities.

                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
                OF THE CLASS FXS SECURITIES TO PREPAYMENTS AT A
                            SPECIFIED ASSUMED PRICE

              PERCENTAGE OF THE ALTERNATIVE PREPAYMENT ASSUMPTION

-------------------------------------------------------------------------------------------------------------
 ASSUMED PRICE                     0%           50%          100%          150%          179%         200%
-------------------------------------------------------------------------------------------------------------
 $5,186,038                     32.140%       23.689%      14.888%        5.687%        0.145%      -3.972%

On the basis of approximately 179% of the Alternative Prepayment Assumption with a purchase price of $5,186,038, which includes accrued interest, and the assumptions described above, the pre-tax yield to maturity of the Class FXS Securities would be approximately 0%. If the actual prepayment rate were to exceed the rates assumed above, even for one month, while equaling such rates for all other months, an investor in the Class FXS Securities would not fully recoup the initial purchase price of such Securities.



                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
                OF THE CLASS FXP SECURITIES TO PREPAYMENTS AT A
                            SPECIFIED ASSUMED PRICE

              PERCENTAGE OF THE ALTERNATIVE PREPAYMENT ASSUMPTION

-------------------------------------------------------------------------------------------------------------
 ASSUMED PRICE                            0%            50%            100%            150%           200%
-------------------------------------------------------------------------------------------------------------
 $3,651                                2.357%         5.695%         10.074%         14.801%        19.721%

                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
                OF THE CLASS A-2 SECURITIES TO PREPAYMENTS AT A
                            SPECIFIED ASSUMED PRICE

                 PERCENTAGE OF THE BASIC PREPAYMENT ASSUMPTION


-------------------------------------------------------------------------------------------------------------
 ASSUMED PRICE                     0%           100%         250%          350%          500%         820%
-------------------------------------------------------------------------------------------------------------
 $357,232                       41.372%       10.812%      10.812%       10.812%       10.812%       0.001%

On the basis of approximately 820% of the Basic Prepayment Assumption with a purchase price of $357,232, which includes accrued interest, and the assumptions described above, the pre-tax yield to maturity of the Class A-2 Securities would be approximately 0%. If the actual prepayment rate were to exceed the rates assumed above, even for one month, while equaling such rates for all other months, an investor in the Class A-2 Securities would not fully recoup the initial purchase price of such Securities.



                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
                 OF THE CLASS S SECURITIES TO PREPAYMENTS AT A
                            SPECIFIED ASSUMED PRICE

                 PERCENTAGE OF THE BASIC PREPAYMENT ASSUMPTION


-------------------------------------------------------------------------------------------------------------
 ASSUMED PRICE                     0%           100%         250%          350%          500%         514%
-------------------------------------------------------------------------------------------------------------
 $2,300,678                     27.079%       21.999%      14.212%        8.905%        0.772%       0.003%


On the basis of approximately 514% of the Basic Prepayment Assumption, a purchase price of $2,300,678, which includes accrued interest, and the assumptions described above, the pre-tax yield to maturity of the Class S Securities would be approximately 0%. If the actual prepayment rate were to exceed the rates assumed above, even for one month, while equaling such rates for all other months, an investor in the Class S Securities would not fully recoup the initial purchase price of such Securities.



                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
                 OF THE CLASS P SECURITIES TO PREPAYMENTS AT A
                            SPECIFIED ASSUMED PRICE

                 PERCENTAGE OF THE BASIC PREPAYMENT ASSUMPTION

-------------------------------------------------------------------------------------------------------------
 ASSUMED PRICE                            0%           100%            250%           350%            500%
-------------------------------------------------------------------------------------------------------------
 $98,541                                2.367%        4.421%          8.041%         10.378%        13.622%

         The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rates (whether positive or negative) which, when applied to the assumed streams of cash flows to be paid on the Strip and Principal Only Securities, would cause the discounted present values of such assumed streams of cash flows to equal the assumed purchase price, including accrued interest, where applicable. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as payments on the Strip or Principal Only Securities and thus do not reflect the return on any investment in the Strip or Principal Only Securities when any reinvestment rates other than the discount rates are considered.

         There are no historical prepayment data available for the Mortgage Pool, and comparable data are not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by the GNMA, FNMA and FHLMC may not be comparable to prepayments expected to be experienced by the Mortgage Pool because the Mortgage Loans may have characteristics which differ from the mortgage loans underlying certificates issued by GNMA, FNMA and FHLMC.

         The Issuer makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed above. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Securities. Since the rate of principal payments (including prepayments) with respect to, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the Offered Securities, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Securities to their investment objectives.


                                   INDENTURE

GENERAL

         The Securities will be issued pursuant to the Indenture. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Indenture. The Offered Securities will be transferable and exchangeable at the Corporate Trust Office of the Indenture Trustee, which will serve as Security Registrar and Paying Agent. The Indenture Trustee will provide a prospective or actual Securityholder without charge, on written request, a copy (without exhibits) of the Indenture. Requests should be addressed to the Corporate Trust Office of the Indenture Trustee at One First National Plaza, Mail Suite 0126, Chicago, Illinois 60670-0126.

VOTING RIGHTS

         Ninety-six percent of all voting rights under the Indenture ("Voting Rights") will be allocated among all holders of the Securities (other than the Strip Securities and the Residual Securities) in proportion to their then outstanding Security Principal Balances, 3 % of all Voting Rights will be allocated among the holders of the Classes of Strip Securities (pro rata, based upon their applicable Notional Amounts) in proportion to the Percentage Interests evidenced by their respective Securities, and 0.50% of all Voting Rights will be allocated to each Class of Residual Securities in proportion to their initial respective Security Principal Balance. The percentage ownership of a Holder of a Strip Security is the percentage of the related Notional Amount of such Class evidenced by such Security. The Indenture will be subject to amendment without the consent of the holders of the Securities in certain circumstances.


                        POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will be subject to amendment without the consent of the Securityholders in certain circumstances. The Certificate Trustee will provide a prospective or actual Securityholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the Corporate Trust Office of the Certificate Trustee at One First National Plaza, Mail Suite 0126, Chicago, Illinois 60670-0126.

ASSIGNMENT OF MORTGAGE LOANS

         The Mortgage Loans will be assigned by the Issuer to the Certificate Trustee pursuant to the terms of the Pooling and Servicing Agreement, together with all principal and interest due on the Mortgage Loans after the Cut-off Date. The Certificate

Trustee will, concurrently with such assignment, authenticate and deliver the Certificates to the Indenture Trustee. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance, the principal balance as of the close of business on the Cut-off Date, the Monthly Payment, the maturity date and the Note Rate.

         As to each Mortgage Loan, the following documents are required to be delivered to the Certificate Trustee in accordance with the Pooling and Servicing Agreement: (i) the original Mortgage Note endorsed "Pay to the order of The First National Bank of Chicago, as trustee without recourse"; (ii) the original Mortgage with evidence of recording thereon, or a certified copy thereof; (iii) a duly executed original assignment of the Mortgage in recordable form to "The First National Bank of Chicago, as trustee for the holders of CMC Securities Corporation IV, Mortgage Pass-Through Certificates";
(iv) originals or certified copies of all recorded intervening assignments of Mortgage; (v) the original or a certified copy of the policy of title insurance, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company; (vi) originals, or certified copies, of each assumption, extension, modification, written assurance or substitution agreements, if applicable; and (vii) evidence of any primary mortgage insurance policy. The assignments to the Certificate Trustee in connection with each Mortgage Loan are required to be submitted for recording promptly after the Closing Date.

         Pursuant to the terms of the Pooling and Servicing Agreement, if the Issuer cannot deliver the original recorded Mortgage Loan Documents or the original policy of title insurance, including riders and endorsements thereto, on the Closing Date, the Loan Seller will, promptly upon receipt of notice thereof and in any case not later than 180 days from the Closing Date, deliver such original documents, including original recorded documents, to the Certificate Trustee or its designee (unless the Loan Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office). If delivery is not completed within 180 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Loan Seller will be required to deliver such documents to the Certificate Trustee, or its designee, within such time period as specified in an officer's certificate of the Certificate Trustee. The Pooling and Servicing Agreement provides that this procedure will be repeated until the documents have been received and delivered, and that the Loan Seller will continue to use its best efforts to effect delivery within 270 days of the Closing Date. Pursuant to the terms of the Pooling and Servicing Agreement, the Loan Seller and the Issuer will deliver any such document directly to the Certificate Trustee promptly upon receipt of any such document.

         The Certificate Trustee will review each Mortgage File within 90 days of the Closing Date, and if any such document is found to be defective in any material respect (after taking into account any time period specified above) and the Loan Seller does not cure such defect within 60 days of notice thereof from the Certificate Trustee, the Loan Seller will be obligated to purchase the related Mortgage Loan from the Trust within 90 days of such notice.

         Pursuant to the Pooling and Servicing Agreement, NAMC will make certain representations and warranties with respect to the Mortgage Loans.
Such representations and warranties will generally have included, among other things: (i) that each Mortgage Loan has been originated in compliance with all applicable laws, rules and regulations; (ii) that, except as set forth under the heading "The Mortgage Pool", no Mortgage Loan is more than 30 days delinquent as of the Cut-off Date; (iii) that title insurance and any required hazard and primary mortgage insurance were effective; (iv) that the Loan Seller had good title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses, counterclaims or rights of rescission; (v) that each Mortgage constituted a valid, subsisting, enforceable and perfected first lien on the related Mortgaged Premises (subject only to certain permissible exceptions), and (vi) that, to the best of the Loan Seller's knowledge, the Mortgaged Premises was free from material damage caused by waste, fire, earthquake, windstorm, flood or other casualty and was in good repair. Upon discovery by the Issuer, the Master Servicer, NAMC or the Certificate Trustee of a breach of any representation or warranty which materially and adversely affects the interests of the Securityholders in a Mortgage Loan, the party discovering such breach will give prompt written notice to the other parties. NAMC will have 90 days from its discovery or its receipt of such notice to cure such breach or repurchase the Mortgage Loan. NAMC will not have any right to substitute another mortgage loan for a Mortgage Loan as to which such a breach has occurred. See "The Loan Seller" herein.

         None of the Issuer, the Master Servicer (in its capacity as such), DLJMC, the Underwriter, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates will make any representations or warranties with respect to the Mortgage Loans, or have any obligation to purchase a Mortgage Loan if NAMC defaults on its obligation to repurchase a Mortgage Loan in connection with a breach of a representation and warranty or in connection with a defective document as described above, and no assurance can be given that NAMC will carry out such obligations with respect to such Mortgage Loans. Although no form of credit enhancement (other than the subordination feature described herein) will be available to support the Loan Seller's obligation to repurchase any Mortgage Loan, to the extent any such Mortgage Loan is not repurchased by NAMC, and losses occur on such Mortgage Loans, credit enhancement with respect to such Mortgage Loans will be available to the extent of the subordination feature described herein. To the extent that the subordination is so utilized, such subordination will be depleted more quickly than if such Mortgage Loans had been repurchased by NAMC.

THE MASTER SERVICER

         NAMC will act as Master Servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. For a description of NAMC see "The Loan Seller" herein. The Master Servicer has the right to resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement upon the appointment of a successor servicer and delivery to the Certificate Trustee of a letter from each Rating Agency that such resignation and appointment will not, in and of itself, result in a downgrading of the Securities. Except under limited circumstances, the Master Servicer may not assign its obligations and duties under the Pooling and Servicing Agreement.

         The following table sets forth certain information regarding the principal balance of one- to four-family residential mortgage loans included in the Master Servicer's servicing portfolio:

                                                                                             SIX MONTHS
                                                 YEAR ENDED DECEMBER 31,                   ENDED JUNE 30,
                                                 -----------------------                   --------------
                                               1994        1995        1996                     1997
                                               ----        ----        ----                     ----
SERVICING PORTFOLIO
 BEGINNING PORTFOLIO                         $17,276     $14,836     $14,109                 $13,293
Add:
         Loans Originated                      9,755       7,496       9,473                   4,401
Deduct:
         Sale of Servicing Rights             (9,853)     (6,679)     (8,246)                 (3,747)
         Loans Transferred Out (1)              (191)         (9)         (1)                   (160)
         Run-off (2)                          (2,151)     (1,535)     (2,042)                 (1,059)
         Ending Portfolio (3)(4)             $14,836     $14,109     $13,293                 $12,728
         Number of Loans                     151,847     143,317     136,815                 129,135
         Average Loan Size                   $98,000     $98,000     $97,000                 $98,564


(1) Loans transferred out represent termination of servicing under agreements with investors. For 1996, loans transferred out were $.725 million.

(2) Run-off refers to regular amortization of loans, prepayments and foreclosures.

(3) Does not include servicing rights of $1.2 million, $2.1 billion and $2.6 billion for the years ended December 31, 1994, 1995 and 1996, respectively, which were sold but were being sub-serviced by the Master Servicer prior to transfer.

(4) Does not include $3 million, $.3 million and $.3 million for the years ended December 31, 1994, 1995 and 1996, respectively, of mortgage loans which the Master Servicer serviced under sub-servicing contracts with other companies that had primary servicing responsibility.

         At December 31, 1996, the Master Servicer's loan servicing portfolio totaled $13.3 billion, excluding servicing rights sold and sub-serviced by the Master Servicer prior to transfer.

         The following table sets forth certain information regarding the Master Servicer's delinquency statistics for its one- to-four family residential mortgage servicing portfolio for the periods presented:

                                                  AS OF DECEMBER 31,
                                 1994*                   1995*                    1996*            AS OF JUNE 30, 1997

                                    PERCENT OF               PERCENT OF              PERCENT OF              PERCENT OF
                        NUMBER OF   SERVICING     NUMBER     SERVICING     NUMBER    SERVICING     NUMBER    SERVICING
                          LOANS     PORTFOLIO    OF LOANS    PORTFOLIO    OF LOANS   PORTFOLIO    OF LOANS   PORTFOLIO

 Loan delinquent for:
    30-59 days          2,287       1.41%         3,015     1.84%         3,248      2.06%        2,785      1.93%

    60-89 days            497        0.31           611      0.37           735       0.47          628      0.44%

 90 days and over         635        0.39           669      0.42           604       0.38          582      0.40%
                        -----       -----         -----     -----         -----      ----         -----      -----

 Total delinquencies    3,419        2.10         4,295      2.63         4,587       2.91        3,995      2.77%
 Foreclosures pending     537        0.33           705      0.43         1,061       0.67          942      0.65%
                        -----       -----         -----     -----         -----      ----         -----      -----

 Total                  3,956       2.43%         5,000     3.06%         5,648      3.58%        4,937      3.42%
                        =====       =====         =====     =====         =====      ====         =====      =====

         *Includes the $1.2 billion, $2.1 billion and $2.6 billion for the years ended December 31, 1994, 1995 and 1996, respectively, of loan servicing rights sold to others but temporarily being sub-serviced by the Master Servicer prior to transfer.

         There can be no assurance that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of the Master Servicer's servicing portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Master Servicer's servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the Mortgage Pool. The Master Servicer's servicing portfolio includes mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans. The Master Servicer's servicing portfolio includes mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the Mortgage Loans.

         It also should be noted that if the residential real estate market should experience a decline in property values, the actual rates of delinquency and foreclosure could be higher than those previously experienced by the Master Servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquency, bankruptcy and foreclosure with respect to the Mortgage Pool.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The servicing fee (the "Servicing Fee") in respect of each Mortgage Loan will be payable at a rate (the "Servicing Fee Rate") equal to 0.26% per annum on the outstanding principal balance of each Mortgage Loan and out of the interest payments on such Mortgage Loan. The Master Servicer is entitled to retain as additional servicing compensation all ancillary fees, including without limitation, all assumption fees, reconveyance fees, prepayment fees and late fees to the extent such fees are collected from mortgagors and are in excess of any other amounts due and payable with respect to the related Mortgage Loan, and any interest or other income earned on funds held in the Custodial Account. Under the terms of the Pooling and Servicing Agreement, the Master Servicer may also be entitled to additional servicing compensation in the form of excess proceeds following disposition of property in connection with defaulted Mortgage Loans and as otherwise specified therein. It is not anticipated that the Master Servicer will enter into any subservicing arrangements with respect to the Mortgage Loans.

         The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement, including possibly, among other things without limitation, the payment of the fees and expenses of the Certificate Trustee, the Indenture Trustee and independent accountants, subservicing and other related compensation payable to any subservicer, payment of insurance policy premiums and the cost of credit support, if any, payment of expenses incurred in enforcing the obligations of others, and in the preparation of reports to Securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the Pooling and Servicing

Agreement from Liquidation Proceeds and the proceeds of insurance policies, and in the case of enforcement of the obligations of others, from any recoveries in excess of amounts due with respect to the related Mortgage Loans or from specific recoveries of costs.

         The Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the Trust will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Master Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Mortgage Loan which would be distributable to Securityholders. In addition, the Master Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Mortgage Loan, such right of reimbursement being prior to the rights of the Securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other forms of credit support. The Master Servicer is also entitled to reimbursement from the Security Account and the Custodial Account for Advances.

         The rights of the Master Servicer to receive funds from the Security Account and the Custodial Account, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Securityholders.

SPECIAL SERVICING AGREEMENTS

         The Pooling and Servicing Agreement may permit the Master Servicer to enter into a special servicing agreement with an unaffiliated holder of Subordinate Securities. Pursuant to such an agreement, such holder may instruct the Master Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. Such commencement or delay at such holder's direction will be taken by the Master Servicer only after such holder deposits a specified amount of cash with the Master Servicer. Such cash will be available for payment to Securityholders if Liquidation Proceeds are less than they otherwise may have been had the Master Servicer acted pursuant to its normal servicing procedures.

EVENTS OF DEFAULT

         Events of default ("Events of default") under the Pooling and Servicing Agreement will consist of: (i) any failure by the Master Servicer to distribute or cause to be distributed to the Indenture Trustee any required distribution in respect of the Certificates (other than any Advance) which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Issuer (with a copy to the Certificate Trustee) or the Certificate Trustee, or to the Master Servicer, the Issuer and the Certificate Trustee by the Indenture Trustee; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Issuer (with a copy to the Certificate Trustee) or the Certificate Trustee, or to the Master Servicer, the Issuer, and the Certificate Trustee by the Indenture Trustee; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations; and (iv) any failure of the Master Servicer to make any Advance as required under the terms of the Pooling and Servicing Agreement as and when due.

RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default under the Pooling and Servicing Agreement as described in clauses (i), (ii) and (iii) of the preceding paragraph remains unremedied, the Issuer or the Certificate Trustee may, and at the direction of the Indenture Trustee shall, by notice in writing to the Master Servicer, terminate all of the rights and obligations of the Master Servicer, in its capacity as master servicer, under the Pooling and Servicing Agreement. If an Event of Default under the Pooling and Servicing Agreement as described in clause (iv) of the preceding paragraph shall occur, the Certificate Trustee will, by notice to the Master Servicer and the Issuer, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement; provided, however, that if the Certificate Trustee determines that the failure by the Master Servicer to make any required Advance was due to circumstances beyond its control and the required Advance was otherwise made, the Certificate Trustee shall not terminate the Master Servicer. Upon receipt by the Master Servicer of any such written notice, all authority and power of the Master Servicer under the Pooling and Servicing Agreement will pass to and be vested in the Certificate Trustee, and the Certificate Trustee will be authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact, or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination. Upon receipt by the Master Servicer of notice of termination, the Certificate Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Certificate Trustee is unwilling, it may, or if it is unable, it shall, appoint or petition a court of competent jurisdiction for the appointment of a FNMA- or FHLMC-approved mortgage loan servicing institution, with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Certificate Trustee is obligated to act in such capacity. The Certificate Trustee and such successor may agree upon the servicing compensation be paid, which in no event may be greater than the compensation to the Master Servicer under the Pooling and Servicing Agreement. In addition, consistent with its fiduciary obligations to the Securityholders, the Indenture Trustee may waive such Event of Default; provided, however, that no such waiver is permitted that would materially adversely affect any Securityholder.

LIMITATION ON RESIGNATION OF THE MASTER SERVICER

         The Master Servicer may resign from its obligations and duties under the Pooling and Servicing Agreement only if such resignation, and the appointment of a successor, will not result in a downgrading of the ratings assigned to any Class of Securities, or upon a determination that its duties under the Pooling and Servicing Agreement are no longer permissible under applicable law. No such resignation will become effective until the Certificate Trustee or a successor servicer has assumed the Master Servicer's responsibilities, liabilities, obligations and duties under the Pooling and Servicing Agreement. Any proposed successor Master Servicer must be an established mortgage loan servicing institution, must be reasonably acceptable to the Certificate Trustee, must be acceptable to each Rating Agency for purposes of maintaining its then-current ratings of the Securities, and must comply with any further requirements of a successor Master Servicer under the Pooling and Servicing Agreement.

LIMITATION ON LIABILITY OF MASTER SERVICER

         The Pooling and Servicing Agreement provides that neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Master Servicer shall not be protected against any breach of warranties or representations made in the Pooling and Servicing Agreement, or against any specific liability imposed on the Master Servicer pursuant to the Pooling and Servicing Agreement; and provided further that the Master Servicer shall not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

TERMINATION

         The obligations created by the Pooling and Servicing Agreement will terminate upon payment to the Securityholders of all amounts required to be paid to the Securityholders pursuant to the Indenture following the earlier of:
(i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all of the Mortgage Loans by the Master Servicer or the Issuer when the aggregate principal balance of the Mortgage Loans equals 5% or less of the aggregate principal balance thereof as of the Cut-off Date, pursuant to a provision of the Pooling and Servicing Agreement giving the Master Servicer (or the Issuer) the right to do so.

         Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price at least equal to the sum of (a) 100% of the unpaid principal balance of each outstanding Mortgage Loan other than one as to which a property was acquired in connection with a default thereunder as of the day of such repurchase plus accrued interest thereon at the Net Rate to the first day of the month of such repurchase, plus (b) the appraised value of any property acquired in respect of any defaulted Mortgage Loan (but not more than the unpaid principal balance of that Mortgage Loan together with accrued interest at the applicable Net Rate to the first day of the month of such repurchase) less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof, plus (c) the amount of any Servicing Advances and any other amounts to be reimbursed to the Master Servicer or the Certificate Trustee under the terms of the Pooling and Servicing Agreement. The exercise of the right to repurchase the Mortgage Loans by the Master Servicer or the Issuer as set forth in clause (ii) of the preceding paragraph will effect early retirement of the Certificates and an early redemption of the Securities.

THE CERTIFICATE TRUSTEE

         The First National Bank of Chicago will be the Certificate Trustee under the Pooling and Servicing Agreement. The Issuer and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Certificate Trustee. Offered Securities may be surrendered at the Corporate Trust Office of the Certificate Trustee located at One First National Plaza, Mail Suite 0126, Chicago, Illinois 60670-0126 or at such other addresses as the Certificate Trustee may designate from time to time by notice to the Securityholders, the Issuer and the Master Servicer.

         The Certificate Trustee is eligible to serve as such under the Pooling and Servicing Agreement only if it is a corporation or banking association organized and doing business under the laws of the United States or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority and has combined capital and surplus of at least $50,000,000.

         The Certificate Trustee may, upon written notice to the Master Servicer, the Issuer and all Securityholders, resign at any time, in which event the Master Servicer will be obligated to appoint a successor Certificate Trustee. If no successor Certificate Trustee has been appointed and has accepted appointment within 60 days after giving such notice of resignation, the resigning Certificate Trustee may petition any court of competent jurisdiction for appointment of a successor Certificate Trustee. Any such successor Certificate Trustee must be approved by each Rating Agency. The Certificate Trustee may also be removed at any time (i) by the Master Servicer, if the Certificate Trustee ceases to be eligible to continue as such as described above or if the Certificate Trustee becomes insolvent or (ii) by holders of Certificates evidencing at least 51% of the fractional undivided interest in the trust fund established by the Pooling and Servicing Agreement. Any removal or resignation of the Certificate Trustee and appointment of a successor Certificate Trustee as described above will not become effective until acceptance of appointment by the successor Certificate Trustee.


                           SPECIAL TAX CONSIDERATIONS

RESIDUAL SECURITYHOLDERS

         THE CLASS R AND CLASS RP SECURITIES, WHICH REPRESENT THE RESIDUAL INTEREST IN THE UPPER REMIC AND THE LOWER REMIC, RESPECTIVELY, MAY EXPERIENCE A HIGHLY NEGATIVE AFTER-TAX RETURN. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AND CONSIDER THE AFTER-TAX EFFECT OF OWNERSHIP OF A RESIDUAL SECURITY AND THE SUITABILITY OF THE RESIDUAL SECURITIES TO THEIR INVESTMENT OBJECTIVES.

         Holders of Class R and Class RP Securities will be treated as owners of the "residual interest" in the Upper REMIC and the Lower REMIC, respectively, for federal income tax purposes. Accordingly, Residual Securityholders will not be treated as holders of debt instruments for such purposes, and their taxable income will not be computed with reference to the stated interest or amortization of premium on the Residual Securities, but rather will be computed as described in "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds" in the Prospectus. Taxable income to Residual Securityholders may exceed principal and interest payments received by such Securityholders with respect to their Residual Securities for the corresponding period, which would result in a highly negative after-tax return for such period. See "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds" in the Prospectus. Consequently, such Securityholders should have other sources of funds sufficient to pay any federal or state income taxes due as a result of ownership of the Residual Securities.

         The Upper REMIC and the Lower REMIC may generate income, a portion of which will be treated as "excess inclusion" income. Excess inclusion income
(a) is taxable to a tax-exempt Class R or Class RP Securityholder, respectively, as unrelated business taxable income ("UBTI"), (b) in the case of foreign holders, is subject to withholding tax at a rate of 30% (regardless of any statutory of treaty exemptions or rate reduction that otherwise would apply), and (c) generally cannot be offset by any net operating losses or current deductions of Residual Securityholders. Furthermore, Residual Securityholders who are individuals, estates or trusts may be subject to limitations on the deductibility of administrative expenses of the Upper REMIC or Lower REMIC, as applicable, for purposes of determining their taxable income and alternative minimum taxable income. See "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds --Restrictions on Transfer of a Residual Bond" in the Prospectus.

         Prospective purchasers of Residual Securities should be aware that the REMIC Regulations provide that the transfer of noneconomic residual interests to United States persons may be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment and collection of tax. For purposes of those Regulations, a residual interest is considered to be a noneconomic residual interest if, at the time of transfer, either (a) the present value of the expected payments is less than the present value of the expected tax on the excess inclusions or (b) the transferee is not to receive cash distributions at or after the time that tax accrues on the anticipated excess inclusions in an amount sufficient to pay the accrued tax. See "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds" in the Prospectus. If a transfer of a Residual Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the Upper REMIC or the Lower REMIC, as applicable. A significant purpose to impede the assessment or collection of tax will exist if the transferor fails to establish that it neither knew nor should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of such REMIC. See "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds" in the Prospectus. It is expected that the Class R Securities would be treated as noneconomic residual interests for purposes of the REMIC Regulations on the Closing Date. Each Class R Securityholder considering the transfer of such Security to a United States person (i.e., a citizen or resident of the United States, a domestic corporation, partnership, estate or trust) should consult with its tax advisor to determine whether (a) the Class R Security to be transferred would be considered to be a noneconomic residual interest at the time of the transfer thereof and (b) any significant purpose of the transfer is to impede the collection and assessment of tax within the meaning of the REMIC Regulations.

         The REMIC Regulations also provide that the transfer of a residual interest to a foreign person will be disregarded if the residual interest has tax avoidance potential (is a "TAPRI") and the income derived from the residual interest is not effectively connected with the conduct of a United States trade or business. A Residual Security will be deemed to have tax avoidance potential under the REMIC Regulations unless, at the time of the transfer, the transferor reasonably expects that the applicable REMIC will distribute to the transferee amounts that are sufficient to pay the tax on the excess inclusion accruing during each calendar year with respect to the related residual interest not later than the close of the calendar year following the calendar year of accrual. Moreover, if a foreign person transfers a Residual Security to a United States person and otherwise would avoid withholding tax on accrued excess inclusion income, the transfer will be disregarded for tax purposes and distributions with respect to the Residual Security will continue to be subject to 30% withholding as though the foreign person still owed the Residual Security. See "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds -- Restrictions on Transfer of a Residual Bond" in the Prospectus. It is expected that the Class R Securities would be treated as TAPRls for purposes of the REMIC Regulations on the Closing Date. A Class R Securityholder should consult with its tax counsel, before transferring a Residual Security to a foreign person, to determine whether the Class R Security would be considered a TAPRI under the REMIC Regulations at the time of the proposed transfer. A transferee that is a foreign person will be required to deliver to the Indenture Trustee certain certifications (and to satisfy certain other conditions) in connection with the transfer of a Residual Security.

         The Taxpayer Relief Act of 1997 provides, for taxable years beginning after December 31, 1997, that if an "electing large partnership" holds a Class R or Class RP Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860(E)(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity that does not know such affidavits are false, is not available to an electing large partnership. An "electing large partnership" is a partnership that had 100 or more partners during the preceding taxable year and that has filed an election with the Internal Revenue Service to be so treated.

REGULAR SECURITYHOLDERS

         Under section 166 of the Code, both corporate Holders of the Offered Subordinate Securities and noncorporate Holders that acquire such Securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Offered Subordinate Securities become wholly or partially worthless as the result of one or more Realized Losses. However, a noncorporate Holder that does not acquire an Offered Subordinate Security in connection with its trade or business will not be entitled to deduct a loss under Code section 166 until its Offered Subordinate Security becomes wholly worthless, and the loss will be characterized as a short-term capital loss.

         Each Holder of an Offered Subordinate Security will be required to accrue interest and original issue discount income ("Current Income") with respect to such Security without giving effect to any reduction in payments attributable to a default or delinquency on the Mortgage Loans until a related Realized Loss is allocated to such Security or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of Current Income reported in any period by the Holder of an Offered Subordinate Security could exceed significantly the amount of economic income actually realized by the Holder in such period. Although the Holder of an Offered Subordinate Security eventually will recognize a loss or a reduction in income attributable to previously included Current Income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing of such loss or reduction in income. Accordingly, Holders of the Offered Subordinate Securities should consult their own tax advisors with respect to the federal income tax consequences of Realized Losses on Current Income.

         The Indenture Trustee intends to adjust the accrual of Current Income on the Subordinate Securities in a manner that it believes to be appropriate to take account of Realized Losses. However, there can be no assurance that the Internal Revenue Service will not contend successfully that a different method of accounting for the effect of Realized Losses is correct and that such method will not have an adverse effect upon the Holders of the Offered Subordinate Securities.

        RESTRICTIONS ON PURCHASE AND TRANSFER OF THE RESIDUAL SECURITIES

         The Residual Securities are not offered for sale to any investor that is (a) a "disqualified organization" as described in "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds -- Restrictions on Transfer of a Residual Bond" in the Prospectus or (b) a Plan or a Plan Investor.

         A Residual Security may not be transferred except in compliance with the restrictions on transfer set forth in the Indenture. As a prerequisite to any such transfer, the proposed transferee must provide the Indenture Trustee with (a) a transferee affidavit and agreement to the effect that the transferee is not a disqualified organization or a Non- U.S. Person, (b) one or more investor representation letters to the effect that the transferee is not a Plan Investor described in or subject to the Plan Asset Regulations (as defined herein), and that the proposed transferee either is not an insurance company or is an insurance company and that none of the funds used by it in connection with its purchase of the Residual Securities will constitute "plan assets" as defined in the Plan Asset Regulations, and (c) a certificate, signed by transferor, stating that the purpose of the proposed transfer is not to impede the assessment or collection of taxes, confirming its investigation of the transferee and absence of actual knowledge on the part of the transferor that the proposed transferee is a disqualified organization or a Non-U.S. Person. A "Non-U.S. Person" is a person other than (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, (c) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (d) a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more of the United States fiduciaries have the authority to control all substantial decisions of the trust. Notwithstanding the fulfillment of the prerequisites described above, the Indenture Trustee may withhold registration of a proposed transfer if it has actual knowledge that the proposed transferee is a Non-U.S. Person or a disqualified organization. A transfer in violation of the restrictions set forth herein may subject a Residual Securityholder to taxation and the payment of certain fees to the Indenture Trustee. See "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds -- Restrictions on Transfer of a Residual Bond" in the Prospectus.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Issuer and Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter"), the Issuer has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Issuer, the Offered Securities.

         The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Offered Securities is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Issuer's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Commission.

         The payment of the Offered Securities by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The proceeds to the Issuer from the sale of the Offered Securities will be approximately $281,682,544, plus accrued interest on the Offered Securities from

September 1, 1997, before deducting issuance expenses payable by the Issuer. The Underwriter may effect such transactions by selling the Offered Securities to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Securities, the Underwriter may be deemed to have received compensation from the Issuer in the form of an underwriting discount. The Underwriter and any dealers that participate with the Underwriter in the payment of the Offered Securities may be deemed to be underwriters and any profit on the resale of the Offered Securities positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         The Underwriting Agreement provides that the Issuer and CMC will indemnify the Underwriter, and under limited circumstances the Underwriter will indemnify the Issuer and CMC, against certain civil liabilities under the Securities Act of 1933, or, in each case, contribute to payments required to be made in respect thereof.

         There can be no assurance that a secondary market for the Offered Securities will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity. The primary source of information available to investors concerning the Offered Securities will be the monthly statements discussed in the Prospectus under "The Indenture -- Reports by Indenture Trustee to Bondholders," which will include information as to the outstanding principal balance of the Offered Securities and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Securities will be available through any other source. In addition, the Issuer is not aware of any source through which price information about the Offered Securities will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Securities may adversely affect the liquidity of the Offered Securities, even if a secondary market for the Offered Securities becomes available.


                                USE OF PROCEEDS

         The Issuer will apply the net proceeds from the sale of the Offered Securities against the purchase price of the Mortgage Loans.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Securities will be passed upon for the Issuer by Andrews & Kurth L.L.P., Dallas, Texas and for the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York.


                                    RATINGS

         It is a condition to the issuance of the Offered Securities that each Class of Class FXA Securities, the Residual Securities and Class A Securities (other than the Class A-2 Securities) be rated "AAA" by the Rating Agencies, that the Strip Securities and Principal Only Securities be rated "AAA" by DCR and "AAAr" by S&P, that the Class B-1 Securities be rated not lower than "AA" by DCR, that the Class B-2 Securities be rated not lower than "A" by DCR and that the Class B-3 Securities be rated not lower than "BBB" by DCR.

         Publications of S&P indicate that it assigns a rating of "AAA" to securities for which "the capacity to pay interest and repay principal is extremely strong." In addition, S&P assigns the additional rating of "r" to highlight classes of securities that it believes may experience high volatility or a variability in expected returns due to noncredit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return.

         Publications of DCR indicate that it assigns a rating of (i) "AAA" to securities that are of the "highest credit quality" where "risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt;"
(ii) "AA" to securities that are of "high credit quality" where "protection factors are strong" and "risk is modest but may vary slightly from time to time because of economic conditions;" (iii) "A" to securities where the "protection factors are average but adequate, but are more variable and greater in periods of economic stress;" and (iv) "BBB" to securities where there are "below average protection factors but are still considered sufficient for prudent investment," but where there is "considerable variability in risk during economic cycles." The ratings assigned by DCR to collateralized mortgage obligations address the likelihood of the receipt by certificateholders of all payments to which they are entitled under the transaction structure. DCR's ratings reflect its analysis of the riskiness of the mortgage loans and its analysis of the structure of the transaction as set forth in the operative documents. DCR's ratings do not address the effect on the securities' yield attributable to prepayments or recoveries on the underlying mortgages. Further, in the case of the Strip Securities, the rating does not address whether investors will recoup their initial investment.

         The ratings assigned to the Residual Securities do not assess the likelihood of return to investors in the Residual Securities, except to the extent of the nominal initial principal amount of such Class and interest thereon at the applicable Security Interest Rate.

         The Issuer has not requested ratings on the Offered Securities by any rating agency other than S&P and DCR. However, there can be no assurance as to whether any other rating agency will rate the Offered Securities, or, if it does, what ratings would be assigned by such other rating agency. Ratings on the Offered Securities by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Securities by S&P and DCR.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.


                                LEGAL INVESTMENT

         The Senior Securities and the Class B-1 Securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in at least the second highest rating category by any Rating Agency or another nationally recognized statistical rating organization.

         THE CLASS B-2 AND CLASS B-3 SECURITIES WILL NOT CONSTITUTE "MORTGAGE RELATED SECURITIES" FOR PURPOSES OF SMMEA, BECAUSE THOSE CLASSES ARE NOT RATED IN THE TWO HIGHEST RATING CATEGORIES BY A NATIONALLY RECOGNIZED RATING ORGANIZATION.

         Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, any state insurance commission, or any other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Securities. Financial institutions should review and consider the applicability of the Federal Financial Institutions Examination Council Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment practices (to the extent adopted by their respective federal regulators), which, among other things, sets forth guidelines for investing in certain types of mortgage related securities and prohibits investment in certain "high-risk" mortgage securities.

         Except as to the status of certain Classes of Offered Securities as "mortgage related securities,' no representations are made as to the proper characterization of any Class of Offered Securities for legal investment, financial institution registry or other purposes, or as to the ability of particular investors to purchase any Class of Offered Securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Securities. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent any Class of the Offered Securities, and, in particular, the Class B-1 Securities, constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the Prospectus.


                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to ERISA or corresponding provisions of the Code, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested (any of the foregoing a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors"), should review carefully with their legal advisors whether the purchase or holding of the Securities could either give rise to a transaction that is prohibited under ERISA or the Code or cause the collateral securing the Securities to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulation").

PROHIBITED TRANSACTIONS

         General. Section 406 of ERISA prohibits parties in interest or disqualified persons ("Parties in Interest") with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

         Plan Asset Regulation and The Securities. The United States Department of Labor (the "DOL") has issued the Plan Asset Regulation concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code. The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions not applicable here apply.

         Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the Securities are not treated as equity interests in the Issuer for purposes of the Plan Asset Regulation, a Plan's investment in the Securities would not cause the assets of the Issuer to be deemed Plan assets. However, the Issuer, the Master Servicer, the Certificate Trustee, the Indenture Trustee and the Underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.

         The Securities may not be purchased with the assets of a Plan if the Issuer, the Master Servicer, the Certificate Trustee, the Indenture Trustee, the Underwriter or any of their respective affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

         If the Securities are deemed to be equity interests in the Issuer, the Issuer could be considered to hold Plan assets by reason of a Plan's investment in the Securities. In such an event, the Master Servicer and other persons exercising management or discretionary control over the assets of the Issuer may be deemed to be fiduciaries with respect to investing Plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA, and section 4975 of the Code with respect to transactions involving the Issuer's assets. There can be no assurance that any statutory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the Issuer by a Plan.

         The Residual Securities are expected to have "substantial equity
characteristics."   Accordingly, no Residual Security may be acquired by a
Plan, a person acting on behalf of a Plan, or any person using the assets of a Plan (each, a "Plan Investor"). Although the matter is not entirely clear, the Class B-3 Securities and the Strip Securities may have "substantial equity characteristics." Consequently, no transfer of the Class B-3 Securities or Strip Securities will be permitted to be made to any person unless the proposed transferee delivers to the Indenture Trustee either (i) a certificate from such transferee to the effect that such transferee is not a Plan Investor or, in the case of an insurance company, is not a Plan Investor, is eligible for an exemption to the applicable prohibited transaction provisions of ERISA and the Code, or is using the assets of its general account to purchase such Securities at a time in which the amount of the reserves for contracts issued to Plans that vary with the investment experience of the insurance company's general account does not exceed 10% of the total liabilities of such general account, or (ii) an opinion of counsel satisfactory to the Indenture Trustee and the Issuer to the effect that the purchase and holding of such Securities will not constitute or result in a prohibited transaction under ERISA or the Code and will not subject the Master Servicer, the Certificate

Trustee, the Indenture Trustee, the Issuer or their respective affiliates to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code in addition to those undertaken in the Indenture (a "Benefit Plan Opinion").

         In addition, without regard to whether the Securities are considered to be equity interests in the Issuer, certain affiliates of the Issuer or the Master Servicer might be considered or might become Parties in Interest with respect to a Plan. In either case, the acquisition or holding of Securities by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager", PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE-91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers". Each purchaser or transferee of a Class B-1 Security, Class B-2 Security or Senior Security, other than the Strip Securities, that is a Plan Investor shall have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

         The sale of Offered Securities to a Plan is in no respect a representation by the Issuer or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

         ANY PLAN INVESTOR PROPOSING TO INVEST IN THE SECURITIES SHOULD CONSULT WITH ITS COUNSEL TO CONFIRM THAT SUCH INVESTMENT WILL NOT RESULT IN A PROHIBITED TRANSACTION THAT IS NOT SUBJECT TO AN EXEMPTION OF WILL SATISFY THE OTHER REQUIREMENTS OF ERISA AND THE CODE APPLICABLE TO PLANS.

                                 INDEX OF TERMS

"Accretion Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
"Accretion Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
"Accretion Termination Date"  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
"Advances"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
"Bankruptcy Coverage" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-69
"Basic Prepayment Assumption" . . . . . . . . . . . . . . . . . . . . . . . . . .  S-76
"Beneficial Owner"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"Benefit Plan Opinion"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-93
"CCC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Cede"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
"Certificate Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-9
"Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Class A Liquidation Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
"Class A Percentage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
"Class A Prepayment Percentage" . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
"Class A Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Class A-1 Component 1" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
"Class A-1 Component 2" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
"Class A-2 Notional Amount" . . . . . . . . . . . . . . . . . . . . . . . .  S-14, S-61
"Class A-9 Component 1 Accretion Amount"  . . . . . . . . . . . . . . . . . . . .  S-60
"Class A-9 Component 1 Accretion Termination Date"  . . . . . . . . . . . . . . .  S-60
"Class A-9 Component 1" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
"Class A-9 Component 2 Accretion Amount"  . . . . . . . . . . . . . . . . . . . .  S-60
"Class A-9 Component 2 Accretion Termination Date"  . . . . . . . . . . . . . . .  S-60
"Class A-9 Component 2" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
"Class B Loan Group Component Balance"  . . . . . . . . . . . . . . . . . . . . .  S-66
"Class FX Securities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Class FXA Liquidation Amount"  . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
"Class FXA Percentage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
"Class FXA Prepayment Percentage" . . . . . . . . . . . . . . . . . . . . . . . .  S-65
"Class FXA Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Class FXP Discount Mortgage Loan Principal Payment Amount" . . . . . . . . . . .  S-61
"Class FXP Fraction"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
"Class FXS Notional Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-13
"Class P Discount Mortgage Loan Principal Payment Amount" . . . . . . . . . . . .  S-63
"Class P Fraction"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
"Class S Notional Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-13
"Closing Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"CLTV"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
"CMCSC IV"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
"CMC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Code"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
"Companion Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
"Component" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
"CPR" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-77
"Credit Support Depletion Date" . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
"Current Income"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-88
"Custodial Account" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
"Cut-off Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Debt Service Reductions" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-70
"Dime"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
"DLJMC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"DOL" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-92

"Due Period"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
"ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
"Events of Default" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-85
"Excess Bankruptcy Losses"  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-69
"Excess Fraud Losses" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-69
"Excess Special Hazard Losses"  . . . . . . . . . . . . . . . . . . . . . . . .  S-69
"Extraordinary Losses"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-70
"FICO Scores" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
"Fire Policy" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
"Flood Policy"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
"Fraud Coverage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-69
"Gold Flex Program" . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-47
"Group I Discount Mortgage Loan"  . . . . . . . . . . . . . . . . . . . . . . .  S-61
"Group I Liquidation Principal" . . . . . . . . . . . . . . . . . . . . . . . .  S-62
"Group I Losses Payable"  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-57
"Group I Mortgage Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-29
"Group I Premium Rate Mortgage Loans" . . . . . . . . . . . . . . . . . . . . .  S-13
"Group II Discount Mortgage Loan" . . . . . . . . . . . . . . . . . . . . . . .  S-63
"Group II Liquidation Principal"  . . . . . . . . . . . . . . . . . . . . . . .  S-65
"Group II Losses Payable" . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-57
"Group II Mortgage Loans" . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-29
"Group II Premium Rate Mortgage Loans"  . . . . . . . . . . . . . . . . . . . .  S-13
"Group II"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-29
"Group I" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-29
"Indenture Event of Default"  . . . . . . . . . . . . . . . . . . . . . . . . .  S-55
"Indenture Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Indenture" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-12, S-54
"Interest Accrual Period" . . . . . . . . . . . . . . . . . . . . . . . .  S-13, S-60
"Issuer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-9
"Loan Sale Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
"Loan Seller" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-9, S-53
"Loan-to-Value Ratio at origination"  . . . . . . . . . . . . . . . . . . . . .  S-31
"Lower REMIC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
"Master Servicer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-9
"Modeling Assumptions"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-77
"Monthly Payment" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
"Mortgage Loan Group" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Mortgage Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Mortgage Pool" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-29
"Mortgage related securities" . . . . . . . . . . . . . . . . . . . . . .  S-25, S-91
"Mortgaged Premises"  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12, S-29
"NAMC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-9, S-53
"NAMIS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-54
"NERDs" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
"Net Mortgage Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
"No Ratio"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-48, S-49
"Non-U.S. Person" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-89
"Notional Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
"October 27th Payment Date" . . . . . . . . . . . . . . . . . . . . . . . . . .  S-71
"Offered Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Optional Redemption Date"  . . . . . . . . . . . . . . . . . . . . . . .  S-16, S-72
"Overcollateralized Group"  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-67
"Parity Price"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-72
"Parties In Interest" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-92
"Payment Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-4, S-9

"Plan assets" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-89, S-92
"Plan Investor" . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-23, S-92
"Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23, S-91
"PMI Policy"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
"PMI" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
"Prepayment Period" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
"Principal Only Securities" . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Principal Payment Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
"Principal Prepayment Amount" . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
"Pro Rata Allocation" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-69
"Prohibited Transaction Provisions" . . . . . . . . . . . . . . . . . . . . . .  S-23
"PTCE"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-93
"Rating Agencies" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
"Real estate assets"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
"Record Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
"REITs" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
"REMIC Regulations" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
"REMIC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
"Residual Securities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Rules" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-55
"S&P" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
"Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Security Principal Balance"  . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
"Servicing Fee Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-84
"Servicing Fee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-84
"SMMEA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-25, S-91
"Special Hazard Coverage" . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-69
"Standard Hazard Policy"  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
"Step Down Percentage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
"Strip Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Stripped Interest Rate"  . . . . . . . . . . . . . . . . . . . . . . . .  S-13, S-60
"Subordinate Liquidation Amount"  . . . . . . . . . . . . . . . . . . . . . . .  S-67
"Subordinate Percentage"  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-67
"Subordinate Prepayment Percentage" . . . . . . . . . . . . . . . . . . . . . .  S-67
"Subordinate Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Subordination Level" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-58
"TAPRIs"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
"TAPRI" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-88
"Title Insurance Policy"  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
"Trust Estate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Trust" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-16
"UBTI"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22, S-87
"Undercollateralized Group" . . . . . . . . . . . . . . . . . . . . . . . . . .  S-67
"Underwriter" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-89
"Underwriting Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-89
"Upper REMIC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-21
"Voting Rights" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-81

                                   APPENDIX A

          PERCENTAGE OF INITIAL SECURITY PRINCIPAL BALANCE OUTSTANDING
           AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                              CLASS A-1 SECURITIES

         DISTRIBUTION
             DATE                           0%            100%            250%            350%           500%
--------------------------------------------------------------------------------------------------------------
 Initial Percentage                        100             100             100             100            100
 September 25, 1998                        100              99              99              99             99
 September 25, 1999                         95              75              75              75             75
 September 25, 2000                         90              43              43              43             43
 September 25, 2001                         85              12              12              12             12
 September 25, 2002                         80               0               0               0              0
 September 25, 2003                         75               0               0               0              0
 September 25, 2004                         70               0               0               0              0
 September 25, 2005                         64               0               0               0              0
 September 25, 2006                         58               0               0               0              0
 September 25, 2007                         52               0               0               0              0
 September 25, 2008                         45               0               0               0              0
 September 25, 2009                         37               0               0               0              0
 September 25, 2010                         29               0               0               0              0
 September 25, 2011                         20               0               0               0              0
 September 25, 2012                         10               0               0               0              0
 September 25, 2013                          0               0               0               0              0
 September 25, 2014                          0               0               0               0              0
 September 25, 2015                          0               0               0               0              0
 September 25, 2016                          0               0               0               0              0
 September 25, 2017                          0               0               0               0              0
 September 25, 2018                          0               0               0               0              0
 September 25, 2019                          0               0               0               0              0
 September 25, 2020                          0               0               0               0              0
 September 25, 2021                          0               0               0               0              0
 September 25, 2022                          0               0               0               0              0
 September 25, 2023                          0               0               0               0              0
 September 25, 2024                          0               0               0               0              0
 September 25, 2025                          0               0               0               0              0
 September 25, 2026                          0               0               0               0              0
 September 25, 2027                          0               0               0               0              0

 Weighted Average
 Life In Years**                           9.6             2.8             2.8             2.8            2.8

--------------
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Security is determined by (i) multiplying the amount of each distribution in reduction of the Security Principal Balance by the number of years from the date of issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Security Principal Balance of the Security.

                                   APPENDIX A

          PERCENTAGE OF INITIAL SECURITY PRINCIPAL BALANCE OUTSTANDING
           AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                              CLASS A-3 SECURITIES

         DISTRIBUTION
             DATE                           0%            100%            250%            350%           500%
--------------------------------------------------------------------------------------------------------------
 Initial Percentage                        100             100             100             100            100
 September 25, 1998                        100             100             100             100            100
 September 25, 1999                        100             100             100             100            100
 September 25, 2000                        100             100             100             100            100
 September 25, 2001                        100             100             100             100            100
 September 25, 2002                        100             100             100             100              0
 September 25, 2003                        100             100             100             100              0
 September 25, 2004                        100             100             100              48              0
 September 25, 2005                        100             100             100              10              0
 September 25, 2006                        100             100             100               0              0
 September 25, 2007                        100             100             100               0              0
 September 25, 2008                        100             100              97               0              0
 September 25, 2009                        100             100              81               0              0
 September 25, 2010                        100             100              67               0              0
 September 25, 2011                        100             100              55               0              0
 September 25, 2012                        100             100              45               0              0
 September 25, 2013                        100             100              37               0              0
 September 25, 2014                        100             100              30               0              0
 September 25, 2015                        100             100              25               0              0
 September 25, 2016                        100             100              20               0              0
 September 25, 2017                        100             100              16               0              0
 September 25, 2018                        100             100              12               0              0
 September 25, 2019                        100             100              10               0              0
 September 25, 2020                        100             100               8               0              0
 September 25, 2021                        100             100               6               0              0
 September 25, 2022                        100              86               4               0              0
 September 25, 2023                        100              67               3               0              0
 September 25, 2024                        100              48               2               0              0
 September 25, 2025                        100              31               1               0              0
 September 25, 2026                         95              14               *               0              0
 September 25, 2027                          0               0               0               0              0

 Weighted Average
 Life In Years**                          29.5            27.0            15.7             7.1            4.7


--------------
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Security is determined by (i) multiplying the amount of each distribution in reduction of the Security Principal Balance by the number of years from the date of issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Security Principal Balance of the Security.

                                   APPENDIX A

          PERCENTAGE OF INITIAL SECURITY PRINCIPAL BALANCE OUTSTANDING
           AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                              CLASS A-4 SECURITIES

         DISTRIBUTION
             DATE                           0%            100%            250%            350%           500%
--------------------------------------------------------------------------------------------------------------
 Initial Percentage                        100             100             100             100            100
 September 25, 1998                        100             100             100             100            100
 September 25, 1999                        100             100             100             100            100
 September 25, 2000                        100             100             100             100            100
 September 25, 2001                        100             100             100             100            100
 September 25, 2002                        100             100             100             100             98
 September 25, 2003                         99              97              94              92             61
 September 25, 2004                         97              93              87              83             37
 September 25, 2005                         96              88              78              71             23
 September 25, 2006                         94              83              67              56             15
 September 25, 2007                         92              76              56              44             10
 September 25, 2008                         90              70              46              34              7
 September 25, 2009                         88              64              38              26              5
 September 25, 2010                         86              59              32              20              3
 September 25, 2011                         83              54              26              15              2
 September 25, 2012                         80              49              22              12              1
 September 25, 2013                         78              44              18               9              1
 September 25, 2014                         74              40              14               7              1
 September 25, 2015                         71              36              12               5              *
 September 25, 2016                         67              32               9               4              *
 September 25, 2017                         63              28               8               3              *
 September 25, 2018                         59              25               6               2              *
 September 25, 2019                         54              21               5               2              *
 September 25, 2020                         49              18               4               1              *
 September 25, 2021                         43              15               3               1              *
 September 25, 2022                         37              12               2               1              *
 September 25, 2023                         31               9               1               *              *
 September 25, 2024                         24               7               1               *              *
 September 25, 2025                         16               4               1               *              *
 September 25, 2026                          8               2               *               *              *
 September 25, 2027                          0               0               0               0              0

 Weighted Average
 Life In Years**                          21.3            15.8            11.8            10.4            7.2


--------------
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Security is determined by (i) multiplying the amount of each distribution in reduction of the Security Principal Balance by the number of years from the date of issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Security Principal Balance of the Security.

                                   APPENDIX A

          PERCENTAGE OF INITIAL SECURITY PRINCIPAL BALANCE OUTSTANDING
           AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                              CLASS A-5 SECURITIES

         DISTRIBUTION
             DATE                           0%            100%            250%            350%           500%
--------------------------------------------------------------------------------------------------------------
 Initial Percentage                        100             100             100             100            100
 September 25, 1998                         98              95              89              86             81
 September 25, 1999                         96              84              66              55             38
 September 25, 2000                         94              70              36              16              0
 September 25, 2001                         92              56              10               0              0
 September 25, 2002                         89              43               0               0              0
 September 25, 2003                         87              32               0               0              0
 September 25, 2004                         85              22               0               0              0
 September 25, 2005                         82              14               0               0              0
 September 25, 2006                         79               7               0               0              0
 September 25, 2007                         76               *               0               0              0
 September 25, 2008                         73               0               0               0              0
 September 25, 2009                         70               0               0               0              0
 September 25, 2010                         66               0               0               0              0
 September 25, 2011                         62               0               0               0              0
 September 25, 2012                         58               0               0               0              0
 September 25, 2013                         53               0               0               0              0
 September 25, 2014                         48               0               0               0              0
 September 25, 2015                         42               0               0               0              0
 September 25, 2016                         36               0               0               0              0
 September 25, 2017                         29               0               0               0              0
 September 25, 2018                         22               0               0               0              0
 September 25, 2019                         15               0               0               0              0
 September 25, 2020                          7               0               0               0              0
 September 25, 2021                          0               0               0               0              0
 September 25, 2022                          0               0               0               0              0
 September 25, 2023                          0               0               0               0              0
 September 25, 2024                          0               0               0               0              0
 September 25, 2025                          0               0               0               0              0
 September 25, 2026                          0               0               0               0              0
 September 25, 2027                          0               0               0               0              0

 Weighted Average
 Life In Years**                          15.1             4.8             2.5             2.1            1.7

--------------------
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Security is determined by (i) multiplying the amount of each distribution in reduction of the Security Principal Balance by the number of years from the date of issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Security Principal Balance of the Security.

                                   APPENDIX A

          PERCENTAGE OF INITIAL SECURITY PRINCIPAL BALANCE OUTSTANDING
           AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                              CLASS A-6 SECURITIES

         DISTRIBUTION
             DATE                           0%            100%            250%            350%           500%
--------------------------------------------------------------------------------------------------------------
 Initial Percentage                        100             100             100             100            100
 September 25, 1998                        100             100             100             100            100
 September 25, 1999                        100             100             100             100            100
 September 25, 2000                        100             100             100             100             74
 September 25, 2001                        100             100             100              66              0
 September 25, 2002                        100             100              74              14              0
 September 25, 2003                        100             100              41               0              0
 September 25, 2004                        100             100              17               0              0
 September 25, 2005                        100             100               0               0              0
 September 25, 2006                        100             100               0               0              0
 September 25, 2007                        100             100               0               0              0
 September 25, 2008                        100              89               0               0              0
 September 25, 2009                        100              77               0               0              0
 September 25, 2010                        100              66               0               0              0
 September 25, 2011                        100              56               0               0              0
 September 25, 2012                        100              46               0               0              0
 September 25, 2013                        100              37               0               0              0
 September 25, 2014                        100              28               0               0              0
 September 25, 2015                        100              20               0               0              0
 September 25, 2016                        100              12               0               0              0
 September 25, 2017                        100               5               0               0              0
 September 25, 2018                        100               0               0               0              0
 September 25, 2019                        100               0               0               0              0
 September 25, 2020                        100               0               0               0              0
 September 25, 2021                         95               0               0               0              0
 September 25, 2022                         75               0               0               0              0
 September 25, 2023                         53               0               0               0              0
 September 25, 2024                         29               0               0               0              0
 September 25, 2025                          4               0               0               0              0
 September 25, 2026                          0               0               0               0              0
 September 25, 2027                          0               0               0               0              0

 Weighted Average
 Life In Years**                          26.1            14.9             5.9             4.4            3.3

-------------------
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Security is determined by (i) multiplying the amount of each distribution in reduction of the Security Principal Balance by the number of years from the date of issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Security Principal Balance of the Security.

                                   APPENDIX A

          PERCENTAGE OF INITIAL SECURITY PRINCIPAL BALANCE OUTSTANDING
           AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                              CLASS A-7 SECURITIES

         DISTRIBUTION
             DATE                           0%            100%            250%            350%           500%
--------------------------------------------------------------------------------------------------------------
 Initial Percentage                        100             100             100             100            100
 September 25, 1998                         98              96              91              91             87
 September 25, 1999                         98              95              80              73             58
 September 25, 2000                         98              95              67              51             26
 September 25, 2001                         97              95              56              35              5
 September 25, 2002                         97              87              41              17              0
 September 25, 2003                         97              77              28               3              0
 September 25, 2004                         96              68              18               0              0
 September 25, 2005                         96              60              11               0              0
 September 25, 2006                         95              53               5               0              0
 September 25, 2007                         95              47               2               0              0
 September 25, 2008                         94              42               0               0              0
 September 25, 2009                         94              36               0               0              0
 September 25, 2010                         93              31               0               0              0
 September 25, 2011                         92              25               0               0              0
 September 25, 2012                         92              21               0               0              0
 September 25, 2013                         91              16               0               0              0
 September 25, 2014                         85              11               0               0              0
 September 25, 2015                         79               7               0               0              0
 September 25, 2016                         73               2               0               0              0
 September 25, 2017                         66               0               0               0              0
 September 25, 2018                         58               0               0               0              0
 September 25, 2019                         50               0               0               0              0
 September 25, 2020                         41               0               0               0              0
 September 25, 2021                         32               0               0               0              0
 September 25, 2022                         22               0               0               0              0
 September 25, 2023                         11               0               0               0              0
 September 25, 2024                          0               0               0               0              0
 September 25, 2025                          0               0               0               0              0
 September 25, 2026                          0               0               0               0              0
 September 25, 2027                          0               0               0               0              0

 Weighted Average
 Life In Years**                          20.9            10.2             4.5             3.2            2.3

------------------
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Security is determined by (i) multiplying the amount of each distribution in reduction of the Security Principal Balance by the number of years from the date of issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Security Principal Balance of the Security.

                                   APPENDIX A

          PERCENTAGE OF INITIAL SECURITY PRINCIPAL BALANCE OUTSTANDING
           AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                              CLASS A-8 SECURITIES

         DISTRIBUTION
             DATE                           0%            100%            250%            350%           500%
--------------------------------------------------------------------------------------------------------------
 Initial Percentage                        100             100             100             100            100
 September 25, 1998                         98              95              91              91             89
 September 25, 1999                         97              95              80              75             59
 September 25, 2000                         97              94              67              52             26
 September 25, 2001                         96              94              56              36              6
 September 25, 2002                         96              86              41              18              0
 September 25, 2003                         95              75              28               3              0
 September 25, 2004                         94              66              18               0              0
 September 25, 2005                         93              57              11               0              0
 September 25, 2006                         93              50               5               0              0
 September 25, 2007                         92              43               2               0              0
 September 25, 2008                         91              37               0               0              0
 September 25, 2009                         90              30               0               0              0
 September 25, 2010                         89              24               0               0              0
 September 25, 2011                         87              19               0               0              0
 September 25, 2012                         86              13               0               0              0
 September 25, 2013                         84               8               0               0              0
 September 25, 2014                         78               2               0               0              0
 September 25, 2015                         71               0               0               0              0
 September 25, 2016                         64               0               0               0              0
 September 25, 2017                         56               0               0               0              0
 September 25, 2018                         47               0               0               0              0
 September 25, 2019                         38               0               0               0              0
 September 25, 2020                         28               0               0               0              0
 September 25, 2021                         17               0               0               0              0
 September 25, 2022                          6               0               0               0              0
 September 25, 2023                          0               0               0               0              0
 September 25, 2024                          0               0               0               0              0
 September 25, 2025                          0               0               0               0              0
 September 25, 2026                          0               0               0               0              0
 September 25, 2027                          0               0               0               0              0

 Weighted Average
 Life In Years**                          19.4             9.4             4.5             3.3            2.3


----------------
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Security is determined by (i) multiplying the amount of each distribution in reduction of the Security Principal Balance by the number of years from the date of issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Security Principal Balance of the Security.

                                   APPENDIX A

          PERCENTAGE OF INITIAL SECURITY PRINCIPAL BALANCE OUTSTANDING
           AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                              CLASS A-9 SECURITIES

         DISTRIBUTION
             DATE                           0%            100%            250%            350%           500%
--------------------------------------------------------------------------------------------------------------
 Initial Percentage                        100             100             100             100            100
 September 25, 1998                        107             107              91              25              0
 September 25, 1999                        116             116              80               0              0
 September 25, 2000                        124             124              67               0              0
 September 25, 2001                        134             134              56               0              0
 September 25, 2002                        144             144              41               0              0
 September 25, 2003                        154             154              28               0              0
 September 25, 2004                        166             166              18               0              0
 September 25, 2005                        178             178              11               0              0
 September 25, 2006                        192             192               5               0              0
 September 25, 2007                        206             206               2               0              0
 September 25, 2008                        221             221               0               0              0
 September 25, 2009                        238             238               0               0              0
 September 25, 2010                        256             256               0               0              0
 September 25, 2011                        275             275               0               0              0
 September 25, 2012                        296             296               0               0              0
 September 25, 2013                        318             318               0               0              0
 September 25, 2014                        342             342               0               0              0
 September 25, 2015                        367             338               0               0              0
 September 25, 2016                        395             316               0               0              0
 September 25, 2017                        424             276               0               0              0
 September 25, 2018                        456             210               0               0              0
 September 25, 2019                        490             142               0               0              0
 September 25, 2020                        527              78               0               0              0
 September 25, 2021                        567              17               0               0              0
 September 25, 2022                        609               0               0               0              0
 September 25, 2023                        590               0               0               0              0
 September 25, 2024                        497               0               0               0              0
 September 25, 2025                        264               0               0               0              0
 September 25, 2026                          0               0               0               0              0
 September 25, 2027                          0               0               0               0              0

 Weighted Average
 Life In Years**                          27.7            21.5             4.5             0.8            0.5

---------------
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Security is determined by (i) multiplying the amount of each net reduction of the Security Principal Balance by the number of years from the date of issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate of net reductions described above.

                                   APPENDIX A

          PERCENTAGE OF INITIAL SECURITY PRINCIPAL BALANCE OUTSTANDING
           AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                               CLASS P SECURITIES

         DISTRIBUTION
             DATE                           0%            100%            250%            350%           500%
--------------------------------------------------------------------------------------------------------------
 Initial Percentage                        100             100             100             100            100
 September 25, 1998                         99              98              96              94             92
 September 25, 1999                         98              93              86              81             74
 September 25, 2000                         97              87              72              64             52
 September 25, 2001                         96              80              61              50             36
 September 25, 2002                         94              75              51              39             25
 September 25, 2003                         93              69              43              30             17
 September 25, 2004                         91              64              36              23             12
 September 25, 2005                         90              59              30              18              8
 September 25, 2006                         88              54              25              14              6
 September 25, 2007                         86              50              21              11              4
 September 25, 2008                         84              46              17               8              3
 September 25, 2009                         82              42              14               6              2
 September 25, 2010                         80              38              12               5              1
 September 25, 2011                         77              35              10               4              1
 September 25, 2012                         75              32               8               3              1
 September 25, 2013                         72              29               6               2              *
 September 25, 2014                         69              26               5               2              *
 September 25, 2015                         65              23               4               1              *
 September 25, 2016                         62              21               3               1              *
 September 25, 2017                         58              18               3               1              *
 September 25, 2018                         54              16               2               1              *
 September 25, 2019                         49              14               2               *              *
 September 25, 2020                         45              12               1               *              *
 September 25, 2021                         40              10               1               *              *
 September 25, 2022                         34               8               1               *              *
 September 25, 2023                         28               6               1               *              *
 September 25, 2024                         22               4               *               *              *
 September 25, 2025                         15               3               *               *              *
 September 25, 2026                          8               1               *               *              *
 September 25, 2027                          0               0               0               0              0

 Weighted Average
 Life In Years**                          20.0            11.6             6.6             5.1            3.9

-----------------
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Security is determined by (i) multiplying the amount of each distribution in reduction of the Security Principal Balance by the number of years from the date of issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Security Principal Balance of the Security.

                                   APPENDIX A

          PERCENTAGE OF INITIAL SECURITY PRINCIPAL BALANCE OUTSTANDING
           AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                       CLASS B-1, B-2 AND B-3 SECURITIES

         DISTRIBUTION
             DATE                           0%            100%            250%            350%           500%
--------------------------------------------------------------------------------------------------------------
 Initial Percentage                        100             100             100             100            100
 September 25, 1998                         99              99              99              99             99
 September 25, 1999                         98              98              98              98             98
 September 25, 2000                         97              97              97              97             97
 September 25, 2001                         96              96              96              96             96
 September 25, 2002                         95              95              95              95             95
 September 25, 2003                         94              92              90              88             85
 September 25, 2004                         93              89              83              79             72
 September 25, 2005                         91              84              74              67             58
 September 25, 2006                         90              79              64              55             43
 September 25, 2007                         88              73              53              42             29
 September 25, 2008                         86              67              44              33             20
 September 25, 2009                         84              61              37              25             14
 September 25, 2010                         82              56              30              20              9
 September 25, 2011                         80              51              25              15              6
 September 25, 2012                         77              47              21              11              4
 September 25, 2013                         74              42              17               9              3
 September 25, 2014                         71              38              14               7              2
 September 25, 2015                         68              34              11               5              1
 September 25, 2016                         65              31               9               4              1
 September 25, 2017                         61              27               7               3              1
 September 25, 2018                         57              24               6               2              *
 September 25, 2019                         52              21               4               1              *
 September 25, 2020                         47              17               3               1              *
 September 25, 2021                         42              15               3               1              *
 September 25, 2022                         36              12               2               1              *
 September 25, 2023                         30               9               1               *              *
 September 25, 2024                         23               7               1               *              *
 September 25, 2025                         16               4               1               *              *
 September 25, 2026                          8               2               *               *              *
 September 25, 2027                          0               0               0               0              0

 Weighted Average
 Life In Years**                          20.6            15.2            11.4            10.1            8.9

----------------
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Security is determined by (i) multiplying the amount of each distribution in reduction of the Security Principal Balance by the number of years from the date of issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Security Principal Balance of the Security.

                                   APPENDIX B

          PERCENTAGE OF INITIAL SECURITY PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE ALTERNATIVE PREPAYMENT ASSUMPTION

                             CLASS FXA-1 SECURITIES

         DISTRIBUTION
             DATE                           0%             50%            100%            150%           200%
--------------------------------------------------------------------------------------------------------------
 Initial Percentage                        100             100             100             100            100
 September 25, 1998                        100              99              88              77             66
 September 25, 1999                        100              83              60              39             19
 September 25, 2000                        100              69              37              10              0
 September 25, 2001                        100              56              18               0              0
 September 25, 2002                        100              45               2               0              0
 September 25, 2003                        100              35               0               0              0
 September 25, 2004                        100              26               0               0              0
 September 25, 2005                         98              19               0               0              0
 September 25, 2006                         96              14               0               0              0
 September 25, 2007                         94               9               0               0              0
 September 25, 2008                         91               4               0               0              0
 September 25, 2009                         88               *               0               0              0
 September 25, 2010                         85               0               0               0              0
 September 25, 2011                         82               0               0               0              0
 September 25, 2012                         78               0               0               0              0
 September 25, 2013                         74               0               0               0              0
 September 25, 2014                         70               0               0               0              0
 September 25, 2015                         65               0               0               0              0
 September 25, 2016                         60               0               0               0              0
 September 25, 2017                         54               0               0               0              0
 September 25, 2018                         48               0               0               0              0
 September 25, 2019                         42               0               0               0              0
 September 25, 2020                         35               0               0               0              0
 September 25, 2021                         27               0               0               0              0
 September 25, 2022                         18               0               0               0              0
 September 25, 2023                          9               0               0               0              0
 September 25, 2024                          0               0               0               0              0
 September 25, 2025                          0               0               0               0              0
 September 25, 2026                          0               0               0               0              0
 September 25, 2027                          0               0               0               0              0

 Weighted Average
 Life In Years**                          19.7             5.1             2.6             1.8            1.4

------------------
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Security is determined by (i) multiplying the amount of each distribution in reduction of the Security Principal Balance by the number of years from the date of issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Security Principal Balance of the Security.

                                   APPENDIX B

          PERCENTAGE OF INITIAL SECURITY PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE ALTERNATIVE PREPAYMENT ASSUMPTION

                             CLASS FXA-2 SECURITIES

         DISTRIBUTION
             DATE                           0%             50%            100%            150%           200%
--------------------------------------------------------------------------------------------------------------
 Initial Percentage                        100             100             100             100            100
 September 25, 1998                         99              93              87              80             74
 September 25, 1999                         99              84              70              57             45
 September 25, 2000                         98              75              56              40             14
 September 25, 2001                         97              68              44              16              0
 September 25, 2002                         96              61              35               0              0
 September 25, 2003                         95              55              20               0              0
 September 25, 2004                         94              50               8               0              0
 September 25, 2005                         93              45               0               0              0
 September 25, 2006                         91              42               0               0              0
 September 25, 2007                         90              39               0               0              0
 September 25, 2008                         88              36               0               0              0
 September 25, 2009                         87              34               0               0              0
 September 25, 2010                         85              29               0               0              0
 September 25, 2011                         83              24               0               0              0
 September 25, 2012                         81              19               0               0              0
 September 25, 2013                         78              15               0               0              0
 September 25, 2014                         76              11               0               0              0
 September 25, 2015                         73               7               0               0              0
 September 25, 2016                         70               4               0               0              0
 September 25, 2017                         66               1               0               0              0
 September 25, 2018                         63               0               0               0              0
 September 25, 2019                         59               0               0               0              0
 September 25, 2020                         55               0               0               0              0
 September 25, 2021                         50               0               0               0              0
 September 25, 2022                         45               0               0               0              0
 September 25, 2023                         39               0               0               0              0
 September 25, 2024                         32               0               0               0              0
 September 25, 2025                         16               0               0               0              0
 September 25, 2026                          0               0               0               0              0
 September 25, 2027                          0               0               0               0              0

 Weighted Average
 Life In Years**                          21.5             8.4             3.7             2.5            1.9

-------------------
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Security is determined by (i) multiplying the amount of each distribution in reduction of the Security Principal Balance by the number of years from the date of issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Security Principal Balance of the Security.

                                   APPENDIX B

          PERCENTAGE OF INITIAL SECURITY PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE ALTERNATIVE PREPAYMENT ASSUMPTION

                      CLASS FXA-3, CLASS FXA-4 SECURITIES

         DISTRIBUTION
             DATE                           0%             50%            100%            150%           200%
--------------------------------------------------------------------------------------------------------------
 Initial Percentage                        100             100             100             100            100
 September 25, 1998                         98              81              74              66             58
 September 25, 1999                         96              70              54              39             24
 September 25, 2000                         94              60              37              18              5
 September 25, 2001                         91              51              24               5              0
 September 25, 2002                         89              43              12               0              0
 September 25, 2003                         86              36               6               0              0
 September 25, 2004                         83              30               3               0              0
 September 25, 2005                         81              25               0               0              0
 September 25, 2006                         79              21               0               0              0
 September 25, 2007                         78              17               0               0              0
 September 25, 2008                         76              14               0               0              0
 September 25, 2009                         74              11               0               0              0
 September 25, 2010                         72               9               0               0              0
 September 25, 2011                         69               8               0               0              0
 September 25, 2012                         67               6               0               0              0
 September 25, 2013                         64               5               0               0              0
 September 25, 2014                         61               4               0               0              0
 September 25, 2015                         57               2               0               0              0
 September 25, 2016                         54               1               0               0              0
 September 25, 2017                         50               *               0               0              0
 September 25, 2018                         45               0               0               0              0
 September 25, 2019                         41               0               0               0              0
 September 25, 2020                         36               0               0               0              0
 September 25, 2021                         30               0               0               0              0
 September 25, 2022                         24               0               0               0              0
 September 25, 2023                         17               0               0               0              0
 September 25, 2024                         10               0               0               0              0
 September 25, 2025                          5               0               0               0              0
 September 25, 2026                          0               0               0               0              0
 September 25, 2027                          0               0               0               0              0

 Weighted Average
 Life In Years**                          17.8             5.5             2.6             1.8            1.4

-------------------
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Security is determined by (i) multiplying the amount of each distribution in reduction of the Security Principal Balance by the number of years from the date of issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Security Principal Balance of the Security.

                                   APPENDIX B

          PERCENTAGE OF INITIAL SECURITY PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE ALTERNATIVE PREPAYMENT ASSUMPTION

                             CLASS FXA-5 SECURITIES

         DISTRIBUTION
             DATE                           0%             50%            100%            150%           200%
--------------------------------------------------------------------------------------------------------------
 Initial Percentage                        100             100             100             100            100
 September 25, 1998                         99              99              99              99             99
 September 25, 1999                         98              98              98              98             98
 September 25, 2000                         98              98              98              98             98
 September 25, 2001                         97              97              97              97             97
 September 25, 2002                         95              95              95              95             56
 September 25, 2003                         94              92              90              82             30
 September 25, 2004                         93              88              82              57             14
 September 25, 2005                         92              82              73              40              7
 September 25, 2006                         90              76              63              29              3
 September 25, 2007                         88              68              52              22              2
 September 25, 2008                         87              62              42              16              1
 September 25, 2009                         85              55              35              12              1
 September 25, 2010                         83              50              29               9              1
 September 25, 2011                         80              44              23               7              *
 September 25, 2012                         78              40              19               5              *
 September 25, 2013                         75              35              15               4              *
 September 25, 2014                         72              31              12               3              *
 September 25, 2015                         69              27              10               2              *
 September 25, 2016                         65              24               8               1              *
 September 25, 2017                         62              21               6               1              *
 September 25, 2018                         57              18               5               1              *
 September 25, 2019                         53              15               4               *              *
 September 25, 2020                         48              13               3               *              *
 September 25, 2021                         43              10               2               *              *
 September 25, 2022                         37               8               2               *              *
 September 25, 2023                         31               6               1               *              *
 September 25, 2024                         24               4               1               *              *
 September 25, 2025                         16               3               *               *              *
 September 25, 2026                          8               1               *               *              *
 September 25, 2027                          0               0               0               0              0

 Weighted Average
 Life In Years**                          20.7            14.1            11.2             8.3            5.6

------------------
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Security is determined by (i) multiplying the amount of each distribution in reduction of the Security Principal Balance by the number of years from the date of issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Security Principal Balance of the Security.

                                   APPENDIX B

          PERCENTAGE OF INITIAL SECURITY PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE ALTERNATIVE PREPAYMENT ASSUMPTION

                             CLASS FXA-6 SECURITIES

         DISTRIBUTION
             DATE                           0%             50%            100%            150%           200%
--------------------------------------------------------------------------------------------------------------
 Initial Percentage                        100             100             100             100            100
 September 25, 1998                        100             100             100             100            100
 September 25, 1999                        100             100             100             100            100
 September 25, 2000                        100             100             100             100            100
 September 25, 2001                        100             100             100             100              0
 September 25, 2002                        100             100             100              28              0
 September 25, 2003                        100             100             100               0              0
 September 25, 2004                        100             100             100               0              0
 September 25, 2005                        100             100              99               0              0
 September 25, 2006                        100             100              57               0              0
 September 25, 2007                        100             100              36               0              0
 September 25, 2008                        100             100              18               0              0
 September 25, 2009                        100             100               3               0              0
 September 25, 2010                        100             100               0               0              0
 September 25, 2011                        100             100               0               0              0
 September 25, 2012                        100             100               0               0              0
 September 25, 2013                        100             100               0               0              0
 September 25, 2014                        100             100               0               0              0
 September 25, 2015                        100             100               0               0              0
 September 25, 2016                        100             100               0               0              0
 September 25, 2017                        100             100               0               0              0
 September 25, 2018                        100              84               0               0              0
 September 25, 2019                        100              61               0               0              0
 September 25, 2020                        100              40               0               0              0
 September 25, 2021                        100              20               0               0              0
 September 25, 2022                        100               3               0               0              0
 September 25, 2023                        100               0               0               0              0
 September 25, 2024                        100               0               0               0              0
 September 25, 2025                        100               0               0               0              0
 September 25, 2026                         85               0               0               0              0
 September 25, 2027                          0               0               0               0              0

 Weighted Average
 Life In Years**                          29.2            22.6             9.6             4.9            3.6

----------------------
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Security is determined by (i) multiplying the amount of each distribution in reduction of the Security Principal Balance by the number of years from the date of issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Security Principal Balance of the Security.

                                   APPENDIX B

          PERCENTAGE OF INITIAL SECURITY PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE ALTERNATIVE PREPAYMENT ASSUMPTION

                             CLASS FXA-7 SECURITIES

         DISTRIBUTION
             DATE                           0%             50%            100%            150%           200%
--------------------------------------------------------------------------------------------------------------
 Initial Percentage                        100             100             100             100            100
 September 25, 1998                        100             100             100             100            100
 September 25, 1999                        100             100             100             100            100
 September 25, 2000                        100             100             100             100            100
 September 25, 2001                        100             100             100             100             21
 September 25, 2002                        100             100             100             100              0
 September 25, 2003                        100             100             100               0              0
 September 25, 2004                        100             100             100               0              0
 September 25, 2005                        100             100             100               0              0
 September 25, 2006                        100             100             100               0              0
 September 25, 2007                        100             100             100               0              0
 September 25, 2008                        100             100             100               0              0
 September 25, 2009                        100             100             100               0              0
 September 25, 2010                        100             100              85               0              0
 September 25, 2011                        100             100              69               0              0
 September 25, 2012                        100             100              57               0              0
 September 25, 2013                        100             100              46               0              0
 September 25, 2014                        100             100              37               0              0
 September 25, 2015                        100             100              30               0              0
 September 25, 2016                        100             100              24               0              0
 September 25, 2017                        100             100              19               0              0
 September 25, 2018                        100             100              15               0              0
 September 25, 2019                        100             100              11               0              0
 September 25, 2020                        100             100               9               0              0
 September 25, 2021                        100             100               6               0              0
 September 25, 2022                        100             100               5               0              0
 September 25, 2023                        100              79               3               0              0
 September 25, 2024                        100              56               2               0              0
 September 25, 2025                        100              35               1               0              0
 September 25, 2026                        100              16               1               0              0
 September 25, 2027                          0               0               0               0              0

 Weighted Average
 Life In Years**                          29.7            27.4            16.7             5.5            3.9

-----------------
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Security is determined by (i) multiplying the amount of each distribution in reduction of the Security Principal Balance by the number of years from the date of issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Security Principal Balance of the Security.

                                   APPENDIX B

          PERCENTAGE OF INITIAL SECURITY PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE ALTERNATIVE PREPAYMENT ASSUMPTION

                              CLASS FXP SECURITIES

         DISTRIBUTION
             DATE                           0%             50%            100%            150%           200%
--------------------------------------------------------------------------------------------------------------
 Initial Percentage                        100             100             100             100            100
 September 25, 1998                         99              94              88              83             77
 September 25, 1999                         98              85              73              62             52
 September 25, 2000                         97              78              61              47             35
 September 25, 2001                         96              71              51              35             23
 September 25, 2002                         95              64              42              26             16
 September 25, 2003                         93              58              35              20             11
 September 25, 2004                         92              53              29              15              7
 September 25, 2005                         90              48              24              11              5
 September 25, 2006                         88              43              20               8              3
 September 25, 2007                         87              39              16               6              2
 September 25, 2008                         85              35              13               5              1
 September 25, 2009                         82              31              11               3              1
 September 25, 2010                         80              28               9               2              1
 September 25, 2011                         78              25               7               2              *
 September 25, 2012                         75              22               6               1              *
 September 25, 2013                         72              20               5               1              *
 September 25, 2014                         69              17               4               1              *
 September 25, 2015                         66              15               3               1              *
 September 25, 2016                         62              13               2               *              *
 September 25, 2017                         58              11               2               *              *
 September 25, 2018                         54              10               1               *              *
 September 25, 2019                         50               8               1               *              *
 September 25, 2020                         45               7               1               *              *
 September 25, 2021                         40               6               1               *              *
 September 25, 2022                         34               4               *               *              *
 September 25, 2023                         28               3               *               *              *
 September 25, 2024                         22               2               *               *              *
 September 25, 2025                         15               1               *               *              *
 September 25, 2026                          7               1               *               *              *
 September 25, 2027                          0               0               0               0              0

 Weighted Average
 Life In Years**                          20.1             9.4             5.6             3.8            2.9

-----------------
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Security is determined by (i) multiplying the amount of each distribution in reduction of the Security Principal Balance by the number of years from the date of issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Security Principal Balance of the Security.

                                   APPENDIX B

          PERCENTAGE OF INITIAL SECURITY PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE ALTERNATIVE PREPAYMENT ASSUMPTION

                       CLASS B-1, B-2 AND B-3 SECURITIES

         DISTRIBUTION
             DATE                           0%             50%            100%            150%           200%
--------------------------------------------------------------------------------------------------------------
 Initial Percentage                        100             100             100             100            100
 September 25, 1998                         99              99              99              99             99
 September 25, 1999                         98              98              98              98             98
 September 25, 2000                         97              97              97              97             97
 September 25, 2001                         96              96              96              96             96
 September 25, 2002                         95              95              95              95             95
 September 25, 2003                         94              92              89              87             84
 September 25, 2004                         93              87              82              77             71
 September 25, 2005                         91              82              73              64             56
 September 25, 2006                         90              75              62              51             40
 September 25, 2007                         88              68              51              38             27
 September 25, 2008                         86              61              42              28             18
 September 25, 2009                         84              55              35              21             12
 September 25, 2010                         82              49              28              15              8
 September 25, 2011                         80              44              23              11              5
 September 25, 2012                         77              39              19               8              3
 September 25, 2013                         74              35              15               6              2
 September 25, 2014                         71              31              12               4              1
 September 25, 2015                         68              27              10               3              1
 September 25, 2016                         65              24               8               2              1
 September 25, 2017                         61              20               6               2              *
 September 25, 2018                         57              17               5               1              *
 September 25, 2019                         52              15               4               1              *
 September 25, 2020                         47              12               3               1              *
 September 25, 2021                         42              10               2               *              *
 September 25, 2022                         36               8               2               *              *
 September 25, 2023                         30               6               1               *              *
 September 25, 2024                         23               4               1               *              *
 September 25, 2025                         16               3               *               *              *
 September 25, 2026                          8               1               *               *              *
 September 25, 2027                          0               0               0               0              0

 Weighted Average
 Life In Years**                          20.6            14.1            11.1             9.6            8.7

-----------------
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Security is determined by (i) multiplying the amount of each distribution in reduction of the Security Principal Balance by the number of years from the date of issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Security Principal Balance of the Security.

                                   APPENDIX B

          PERCENTAGE OF INITIAL SECURITY PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE ALTERNATIVE PREPAYMENT ASSUMPTION

                        CLASS R AND CLASS RP SECURITIES

         DISTRIBUTION
             DATE                           0%             50%            100%            150%           200%
--------------------------------------------------------------------------------------------------------------
 Initial Percentage                        100             100             100             100            100
 September 25, 1998                          0               0               0               0              0
 September 25, 1999                          0               0               0               0              0
 September 25, 2000                          0               0               0               0              0
 September 25, 2001                          0               0               0               0              0
 September 25, 2002                          0               0               0               0              0
 September 25, 2003                          0               0               0               0              0
 September 25, 2004                          0               0               0               0              0
 September 25, 2005                          0               0               0               0              0
 September 25, 2006                          0               0               0               0              0
 September 25, 2007                          0               0               0               0              0
 September 25, 2008                          0               0               0               0              0
 September 25, 2009                          0               0               0               0              0
 September 25, 2010                          0               0               0               0              0
 September 25, 2011                          0               0               0               0              0
 September 25, 2012                          0               0               0               0              0
 September 25, 2013                          0               0               0               0              0
 September 25, 2014                          0               0               0               0              0
 September 25, 2015                          0               0               0               0              0
 September 25, 2016                          0               0               0               0              0
 September 25, 2017                          0               0               0               0              0
 September 25, 2018                          0               0               0               0              0
 September 25, 2019                          0               0               0               0              0
 September 25, 2020                          0               0               0               0              0
 September 25, 2021                          0               0               0               0              0
 September 25, 2022                          0               0               0               0              0
 September 25, 2023                          0               0               0               0              0
 September 25, 2024                          0               0               0               0              0
 September 25, 2025                          0               0               0               0              0
 September 25, 2026                          0               0               0               0              0
 September 25, 2027                          0               0               0               0              0

 Weighted Average
 Life In Years**                           0.1             0.1             0.1             0.1            0.1

-----------------
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Security is determined by (i) multiplying the amount of each distribution in reduction of the Security Principal Balance by the number of years from the date of issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Security Principal Balance of the Security.

                                   APPENDIX C

                               PAC BALANCES TABLE

         The PAC Balances set forth in the schedules below were calculated on the basis of the initial Component Principal Balances of the PAC Securities and the other assumptions described in Certain Yield and Prepayment Considerations General PAC Securities herein. If such Component Principal Balances are increased or decreased in accordance with the variance permitted hereby, the applicable balances set forth in the table below will be increased or decreased substantially correspondingly. In such event, the final PAC Balances schedules will be calculated on or about the Closing Date on the basis of such revised Component Principal Balances and on the basis of (1) the actual characteristics of the Mortgage Loans included in the Mortgage Pool, (2) the applicable Structuring Range of the PAC Securities and (3) the assumptions set forth in the Modeling Assumptions.

                            Class A-1 Component 1

                                                                                              PAC Component
Distribution Date                                                                           Principal Balances
-----------------                                                                           ------------------
October 25, 1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $12,453,396.00
November 25, 1997   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12,453,396.00
December 25, 1997   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12,453,396.00
January 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12,453,396.00
February 25, 1998   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12,453,396.00
March 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12,453,396.00
April 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12,453,396.00
May 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12,453,396.00
June 25, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12,453,396.00
July 25, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12,453,396.00
August 25, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12,453,396.00
September 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12,273,094.63
October 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12,082,425.92
November 25, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11,881,466.38
December 25, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11,670,297.82
January 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11,449,007.40
February 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11,217,687.47
March 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,976,435.61
April 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,725,354.49
May 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,464,551.83
June 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,194,140.35
July 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9,914,237.65
August 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9,624,966.15
September 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9,326,453.02
October 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9,018,830.04
November 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8,702,233.57
December 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8,376,823.34
January 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8,043,130.94
February 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7,704,498.81
March 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7,364,417.43
April 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7,026,055.40
May 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6,689,404.04
June 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6,354,454.71
July 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6,021,198.84
August 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,689,627.86
September 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,359,733.30
October 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,031,506.69
November 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4,704,939.64
December 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4,380,023.77
January 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4,056,750.78

                                                                                                PAC Component
Distribution Date                                                                            Principal Balances
-----------------                                                                            ------------------
February 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 3,735,112.38
March 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,415,100.36
April 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,096,706.53
May 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2,779,922.74
June 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2,464,740.91
July 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2,151,152.98
August 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,839,150.94
September 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,528,726.82
October 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,219,872.69
November 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     912,580.69
December 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     606,842.96
January 25, 2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     302,651.72
February 25, 2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $        0.00

                             Class A-1 Component 2

                                                                                               PAC Component
Distribution Date                                                                           Principal Balances
-----------------                                                                           ------------------
October 25, 1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $10,559,953.00
November 25, 1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,559,953.00
December 25, 1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,559.953.00
January 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,559,953.00
February 25, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,559,953.00
March 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,559,953.00
April 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,559,953.00
May 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,559,953.00
June 25, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,559,953.00
July 25, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,559,953.00
August 25, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,559,953.00
September 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,407,065.06
October 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,245,386.06
November 25, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,074,980.86
December 25, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9,895,918.85
January 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9,708,273.93
February 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9,512,124.41
March 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9,307,553.03
April 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9,094,646.85
May 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8,873,497.23
June 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8,644,199.73
July 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8,406,854.07
August 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8,161,564.07
September 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7,908,437.55
October 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7,647,586.28
November 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7,379,125.85
December 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7,103,191.74
January 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6,820,234.68
February 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6,533,088.95
March 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6,244,714.32
April 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,957,797.63
May 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,672,331.51
June 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,388,308.64
July 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,105,721.74
August 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4,824,563.58
September 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4,544,826.94
October 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4,266,504.65
November 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,989,589.59
December 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,714,074.67
January 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,439,952.84
February 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,167,217.08
March 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2,895,860.42
April 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2,625,875.91
May 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2,357,256.65
June 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2,089,995.78
July 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,824,086.47
August 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,559,521.93
September 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,296,295.40
October 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,034,400.16
November 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     773,829.54
December 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     514,576.87
January 25, 2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     256,635.55
February 25, 2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $        0.00

                                   APPENDIX D

                               TAC BALANCES TABLE

         The TAC Balances set forth in the table below were calculated on the basis of the Security Principal Balances of the TAC Securities set forth on the cover hereof, a constant prepayment rate of 250% of the Basic Prepayment Assumption and the Modeling Assumptions. If such Security Principal Balances are increased or decreased in accordance with the variance permitted hereby, the applicable balances set forth in the table below will be increased or decreased substantially correspondingly. In such event, the final TAC Balances table will be calculated on or about the Closing Date on the basis of such revised Security Principal Balances and on the basis of (1) the actual characteristics of the Mortgage Loans included in the Mortgage Pool, and (2) the assumptions set forth in the Modeling Assumptions.

                             Class A-7 Securities

                                                                                                 TAC
Distribution Date                                                                           Principal Balances
-----------------                                                                           ------------------
October 25, 1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $30,477,883.24
November 25, 1997   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30,359,068.21
December 25, 1997   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30,214,338.88
January 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30,043,750.04
February 25, 1998   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29,847,389.47
March 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29,625,378.02
April 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29,377,869.65
May 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29,105,051.39
June 25, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28,807,143.20
July 25, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28,484,397.83
August 25, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28,137,100.53
September 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27,939,706.79
October 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27,728,440.73
November 25, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27,503,609.03
December 25, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27,265,543.99
January 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27,014,603.01
February 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26,751,167.88
March 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26,475,644.21
April 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26,188,460.61
May 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25,890,067.88
June 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25,580,938.21
July 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25,261,564.22
August 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24,932,457.98
September 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24,594,150.02
October 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24,247,188.24
November 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23,892,136.77
December 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23,529,601.01
January 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23,160,705.55
February 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22,790,428.93
March 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22,423,789.34
April 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22,065,188.82
May 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21,714,503.75
June 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21,371,612.27
July 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21,036,394.22
August 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20,708,731.18
September 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20,388,506.36
October 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20,075,604.66
November 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19,769,912.59

                                                                                                       TAC
Distribution Date                                                                              Principal Balances
-----------------                                                                              ------------------
December 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $19,471,318.29
January 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19,179,711.45
February 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18,894,983.36
March 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18,617,026.84
April 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18,345,736.23
May 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18,081,007.37
June 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17,822,737.59
July 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17,570,825.66
August 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17,325,171.82
September 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17,085,677.71
October 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16,852,246.36
November 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16,624,782.22
December 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16,403,191.05
January 25, 2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16,187,380.00
February 25, 2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15,977,256.75
March 25, 2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15,481,904.48
April 25, 2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14,993,532.86
May 25, 2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14,512,046.85
June 25, 2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14,037,352.71
July 25, 2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13,569,357.95
August 25, 2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13,107,971.35
September 25, 2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12,653,102.96
October 25, 2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12,278,465.81
November 25, 2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11,909,871.17
December 25, 2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11,547,233.71
January 25, 2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11,190,469.29
February 25, 2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,839,494.91
March 25, 2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,494,228.71
April 25, 2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,154,589.97
May 25, 2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9,820,499.04
June 25, 2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9,491,877.42
July 25, 2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9,168,647.63
August 25, 2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8,850,733.29
September 25, 2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8,538,059.06
October 25, 2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8,249,821.58
November 25, 2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7,966,449.71
December 25, 2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7,687,872.65
January 25, 2004  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7,414,020.61
February 25, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7,144,824.73
March 25, 2004  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6,880,217.14
April 25, 2004  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6,620,130.89
May 25, 2004  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6,364,499.97
June 25, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6,113,259.30
July 25, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,866,344.69
August 25, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,623,692.85
September 25, 2004  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,385,241.37
October 25, 2004  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,186,521.61
November 25, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4,991,309.16
December 25, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4,799,550.03
January 25, 2005  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4,611,191.01
February 25, 2005 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4,426,179.65
March 25, 2005  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4,244,464.26
April 25, 2005  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4,065,993.91
May 25, 2005  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,890,718.40
June 25, 2005 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,718,588.26

                                                                                                     TAC
Distribution Date                                                                              Principal Balances
-----------------                                                                              ------------------
July 25, 2005 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $3,549,554.72
August 25, 2005 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3,383,569.75
September 25, 2005  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3,217,134.80
October 25, 2005  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3,073,106.86
November 25, 2005 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,931,571.97
December 25, 2005 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,792,490.64
January 25, 2006  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,655,823.98
February 25, 2006 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,521,533.71
March 25, 2006  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,389,582.11
April 25, 2006  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,259,932.00
May 25, 2006  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,132,546.81
June 25, 2006 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,007,390.49
July 25, 2006 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,884,427.52
August 25, 2006 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,763,622.95
September 25, 2006  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,644,942.34
October 25, 2006  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,559,126.80
November 25, 2006 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,474,526.73
December 25, 2006 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,391,125.36
January 25, 2007  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,308,906.14
February 25, 2007 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,227,852.77
March 25, 2007  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,147,949.14
April 25, 2007  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,069,179.37
May 25, 2007  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    991,527.80
June 25, 2007 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    914,978.99
July 25, 2007 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    839,517.69
August 25, 2007 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    765,128.88
September 25, 2007  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    691,797.74
October 25, 2007  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    619,509.64
November 25, 2007 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    548,250.16
December 25, 2007 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    478,005.07
January 25, 2008  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    408,760.34
February 25, 2008 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    340,502.13
March 25, 2008  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    273,216.80
April 25, 2008  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    206,890.86
May 25, 2008  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    141,511.05
June 25, 2008 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     77,064.26
July 25, 2008 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13,537.57
August 25, 2008 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $        0.00

                             Class A-8 Securities

                                                                                                 TAC
Distribution Date                                                                           Principal Balances
-----------------                                                                           ------------------
October 25, 1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $25,157,129.61
November 25, 1997   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25,059,055.52
December 25, 1997   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24,939,590.85
January 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24,798,780.84
February 25, 1998   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24,636,697.93
March 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24,453,441.90
April 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24,249,139.80
May 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24,023,946.04
June 25, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23,778,042.17
July 25, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23,511,636.82
August 25, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23,224,965.44
September 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23,062,029.72
October 25, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22,887,643.30
November 25, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22,702,059.33
December 25, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22,505,552.10
January 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22,298,416.60
February 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22,080,968.01
March 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21,853,541.11
April 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21,616,489.68
May 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21,370,185.85
June 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21,115,019.38
July 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20,851,396.88
August 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20,579,741.05
September 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20,300,489.79
October 25, 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20,014,095.36
November 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19,721,023.43
December 25, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19,421,773.69
January 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19,117,274.43
February 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18,811,635.12
March 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18,508,997.94
April 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18,212,996.49
May 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17,923,528.73
June 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17,640,494.07
July 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17,363,793.34
August 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17,093,328.76
September 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16,829,003.96
October 25, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16,570,723.92
November 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16,318,394.96
December 25, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16,071,924.75
January 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15,831,222.23
February 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15,596,197.68
March 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15,366,762.61
April 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15,142,829.83
May 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14,924,313.34
June 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14,711,128.40
July 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14,503,191.46
August 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14,300,420.16
September 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14,102,733.32
October 25, 2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13,910,050.89
November 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13,722,294.01
December 25, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13,539,384.89
January 25, 2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13,361,246.88
February 25, 2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13,187,803.49

                                                                                                       TAC
Distribution Date                                                                              Principal Balances
-----------------                                                                              ------------------
March 25, 2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $12,778,922.34
April 25, 2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12,375,803.27
May 25, 2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11,978,367.83
June 25, 2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11,586,538.62
July 25, 2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11,200,239.33
August 25, 2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,819,394.65
September 25, 2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,443,930.32
October 25, 2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,134,691.67
November 25, 2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9,830,440.72
December 25, 2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9,531,107.04
January 25, 2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9,236,621.17
February 25, 2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8,946,914.61
March 25, 2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8,661,919.77
April 25, 2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8,381,570.04
May 25, 2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8,105,799.67
June 25, 2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7,834,543.85
July 25, 2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7,567,738.64
August 25, 2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7,305,320.99
September 25, 2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7,047,228.72
October 25, 2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6,809,307.38
November 25, 2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6,575,402.30
December 25, 2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6,345,455.03
January 25, 2004  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6,119,407.94
February 25, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,897,204.22
March 25, 2004  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,678,787.83
April 25, 2004  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,464,103.51
May 25, 2004  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,253,096.78
June 25, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,045,713.92
July 25, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4,841,901.94
August 25, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4,641,608.60
September 25, 2004  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4,444,782.38
October 25, 2004  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4,280,752.12
November 25, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4,119,616.91
December 25, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,961,332.20
January 25, 2005  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,805,854.05
February 25, 2005 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,653,139.19
March 25, 2005  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,503,144.93
April 25, 2005  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,355,829.24
May 25, 2005  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,211,150.69
June 25, 2005 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,069,068.43
July 25, 2005 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2,929,542.22
August 25, 2005 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2,792,532.39
September 25, 2005  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2,655,151.15
October 25, 2005  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2,536,265.45
November 25, 2005 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2,419,437.59
December 25, 2005 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2,304,634.99
January 25, 2006  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2,191,825.55
February 25, 2006 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2,080,977.66
March 25, 2006  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,972,060.18
April 25, 2006  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,865,042.45
May 25, 2006  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,759,894.25
June 25, 2006 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,656,585.84
July 25, 2006 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,555,087.90
August 25, 2006 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,455,371.58
September 25, 2006  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,357,408.45

                                                                                                     TAC
Distribution Date                                                                              Principal Balances
-----------------                                                                              ------------------
October 25, 2006  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $1,286,573.29
November 25, 2006 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,216,741.43
December 25, 2006 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,147,899.02
January 25, 2007  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,080,032.40
February 25, 2007 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,013,128.11
March 25, 2007  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    947,172.85
April 25, 2007  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    882,153.53
May 25, 2007  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    818,057.21
June 25, 2007 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    754,871.13
July 25, 2007 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    692,582.74
August 25, 2007 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    631,179.61
September 25, 2007  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    570,649.52
October 25, 2007  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    510,980.39
November 25, 2007 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    452,160.32
December 25, 2007 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    394,177.56
January 25, 2008  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    337,020.54
February 25, 2008 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    280,677.82
March 25, 2008  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    225,138.15
April 25, 2008  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    170,390.40
May 25, 2008  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    116,423.62
June 25, 2008 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     63,226.98
July 25, 2008 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10,789.82
August 25, 2008 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $        0.00

PROSPECTUS
                                 $1,226,108,553
                         CMC SECURITIES CORPORATION IV
            COLLATERALIZED MORTGAGE OBLIGATIONS (ISSUABLE IN SERIES)
                          ____________________________

         This Prospectus relates to $1,226,108,553 aggregate principal amount of Collateralized Mortgage Obligations (the "Bonds"), which may be sold from time to time in one or more Series on terms determined at the time of sale and described in the related Prospectus Supplement or Supplements. Each Series of Bonds will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds. Interest on each Class of Bonds other than a Class of Compound Interest Bonds will be payable on the dates specified in the related Prospectus Supplement. Interest payments on each Class of Compound Interest Bonds will commence only when all Bonds of the related Series having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full, unless the related Prospectus Supplement provides otherwise. Prior to such time, interest on such Class of Compound Interest Bonds will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date. The amount of principal required to be paid on a Series of Bonds on each Payment Date will be applied to the Classes of Bonds of such Series in the manner specified in the related Prospectus Supplement. As more fully described herein, Bonds may constitute a Series of Special Allocation Bonds. Principal payments on each Class of Bonds of a Series will be made on a pro rata basis among all Bonds of such Class unless otherwise provided in the related Prospectus Supplement.

         The Bonds of each Series will be collateralized by Agency Certificates or Non-Agency Certificates, or a combination of such Certificates. "Agency Certificates" are either (i) "fully modified pass-through" mortgage-backed certificates ("GNMA Certificates") guaranteed as to timely payment of principal and interest by the Government National Mortgage Association, (ii) Guaranteed Mortgage Pass-Through Certificates ("FNMA Certificates") issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association, or (iii) Mortgage Participation Certificates ("FHLMC Certificates") issued and guaranteed as to timely payment of interest and ultimate collection (and to the extent specified in the related Prospectus Supplement, timely payment) of principal by the Federal Home Loan Mortgage Corporation. "Non-Agency Certificates" are private pass-through certificates or participation certificates which are neither issued nor guaranteed by any agency or instrumentality of the United States and which evidence undivided interests in Agency Certificates or pools of whole mortgage loans secured by single family or multi-family residences. The Non-Agency Certificates pledged to secure any Series of Bonds may be guaranteed as to payment of principal and interest by a third party insurer or guarantor, to the extent provided in the related Prospectus Supplement. The GNMA Certificates will be backed by the full faith and credit of the United States. The FNMA Certificates, the FHLMC Certificates and the Non-Agency Certificates will not be backed, directly or indirectly, by the full faith and credit of the United States.

         Scheduled distributions on the Certificates pledged as collateral for a Series of Bonds, together with the reinvestment earnings thereon, if applicable, at the assumed reinvestment rate for such Series specified in the related Prospectus Supplement (the "Assumed Reinvestment Rate") and, if applicable, the cash available to be withdrawn from any Reserve Fund established for such Series, will be sufficient to make timely payments of interest on the Bonds of such Series and to retire each such Class of Bonds not later than its Stated Maturity. The Bonds may be guaranteed as to payment of principal and interest by a third party insurer or guarantor, to the extent provided in the related Prospectus Supplement. Each Series of Bonds may be redeemable only under the limited circumstances described herein and in the related Prospectus Supplement.

         The Issuer with respect to a Series of Bonds (the "Issuer") will be CMC Securities Corporation IV. The Bonds will be nonrecourse obligations of the Issuer and the Issuer will have no significant assets other than those pledged as collateral to secure separately each Series of the Issuer's Bonds. Unless otherwise specified in the Prospectus Supplement, the Bonds are not guaranteed or insured by GNMA, FNMA, FHLMC, or any other governmental organization or any other person or entity.

         The Issuer may elect to treat one or more segregated pools of assets securing any Series of Bonds as a "real estate mortgage investment conduit" ("REMIC"). See "Certain Federal Income Tax Consequences" herein. The Bonds of such Series ("REMIC Bonds") will include one or more Classes of regular interests in such REMIC ("REMIC Regular Bonds") and may include one Class of residual interests in such REMIC ("Residual Bonds").

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This Prospectus may not be used to consummate sales of the Bonds unless accompanied by a Prospectus Supplement.

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 26, 1997.

                             PROSPECTUS SUPPLEMENT

         The Prospectus Supplement or Supplements relating to a Series of Bonds to be offered hereunder will, among other things, set forth with respect to such Series of Bonds:

         (i)    information regarding the issuance of such Series;

         (ii) the aggregate principal amount, the interest rate or the method by which such interest rate may be determined, and the authorized denominations of each Class of such Bonds;

         (iii) the identification and characteristics of the collateral securing such Bonds, including, if applicable, the amount of the Reserve Fund or Funds for such Series;

         (iv) the order of the application of principal payments to the Classes of such Bonds and the allocation of principal to be so applied;

         (v) the circumstances, if any, under which the Bonds of such Series are subject to special redemption or optional redemption;

         (vi) any minimum principal payment requirements and the terms of any related minimum principal payment agreement with respect to such Series;

         (vii) the Stated Maturity of each Class of such Bonds and the method used to determine such Stated Maturities;

         (viii) the method used to calculate the aggregate amount of principal required to be paid on the Bonds of such Series on each Payment Date;

         (ix) the principal amount of each Class of such Bonds that would be outstanding on specified Payment Dates if the mortgages underlying the Certificates pledged as security for such Bonds were prepaid at various assumed rates;

         (x) the Payment Dates, record dates, redemption dates, if any, and the Assumed Reinvestment Rate for such Series of Bonds;

         (xi) whether such Series is participating in the Issuer's Special Hazard and Bankruptcy Account and, if so, the Claim Ceiling for such Series (as defined herein);

         (xii)  if applicable, the Issuer's ratio of earnings to fixed charges;

         (xiii) whether such Series constitutes a Series of Special Allocation Bonds;

         (xiv) if all or part of the collateral for the Bonds of such Series consists of Non-Agency Certificates, information concerning the Agency Certificates or mortgages evidenced by such Certificates and related servicing and, if applicable, insurance or guaranty arrangements;

         (xv) whether ownership of Bonds of any Class of such Series will initially be available only in book entry form through a clearing agency and, if so, the duties to be performed by the clearing agency with respect to principal payments and redemptions and the conditions, if any, under which definitive Bonds will be available to beneficial owners;

         (xvi) the investment rating agencies and ratings required with respect to such Series;

         (xvii) the extent, if any, to which deposits, withdrawals or substitutions of Certificates securing the Bonds may be permitted;

         (xviii) whether an election will be made to treat one or more segregated pools of assets securing such Series as a REMIC;

         (xix)   the identity of the Indenture Trustee for such Series; and

         (xx) additional information with respect to the plan of distribution of such Bonds.

                             AVAILABLE INFORMATION

         The Issuer was incorporated in Delaware on May 6, 1992. The Issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Issuer with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549; and at the following regional offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements ad other information about registrants, including the Issuer, that file electronically with the Commission. The address of such Web site is http://www.sec.gov.

         The Issuer has filed with the Commission a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Bonds offered by this Prospectus and the related Prospectus Supplement. This Prospectus and Prospectus Supplement, which form a part of the Registration Statement, do not contain all of the information set forth in the Registration Statement, certain parts having been omitted pursuant to the rules and regulations of the Commission. The Registration Statement will be available for inspection and copying as set forth above.

         The Issuer does not plan to send any financial reports to holders of Bonds. The Indenture Trustee, however, will include with each payment on Bonds of a Series a statement containing certain information concerning the Bonds.

         The Issuer's principal executive offices are located at CityPlace Center East, 2711 N. Haskell Avenue, Suite 1000, Dallas, Texas 75204. Its telephone number is (214) 874-2500.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed by the Issuer with the Commission are incorporated herein by reference:

         1. The Issuer's Annual Report on Form 10-K for the year ended December 31, 1996.

         2. The Issuer's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

         All documents filed by the Issuer pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Bonds shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Issuer will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the request of such person, a copy of any of or all the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into any such document). Requests for such copies should be directed to Andrew F. Jacobs, Senior Vice President--Control and Treasurer, CMC Securities Corporation IV, CityPlace Center East, 2711 N. Haskell Avenue, Suite 1000, Dallas, Texas 75204 (214/874-2500).

                          GLOSSARY OF PRINCIPAL TERMS

         Term                                                                                                        Page
         ----                                                                                                        ----
"1986 Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
"Administrator" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
"Agency Certificates" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 9
"Assumed Reinvestment Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Basic Principal Payment" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11, 25
"Beneficial Owners" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16, 28
"Bond Value Group"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
"Bond Value"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11, 25
"Bondholders" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
"Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 9
"Book Entry Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11, 28
"Certificate Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
"Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
"Claim Ceiling" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
"Clearing Agency Participants"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16, 28
"Clearing Agency" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16, 28
"Code"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16, 44
"Collateral"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
"Collection Account"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
"Commission"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
"Committee Report"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
"Compound Interest Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
"Conventional Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
"Due Period"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11, 25
"ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
"Exchange Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
"FDIC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
"FHA Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
"FHLMC Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
"FHLMC Certificate Group" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
"FHLMC Certificate Pool"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
"FHLMC Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 9
"FHLMC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
"Final REMIC Regulations" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
"Floating Interest Rate Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
"FmHA Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
"FNMA Certificates" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 9
"FNMA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
"Garn-St Germain Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
"GNMA Certificates" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 9
"GNMA Servicer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
"GNMA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
"GPM Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
"Guaranty Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
"Housing Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
"Indenture Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
"Indenture" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
"Interest Accrual Period" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
"Inverse Floating Interest Rate Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
"IRS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
"Issuer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 10

"Maximum Variable Interest Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14, 25
"Minimum Variable Interest Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
"Mortgage Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14, 50
"NCUA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
"Non-Agency Certificates" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Non-Priority Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
"Non-REMIC Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
"OID Regulations" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
"Optional Variable Interest Rate Bond Redemption" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13, 28
"OTS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
"Owner" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
"Participating Series"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
"Pass-Through Entity" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
"Payment Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
"Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
"Pooling and Administration Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
"Premium REMIC Regular Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
"Prepayment Assumption" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
"Principal Payment Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
"Priority Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
"PTCE"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
"PTC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
"Registration Statement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
"Regular Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16, 43
"Regulations" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
"REIT"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
"REMIC Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 43
"REMIC Pool"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
"REMIC Regular Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"REMIC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Requisite Amount of the Special Hazard and Bankruptcy Account" . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
"Reserve Funds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
"Residual Bondholders"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
"Residual Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Retail Class Bond" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
"Scheduled Amortization Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
"Scheduled Amortization Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12, 23
"Scheduled Principal" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
"Series Supplement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
"Servicers" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
"Servicing Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
"SMMEA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17, 60
"Special Allocation Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
"Special Redemption Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13, 27
"Spread"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
"Startup Day" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
"Tax-Exempt Investor" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
"TIA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
"Time-Out Period" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14, 28
"TMP" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
"Underlying Mortgage Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
"Underwriters"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
"VA Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
"Variable Interest Rate Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
"Variable Interest Rate Payment Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
"Variable Interest Rate Period" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14, 25

"Variable Interest Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10, 25

                             SUMMARY OF PROSPECTUS

         The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Bonds contained in the Prospectus Supplement or Supplements to be prepared and delivered in connection with the offering of Bonds of such Series.

SECURITIES OFFERED  . . . . . . . . Collateralized Mortgage Obligations (the
                                    "Bonds") collateralized by certificates
                                    ("Certificates") evidencing undivided
                                    interests in pools of residential mortgage loans. The Certificates will consist of one or more of the following:

                                    (i) "fully modified pass-through"
                                    mortgage-backed certificates ("GNMA
                                    Certificates") guaranteed as to timely
                                    payment of principal and interest by the Government National Mortgage Association ("GNMA"),

                                    (ii) Guaranteed Mortgage Pass-Through
                                    Certificates ("FNMA Certificates") issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA"),

                                    (iii) Mortgage Participation Certificates
                                    ("FHLMC Certificates") issued and guaranteed as to timely payment of interest and ultimate collection (and to the extent specified in the related Prospectus Supplement, timely payment) of principal by the Federal Home Loan Mortgage Corporation ("FHLMC"),

                                    (iv) pass-through certificates or
                                    participation certificates ("Non-Agency
                                    Certificates") which are neither issued nor guaranteed by an agency or instrumentality of the United States and which evidence undivided interests in Agency Certificates (defined hereafter) or pools of mortgage loans secured by single family (one- to four-units) or multi-family residences, or

                                    (v) a combination of such Certificates.

                                    The Non-Agency Certificates pledged to
                                    secure any Series of Bonds may be guaranteed as to payment of principal and interest by a third-party insurer or guarantor, to the extent provided in the related Prospectus Supplement. GNMA Certificates, FNMA Certificates and FHLMC Certificates are referred to collectively in this Prospectus as "Agency Certificates".

                                    The Bonds will be issued from time to time in Series pursuant to an Indenture (an "Indenture") between the Issuer (as defined below) and the trustee for such Series (the "Indenture Trustee"), as supplemented by one or more supplemental indentures between the Issuer and the Indenture Trustee authorizing such Series (each a "Series Supplement"). Each Series will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds ("Compound Interest Bonds").

                                    The Bonds of a Class may differ from Bonds of other Classes of the same Series in the amounts allocated to and the priority of principal payments, maturity date and interest rate or in such other manner as specified in the related Prospectus Supplement. The Bonds of each Class of each Series will be issued either in definitive, fully registered form or book entry form in the authorized denominations specified in the related Prospectus Supplement. The Bonds may be insured or guaranteed as to payment of principal and interest by a third-party insurer or guarantor, to the extent provided in the related Prospectus Supplement. The Bonds will represent nonrecourse obligations solely of the Issuer and will not be insured or guaranteed by any affiliate of the Issuer or by any other person or entity.

ISSUER  . . . . . . . . . . . . . . CMC Securities Corporation IV (the "Issuer")
                                    is a limited purpose finance corporation wholly owned by Capstead Mortgage Corporation, a Maryland Corporation ("CMC"). The Bonds represent nonrecourse obligations of the Issuer. Neither CMC nor any other affiliate of the Issuer will guarantee, or otherwise be obligated to pay, the Bonds of any Series. Except to the extent specified otherwise in the related Prospectus Supplement, the assets pledged to collateralize the Bonds of any Series will be used only to collateralize the Bonds of such Series.

                                    The Issuer was incorporated in the State of Delaware on May 6, 1992. The Issuer's principal executive offices are located at CityPlace Center East, 2711 Haskell Avenue, Suite 900, Dallas, Texas 75204; telephone number (214) 874-2323. See "The Issuer."

INTEREST PAYMENTS . . . . . . . . . Each Class of Bonds of a Series will bear interest at the respective rate described for such Class in the related Prospectus Supplement. Interest on any Class of Variable Interest Rate Bonds (See "Description of the Bonds--Payments of Interest") will be calculated and paid in accordance with provisions set forth in the related Prospectus Supplement, which provisions will include, among other things:

                                    (a) the interest rate ("Variable Interest
                                    Rate") for the initial Interest Accrual
                                    Period (as defined below) on the Variable
                                    Interest Rate Bonds;

                                    (b) the formula or index by which the
                                    Variable Interest Rate will be determined for subsequent Interest Accrual Periods;

                                    (c) the intervals at which the Variable
                                    Interest Rate will be recalculated and the period over which the newly calculated Variable Interest Rate will be applicable; and

                                    (d) any minimum or maximum Variable Interest
                                    Rate or the method by which same may be
                                    calculated.

                                    Interest on each Class of Bonds will accrue over the respective periods and be paid on the respective dates for such Class as specified in the related Prospectus Supplement (each such period an "Interest Accrual Period" and each such date a "Payment Date"). Unless otherwise specified in the Prospectus Supplement for a Series, payments of interest on each Class of Compound Interest Bonds will commence only when all Bonds of such Series having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full. Unless otherwise specified in the related Prospectus Supplement, upon maturity or earlier redemption of the Bonds of any Series, interest will be paid to the date specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the timing of interest payments in respect of a Class of Special Allocation Bonds may be modified. Unless interest is accrued to the Payment Date or the maturity date, as the case may be, for any Class of Bonds, the effective yield to the holder of such Bonds will be reduced to a level below the yield that would apply if interest were paid to the respective Payment Dates and maturity date of such Class of Bonds. See "Description of the Bonds--Payments of Interest" herein.

                                    Interest payments will be paid by check
                                    (unless otherwise specified in the related
                                    Prospectus Supplement) mailed by the
                                    Indenture Trustee or paying agent, if any, appointed by the Issuer for such purpose, to holders of definitive Bonds at their respective addresses appearing on the register on the applicable record date specified in the Prospectus Supplement. Beneficial owners of Bonds held in book entry form ("Book Entry Bonds") will receive interest payments according to procedures described under "Description of the Bonds--Book Entry Registration" herein and the related Prospectus Supplement for any Series of Bonds having one or more Classes of Book Entry Bonds.

PRINCIPAL PAYMENTS  . . . . . . . . Unless the Prospectus Supplement relating to a Series of Bonds provides otherwise,
                                    principal payments on each Series of Bonds will be made on each Payment Date (each Payment Date on which principal is payable being a "Principal Payment Date") in an aggregate amount equal to the sum of (i) the amount of interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual Period; (ii) an amount (the "Basic Principal Payment"), determined on the basis of the Bond Values (as defined below) of the Certificates securing such Series in a specified period (a "Due Period") ending subsequent to the previous Principal Payment Date; and (iii) the percentage, if any, of the Spread (as defined below) specified in such Prospectus Supplement. The Prospectus Supplement for each Series of Bonds will specify the manner in which the amount of such aggregate principal payment will be determined. See "Description of the Bonds--Payments of Principal."

                                    The "Bond Value" for a Certificate
                                    represents the principal amount of Bonds of a Series that, based on certain assumptions, can be supported by the distributions on such Certificate, regardless of any prepayments on such Certificate, together with (depending on the type of Certificate and the method used to determine its Bond Value) the reinvestment income thereon at the Assumed Reinvestment Rate and/or, if applicable, the cash available to be withdrawn from any related Reserve Fund (as defined below). The Prospectus Supplement for a Series of Bonds will specify the method or methods (and related assumptions) used to determine the Bond Values of the Certificates pledged to secure such Series of Bonds.

                                    Unless otherwise specified in the related
                                    Prospectus Supplement, the "Spread" for a Series of Bonds as of any Payment Date is the excess, if any, of the sum of all amounts available on such Payment Date from certain items of collateral, as described in the following sentence, over the sum of all amounts due on such Payment Date for payments of principal and interest on such Bonds. Amounts available on any Payment Date from certain items of collateral may include, to the extent described in the related Prospectus Supplement, (i) all distributions received on the Certificates securing such Series of Bonds in the Due Period prior to such Payment Date for such Series of Bonds, (ii) the reinvestment income thereon, and (iii) if applicable, the amount of cash, if any, initially deposited to the Collection Account (as defined below) or withdrawn from any related Reserve Fund in the Due Period prior to such Payment Date and reinvestment income thereon. Amounts due for payment on such Series of Bonds on any Payment Date may include, to the extent described in the related Prospectus Supplement, (i) all interest payable on the Bonds of such Series on such Payment Date,
                                    (ii) the Basic Principal Payment for such
                                    Series of Bonds for such Principal Payment
                                    Date, including, if applicable, the amount
                                    (the "Scheduled Amortization Amount") to be paid on any Class of Scheduled Amortization Bonds (the "Scheduled Amortization Bonds"),
                                    (iii) interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual Period, (iv) the amounts, if any, paid with respect to special redemption on the Bonds of such Series, as described below, during such Due Period and (v) if applicable, an amount allocable to the payment of fees and expenses of the Indenture Trustee, independent accountants and/or other administrative expenses related to the Bonds of such Series. To the extent specified in the related Prospectus Supplement, Spread may be distributed to the Issuer following required payments of principal and interest on each Payment Date. Any Spread distributed to the Issuer will not be available for payment of principal and interest on the Bonds, and such distributions will no longer be subject to the lien of the Indenture.

                                    Principal payments will be applied in the order and amounts specified in the Prospectus Supplement for each Class of a Series of Bonds. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the priority of principal payments may be reordered. See "Description of the Bonds--Payments of Principal."

                                    The Stated Maturity for each Class of Bonds comprising a Series of Bonds is the date on which all the Bonds of such Class will be fully paid, assuming (i) timely receipt of scheduled payments (with no prepayments) on the Certificates securing such Bonds, (ii) all such scheduled payments are reinvested on receipt at the Assumed Reinvestment Rate specified in the related Prospectus Supplement, and (iii) no portion of the Spread is applied to the payment of principal on the Bonds, unless the related Prospectus Supplement provides otherwise, in which event such Stated Maturities will be based on the assumptions specified in such Prospectus Supplement. The Assumed Reinvestment Rate for a Series of Bonds will be specified in the related Prospectus Supplement, but in no event will it be more than the highest rate permitted by the nationally recognized statistical rating agency or agencies requested to rate such Series of Bonds or a rate insured by means of a surety bond or similar arrangement satisfactory to such rating agency or agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement. The rate of prepayments on the Certificates securing any Series of Bonds will depend on the characteristics of the underlying mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to the actual prepayment experience of the Certificates. See "Description of the Bonds--Maturity of the Bonds."

REDEMPTION OF BONDS . . . . . . . . To the extent provided in the related
                                    Prospectus Supplement, the Bonds of any
                                    Class of each Series may be subject to
                                    redemption as follows:

     A.  Redemption at Request of
         Bondholders. . . . . . . . To the extent permitted by the related
                                    Prospectus Supplement and Series Supplement to the Indenture for a Series of Bonds, redemptions of one or more Classes of Bonds of such Series may be made pursuant to the request of Bondholders. See "Description of the Bonds--Redemption at Request of Bondholders."

     B.  Special Redemption . . . . The Bonds of each Series may be subject to special redemption under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, Bonds of a Series will be subject to special redemption, in whole or in part, on a specified date in each month other than a month including a Principal Payment Date (each a "Special Redemption Date"), at 100% of the principal amount of the Bonds so redeemed, plus accrued interest to the date designated in the Prospectus Supplement for a Series of Bonds, if, as a result of substantial principal payments on the underlying mortgages and/or low reinvestment yields, the Indenture Trustee determines, based on the assumptions specified in the Indenture, that the future debt service requirements on any portion of the Bonds cannot be met. Any such redemption will not exceed the principal amount of Bonds of such Series that would otherwise be required to be paid on the next Principal Payment Date. Unless otherwise specified in the related Prospectus Supplement, Bonds of a Series subject to special redemption will be redeemable in the same priority and manner as payments of principal are made on a Principal Payment Date. See "Description of the Bonds--Special Redemption."

     C. Redemption at the Option
        of the Issuer . . . . . . . The Bonds of any Class or Classes of a
                                    Series may be subject to redemption at the option of the Issuer under the circumstances provided in the related Prospectus Supplement at the redemption price set forth in such Prospectus Supplement. See "Description of the Bonds--Optional Redemption."

     D.  Optional Variable Interest
         Rate Bond Redemption . . . Unless specified otherwise in the Prospectus
                                    Supplement for a Series of Bonds, the
                                    Issuer, at its option, may use all or a
                                    portion of the Spread to redeem any Class of Variable Interest Rate Bonds of such Series, in whole or in part (an "Optional Variable Interest Rate Bond Redemption"), on any Payment Date on such Class of Variable Interest Rate Bonds (a "Variable Interest Rate Payment Date"), at 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the date designated in the Prospectus Supplement for a Series of Bonds, if the Variable Interest Rate at which interest on such Variable Interest Rate Bonds accrues during the period specified in the related Prospectus Supplement preceding such Variable Rate Interest Payment Date (a "Variable Interest Rate Period") is equal or, pursuant to the related Prospectus Supplement, deemed to be equal to the Maximum Variable Interest Rate at which interest may accrue on such Variable Interest Rate Bonds, as set forth in the related Prospectus Supplement (the "Maximum Variable Interest Rate"). If any such Optional Variable Interest Rate Bond Redemption occurs, the rate of principal payments on the Bonds of Classes with later Stated Maturities will not be affected thereby, unless otherwise provided in the related Prospectus Supplement. If so provided in a Prospectus Supplement, after a redemption in full of a Class of Variable Interest Rate Bonds in which any Optional Variable Interest Rate Bond Redemption has occurred, there may be a period of time, such period to include one or more Principal Payment Dates, after the Class of Variable Interest Rate Bonds has been fully redeemed and before principal payments on the Bonds of another Class are to commence (a "Time-Out Period"). A Time-Out Period shall extend for the length of time required such that principal payments on the Bonds of other Classes shall commence on that Principal Payment Date on which they would otherwise have commenced if there had been no Optional Variable Interest Rate Bond Redemption in that Series. See "Description of the Bonds--Optional Variable Interest Rate Bond Redemption."

SECURITY FOR THE BONDS  . . . . . . Except to the extent specified otherwise in the related Prospectus Supplement, each
                                    Series of Bonds will be separately secured by collateral ("Collateral") consisting of the following:

     A. Certificates  . . . . . . . The Certificates securing a Series of Bonds may consist of (i) GNMA Certificates, (ii)
                                    FNMA Certificates, (iii) FHLMC Certificates,
                                    (iv) Non-Agency Certificates, or (v) a
                                    combination of such Certificates. Any GNMA
                                    Certificates will be backed by the full
                                    faith and credit of the United States. Any
                                    FNMA and FHLMC Certificates will not be
                                    backed, directly or indirectly, by the full faith and credit of the United States. Unless otherwise stated in the Prospectus Supplement, Non-Agency Certificates will not be backed, directly or indirectly, by any agency or instrumentality of the United States. However, Non-Agency Certificates pledged to secure any Series of Bonds or the Agency Certificates or mortgage loans underlying any Non-Agency Certificate (the "Mortgage Loans") may be insured, guaranteed or otherwise backed in the manner described in the related Prospectus Supplement. Any Agency Certificate and any Non-Agency Certificate securing the Bonds of any Series will evidence an interest in a pool of Mortgage Loans secured by single-family (one- to four-units) or multi-family residences. The Prospectus Supplement for each Series will specify (i) the aggregate approximate amount of the Collateral securing such Series that consists of GNMA, FNMA and FHLMC Certificates, of Certificates backed by level payment and graduated payment mortgages, and, if known to the Issuer, of Certificates that are backed by mortgages insured or guaranteed by a governmental entity and (ii) the aggregate approximate amount of the Collateral securing such Series that consists of Non-Agency Certificates, including the principal characteristics of the underlying Mortgage Loans and any insurance, guarantees or other backing for such Mortgage Loans, Certificates or both. The Certificates securing each Series of Bonds will be registered in the name of the Indenture Trustee or its nominee or in the name of a financial intermediary or its nominee acting on behalf of the Indenture Trustee and will be held by the Indenture Trustee as Collateral only for the specified Series of Bonds. If so provided in the Prospectus Supplement or Series Supplement for a Series of Bonds, the Issuer may deposit cash on the closing date for such Series, to secure such Series, in lieu of any Certificates which are not delivered on such closing date. See "Security for the Bonds--Certificates Collateralizing the Bonds."

     B. Collection Account  . . . . Unless specified otherwise in the Prospectus
                                    Supplement for a Series of Bonds, all
                                    distributions on the Certificates pledged as security for a Series of Bonds will be remitted directly to a collection account (the "Collection Account") to be established with the Indenture Trustee on the closing date for the sale of such Series of Bonds and, together with the reinvestment earnings thereon, the amount of cash, if any, initially deposited therein by the Issuer, and, if applicable, the cash withdrawn from any related Reserve Fund, will be available for application to the payment of principal of, and interest on, such Series of Bonds on the next Payment Date. Unless specified otherwise in the Prospectus Supplement for a Series of Bonds, any funds remaining in a Collection Account immediately following a Payment Date after deducting certain Indenture Trustee fees and administrative expenses will be either deposited in a related Reserve Fund if the Prospectus Supplement for such Series of Bonds so provides or, if not so required, will be promptly paid over to the Issuer upon satisfaction of certain conditions contained in the Indenture and will be free from the lien of the Indenture. See "Security for the Bonds--Collection Account."

     C. Reserve Funds . . . . . . . Cash, a letter of credit, surety bonds,
                                    Eligible Investments or a combination
                                    thereof in the aggregate amount, if any, specified in the Prospectus Supplement for any Series of Bonds will be deposited in one or more accounts to be established by the Indenture Trustee (the "Reserve Funds") on the closing date for the sale of such Series of Bonds if such cash, letters of credit, surety bonds or Eligible Investments are required to make timely payments of principal of, and interest on, such Series of Bonds or are otherwise required to obtain the rating specified in the Prospectus Supplement by the nationally recognized statistical rating agency or agencies requested by the Issuer to rate such Series of Bonds, or if the Issuer determines to so minimize the likelihood of a special redemption of such Bonds. Following each Payment Date, amounts may be withdrawn from any related Reserve Fund and remitted free from the lien of the Indenture to the persons, under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Reserve Fund securing a Series of Bonds will be set forth in the related Prospectus Supplement. See "Security for the Bonds--Reserve Funds."

     D. Minimum Principal Payment
        Agreement . . . . . . . . . If provided in the  Prospectus Supplement with respect to a Series of Bonds, the
                                    Issuer will enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable the Issuer to make principal payments on the Bonds of such Series at a minimum rate set forth in the Prospectus Supplement relating to such Series. See "Security for the Bonds--Minimum Principal Payment Agreement."

     E. Deposits, Substitution and
        Withdrawal . . . . . . . .  If and to the extent provided in the related
                                    Prospectus Supplement for a Series of Bonds, the Issuer may deposit or withdraw Certificates or substitute new Certificates for Certificates previously pledged as Collateral for a Series, in each case under the conditions described in the Indenture. See "Security for the Bonds--Deposits, Substitution and Withdrawal of Certificates."

BOOK ENTRY REGISTRATION . . . . . . If the Prospectus Supplement for a Series so
                                    provides, Bonds of one or more Classes of such Series may be issued in book entry form in which case a single certificate will be issued in the name of a clearing agency (a "Clearing Agency") registered with the Securities and Exchange Commission, or its nominee. Transfers and pledges of Book Entry Bonds may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency Participants") or their nominees. Transfers and pledges by purchasers and beneficial owners of Book Entry Bonds ("Beneficial Owners") other than Clearing Agency Participants may be effected only through Clearing Agency Participants. Beneficial Owners will receive payments of principal and interest, and, if applicable, may tender Bonds for redemption to the Indenture Trustee, only through the Clearing Agency and Clearing Agency Participants. Except as otherwise specified in this Prospectus or a related Prospectus Supplement, the terms "Bondholders" and "holders" shall be deemed to include Beneficial Owners. See "Risk Factors -- Book Entry Registration" and "Description of the Bonds--Book Entry Registration."

FEDERAL INCOME TAX CONSIDERATIONS . The Bonds, other than Residual Bonds (if any), of each Series ("Regular Bonds") will be taxable obligations under the Internal Revenue Code of 1986 (the "Code"), and interest paid or accrued, including original issue discount with respect to any Compound Interest Bonds or Regular Bonds of any other Class issued with original issue discount, will be taxable to Bondholders. The Issuer may elect to treat one or more segregated pools of assets securing any Series of Bonds as a REMIC. REMIC Bonds generally will be treated as "qualifying real property loans" for thrift institutions taxed as "mutual savings banks" or "domestic building and loan associations" and as "real estate assets" for real estate investment trusts. Bonds for which a REMIC election is not made ("Non-REMIC Bonds") will not be so characterized. Payments on Regular Bonds held by foreign persons will generally be exempt from United States withholding tax, provided that applicable procedures are satisfied or as otherwise specified in the related Prospectus Supplement. Special tax considerations apply to an investment in Residual Bonds. See "Certain Federal Income Tax Consequences."

LEGAL INVESTMENT  . . . . . . . . . Unless otherwise specified in the Prospectus
                                    Supplement, Bonds of each Series offered by this Prospectus and the related Prospectus Supplement will constitute "mortgage related securities" under the

                                    Secondary Mortgage Market Enhancement Act of
                                    1984 ("SMMEA") and, as such, will be legal investments for certain types of investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such investors. See "Legal Investment."

ERISA MATTERS . . . . . . . . . . . An acquisition or holding of Bonds by an employee benefit plan or an individual
                                    retirement account with respect to which certain affiliates of the Issuer, certain affiliates of an underwriter or an underwriter of the Bonds is a "party in interest" or "disqualified person" may constitute a "prohibited transaction" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and the Code. See "ERISA Matters." Under certain circumstances, the acquisition or holding by an employee benefit plan or an individual retirement account of a Bond which is a Residual Bond or which is characterized as an "equity interest" (as defined in Department of Labor regulations) in the Issuer of the related Series of Bonds, or in the collateral securing such Series of Bonds, could be deemed to give rise to one or more "prohibited transactions." Any employee benefit plan or an individual retirement account proposing to invest in the Bonds should consult with its counsel. Under certain circumstances, certain employee benefit plans and other persons may be prohibited from investing in one or more Classes, or in an entire Series, of Bonds.

USE OF PROCEEDS . . . . . . . . . . The Issuer will use substantially all of the net proceeds from the issuance of each
                                    Series of Bonds either to pay certain
                                    indebtedness incurred in connection with the acquisition of, or to acquire, the Certificates or the underlying Mortgage Loans, as applicable, which are pledged as collateral for such Series of Bonds and, subsequently, may distribute all or a portion of any remaining net proceeds to its stockholders. See "Use of Proceeds."

RATINGS . . . . . . . . . . . . . . The related Prospectus Supplement for each
                                    Series of Bonds will specify the respective ratings to be borne by each Class of such Series of Bonds and the nationally recognized statistical rating agency or agencies issuing each such rating.

                                  RISK FACTORS

     Investors should consider, among other things, the following risk factors in connection with the purchase of Bonds.

     General.   An investment in Bonds evidencing interests in a Mortgage Pool may be affected, among other things, by a decline in real estate values or a decline in mortgage interest rates. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the related Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by applicable insurance policies, if any, or by any credit enhancement as described herein, Holders of the Bonds of a series evidencing interests in such Mortgage Pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

     The actual rates of delinquencies, foreclosures and losses on the Mortgage Loans, particularly those secured by multifamily Mortgaged Properties, could be affected by adverse changes in general economic conditions and by local conditions including excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in the area, by federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions affecting new construction, by increasing labor and materials costs, and by the relative attractiveness to tenants of the multifamily rental projects securing the Mortgage Loans and their neighborhoods. Repayment of a Mortgage Loan secured by an apartment building owned by a cooperative will depend primarily on the receipt of payments from the tenant-stockholders of the cooperative and its ability to refinance the loan at maturity. To the extent that such losses are not covered by applicable insurance policies, if any, or by any other credit enhancement, Holders of the Bonds of a series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the multifamily projects for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

     Limited Obligations.   The Bonds will represent nonrecourse obligations of
the Issuer. The Bonds of each series will not be insured or guaranteed by any government agency or instrumentality, the Issuer, any Servicer, the Administrator or, unless otherwise specified in the related Prospectus Supplement, by any other person.

     Prepayment and Yield Considerations.   The prepayment experience on the
Mortgage Loans and the mortgage loans underlying the Agency Securities (the "Underlying Mortgage Loans") will affect the average life of each class of Bonds secured by such Mortgage Loans or Underlying Mortgage Loans. Prepayments on the Mortgage Loans and the Underlying Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the Mortgage Loans or the Underlying Mortgage Loans (giving consideration to the cost of refinancing) and prevailing mortgage rates. In general, if mortgage interest rates fall below the interest rates on the Mortgage Loans or the Underlying Mortgage Loans, the rate of prepayment would be expected to increase and Bondholders of such series may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by the Bonds of such series. Conversely, if mortgage interest rates rise above the interest rates on the Mortgage Loans or the Underlying Mortgage Loans, the rate of prepayment would be expected to decrease. Prepayments on Mortgage Loans and Underlying Mortgage Loans secured by multifamily properties may also be influenced by a variety of economic factors affecting project sale or refinancing, including, without limitation, the relative tax benefits of continued ownership of the property as a result of changes in federal tax law, among other factors. Prepayments may be influenced by a variety of economic, geographic, social and other factors, including aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Certain Investment, Prepayment, Yield and Weighted Average Life Considerations" in the related Prospectus Supplement.





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
     Limited Liquidity.   There will be no market for the Bonds of any Series
prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Bondholders with liquidity of investment or will continue for the life of the Bonds of such Series. The market value of the Bonds will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Bonds by a Bondholder in any market that may develop may be at a discount from the Bonds' par value or such Bondholder's purchase price. Unless otherwise specified in the Prospectus Supplement for a Series of Bonds, Bondholders have no right to request redemption of Bonds, and the Bonds are subject to redemption by the Issuer only under the limited circumstances described in each such Prospectus Supplement.

     Limited Assets.   The Bonds represent nonrecourse obligations of the
Issuer. Consequently, Holders of Bonds of each Series must rely upon distributions on the Certificates securing such Series of Bonds, together with the reinvestment income thereon, except as otherwise specified in the related Prospectus Supplement, and, if applicable the cash to be withdrawn from the related Reserve Funds, for the payment of principal of, and interest on, that Series of Bonds. In addition, immediately after each required payment of principal of, and interest on, a Series of Bonds has been paid in full, any balance remaining in the related Collection Account, if not required to be deposited in a related Reserve Fund, will be promptly remitted to the Issuer or to the Residual Bond, in the case of a REMIC, and will no longer be subject to the lien of the Indenture. In addition, certain amounts remaining in related Reserve Funds may likewise be remitted to the Issuer following a Payment Date. If the Collateral securing a Series of Bonds is insufficient to make payments on such Bonds, no other assets of the Issuer will be available for payment of the deficiency. In the event of a sale of the Collateral securing any Series of Bonds as provided in the Indenture following an Event of Default, the Bonds of such Series will be payable pro rata, unless specified otherwise in the Prospectus Supplement for any Series of Special Allocation Bonds. Because payments of principal may, if so provided in the related Prospectus Supplement, be applied to Classes of outstanding Bonds of a Series in the order of their respective Stated Maturities(except in the case of Scheduled Amortization Bonds as described herein), a deficiency that arises after Bonds of any such Series having earlier Stated Maturities have been fully or partially repaid will have a disproportionately greater effect on the Bonds of Classes having later Stated Maturities. The disproportionate effect of any such deficiency is further increased in the case of Classes of Compound Interest Bonds of any Series because, prior to the retirement of all Classes of such Series having Stated Maturities earlier than the Stated Maturity of the Compound Interest Bonds, interest is not payable, unless otherwise provided in the Prospectus Supplement, but is accrued and added to the principal of such Compound Interest Bonds. In addition, due to the priority of payments and the allocation of losses, defaults experienced on the Collateral securing a Series of Special Allocation Bonds may have a disproportionate effect on a specified Class or Classes within such Series.

     Limitations, Reduction and Substitution of Credit Enhancement.   With
respect to each Series of Bonds secured by Non-Agency Certificates, credit enhancement will be provided, to the extent required by the rating agencies requested to rate such Series of Bonds, to cover certain types of losses on the Mortgage Loans pooled to form such Non-Agency Certificates. Credit enhancement will be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, overcollateralization, prioritization as to payments of one or more Classes of such Series, a letter of credit, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, a Reserve Fund, the participation of such Series in the Issuer's Special Hazard and Bankruptcy Account, or any combination thereof. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. The Indenture Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Bonds, if the applicable rating agencies indicate that the then-current rating thereof will not be adversely affected.

     The Special Hazard and Bankruptcy Account.   To the extent described in
the related Prospectus Supplement, a Series of Bonds may have the benefits of the Issuer's Special Hazard and Bankruptcy Account. The Special Hazard and Bankruptcy Account is a joint trust account available to the holders of each Series of the Issuer's Bonds participating in such Account (each, a "Participating Series"). The Special Hazard and Bankruptcy Account will not be pledged, as a whole, to secure any Participating Series, but, rather, will be pledged to the Indenture Trustee for the benefit of holders of all Participating Series. The amount of cash or other assets on deposit in the Special Hazard and Bankruptcy Account will be determined in accordance with the requirements of the rating agencies requested to rate the Participating Series (the "Requisite Amount of the Special Hazard and Bankruptcy Account"). Each

Participating Series will have a limit on the aggregate claims which can be made against the assets in the Special Hazard and Bankruptcy Account (each, a "Claim Ceiling"). The Trustee will make draws from the Special Hazard and Bankruptcy Account to pay special hazard and bankruptcy-related claims with respect to each Participating Series, in the order in which such claims are received by the Trustee from the Administrator. Should the aggregate draws made by the Trustee against the Special Hazard and Bankruptcy Account for the benefit of any Participating Series reach the then applicable Claim Ceiling for such Series, the holders of such Participating Series may have to bear future bankruptcy and special hazard-related losses, even though funds remain in the Special Hazard and Bankruptcy Account for the benefit of holders of other Participating Series. Conversely, there may be no funds available in the Special Hazard and Bankruptcy Account even though the Claim Ceiling has not been reached for any Participating Series, due to payments up to or approaching the respective Claim Ceilings of other Participating Series. This is due to the fact that the Requisite Amount of the Special Hazard and Bankruptcy Account is expected to be less than the sum of the respective Claim Ceilings for all Participating Series.

     Any funds in excess of the Requisite Amount of the Bankruptcy and Special Hazard Account, including reinvestment income, shall be remitted to the Issuer on a monthly basis, free from the lien of the Indenture. The Requisite Amount of the Bankruptcy and Special Hazard Account may be reduced, from time to time, to the extent permitted by the rating agencies requested to rate the Participating Series, as described in the Prospectus Supplement for each Participating Series.

     Special Allocation Bonds; Events of Default.   To the extent described in
the related Prospectus Supplement, a Series of Bonds may be "Special Allocation Bonds" in which, upon the occurrence of specified events, the timing and/or priority of principal and/or interest may be modified or reordered to favor one or more Classes of Bonds (the "Priority Bonds") over one or more other Classes of Bonds (the "Non-Priority Bonds"). Under certain circumstances, payments of available cash flow will be made to holders of Priority Bonds prior to the payment to holders of Non-Priority Bonds. Unless specified otherwise in the related Prospectus Supplement, prior to the declaration by the Bondholders that the Bonds are due and payable, the Non-Priority Bonds will not accrue interest on any payment shortfall of principal or interest experienced by such Non-Priority Bonds.

     The Non-Priority Bonds may have limited liquidity. There can be no assurance that a secondary market will develop for the Non-Priority Bonds or, if one does develop, that it will provide the holders of the Non-Priority Bonds with liquidity of investment or that it will remain for the term of the Non-Priority Bonds.

     Sale of Collateral on Default; Interest Rate Considerations.   Upon an
Event of Default with respect to a Series of Bonds, if the Collateral for such Series of Bonds is sold by the Indenture Trustee there is no assurance that the interest rates on the Collateral securing such Series of Bonds will be sufficiently high so that the proceeds of any such sale will be sufficient to pay in full the principal of, and interest on, such Series of Bonds. The rate of prepayment on the Certificates securing a Series of Bonds will directly affect the average life of such Series of Bonds. During periods of generally declining interest rates such prepayments are likely to accelerate, thereby increasing the rate of prepayment on the Bonds, and Bondholders may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by such Bonds.

     Deposits, Substitutions and Withdrawals of Collateral.   To the extent
provided in the Prospectus Supplement for a Series of Bonds, the Issuer of a Series of Bonds may, subsequent to the closing date for such Series, deposit additional Certificates and withdraw Certificates previously pledged to secure such Series. The effect of deposit or substitution of other Certificates as Collateral for a Series may be to alter the characteristics of the Mortgage Loans underlying the Certificates, which may alter the timing of principal payments on, and the maturity of, the Bonds of such Series. See "Security for the Bonds--Deposits, Substitution and Withdrawal of Certificates."

     Nature of Direct or Indirect Backing for Bonds.   Only Agency Certificates
are guaranteed by any agency or instrumentality of the United States and only the guarantee by GNMA of GNMA Certificates is entitled to the full faith and credit of the United States. The guarantees by FNMA and FHLMC of FNMA Certificates and FHLMC Certificates, respectively, are backed only by the credit of FNMA, a federally chartered, privately owned corporation, or by the credit of FHLMC, a federally chartered corporation controlled by the Federal Home Loan Banks. See "Security for the Bonds--FNMA" and "Security for the Bonds--FHLMC." Although payment of principal of, and interest on, any Agency Certificate securing a Series of Bonds will be guaranteed by either GNMA, FNMA or





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FHLMC, such guarantee will run only to such Agency Certificate and will not guarantee the payment of principal or interest on the Bonds of such Series. The Prospectus Supplement for a Series of Bonds which is secured in whole or in part by Non-Agency Certificates may describe certain arrangements through which such Bonds, such Certificates, and/or the Mortgage Loans underlying such Certificates are insured, guaranteed or otherwise backed. Any such backing may be subject to contingencies described in the applicable Prospectus Supplement and will be limited to the credit and assets of the particular specified insurer or guarantor and will not be entitled to the full faith and credit of the United States or to any agency or instrumentality thereof.

     Insurance Considerations for Non-Agency Certificates.   Potential
investors should be aware that (a) any decline in the value of a property securing a Mortgage Loan underlying a Non-Agency Certificate may result in a loss on such Certificate if the mortgagor on such Mortgage Loan defaults and the loss is not covered by any insurance policy or comparable instrument provided for such Mortgage Loan underlying a Non-Agency Certificate, and (b) any hazard loss not covered by a standard hazard insurance policy or any applicable special hazard insurance policy or comparable instrument covering a defaulted Mortgage Loan underlying a Non-Agency Certificate will result in a loss on such Certificate. Any such loss on a Non-Agency Certificate, if not covered by funds available in the Reserve Fund or Collection Account, also will result in a loss to Bondholders.

     Original Issue Discount; Residual Bonds.   All of the Compound Interest
Bonds will be, and certain of the other Bonds may be, issued with original issue discount for federal income tax purposes. A holder of a Bond issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Compound Interest Bonds generally will be treated as original issue discount for this purpose. At certain fast Mortgage Loan or Underlying Mortgage Loan prepayment rates, original issue discount may accrue on certain classes of Bonds, including certain Variable Rate Regular Bonds, that may never be received as cash, resulting in a subsequent loss on such Bonds. See "Certain Federal Income Tax Consequences--Taxation of Regular Bonds--Original Issue Discount."

     An election may be made to treat one or more segregated pools of assets securing any Series of Bonds as a REMIC for federal income tax purposes. Holders of Residual Bonds ("Residual Bondholders") must report on their federal income tax returns their pro rata share of REMIC taxable income or loss. All or a portion of the REMIC taxable income reportable by Residual Bondholders may be treated as such holders' "excess inclusion" subject to special rules for federal income tax purposes. The REMIC taxable income and, possibly the tax liabilities of the Residual Bondholders, may exceed the cash distributions on the Residual Bonds during the corresponding period. Residual Bondholders who are individuals may be subject to limitations on the deductibility of servicing fees on the Collateral and other REMIC administrative expenses. Hence, Residual Bondholders may experience an after-tax return that is significantly lower than would be anticipated based upon the stated interest rate of their Residual Bonds. See "Certain Federal Income Tax Considerations--Special Tax Considerations Applicable to Residual Bonds."

     Funds Available for Redemptions at the Request of Bondholders.   With
respect to any Series of Bonds for which the related Prospectus Supplement provides for redemptions at the request of Bondholders there can be no assurance that amounts available for such redemption, if any, for such Series of Bonds will be sufficient to permit Bonds to be redeemed within a reasonable time after redemption is requested, for reasons including the following:

        1. Scheduled principal payments on the Mortgage Loans underlying each Certificate pledged with respect to each Series of Bonds will be minimal in the early years and will increase in the later years of such Mortgage Loans. As a result, the scheduled principal payments on the Certificates and the amount thus available to be applied to payments of principal on the Bonds of such Series, including redemptions at the request of Bondholders, will be limited in the early years and will increase during the later years of each such Series. Accordingly, the availability of funds for redemption of Bonds of any Series at the request of Bondholders will depend largely upon the rates of prepayment of the Certificates securing such Series. See "Security for the Bonds."

        2. Prepayments of principal on Certificates are least likely to occur during periods of higher interest rates when it is expected the requests for redemption by Bondholders will be greatest. During periods in which prevailing interest rates are higher than the interest rate paid on a Series of Bonds, greater numbers of Bonds are





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

     expected to be tendered for redemption in order to take advantage of the higher interest rates payable on other investments then available. During such periods, there will likely also be a reduction in the rate of prepayments on the Certificates securing a Series of Bonds, thus limiting the funds available to satisfy requested redemption by Bondholders.

         3. Certain Bondholders, such as personal representatives of deceased Bondholders, as specified in the related Prospectus Supplement may have certain priorities as to redemption at the request of Bondholders.

     Book Entry Registration.   Because transfers and pledges of Book Entry
Bonds can be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Bonds may be reduced to the extent that some investors are unwilling to hold Bonds in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Bonds may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Bonds may, in certain cases, experience delay in the receipt of payments of principal and interest since such payments will be forwarded by the Indenture Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Bonds are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Bonds may be impaired.

     FNMA Guaranty.   Full and timely payment of interest and principal on any
FNMA Certificates relating to a series will be guaranteed by FNMA. This guarantee will be backed by the credit of FNMA, a federally chartered, privately owned corporation. The full faith and credit of the United States will not, however, guarantee any payments on any such FNMA Certificates. Neither the United States nor any agency thereof will be obligated to finance FNMA's operations or to assist FNMA in any other manner.

     FHLMC Guaranty.   Payment of principal and interest on any FHLMC
Certificates relating to a series will be guaranteed by FHLMC as specified herein. This guarantee will be backed by the credit of FHLMC, a federally chartered corporation. The full faith and credit of the United States will not, however, guarantee any payments on any such FHLMC Certificates. Neither the United States nor any agency thereof is obligated to finance FHLMC's operations or to assist FHLMC in any other manner.

     Other Legal Considerations.   Applicable state laws generally regulate
interest rates and other charges, require certain disclosures, and require licensing of the originators of the Mortgage Loans. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt recollection practices may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Indenture Trustee to collect all or part of the principal of or interest on the related Mortgage Loans, and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of the Mortgage Loans."

     The Mortgage Loans are also subject to federal laws, including:

        (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms thereof;

        (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

        (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

Violations of certain provisions of these federal laws may limit the ability of the Servicer or the Administrator to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Servicer or





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the Administrator to damages and administrative enforcement. Unless otherwise specified in the related Prospectus Supplement, the related Seller or the Issuer will be required to repurchase any Mortgage Loan which, at the time of origination, did not comply with such federal laws or regulations.


                                USE OF PROCEEDS

     Unless otherwise specified in an applicable Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each series of Bonds will be applied to the simultaneous purchase of the Mortgage Loans to be pledged to secure such series or to reimburse the amounts previously used to effect such a purchase, the costs of carrying such Mortgage Loans until sale of the Bonds and other expenses connected with pooling the Mortgage Loans to be pledged to secure the Bonds and issuing the Bonds. Subsequently, the Issuer may distribute to its stockholders all or a portion of any remaining net proceeds.


                            DESCRIPTION OF THE BONDS

GENERAL

     The Bonds of each Series will be issued pursuant to the Indenture and the Series Supplement for such Series and will be secured by the Certificates pledged by the Issuer as security for such Series of Bonds as specified in the related Prospectus Supplement. The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that Bonds of any Series may be issued thereunder up to the aggregate principal amount that may be authorized from time to time by the Issuer.

     The following summaries describe certain provisions common to each Series of the Bonds, unless otherwise noted. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus Supplement and the provisions of the Indenture and the Series Supplement relating to each Series of Bonds. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

     The Bonds are issuable in Series. Each Series will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds. A Series of Bonds may constitute a Series of Special Allocation Bonds. Interest will accrue on Compound Interest Bonds but will not be payable until all Bonds having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full, unless the related Prospectus Supplement provides otherwise, in which event such interest payments will commence at the time specified in such Prospectus Supplement. Prior to such time, the amount of interest so accrued will be added to the principal of such Class of Compound Interest Bonds on each Payment Date.

     A Series of Bonds may include one or more Classes of "Scheduled Amortization Bonds" and "Companion Bonds." Scheduled Amortization Bonds are Bonds with respect to which payments of principal are to be made in specified amounts on specified Payment Dates, to the extent of funds available on such Payment Date. Companion Bonds are Bonds which receive payments of all or a portion of any funds available on a given Payment Date which are in excess of amounts required to be applied to payments on Scheduled Amortization Bonds on such Payment Date. Because of the manner of application of payments of principal to Companion Bonds, the weighted average lives of Companion Bonds of a Series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Loans underlying the Certificates securing such Series of Bonds than will the Scheduled Amortization Bonds of such Series.

     The Bonds of each Series will be issued as provided in the related Prospectus Supplement either in definitive, fully-registered form or in book entry form, in either case only in the minimum denominations and authorized denominations in excess of such amount specified in the related Prospectus Supplement. The Bonds may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange except that, in the case of any exchange of a mutilated, lost, destroyed or





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stolen Bond, the Issuer may charge such Bondholder an amount equal to the reasonable expenses incurred in connection therewith. (Indenture, Sections 2.7 and 2.8)

     Payments of principal of, and interest on, each Series of Bonds will be made on the Payment Dates set forth in the Prospectus Supplement relating to such Series. With respect to Bonds that are not Book Entry Bonds, such payments shall be made by (i) check mailed to Bondholders of such Series registered as such on the related record date preceding such Payment Date at the addresses appearing on the Bond Register, or (ii) upon written request made at least five business days prior to the applicable Record Date (as set forth in the related Prospectus Supplement) by any Bondholder of a Bond or Bonds of a Class having an initial outstanding principal balance that is in excess of the lesser of (x) $5,000,000 and (y) two-thirds of the initial outstanding principal balance of all Bonds of such Class, by wire to a US depository institution satisfactory to the Indenture Trustee, or by such other means of payment as such Bondholder and the Indenture Trustee may agree, except that final payments of principal in retirement of each Bond (other than a Book Entry Bond) will be made only upon presentation and surrender of such Bond at the New York office of the Paying Agent for such Series of Bonds. (Indenture, Sections 2.9 and 3.2) With respect to Book Entry Bonds, such payments will be made as described below under "Book Entry Registration" and in the related Prospectus Supplement.

     The Indenture Trustee will include with each payment on a Bond which includes both interest and principal a statement showing the amount of such payment that constitutes interest and principal, respectively, the remaining actual unpaid principal amount of such Bond and, in the case of a Bond that is a Senior Bond or a Junior Bond (in each case as set forth in the related Prospectus Supplement), the Imputed Principal Balance (as set forth in the related Prospectus Supplement) of such Bond. Payments on Bonds which include only interest will be accompanied by a statement showing the aggregate actual unpaid principal amount (if any) of the Bonds of each Class of the same Series and, if such Series includes Classes of Senior Bonds and Junior Bonds, the aggregate Imputed Principal Balance (if any) of the Bonds of each Class of such Series. On each Payment Date before payments of principal are first made on a particular Class of Compound Interest Bonds of such Series, the Indenture Trustee will furnish to each holder of a Bond of such Class a statement showing the aggregate unpaid principal amount of such Class of Bonds and the new principal balance of such holder's Compound Interest Bond. (Indenture, Section 8.7)

     Except to the extent specified otherwise in the related Prospectus Supplement, the Bonds of each Series will be secured by separate Collateral. Subject to certain assumptions explained more fully elsewhere in this Prospectus and the related Prospectus Supplement, the Certificates deposited as Collateral for each Series will have, on their date of issuance, an aggregate Bond Value that (a) will at least equal the aggregate principal amount of the Bonds of such Series and (b) will produce, together with other Collateral, if any, a cash flow sufficient to amortize each Class of Bonds of the Series through redemption and payment at their respective Stated Maturities and to timely make the interest payments required to be made on the Bonds of the Series while they are outstanding. See "Security for the Bonds."

     One or more Series of Bonds may constitute Series of "Special Allocation Bonds." Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of specified events, the timing and/or priority of payments of principal and/or interest may be modified or reordered. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, losses on the Collateral securing such Series may be disproportionately borne by one or more Classes of such Series, and the proceeds of the sale of such Collateral may be applied to the payment in full of one or more Classes within such Series before the balance, if any, of such proceeds are applied to one or more other Classes within such Series.


PAYMENTS OF INTEREST

     The Bonds of each Class will bear interest, if any, on their unpaid principal balances from the date and at the rate per annum (which may be zero) specified or described in the related Prospectus Supplement. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, except to the extent specified otherwise in the related Prospectus Supplement. Interest on Bonds other than Compound Interest Bonds will be payable on the Payment Dates specified in the related Prospectus Supplement. Payments of interest on each Class of Compound Interest Bonds will commence only when all Bonds of such Series having a Stated Maturity prior to the Stated Maturity of such Class





                                       23
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of Compound Interest Bonds have been paid in full, unless the related
Prospectus Supplement provides otherwise, in which event such interest payments will commence at the time specified in such Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Bonds will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date. Such Class of Compound Interest Bonds will thereafter accrue interest on the outstanding principal amount thereof as so adjusted.

     One or more Classes of Bonds of a Series may bear interest at a variable rate ("Variable Interest Rate Bonds"). The interest rate of a Class of Variable Interest Rate Bonds is a variable rate which may have an interest rate maximum (the "Maximum Variable Interest Rate") or an interest rate minimum (the "Minimum Variable Interest Rate") or both, subject to general market conditions. Certain Variable Interest Rate Bonds may accrue interest at a rate that varies directly with a variable rate based on an objective index ("Floating Interest Rate Bonds"). Other Variable Interest Rate Bonds may accrue interest at a rate that varies inversely with a variable rate based on an objective index ("Inverse Floating Interest Rate Bonds"). For each Class of Variable Interest Rate Bonds, the related Prospectus Supplement will set forth the interest rate ("Variable Interest Rate") for the initial Interest Accrual Period on the Variable Interest Rate Bonds, the intervals at which the Variable Interest Rate will be recalculated, and the periods (each such period, a "Variable Interest Rate Period") over which the initial Variable Interest Rate and each successively calculated Variable Interest Rate shall apply and the formula or index by which the Variable Interest Rate for each succeeding Variable Interest Rate Period will be determined. The interest payment dates on Variable Interest Rate Bonds will be set forth in the related Prospectus Supplement and may not be the same date or frequency as the Payment Dates for the other Bonds of such Series.

     Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the timing of interest payments in respect of a Class of Special Allocation Bonds may be modified.


PAYMENTS OF PRINCIPAL

     On each Principal Payment Date for a Series of Bonds, the Issuer will be obligated to make principal payments in the manner described below and in the related Prospectus Supplement to the holders of the Bonds of such Series for which principal is then due. The Prospectus Supplement will specify the manner in which principal payments will be applied among the Classes of Bonds of that Series. Principal payments on a Class of Bonds will be allocated pro rata among the Bonds of that Class unless otherwise provided in its related Prospectus Supplement. Except as otherwise provided in the related Prospectus Supplement, each Class of Bonds will be fully paid no later than the Stated Maturity for such Class of Bonds specified in such Prospectus Supplement.

     Unless otherwise specified in the Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the priority of principal payments may be reordered.

     Unless the related Prospectus Supplement provides otherwise, the total amount of each principal payment required to be made on the Bonds of a Series on a Principal Payment Date will be equal to the sum of (i) the amount of interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual Period; (ii) an amount determined on the basis of the Bond Values (as defined below) of the Certificates securing such Series in a specified period (a "Due Period") corresponding to such Principal Payment Date (the "Basic Principal Payment"); and (iii) the percentage, if any, of the Spread (as defined below) specified in such Prospectus Supplement. The Prospectus Supplement for each Series of Bonds will specify the manner in which the amount of such aggregate principal payment will be determined. The aggregate amount of principal payments required to be made on a Series of Bonds on any Principal Payment Date will be reduced by the principal amount of such Bonds of such Series redeemed pursuant to any special redemption occurring subsequent to the preceding Principal Payment Date. See "Description of the Bonds--Special Redemption."

     The "Bond Value" for a Certificate represents the principal amount of Bonds of a Series that, based on certain assumptions and regardless of any prepayments on such Certificate, can be supported by the distributions on such Certificate, together with (depending on the type of Certificate and the method used to determine its Bond Value) the reinvestment income thereon at the Assumed Reinvestment Rate and/or, if applicable, the cash available to be





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withdrawn from any related Reserve Fund. For convenience of calculation,
Certificates that are backed by the same pool of mortgage loans may be aggregated into one or more groups (a "Bond Value Group"), each of which will be assigned an aggregate Bond Value. Unless the related Prospectus Supplement provides otherwise, the aggregate Bond Value of such a Bond Value Group consisting of Certificates will be calculated as if the underlying Mortgage Loans constituted a single mortgage loan having such of the payment characteristics of the Mortgage Loans underlying the Certificates included in such Bond Value Group as would result in the lowest Bond Value being assigned to the Certificates included in such Bond Value Group. There are a number of alternative means of determining the Bond Value of a Certificate, including determinations based on the discounted present value of the remaining scheduled distributions on such Certificate and determinations based on the relationship of the interest rate borne by such Certificate and by the related Bonds. The Prospectus Supplement for a Series of Bonds will specify the method or methods (and related assumptions) used to determine the Bond Values of the Bond Value Groups securing such Series of Bonds. In any event, the aggregate of the Bond Values of all the Bond Value Groups securing a Series of Bonds will always be at least equal to the outstanding principal amount of the Bonds of such Series.

     The Assumed Reinvestment Rate for a Series of Bonds will be specified in the related Prospectus Supplement, but in no event will it be more than the highest rate permitted by the nationally recognized statistical rating agency or agencies rating such Series of Bonds or a rate insured by means of a surety bond or similar arrangement satisfactory to such rating agency or agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

     Unless otherwise specified in the related Prospectus Supplement, the Spread for each Series of Bonds as of any Principal Payment Date is the excess, if any, of the sum of (i) the distributions received on the Certificates securing such Series of Bonds in the Due Period prior to such Principal Payment Date, (ii) the reinvestment income thereon, and (iii) if applicable, the amount of cash initially deposited to the Collection Account or withdrawn from any related Reserve Fund prior to such Principal Payment Date and reinvestment income thereon, over the sum of (i) all interest payable on the Bonds of such Series on such Principal Payment Date, (ii) the Basic Principal Payment required to be made on such Series of Bonds for such Principal Payment Date,
(iii) interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual Period, (iv) the amounts, if any, paid with respect to special redemptions of the Bonds of such Series, as described below, during such Due Period and (v) if applicable, an amount allocable to the payment of fees and expenses of the Indenture Trustee, independent accountants and/or other administrative expenses related to the Bonds of such Series.


MATURITY OF THE BONDS

     All of the Mortgage Loans underlying any GNMA Certificates securing a Series of Bonds will consist of mortgage loans insured by the Federal Housing Administration ("FHA Loans") or guaranteed by the Farmers Home Administration ("FmHA Loans") or partially insured or guaranteed by the Veterans' Administration ("VA Loans"). The Mortgage Loans underlying any FNMA, FHLMC or Non-Agency Certificates securing a Series of Bonds will consist of conventional (that is, neither insured nor guaranteed by any government agency) mortgage loans ("Conventional Loans") and may consist of FHA, FmHA or VA Loans. Each Certificate will provide by its terms for monthly payments of principal and interest in the amounts described in "Security for the Bonds" and in the related Prospectus Supplement.

     Since the aggregate amount of the principal payment required to be made on a Series of Bonds on a Principal Payment Date will depend on the amount of the principal receipts received on the related Certificates in the preceding Due Period, the prepayment experience on the Mortgage Loans will affect the average life of each Class of Bonds and the extent to which such Class is paid prior to its Stated Maturity. The Stated Maturity for each Class of Bonds is the date on which the principal thereof will be fully paid, assuming (i) timely receipt of scheduled payments (with no prepayments) on the Certificates securing such Bonds, (ii) all such scheduled payments are reinvested on receipt at the Assumed Reinvestment Rate for such Series and (iii) no portion of the Spread is applied to the payment of principal on the Bonds, unless the related Prospectus Supplement provides otherwise, in which event such Stated Maturities will be based on the assumptions specified in such Prospectus Supplement.





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     The Prospectus Supplement for each Series of Bonds may contain a table setting forth the projected weighted average life of each Class of Bonds of such Series offered in such Prospectus Supplement, other than those Class or Classes of Bonds of such Series (if any) on which no principal is payable, and the percentage of the original principal amount of each Class of such Bonds of such Series that would be outstanding on specified Principal Payment Dates for such Series based on the assumption that prepayments on the Mortgage Loans underlying the related Certificates are made at rates corresponding to various percentages of the prepayment model, and on such other assumptions, as may be specified in such Prospectus Supplement.


REDEMPTION AT THE REQUEST OF BONDHOLDERS

     To the extent permitted by the Prospectus Supplement and Series Supplement for a Series of Bonds, one or more Classes of Bonds of such Series may be subject to redemption at the request of Bondholders. Any such requested redemptions with respect to a Series will be conducted on the terms and conditions in the related Prospectus Supplement.


SPECIAL REDEMPTION

     The Bonds of each Series may be subject to special redemption under the circumstances and in the manner described below. The Prospectus Supplement for each Series of Bonds will specify the circumstances under which the Bonds of such Series are so redeemable or if the Bonds of such Series are not subject to special redemption. Unless otherwise specified in the related Prospectus Supplement, the Issuer will be required to redeem, on a specified day of any month other than a month including a Principal Payment Date (each, a "Special Redemption Date"), outstanding Bonds of a Series in the amount described below if, as a result of principal payments on the Mortgage Loans underlying the Certificates pledged as security for such Series of Bonds and/or low yields then available for reinvestment of distributions on such Certificates, the Indenture Trustee determines, based on the assumptions specified in the Indenture for such Series, that the future debt service on any portion of the Bonds cannot be met. The amount of Bonds required to be so redeemed will not exceed the principal amount of Bonds of such Series that would otherwise be required to be paid on the next Principal Payment Date.

     Unless otherwise specified in the related Prospectus Supplement or the related Prospectus Supplement states that the Bonds offered thereby are not subject to special redemption, all payments of principal pursuant to any special redemption will be made in the same priority and manner as payments of principal on Principal Payment Dates. Unless otherwise provided in the related Prospectus Supplement, Bonds of the same Class will be redeemed pro rata. Notice of any special redemption will be given by the Issuer or the Indenture Trustee prior to the Special Redemption Date. (Indenture, Section 10.2) The redemption price for any Bond so redeemed will be equal to 100% of the principal amount of such Bond so redeemed, together with accrued interest thereon to the date specified in the related Prospectus Supplement. (Indenture, Sections 10.1 and 10.2)


OPTIONAL REDEMPTION

     The Issuer may, at its option, redeem all, or a portion, of any Class or Classes of Bonds of any Series pursuant to conditions specified in the related Prospectus Supplement, which conditions may include that any such Class or Classes may be redeemed in whole, but not in part, on any Payment Date for such Bonds after a date specified in the related Prospectus Supplement and that any such Class or Classes may be redeemed in whole, but not in part, on any Payment Date after the aggregate principal amount of any such Class has declined below a specified percentage of the original aggregate principal amount of such Class. Notice of such redemption will be given by the Issuer or the Indenture Trustee prior to the redemption date. The redemption price, including accrued interest, for any Bond so redeemed will be specified in the related Prospectus Supplement. (Indenture, Sections 10.1 and 10.2)





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

OPTIONAL VARIABLE INTEREST RATE BOND REDEMPTION

     Unless specified otherwise in the related Prospectus Supplement, the Issuer, at its option, may use all or a portion of the Spread to redeem any Class of Variable Interest Rate Bonds, in whole or in part (an "Optional Variable Interest Rate Bond Redemption"), on any Variable Interest Rate Payment Date, at 100% of the principal amount thereof, together with accrued interest and unpaid thereon to the date specified in the related Prospectus Supplement, if the Variable Interest Rate at which interest on such Class of Variable Interest Rate Bonds accrues during the Variable Interest Rate Period applicable to such Variable Interest Rate Payment Date is equal or, pursuant to the related Prospectus Supplement, deemed to be equal to the Maximum Variable Interest Rate set forth in the related Prospectus Supplement. If any such Optional Variable Interest Rate Bond Redemption occurs, the rate of principal payments on the Bonds of Classes with later Stated Maturities will not be thereby affected, unless otherwise provided in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, after a redemption in full of a Class of Variable Interest Rate Bonds in which any Optional Variable Interest Rate Bond Redemption has occurred, there may be a period of time, such period to include one or more Principal Payment Dates, after the Class of Variable Interest Rate Bonds has been fully redeemed and before principal payments on the Bonds of another Class are to commence (a "Time-Out Period"). A Time-Out Period shall extend for the length of time required such that principal payments on the Bonds of other Classes shall commence on that Principal Payment Date on which they would otherwise have commenced if there had been no Optional Variable Interest Rate Bond Redemptions in that Series.


PROCEDURES AND REDEMPTION NOTICES

     With respect to any special or optional redemption of the Bonds, unless a Prospectus Supplement provides otherwise, the Indenture Trustee will mail to the holders of the Bonds to be redeemed a notice setting forth: (a) the Special Redemption Date on which a special redemption is to take place or the Payment Date on which an optional redemption is to take place, (b) the redemption price, (c) if the Bonds of a Class are not to be redeemed in full, the amount of principal to be paid, that no interest will accrue on such principal amount thereafter and, except as otherwise provided herein and in the Prospectus Supplement with respect to Book Entry Bonds, that payment of the redemption price will be made by check mailed to the registered holders of the Bonds on the relevant record date and (d) in the case of Bonds other than Book Entry Bonds, if the Bonds are to be redeemed in full then the place where such Bonds should be surrendered for payment.


BOOK ENTRY REGISTRATION

     If the Prospectus Supplement for a Series so provides, Bonds of any Class of such Series may be issued in book entry form ("Book Entry Bonds") and held in the form of a single certificate issued in the name of a Clearing Agency ("Clearing Agency") registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of Book Entry Bonds may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency Participants") or their nominees. Clearing Agency Participants may also be Beneficial Owners (as defined below) of Book Entry Bonds.

     Purchasers and other beneficial owners of Book Entry Bonds ("Beneficial Owners") may not hold Book Entry Bonds directly, but may hold, transfer or pledge their ownership interest in the Bonds only through Clearing Agency Participants. Additionally, Beneficial Owners will receive all payments of principal and interest with respect to the Bonds, and, if applicable, may request redemption of Bonds, only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered holders of Bonds or be entitled to receive definitive certificates representing their ownership interest in the Bonds except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Risk Factors -- Book Entry Registration."

     If Bonds of a Series are issued as Book Entry Bonds, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments of principal and interest with respect to the Bonds of such Series, and to receive and transmit requests for redemption with respect to such Bonds. Clearing





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Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Bonds will be similarly required to make book entry transfers and receive and transmit payments and redemption requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered holders of Bonds and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments, transfer their interests, and submit redemption requests.


                             SECURITY FOR THE BONDS


GENERAL

     Each Series of Bonds will be secured by assignments to the Indenture Trustee of Collateral consisting of (i) Certificates, (ii) the distributions thereon, (iii) cash, letters of credit, surety bonds, Eligible Investments or a combination thereof in the aggregate amount, if any, required by the related Prospectus Supplement to be deposited by the Issuer in a related Reserve Fund,
(iv) the amount of cash, if any, specified in such Prospectus Supplement to be initially deposited by the Issuer in the related Collection Account, and (v) the reinvestment income on such distributions and cash. The Prospectus Supplement for a Series may specify that the Bonds of such Series are secured by collateral in addition to the Collateral referred to above. Scheduled distributions on the Certificates securing each Series of Bonds, together with the earnings on the reinvestment of such distributions at the Assumed Reinvestment Rate specified in the related Prospectus Supplement and, if applicable, amounts available to be withdrawn from any related Reserve Fund, will be sufficient to make timely payments of interest on the Bonds of such Series and to retire each Class of Bonds comprising such Series not later than the Stated Maturity of such Class of Bonds specified in the related Prospectus Supplement. See "Description of the Bonds--Payments of Principal." Unless otherwise specified in the related Prospectus Supplement, the Collateral securing each Series of Bonds will equally and ratably secure the Bonds of each Class of such Series, and the Collateral securing such Series will secure only that Series of Bonds.

GNMA

     The Government National Mortgage Association is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of, and interest on, GNMA Certificates which are based on and backed by a pool of mortgage loans (i) insured by the FHA under the Housing Act, (ii) guaranteed by the FmHA under Title V of the Housing Act of 1949, or
(iii) partially insured or guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code and other mortgage loans eligible for inclusion in mortgage pools underlying GNMA Certificates.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guarantees, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

GNMA CERTIFICATES

     Each GNMA Certificate (which may be a GNMA I Certificate or a GNMA II Certificate as referred to by GNMA) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern (the "GNMA Servicer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. Each GNMA Certificate will represent a fractional undivided interest in a pool of mortgage loans which may include FHA Loans, FmHA Loans and/or VA Loans, and will provide for the payment by or on behalf of the GNMA Servicer to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the scheduled monthly principal and interest payments on each such mortgage loan, less amounts to cover servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the GNMA Certificate's pass-through rate. In addition, each payment to a GNMA certificate holder will include proportionate pass-through





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payments of any unscheduled recoveries of principal of the mortgage loans underlying the GNMA Certificate including any prepayments of principal and proceeds in the event of a foreclosure or other disposition of any such mortgage loan.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation will be backed by the full faith and credit of the United States.

     Each such GNMA Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. In general, GNMA requires that at least 90% of the original principal amount of the mortgage pool underlying a GNMA Certificate must consist of mortgage loans with maturities of twenty years or more. However, in certain circumstances, GNMA Certificates may be backed by pools of mortgage loans at least 90% of the original principal amount of which have original maturities of at least 15 years. Each mortgage loan underlying a GNMA Certificate, at the time GNMA issues its guarantee commitment, must be originated no more than 12 months prior to such commitment date.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments of each GNMA Certificate will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the mortgage loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installment on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate will be paid to the registered holder by the 15th day of each month in the case of a GNMA I Certificate and will be mailed by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any mortgage loans underlying a GNMA Certificate or any other unscheduled recovery of principal on such mortgage loans will be passed through to the registered holder of such GNMA Certificate and, in turn, a portion of such prepayments or other unscheduled recoveries will be paid to holders of the Bonds, secured thereby, as additional principal payments.

     GNMA will approve the issuance of each GNMA Certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between GNMA and the GNMA Servicer of such GNMA Certificate. Pursuant to the Guaranty Agreement, the GNMA Servicer will service the underlying mortgage loans and be required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by the GNMA Servicer on the mortgage loans underlying the GNMA Certificate are less than the amounts due on such GNMA Certificate.

     If a GNMA Servicer is unable to make payments on a GNMA Certificate as such payments become due, it is required promptly to notify GNMA and request GNMA to make such payments. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by a GNMA Servicer and the GNMA Servicer fails to notify and request GNMA to make such payment, the holder of the GNMA Certificate will have recourse only against GNMA to obtain such payment. In the case of GNMA Certificates issued in definitive form, the Indenture Trustee, as registered holder of the GNMA Certificates pledged to secure a Series of Bonds, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due. In the case of GNMA Certificates issued in book-entry form, The Participants Trust Corporation ("PTC"), or its nominee, will have the right to proceed against GNMA in such event.





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     If specified in the related Prospectus Supplement, GNMA Certificates securing a Series of Bonds may be held on deposit at PTC, a newly established, limited purpose trust company organized under the banking law of the State of New York. PTC operates a private sector, industry-owned depository and settlement facility for the book-entry transfer of interests in GNMA Certificates. Distributions of principal of and interest on each GNMA Certificate held through PTC will be credited by PTC to the PTC participant to whose account the GNMA Certificate is credited.


FNMA

     FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities, primarily in exchange for pools of mortgage loans from lenders.

FNMA CERTIFICATES

     FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates relating to a series will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Thus, the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 50 basis points and 250 points greater than the annual FNMA Certificate pass-through rate. If specified in the Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     Regular monthly installment payments on each FNMA Certificate will be comprised of interest due as specified by such FNMA Certificate plus the scheduled principal payments on the mortgage loans underlying such FNMA Certificate due during the period beginning on the second day of the month prior to the month in which the scheduled monthly installment on such FNMA Certificate is due and ending on the first day of such month in which the scheduled monthly installment on such FNMA Certificate is due. Such regular monthly installments on each such FNMA Certificate will be distributed to the holder of record on the 25th day of each month. Any principal prepayments on the mortgage loans underlying any FNMA Certificate securing a Series of Bonds or any other early recovery of principal on such mortgage loans will be passed through to the holder of record of such FNMA Certificate on the 25th day of the month next following such prepayment or recovery and, in turn, a portion of such amounts will be paid to holders of Bonds, secured thereby, as additional principal payments.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's





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proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

FHLMC

     FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended, (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks.
FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

FHLMC CERTIFICATES

     Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Pool"). FHLMC Certificates are sold under the terms of a mortgage participation certificate agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Unless otherwise described in the related Prospectus Supplement, mortgage loans underlying the FHLMC Certificates relating to a series will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in FHLMC Act. A FHLMC Certificate group may include whole loans, participation interest in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program any such FHLMC Certificate group may include only whole loans or participation interest in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest at the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the mortgage loans in the related FHLMC Certificate Pool, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than the earlier of one year





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after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     In addition to FHLMC's guarantees of timely payment of interest and ultimate collection of principal, FHLMC guarantees with respect to FHLMC Certificates representing certain qualifying mortgage loans the timely payment by each mortgagor of the monthly principal scheduled to be paid under the amortization schedule applicable to each such mortgage loan ("Scheduled Principal"). Servicers of the mortgage loans comprising these FHLMC Certificates are required to pay Scheduled Principal to FHLMC whether or not received from the mortgagors. FHLMC, in turn, guarantees to pay Scheduled Principal to each registered holder of such FHLMC Certificates whether or not received from the servicers. FHLMC monthly payments of Scheduled Principal are computed based upon the servicer's monthly report to FHLMC of the amount of Scheduled Principal due to be paid on the related mortgage loans. The Prospectus Supplement for each Series of Bonds collateralized by FHLMC Certificates will set forth the nature of FHLMC's guarantee with respect to scheduled principal payments on the mortgage loans in the pools represented by such FHLMC Certificates.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Requests for registration of ownership of FHLMC Certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, a Federal Reserve Bank which maintains book-entry accounts with respect thereto will make payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a FHLMC Certificate will normally be received by the 15th day of the second month following the month in which the purchaser became recognized as the holder of such FHLMC Certificate. Thereafter, payments will normally be received by the 15th day of each month.

     A FHLMC Certificate may be issued under programs created by FHLMC, including its Cash Program or Guarantor Program. Under FHLMC's Cash Program, the pooled mortgage loans underlying a FHLMC Certificate are purchased for cash from a number of sellers. With respect to FHLMC Certificate Pools formed prior to June 1, 1987, under the Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the interest rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by FHLMC. No mortgage loan is purchased by FHLMC at greater than 100% of its outstanding principal balance. Thus, the range of interest rates on the mortgage loans in a FHLMC Certificate Pool formed prior to June 1987 under the Cash Program will vary since mortgage loans are purchased and identified to a FHLMC Certificate Pool based upon their yield to FHLMC rather than on the interest rates on the mortgage loans. With respect to FHLMC Certificate Pools formed on or after June 1, 1987, the range of interest rates on the mortgage loans and participations in a FHLMC Certificate Pool which is comprised of 15- or 30-year fixed-rate single family mortgage loans bought by FHLMC under the Cash Program will be restricted to one percentage point. In addition, the minimum interest rate on any mortgage loan in a FHLMC Certificate Pool will be greater than or equal to the annual pass-through rate on the related FHLMC Certificate, and the maximum interest rate will not be more than two percentage points above such pass-through rate.





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     Under FHLMC's Guarantor Program, the mortgage loans underlying a FHLMC
Certificate are purchased from a single seller in exchange for such FHLMC Certificate. The interest rate on a FHLMC Certificate under such program is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. Under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a FHLMC Certificate Pool may not exceed two percentage points. For some FHLMC Certificates issued pursuant to purchase contracts under the Guarantor Program on or after September 1, 1987, the range of the interest rates on the mortgage loans in a FHLMC Certificate Pool will not exceed one percentage point.

     If specified in a Prospectus Supplement, FHLMC Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.


NON-AGENCY CERTIFICATES

     Each Non-Agency Certificate will evidence an undivided interest in Agency Certificates or a pool of Mortgage Loans secured by first liens on single-family (one- to four-unit) or multi-family (five or more units) residential properties. Unless otherwise specified in the Prospectus Supplement, the Non-Agency Certificates will have the characteristics described herein. Non-Agency Certificates will be issued pursuant to a Pooling and Administration Agreement (the "Pooling and Administration Agreement") among the entity delivering the Mortgage Loans to form such Non-Agency Certificates (the "Owner"), an administrator which will perform the functions of a master servicer (the "Administrator") and a trustee acting under such Pooling and Administration Agreement for the benefit of the holder or holders of the Non-Agency Certificates (the "Certificate Trustee"). The Mortgage Loans backing the Non-Agency Certificates will be serviced by one or more loan servicing institutions (the "Servicers") pursuant to servicing agreements between each Servicer and the Owner (each, a "Servicing Agreement"). All of the Owner's rights, title and interest in the Servicing Agreements with respect to the Mortgage Loans will be assigned to the Certificate Trustee. Pursuant to the Pooling and Administration Agreement, the Owner will be required to instruct the Servicers of the Mortgage Loans covered thereby to deposit with the Certificate Trustee all collections received by such Servicers on the Mortgage Loans (net of a servicing fee to be retained by the Servicers). Monthly distributions of the principal and interest (adjusted to the pass-through rate borne by such Non- Agency Certificate) components of such collections will be made to the Indenture Trustee for the Bonds for deposit into the Collection Account. The Mortgage Loans underlying any such Non-Agency Certificates may be covered by (i) individual policies of primary mortgage insurance insuring against all or a portion of any foreclosure losses on the particular Mortgage Loans covered thereby, (ii) a pool insurance policy insuring against foreclosure losses on all of the Mortgage Loans in the underlying pool up to a specified limit of liability, (iii) a policy of special hazard insurance insuring against losses from causes not covered by standard fire and extended coverage policies of insurance and/or (iv) such other policies of insurance or other forms of support (including, without limitation, obligations to advance delinquent payments and overcollateralization) as shall be specified in the Prospectus Supplement for the Bonds of a Series which are secured by Non-Agency Certificates.

     Any default by any insurer under a policy of insurance covering a Mortgage Loan, any loss or losses in excess of policy limits, any failure by a Servicer or other obligor to make advances in respect of delinquent payments or any loss occasioned by an uninsured cause will adversely affect distributions to the Indenture Trustee for the related Series of Bonds and, as a consequence, may result in there being insufficient funds in the related Collection Account with which to make required payments of principal and interest on the Bonds of such Series.


CERTIFICATES COLLATERALIZING THE BONDS

     All of the Certificates securing a Series of Bonds will be registered in the name of the Indenture Trustee or its nominee or in the name of a financial intermediary or its nominee acting on behalf of the Indenture Trustee and will be backed by Mortgage Loans secured by single-family (one- to four-unit) or multi-family residential properties. Certificates backed by graduated payment Mortgage Loans ("GPM Certificates"), "buydown" Mortgage Loans and adjustable rate Mortgage Loans may be included in the Collateral, as discussed below. If so provided in the Prospectus





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
Supplement for a Series of Bonds, and in accordance with the terms of the related Series Supplement, the Issuer may deposit cash on an interim basis on the closing date for such Series in lieu of Certificates not delivered by such date.

     All of the Mortgage Loans underlying a Certificate will provide for monthly payments of principal and interest on a level debt service basis (that is, equal monthly payments consisting, over the term of such loans, of decreasing amounts of interest and increasing amounts of principal), except for
(i) the Mortgage Loans backing any GPM Certificates, (ii) the "buydown" Mortgage Loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrower's monthly payments during the early years of such Mortgage Loan, or (iii) adjustable rate Mortgage Loans backing any Certificates. Payments due the registered holders of Certificates backed by pools containing "buydown" Mortgage Loans will be computed in the same manner as payments derived from non- "buydown" Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment Mortgage Loans underlying a GPM Certificate will provide for graduated interest payments which, during the early years of such Mortgage Loans, will be less than the amount of stated interest on such Mortgage Loans. The interest not so paid will be added to the principal of such graduated payment Mortgage Loans and, together with interest thereon, will be paid in subsequent years. Interest on the adjustable rate Mortgage Loans underlying any Certificate will be subject to adjustment as described in the related Prospectus Supplement. The obligations of GNMA and the GNMA Servicers and of FNMA and FHLMC will be the same irrespective of whether any Agency Certificates securing a Series of Bonds include GPM, "buydown" or adjustable rate Mortgage Loans.

     Each Prospectus Supplement relating to a Series of Bonds may include information, as of the date of such Prospectus Supplement and to the extent then known to the Issuer as to (i) the approximate aggregate principal amount of any Agency Certificates securing such Series, including a breakdown as between GNMA, FNMA and FHLMC, (ii) the approximate aggregate principal amount of the Agency Certificates or of the Mortgage Loans, as the case may be, by type of loan, of the Mortgage Loans evidenced by any Non-Agency Certificates securing such Series, and (iii) the approximate weighted average remaining term to maturity of such Certificates.


RESERVE FUNDS

     Cash, a letter of credit, surety bonds, Eligible Investments or a combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement will be deposited by the Issuer in one or more Reserve Funds established by the Indenture Trustee on the closing date for such Series of Bonds if such cash, letters of credit, surety bonds or Eligible Investments are required to assure timely payment of principal of, and interest on, such Series of Bonds or are otherwise required as a condition to the rating of such Bonds in the category required by the Indenture for such Series by the nationally recognized statistical rating agency or agencies requested to rate the Bonds, or for any other purpose described in the related Prospectus Supplement. After the closing date of a Series, one or more related Reserve Funds may be funded over time through application of all or a portion of the Spread for such Series, to the extent described in the related Prospectus Supplement. The Indenture Trustee will invest any cash in any Reserve Fund in Eligible Investments maturing no later than the dates specified in the related Prospectus Supplement or Indenture. "Eligible Investments" include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper carrying the highest rating of the agency or agencies requested to rate the Bonds, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities and guaranteed investment contracts acceptable to each rating agency rating such Series of Bonds. If a letter of credit is deposited with the Indenture Trustee, such letter of credit will be irrevocable, will name the Indenture Trustee, in its capacity as trustee for the Bondholders, as the sole beneficiary and will be issued by a financial institution acceptable to the rating agency or agencies requested to rate such Series of Bonds. Following each Payment Date for such Series of Bonds, amounts may be withdrawn from the related Reserve Fund and remitted free from the lien of the Indenture to the persons, under the conditions and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such payment to the Issuer or other persons will be made pursuant to a statement prepared by the Indenture Trustee. Additional information concerning any Reserve Fund securing a Series of Bonds will be set forth in the related Series Supplement.





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
OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If specified in the Prospectus Supplement, the assets securing the Bonds may also include insurance, guarantees, surety bonds, letters of credit, guaranteed investment contracts, swap agreements, option agreements or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets securing the Bonds, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets, (iv) guaranteeing timely payment of principal and interest under the Bonds, or (v) for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Bondholders are entitled to receive amounts deposited in various accounts held by the Indenture Trustee upon the terms specified in the Prospectus Supplement.


MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If provided in the Prospectus Supplement with respect to a Series of Bonds, the Issuer will enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable the Issuer to make principal payments on the Bonds of such Series at a minimum rate set forth in the Prospectus Supplement relating to such Series.


COLLECTION ACCOUNT

     A separate Collection Account will be established by the Indenture Trustee for each Series of Bonds for receipt of (i) all monthly interest and principal distributions on the Certificates securing such Series, (ii) the amount of cash, if any, to be initially deposited therein by the Issuer, (iii) the amount of cash, if any, withdrawn from any related Reserve Fund, and (iv) the reinvestment income thereon. The Indenture Trustee will invest the funds in the Collection Account in Eligible Investments maturing no later than the business day immediately preceding the next Payment Date for the related Series of Bonds. (Indenture, Section 8.2) Unless a Default or Event of Default with respect to a Series of Bonds has occurred and is continuing and unless specified otherwise in the Prospectus Supplement for a Series of Bonds, amounts remaining in the related Collection Account following a Payment Date for such Bonds will be either deposited in a related Reserve Fund if the Prospectus Supplement for such Series of Bonds so provides, or if not so required, will be promptly paid to the Issuer upon satisfaction of certain conditions contained in the Indenture and, upon such payment, will be free from the lien of the Indenture. Unless otherwise provided in the related Prospectus Supplement, any such payment to the Issuer will be made pursuant to a statement approved by the Indenture Trustee. The funds so paid to the Issuer of such Series may be used to pay such Issuer's general operating expenses and to make distributions to the beneficial owners of such Issuer and will not be an asset available to holders of the Bonds in the event of a default on the Bonds.


DEPOSITS, SUBSTITUTION AND WITHDRAWAL OF CERTIFICATES

     Subject to the limitations set forth in the Indenture and to the extent permitted under the related Series Supplement and Prospectus Supplement for a Series of Bonds, the Issuer may deposit or withdraw Certificates or substitute new Certificates for Certificates previously pledged as Collateral for such Series. Following any such deposit, substitution or withdrawal of Certificates, the Collateral securing such Series will have an aggregate Bond Value that is at least equal to the aggregate principal amount of the Bonds of such Series outstanding at the time of substitution.


                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

GENERAL

     The following discussion contains summaries of certain legal aspects of Mortgage Loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws





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
of all states in which the real property securing the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal laws governing the Mortgage Loans. The discussion under this heading applies only to Mortgage Loans underlying Non-Agency Certificates.

     The Mortgages will be either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale if permitted under local law, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.


FORECLOSURE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state laws require that a copy of the notice of sale be posted at designated locations and sent to certain parties having an interest in the real property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Consequently, delays in completion of the foreclosure may occasionally result from difficulties in locating parties necessary to the proceeding. Judicial foreclosure proceedings may be contested by any of the parties defendant, and substantial delays in the foreclosure proceedings may result from any contest. At the completion of a judicial foreclosure action, the court issues a judgment of foreclosure and generally appoints a sheriff or other court officer to conduct the sale of the property to obtain proceeds with which to pay the holders of liens on the property.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the sheriff or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, among other reasons, the property usually is not purchased by a third party at the foreclosure sale. Rather, the lender usually purchases the property from the trustee or sheriff. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the subsequent resale of the property. The lender may also have to make improvements to the property. Depending upon market conditions, the ultimate proceeds of the property may not equal the lender's investment in the property, which includes the unpaid principal balance of the mortgage loan, accrued and unpaid interest and the expenses incurred in connection with the foreclosure and subsequent ownership of the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.





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
RIGHTS OF REINSTATEMENT AND REDEMPTION

     In some states, the borrower, or any other person having a junior lien on the real property, may, during a reinstatement or redemption period, cure the default by paying the entire amount in arrears plus certain of the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the foreclosure sale.

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. Depending upon state law, the right of redemption may apply to sale following judicial foreclosure or to sale pursuant to a non-judicial power of sale. In some states, redemption may occur only upon a payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired.


ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit or prohibit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the foreclosure sale of the real property and the amount due to the lender under the deed of trust mortgage. Statutory provisions in some states may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for the collection of a debt. A court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of a debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.





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
     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modification may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     Federal tax law provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. Under the laws of many states and under federal statutes and regulations, an assignee of contracts arising out of consumer transactions takes such liens subject to claims or defense which would be available to the consumer in any proceeding between the consumer and contractor or broker who originated the contract.


ENFORCEABILITY OF CERTAIN PROVISIONS

     Certain of the Mortgage Loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses has been the subject of legislation and litigation in many states, and in some cases the clauses have been upheld, while in other cases their enforceability has been limited or denied. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") which was enacted on October 15, 1982. The legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. Exempted from its preemption are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were originated or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). Due-on-sale clauses contained in Mortgage Loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage loans originated by such institutions are therefore not deemed to be Window Period Loans. Under the Garn-St Germain Act, the exemption for Window Period Loans ended on October 15, 1985, although the Comptroller of the Currency, the National Credit Union Administration and state legislatures were given the authority to regulate enforcement of due-on-sale clauses in Window Period Loans originated by national banks, federal credit unions and all other types of lenders, respectively.

     With the expiration of the exemption for Window Period Loans, on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "Window Period", which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standard that, out of a total of eleven "window period states", five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans. The Garn-St Germain Act also sets forth nine specific instances in which no mortgage lender covered by the Act (including federal savings and loan associations and federal savings banks) may exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. Certain of these instances include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans





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
and the number of Mortgage Loans which may be outstanding until their maturity, the extent of which cannot be predicted.

     The standard form of note, mortgage and deed of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions provided for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans. Unless otherwise provided in the related Prospectus Supplement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicers) will be retained by the Servicers as additional servicing compensation.

     Upon foreclosure, some courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provision as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrowers.

     The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

     Certain of the Mortgage Loans may not restrict secondary financing, thereby permitting the borrower to use the property securing such Mortgage Loans as security for one or more additional loans. Certain of the Mortgage Loans may preclude secondary financing (by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the property or in some other fashion) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.

     Where the borrower encumbers the Mortgage Premises with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.





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


ADJUSTABLE RATE LOANS

     The laws of certain states may provide that mortgage notes relating to adjustable rate Mortgage Loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Certificate Trustee will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a Mortgage Note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.


ENVIRONMENTAL LEGISLATION

     The federal Comprehensive Environmental Response Compensation and Liability Act, as amended, ("CERCLA") imposes strict liability on present and past "owners" and "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist event if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several -- i.e.,any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination. If a lender is found to be liable, it is entitled to bring an action for contribution against other liable parties, such as the present or past owners and operators of the property. The lender nonetheless may have to bear a disproportionate share of the liability if such other parties are defunct or without substantial assets.

     Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. The transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a Property and thus, decrease the likelihood that the Certificate Trustee will recover fully on the Mortgage Loan through foreclosure.

     Many states have environmental clean-up statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. A lender may become a tank owner or operator, and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, remove asbestos-containing building materials and lead based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise may be required to clean up the contamination before selling or otherwise transferring the property.





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
     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing security instruments. In these states, the lien of a security instrument may lose its priority to such a "superlien."

     In the event that title to a mortgaged property securing a Mortgage Loan in a Certificate were acquired by the Certificate Trustee and cleanup costs were incurred in respect of the mortgaged property, the holders of the related Series of Bonds might realize a loss if such costs were required to be paid by the Certificate Trustee on behalf of the Indenture Trustee as holder of the Certificates securing such Bonds. The Issuer, CMC, the Underwriters, the Servicers, and any of their respective affiliates (i) have not caused any environmental site assessments or evaluations to be conducted with respect to any mortgaged properties securing the Mortgage Loans, (ii) are not required to make any such assessments or evaluations and (iii) make no representations or warranties and assume no liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorizes any state to reimpose interest rate limits by adopting a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. As of the date hereof, certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no Mortgage Loan originated after the effective date of such state action will be eligible for inclusion in a mortgage pool underlying a Non-Agency Certificate if such Mortgage Loan will bear interest or provide for discount points or charges in excess of permitted levels.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Relief Act, a borrower who enters active military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state statutes could have an effect, for an indeterminate period of time, on the ability of the Administrator or other Servicers to collect full amounts of interest on certain of the Mortgage Loans. Further, such borrowers may have the maturity of their Mortgage Loans extended, the payments lowered and the payment schedule readjusted after the completion of military service. Unless otherwise provided in the Prospectus Supplement for a Series of Bonds, no person will be required to purchase any Mortgage Loan on which the mortgage coupon rate is reduced by the Relief Act or similar state legislation. Any shortfall in interest collections resulting from the application of the Relief Act or similar state legislation could result in losses to the holders of the Bonds. In addition, the Relief Act imposes limitations which would impair the ability of the Administrator or other Servicers to enforce the lien with respect to an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes





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
into default, there may be delays and losses occasioned by the inability to enforce the lien with respect to the Mortgaged Property in a timely fashion.


                                   THE ISSUER


GENERAL

     The Issuer was incorporated in the State of Delaware on May 6, 1992. The Issuer is a limited purpose finance subsidiary of CMC. The Issuer's and CMC's principal executive offices are located at CityPlace Center East, 2711 N. Haskell Avenue, Suite 900, Dallas, Texas 75204. The Issuer's telephone number is (214) 874-2323.

     The Issuer has not and will not engage in any business or investment activities other than (i) issuing and selling Bonds under the Indenture and purchasing, receiving, owning, holding and pledging as collateral therefor the related Certificates, Mortgage Loans or other mortgage-related securities, (ii) issuing and selling bonds under any other indenture, and receiving, owning, holding and pledging as collateral therefor any of the mortgage-related assets specified in its Certificate of Incorporation, (iii) investing cash balances on an interim basis in high quality short- term securities and (iv) engaging in other activities which are necessary or convenient to accomplish the foregoing and are incidental thereto. Article III of the Issuer's Certificate of Incorporation limits the Issuer's purposes to the foregoing. Article VIII of the Issuer's Certificate of Incorporation prohibits the Issuer, without obtaining the prior written consent of the Indenture Trustee, from amending Articles III or VIII of its Certificate of Incorporation, from dissolving or liquidating or from merging or consolidating with any corporation other than a corporation that has a certificate of incorporation containing provisions substantially identical to the provisions of Articles III and VIII of the Issuer's Certificate of Incorporation.

     The Issuer has no intent to file, and CMC has no intent to cause the filing of, a voluntary application under insolvency laws with respect to the Issuer so long as the Issuer is solvent and does not foresee becoming insolvent.

     CMC may contribute or sell to the Issuer all or a portion of the Certificates used to secure any Series of Bonds offered hereby and by the related Prospectus Supplement and may contribute or sell to the Issuer additional certificates evidencing Mortgage Loans and other mortgage-related collateral which will be used to secure other Series of Bonds which may be issued by the Issuer.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of certain of the anticipated federal income tax consequences of the purchase, ownership, and disposition of Bonds. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. The discussion reflects the enactment of the Tax Reform Act of 1986 (the "1986 Act"), the Technical and Miscellaneous Revenue Act of 1988 ("TAMRA"), and the Small Business Job Protection Act of 1996 ("SBJPA") and the Revenue Reconciliation Act of 1993, as well as final Treasury regulations concerning REMICs ("Final REMIC Regulations") promulgated by the U.S. Department of the Treasury on December 23, 1992. The discussion below does not purport to address federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local, and other tax consequences to them of the purchase, ownership, and disposition of Bonds. The Prospectus Supplement for each Series of Bonds will discuss any special tax consideration applicable to any Class or Classes of Bonds of such Series, and the discussion below is qualified by any such discussion in the related Prospectus Supplement.

     For purposes of this discussion, (i) the term "Regular Bonds" includes Non-REMIC Bonds and REMIC Regular Bonds and (ii) the term "REMIC Bonds" includes REMIC Regular Bonds and Residual Bonds.





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

REMIC BONDS

     General

     With respect to each Series of Bonds, the Issuer may elect to treat one or more segregated pools of assets securing such Series of Bonds (each a "REMIC Pool") as a REMIC within the meaning of Code Section 860D. The tax consequences of purchase, ownership and disposition of the Bonds will depend in large part on whether such an election has been made. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of Bonds for which the Issuer intends to make a REMIC election, Andrews & Kurth L.L.P., counsel to the Issuer, will deliver its opinion generally to the effect that, assuming (i) the proper making of such an election, (ii) compliance with the Indenture and certain other documents, and (iii) continuing compliance with the applicable provisions of the Internal Revenue Code of 1986 (the "Code"), as it may be amended from time to time, and any applicable Treasury regulations adopted thereunder, each REMIC Pool, will qualify to be a REMIC in which the REMIC Regular Bonds and the Residual Bonds (if any) comprise the "regular interests" and "residual interests," respectively. Except as indicated below, for federal income tax purposes, REMIC Regular Bonds are treated as new originated debt instruments issued by the REMIC on the day of their creation and not as ownership interests in the REMIC or the REMIC's assets. Residual Bonds are not treated as debt instruments for federal income tax purposes. See "Special Tax Considerations Applicable to Residual Bonds" below. The Prospectus Supplement for each such Series of Bonds will indicate whether the Issuer intends to make a REMIC election for that Series.

     In general (i) REMIC Bonds held by a thrift institution taxed as a "domestic building and loan association" will be treated as assets described in Code Section 7701(a)(19)(C); (ii) REMIC Bonds held by a real estate investment trust will be treated as "real estate assets" within the meaning of Code
Section 856(c)(5)(A) and (iii) any amount includible in gross income with respect to REMIC Bonds will be interest described in Code Section 856(c)(3)(B) to the extent that the REMIC Bonds are treated as "real estate assets" within the meaning of the Code Section 856(c)(5)(A), in each case, in the same proportion that the assets of the REMIC Pool would be so treated. However, if at all times 95% or more of the assets held by the REMIC Pool are assets qualifying under any of the foregoing Code sections, the REMIC Bonds will be treated entirely as qualifying assets (and the income will be treated entirely as qualifying income). The Agency Certificates will be considered qualifying assets under the foregoing Code sections. The Final REMIC Regulations provide that, for purposes of Code Sections 593(d)(1) and 856(c)(5)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Bonds constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Reserve assets will not be considered to be qualifying assets. REMIC Bondholders should be aware that (i) REMIC Bonds held by a real estate investment trust will not constitute "Government securities" within the meaning of Code Section 856(c)(5)(A), and (ii) REMIC Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i). However, REMIC Bonds acquired by another REMIC on its Startup Day (as defined below) in exchange for regular or residual interests in the REMIC will constitute "qualified mortgages" within the meaning of Code Section 860G(a)(3). Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Loans with respect to which income is contingent on mortgagor profits on property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related buy-down funds. REMIC Bonds held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).


     Qualification as a REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Bonds) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The Final REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

     If a REMIC Pool fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC Pool for federal income tax purposes is uncertain. The REMIC Regular Bonds may continue to be treated as debt instruments for federal income tax purposes, but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (i.e., income from the mortgage loans less interest and original issue discount expense allocable to the REMIC Regular Bonds and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the REMIC Pool level. On the other hand, the arrangement may be treated as a separate association taxable as a corporation under Treasury regulations and the REMIC Regular Bonds may be treated as stock interests therein, rather than debt instruments. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC would occur absent regulatory relief. However, the Conference Committee Report to the 1986 Act (the "Committee Report") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


NON-REMIC BONDS

     With respect to each Series of Bonds for which the Issuer does not make a REMIC election, no regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Non-REMIC Bonds. Andrews & Kurth L.L.P., as counsel to the Issuer, however, will deliver their opinion that the Non-REMIC Bonds will be treated for federal income tax purposes as indebtedness, and not as an ownership interest in the Collateral, or as an equity interest in the Issuer or in a separate association taxable as a corporation.

     For federal income tax purposes, (i) Non-REMIC Bonds held by a thrift institution taxed as a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (ii) interest on Non-REMIC Bonds held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); (iii) Non-REMIC Bonds held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(5)(A); and (iv) Non-REMIC Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i).


TAXATION OF REGULAR BONDS

     General

     The discussion under this caption, "Taxation of Regular Bonds," applies only to Regular Bonds and not to Residual Bonds. In general, interest paid or accrued, original issue discount, and market discount on a Bond will be treated as ordinary income to the Bondholder, and principal payments on a Bond will be treated as a return of capital to the extent of the Bondholder's basis in the Bond allocable thereto. A Bondholder must use the accrual method of accounting with regard to REMIC Bonds, regardless of the method of accounting otherwise used by such Bondholder.

     Original Issue Discount

     All Compound Interest Bonds will, and certain of the other Bonds may, be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Bonds issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on a compounding of interest, in advance of receipt of the cash or a portion of the cash attributable to such income. Based in part on Treasury regulations issued on January 27, 1994, as amended on June 14, 1996, under Code Sections 1271 through 1273 and 1275 (the "OID Regulations"), and in part on the provisions of the 1986 Act, the Issuer anticipates that the amount of original issue discount required to be included in a Bondholder's income in any taxable year will be computed in a manner substantially as described below. Bondholders should be aware, however, that the OID Regulations either do not address, or are subject to varying interpretations with regard to, several issues relevant to obligations, such as the Bonds, that are subject to prepayment. The 1986 Act requires that the amount and rate of accrual of original issue discount be calculated based on a reasonable assumed prepayment rate for the mortgages backing the Certificates securing the Bonds in a manner prescribed by regulations not yet issued ("Prepayment Assumption") and provides for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. The Committee Report indicates that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Bonds. The Prospectus Supplement for each Series of such Bonds will specify the Prepayment Assumption determined by the Issuer for the purposes of determining the amount and rate of accrual of original issue discount. No representation is made that the Certificates will prepay at the Prepayment Assumption or at any other rate. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Bonds.

     Under the OID Regulations, each Bond (except to the extent described below with respect to a Regular Bond on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Bondholder or by random lot (a "Retail Class Bond")) will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its stated redemption price at maturity over its issue price. The issue price of a Bond is the price at which a substantial amount of Bonds of that Class are first sold (other than to bond houses, brokers, underwriters or wholesalers). Unless specified otherwise in the Prospectus Supplement, the Issuer will determine original issue discount by including the amount paid by an initial Bondholder for accrued interest that relates to a period prior to the issue date of the Bond in the issue price of a Bond and will include in the stated redemption price at maturity any interest paid on the first Payment Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Payment Date. The stated redemption price at maturity of a Bond always includes the original principal amount of the Bond, but generally will not include payments of stated interest if such interest payments constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer), or that will be constructively received, at least annually at a single fixed rate. Special rules apply for variable rate Bonds as described below. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Payments of interest on Bonds with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Bonds includes all payments of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Payment Date on a Bond is longer than the interval between subsequent Payment Dates (and interest paid on the first Payment Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Bond technically do not constitute qualified stated interest. The OID Regulations provide that in such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Payment Date for each day the Bond was outstanding) is treated as original issue discount assuming the stated interest would otherwise be qualified stated interest. Also in such case the stated redemption price at maturity is treated as equal to the issue price plus the greater of the amount of foregone interest or the excess, if any, of the Bond's stated principal amount over its issue price. The OID Regulations indicate that all interest on a long first period Bond that is issued with non-de minimis original issue discount will be included in the Bond's stated redemption price at maturity. Bondholders should consult their own tax advisors to determine the issue price and the stated redemption price at maturity of a Bond.

     Under a "de minimis" rule, original issue discount will be considered to be zero, however, if it equals less than 0.25% of the stated redemption price at maturity of the Bond multiplied by its weighted average maturity, computed, for this purpose, as the sum of the amounts determined by multiplying (i) the number of full years (rounding down for partial years) from the issue date until each payment (included in the stated redemption price at maturity) is scheduled to be made by (ii) a fraction, the numerator of which is the amount of each payment included in the stated redemption price at maturity of the Bond and the denominator of which is the Bond's stated redemption price at maturity. Although presently unclear, it appears that the schedule of such payments should be determined in accordance with the Prepayment Assumption. In addition, if the original issue discount is de minimis all stated interest (including stated interest that would otherwise be treated as original issue discount) is treated as qualified stated interest. Unless the holder of a Bond elects to accrue all discount under a constant yield to maturity method, as described below, the holder includes any de minimis original issue discount in income as capital gain recognized on retirement of the Bond pro rata as stated principal payments are received. If a subsequent holder of a Bond issued with de minimis original issue discount purchases the Bond at a premium, the subsequent holder does not include any original issue discount in income. If a subsequent holder purchases such Bond at a discount all discount is reported as market discount, as described below.

     Generally, a Bondholder must include in gross income the sum of the "daily portions," as defined below, of the original issue discount that accrues on the Bond for each day the Bondholder holds the Bond, including the purchase date but excluding the disposition date. In the case of an original Bondholder, the daily portions of original issue discount will be determined for each Bond by calculating the portion of original issue discount that accrues during each successive "accrual period" (or shorter period from the date of original issue). The Issuer will treat an "accrual period" as the interval that ends on the day before a Payment Date and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining payments to be made on the Bond as of the end of that accrual period and (b) the payments made on the Bond during the accrual period that are included in the Bond's stated redemption price at maturity, over (ii) the adjusted issue price of the Bond at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Bonds as of the issue date giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The effect of these rules is to adjust the rate of original issue discount accrual to correspond to the actual prepayment experience. For these purposes, the adjusted issue price of a Bond at the beginning of any accrual period equals the issue price of the Bond, increased by the aggregate amount of original issue discount with respect to the Bond that accrued in all prior such periods and reduced by the amount of payments included in the Bond's stated redemption price at maturity made on the Bond in such prior periods. The original issue discount accruing during an accrual period will be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined using a reasonable method. Under the method described above, the daily portions of original issue discount required to be included in income by a holder of Regular Bonds generally will increase to take into account prepayments on the Regular Bonds as a result of prepayments on Mortgage Loans or that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Loans with respect to a series of Regular Bonds can result in both a change in the priority of principal payments with respect to certain classes of Regular Bonds and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Bonds.

     In the case of a Retail Class Bond, the yield to maturity of such Bond will be determined based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Retail Class Bond in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a payment of the entire principal amount of any Retail Class Bond (or portion thereof), (a) the remaining unaccrued original issue discount allocable to such Bond (or to such portion) will accrue at the time of such payment, and (b) the accrual of original issue discount allocable to each remaining Bond of such Class (or the remaining principal amount of a Retail Class Bond after a payment in reduction of a portion of its principal amount has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the principal amount thereof that was paid.

     A subsequent holder of a Compound Interest Bond or any other Bond issued with original issue discount who purchases the Bond at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on the Bond. In computing the daily portions of original issue discount for a subsequent purchaser (as well as an initial purchaser who purchases a Bond at a price higher than the issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for the Bond exceeds the excess of (i) the sum of its issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original Bondholder who purchased the Bond at its issue price (computed under the preceding paragraphs and without regard to any adjustment under this paragraph) over (ii) the amount of prior payments included in the stated redemption price at maturity of the Bond, and the denominator of which is the sum of the daily portions for the Bond for all days beginning on the date after the purchase date and ending on the date on which such Bond is expected to mature under the Prepayment Assumption. Alternatively, such a subsequent holder may accrue original issue discount by treating the purchase as a purchase at original issuance and applying the constant yield to maturity method.

     The OID Regulations provide that a holder that acquires a Bond on or after April 4, 1994 may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium), currently as it accrues using the constant yield to maturity method. If such an election were made with respect to a Bond with market discount, the Bondholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Bondholder acquires during the year of the election or thereafter. Similarly, a Bondholder that makes this election for a Bond that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Bondholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Bond can not be revoked without the consent of the Internal Revenue Service (the "IRS").

     One or more classes of Bonds may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet four requirements. First, the issue price must not exceed the noncontingent principal payments by more than the lesser of (i) 1.5% of the product of the noncontingent principal payments and the weight average maturity or (ii) 15% of the noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and a single objective rate that is a qualified inverse floating rate, (iii) a single fixed rate and one or more qualified floating rates; or (iv) a single objective rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during the term of the Bond is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Bond). Fourth, the debt instrument must not provide for contingent principal payments. If interest on a Bond is stated at a fixed rate for an initial period of less than 1 year followed by a variable rate that is either a qualified floating rate or an objective rate and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute single qualified floating rate or objective rate. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the Bond's currency denomination. A multiple of a qualified floating rate is not a qualified floating rate unless it is a rate equal to (i) the product of a qualified floating rate as described in the previous sentence and a positive number not greater than 1.35 but greater than 0.65 for instruments issued on or after August 13, 1996, or (ii) a product described in (i) increased or decreased by a fixed rate. A variable rate is not a qualified floating rate if it is subject to a cap, floor or a restriction on the amount of increase or decrease in stated interest rate (governor) unless: (i) the cap, floor or governor is fixed throughout the Bond's term, (ii) the cap or floor is not reasonably expected to cause the yield on the Bond to be significantly less or more, respectively, that the expected yield without the cap or floor, or (iii) the governor is not reasonably expected to cause the yield to be significantly more or less than the expected yield without the governor. For instruments issued on or after August 13, 1996, an objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate in which the variations of such rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Bond's term will be significantly less or greater than the average value of the rate during the final half of the Bond's term.

     If a variable rate Bond provides for stated interest at a single qualified floating rate or objective rate that is unconditionally payable in cash or property at least annually (i) all stated interest is qualified stated interest, (ii) the amount of qualified stated interest and original issue discount, if any, that accrues is determined as if the Bond had a fixed rate equal to (A) in the case of a qualified floating rate or qualified inverse floating rate, the value on the issue date of the qualified floating rate or qualified inverse floating rate or (B) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Bond, and (iii) the qualified stated interest that accrues is adjusted for the interest actually paid. If a variable rate Bond is not described in the previous sentence, the Bond is treated as a fixed rate Bond with a fixed rate substitute or substitutes equal to the value of qualified floating rates or qualified inverse floating rate at the date of issue or, in the case of a Bond having an objective rate at a fixed rate that reflects the yield reasonably expected for the Bond. Qualified stated interest or original issue discount allocable to an accrual period is adjusted to reflect differences in the interest actually accrued or paid compared to the interest accrued or paid at the fixed rate substitute. If a variable rate Bond provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for interest at an initial fixed rate that is not intended to approximate the related floating rate or is fixed for a period of one year or more, original issue discount is determined as described in the previous two sentences except that the Bond is treated as if it provided for a qualified floating rate or qualified inverse floating rate, as applicable, rather than a fixed rate. The substitute rate must be one such that the fair market value of the Bond would be approximately the same as the fair market value of the hypothetical bond.

     Under the OID Regulations a variable rate Bond not qualifying for treatment under the variable rate rules described above is subject to the contingent payment rules. Regulations dealing with contingent payment debt obligations were issued on June 11, 1996 (the "Contingent Debt Regulations"), and are generally effective as of August 13, 1996. The Contingent Debt Regulations by their terms do not apply to REMIC regular interests. However, the following paragraph describes the applicable Contingent Debt Regulations as a method that may be considered reasonable.

     The Contingent Debt Regulations apply a "noncontingent bond method" to a debt instrument that is publicly traded or that is issued for cash or publicly traded property. Under the noncontingent bond method, the issuer is required to determine the comparable yield for the instrument and to construct a projected payment schedule for the Regular Bond consisting of all noncontingent payments and a projected amount for each contingent payment. The issuer is required to determine interest expense, and a holder is required to determine interest income, according to the projected payment schedule formulated by the issuer. Interest generally is accrued under the noncontingent bond method according to generally applicable rules of the OID Regulations as described above. Adjustments in the instrument's issue price and the holder's basis are determined as if the projected payment schedule were the actual payment schedule for the instrument. If the actual amount of a contingent payment differs from the projected amount of the payment, adjustments to interest accrual are generally taken into account at the time the payment is made in order to reflect this difference. Gain or loss recognized by a holder on the sale, exchange, or retirement of the instrument generally will be treated as interest income or ordinary loss to the holder. A loss will be treated as ordinary, however, only up to the amount of the holder's total interest inclusions with respect to the Regular Bond that were not offset by previous adjustments. Any additional loss generally will be a capital loss. Investors are urged to consult their tax advisors as to the proper accrual of original issue discount (including stated interest) on the Bonds, including Bonds which may be subject to the contingent payment rules.





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
     Although unclear at present, the Issuer intends to treat Bonds bearing an interest rate that is a weighted average of the net interest rates on the Certificates as having qualified stated interest if the underlying mortgage loans underlying the Certificates (the "Mortgage Loans") are adjustable rate mortgage loans. In such case, the applicable index used to compute interest on the Mortgage Loans in effect on the issue date (or possibly the pricing date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. If the Bond interest rate for one or more periods is less than it would be based upon the fully indexed rate, the excess of the interest payments projected at the assumed index over interest projected at such initial rate will be tested under the de minimis rules as described above. Adjustments will be made in each accrual period increasing or decreasing the amount of ordinary income reportable to reflect the actual Bond interest rate on the Bonds. It is possible, however, that the IRS may treat some or all of the interest on Bonds with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such Bonds.

     It is not clear how income should be accrued with respect to Regular Bonds issued at a significant premium and with respect to REMIC Regular Bonds the payments on which consist primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Premium REMIC Regular Bonds"). One method of income accrual would be to treat the Premium REMIC Regular Bond as a Bond having qualified stated interest purchased at a premium equal to the excess of the price paid by such holder for the Premium REMIC Regular Bond over its stated principal amount. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all bonds held by such holder, as described below. Alternatively, all of the income derived from a Premium REMIC Regular Bond could be reported as original issue discount by treating all future payments under the Prepayment Assumption as fixed payments, in which case the amount and rate of accrual of original issue discount would be computed by treating the Premium REMIC Regular Bond as a Bond which has no qualified stated interest, as described above. Finally, the IRS could assert that the Premium REMIC Regular Bonds should be taxable under the contingent payment rules governing bonds issued with contingent payments.


     Premium

     A Bond purchased at a cost greater than its remaining stated redemption price at maturity is generally considered to be purchased at a premium. Under the 1986 Act, if the Bondholder holds such Bond as a "capital asset" within the meaning of Code Section 1221, the Bondholder may elect to amortize such premium under the constant interest method. The Committee Report indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply in amortizing bond premium on installment obligations such as the Bonds, although it is unclear whether the alternatives to the constant interest method described under "Market Discount" are available. Except as provided in Treasury regulations yet to be issued, such amortizable bond premium is to be applied against (and operate to reduce) the amount of interest payments on the Bonds. This election, once made, applies to all taxable obligations held by the taxpayer at the beginning of the first taxable year to which such election applies and to all taxable debt obligations thereafter acquired and is irrevocable except with the approval of the IRS. Purchasers who pay a premium for their Regular Bonds should consult their tax advisors regarding the election to amortize premium and the method to be employed.


     Sale or Redemption

     If a Bondholder sells or exchanges a Bond, the Bondholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Bond. The adjusted basis of a Bond generally will equal the cost of the Bond to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Bond and reduced by the portion of the basis in the Bond allocable to payments on the Bond previously received by the seller and by any amortized premium.

     Except as provided in this paragraph, under "Original Issue Discount" above and under "Market Discount" below, any such gain or loss will be capital gain or loss provided the Bond is held as a "capital asset" within the meaning of Code Section 1221. If the holder of a REMIC Bond or Regular Bond is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of such REMIC Bond or Regular Bond will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a Regular Bond that otherwise would be capital gain will be treated as ordinary income
(i) if a Regular Bond is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Bondholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a noncorporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) in the case of a REMIC Regular Bond, to the extent that the amount actually includible in income with respect to the REMIC Regular Bond by the Bondholder during his holding period is less than the amount that would have been includible in income if the yield on that Bond during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the Bondholder acquired the REMIC Regular Bond. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC Regular Bond that will be recharacterized as ordinary income is limited to the amount of original issue discount (if any) on the REMIC Regular Bond that was not previously includible in income, the applicable Code provision contains no such limitation. In the case of a Regular Bond subject to the new contingent payment rules issued on January 19, 1993 as described above under "Original Issue Discount," any gain on the sale or exchange of such Bond is treated as interest income.

     Market Discount

     A purchaser of a Bond also may be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the rules set forth in the OID Regulations with respect to original issue discount, "market discount" equals the amount by which the purchaser's basis in the Bond
(i) is exceeded by the stated redemption price at maturity of the Bond, or (ii) in the case of a Bond having original issue discount, is exceeded by the sum of the issue price of such Bond plus any original issue discount that would have previously accrued thereon if held by an original Bondholder who purchased the Bond at its issue price, in either case less any prior payment that was included in the stated redemption price at maturity of the Bond. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments includible in the stated redemption price at maturity of such Bond are received, in an amount not exceeding any such payment. The computation of the accrual of market discount on debt instruments the principal of which is payable in more than one installment is to be provided by Treasury regulations and should take into account the Prepayment Assumption. Until such time that the regulations are issued, the Committee Report provides holders may elect to accrue market discount for a Bond either (i) on the basis of a constant interest rate or, (ii) for those Bonds that have original issue discount, in the proportion that the original issue discount accrued for the relevant period bears to the sum of the original issue discount for such period plus the remaining original issue discount as of the end of such period, and, for those Bonds that have no original issue discount, in the proportion that the amount of the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Bond as of the beginning of the accrual period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial payments in reduction of the stated redemption price at maturity of such Bond were received. Such purchaser also will be required to defer the interest deductions (to the extent they exceed the sum of the interest income (including original issue discount) on the Bond for such year) attributable to any indebtedness incurred or continued to purchase or carry the Bond. However, the amount of the net interest expense that must be deferred in a taxable year may not exceed the amount of market discount accrued on the Bond for the days in such year that such purchaser held such Bond. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Bond is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the IRS set forth procedures for taxpayers (1) electing under Section 1278(b) of the Code to include market discount in income currently, (2) electing under rules of Section 1276(b) of the Code to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under
Section 1278(b) of the Code. Market discount with respect to a Bond will be considered to be zero if the amount allocable to the Bond is less than 0.25% of the remaining stated redemption price at maturity of such Bond times the weighted average maturity of the Bond (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules, as well as the advisability of making any of the elections discussed above.


     Taxation of Certain Foreign Investors

     Generally, payments of interest (including any payment with respect to accrued original issue discount) on the Bonds to a Bondholder who is a nonresident alien individual, foreign corporation or other non-United States person ("foreign person") not engaged in a trade or business within the United States, will not be subject to federal income or withholding tax if (i) such Bondholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer (which may include the beneficial owners of the Issuer), (ii) such Bondholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer, and (iii) such Bondholder complies with applicable identification and certification requirements. If such identification and certification requirements are not satisfied and the interest on the Bonds is not effectively connected with the conduct of a trade or business within the United States by such foreign person, a 30 percent withholding tax will apply, unless reduced or eliminated pursuant to an applicable tax treaty. Payments on REMIC Regular Bonds may subject a foreign person to U.S. federal income and withholding tax where such foreign person also owns, actually or constructively, Residual Bonds which are residual interests in the same REMIC, notwithstanding compliance with the certification requirements discussed above.

     If a tax is withheld by the withholding agent, the Bondholder would be entitled to a refund of such tax if such Bondholder can prove it is a foreign person and it is not a 10 percent shareholder of the Issuer or a controlled foreign corporation related to the Issuer. A Bondholder may be required to file a U.S. federal income tax return to obtain a refund. Foreign investors should consult their tax advisors regarding the potential imposition of the 30 percent withholding tax.


BACK-UP WITHHOLDING AND INFORMATION REPORTING

     Payments of interest, original issue discount, or other reportable payments (including, under certain circumstances, principal payments) made on the Bonds, and proceeds from the sale, including redemption, of the Bonds to or through certain brokers, including the Indenture Trustee, may be subject to a "back-up" withholding tax of 31% of reportable payments unless a Bondholder complies with certain reporting and/or certification procedures. Any amount so withheld from payments on the Bonds would be refunded or allowed as a credit against a Bondholder's federal income tax.

     To the extent required by law, reports of accrued interest, in the case of each Series of Bonds for which a REMIC election is made, and interest paid for each other Series of Bonds and original issue discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Bonds or beneficial owners who own Bonds through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Bonds (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Bonds. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Bonds must also be furnished.





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
SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL BONDS

     Allocation of the Income of the REMIC

     Generally, the REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and with respect to certain contributions to the REMIC after the Startup Day (see "Taxes on Prohibited Transactions, Foreclosure Income and Certain Contributions" below). Instead, each original Residual Bondholder will report on its federal income tax return, as ordinary income, its share of the REMIC's taxable income for each day during the taxable year on which such Residual Bondholder owns any Residual Bonds. The REMIC's taxable income for each day will be determined by allocating the REMIC's taxable income for each calendar quarter ratably to each day in the quarter. Such a Residual Bondholder's share of the REMIC's taxable income for each day will be based on the portion of the outstanding Residual Bonds that such Residual Bondholder owns on that day. The REMIC's taxable income will be determined under an accrual method and will be taxable to the Residual Bondholders without regard to the timing or amounts of cash distributions by the REMIC. As residual interests, the Residual Bonds will be subject to tax rules, described below, that differ from those that would apply if the Residual Bonds were treated for federal income tax purposes as direct ownership interests in the Certificates, or as debt instruments issued by the REMIC. Under certain REMIC structures, a Residual Bondholder may be required to include taxable income from the Residual Bond in excess of the cash distributed with respect to one or more taxable years. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain tax accounting methods by the REMIC, variations in the prepayment rate of the Mortgage Loans underlying the Certificates and certain other factors. Consequently, Residual Bondholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or have unrelated deductions against which to offset such income. Additionally, as noted in the subsequent paragraph, a purchaser of a Residual Bond may not be entitled to an adjustment in the amount of income allocable to the Residual Bond for the difference between the adjusted basis that the Residual Bond would have had in the hands of an original Residual Bondholder and the purchase price unless Treasury regulations are issued that permit such an adjustment. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Bond to a Residual Bondholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Bond and the impact of such tax treatment on the after-tax yield of a Residual Bond.

     A subsequent Residual Bondholder also will report on its federal income tax return amounts representing a daily share of the REMIC's taxable income for each day that such Residual Bondholder owns such Residual Bond. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Bondholder, as described above. The initial adjusted basis of a subsequent Residual Bondholder or a Residual Bondholder who purchases a Residual Bond at other than the issue price (defined below under "Excess Inclusions") may be greater than such Residual Bondholder's allocable share of the REMIC's basis in its assets, calculated as described below under "Taxable Income of the REMIC Attributable to Residual Bonds." Consequently such Residual Bondholder's basis may not be fully recovered by amortization of premium or reduction of market discount income with respect to the Mortgage Loans underlying the Certificates, and such Residual Bondholder may, therefore, have unrecovered basis on the termination of the REMIC. Such loss may be ordinary loss or capital loss. See "Sales of Residual Bonds," below. The legislative history of the 1986 Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Bond that purchased such Residual Bond at a price greater than (or less than) the adjusted basis (as defined below in "Sales of Residual Bonds") such Residual Bond would have in the hands of an original Residual Bondholder. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The Final REMIC Regulations do not provide for an adjustment.


     Taxable Income of the REMIC Attributable to Residual Bonds

     REMIC taxable income generally means the REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the REMIC Regular Bonds, servicing fees and other administrative expenses of the REMIC and amortization or deduction of any premium with respect to the Mortgage Loans. Special rules apply in certain cases for non-interest expenses as described below in "Non-Interest Expenses of the REMIC."

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Bonds and the Residual Bonds. Such aggregate basis will be allocated among the portion of the Mortgage Loans underlying the Certificates deemed to be owned by the REMIC and other assets of the REMIC in proportion to their respective fair market values. The issue price of the Residual Bonds and the REMIC Regular Bonds, in each case, will be the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of such Residual Bonds or REMIC Regular Bonds are sold. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or original issue discount) will be includible in the income of the REMIC as it accrues, in advance of the receipt of cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the Regular Bonds. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan may be allocated among the principal payments thereon and should be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for accrued interest including original issue discount on the REMIC Regular Bonds, regardless of whether the original issue discount on the REMIC Regular Bonds is considered to be de minimis. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above (see "Certain Federal Income Tax Consequences--Taxation of Regular Bonds--Original Issue Discount") for inclusion of original issue discount on the REMIC Regular Bonds (except that the adjustments for a subsequent holder of the REMIC Regular Bonds will not apply).

     A Residual Bondholder will not be permitted to amortize the cost of its Residual Bonds as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Bonds will be added to the issue price of the REMIC Regular Bonds in determining the REMIC's initial basis in its assets. Such recovery of basis by the REMIC will have the effect of amortization of the issue price of the Residual Bonds over their life. Possible adjustments to income of a subsequent holder of a Residual Bond to reflect any difference between the actual cost of such Residual Bond to such holder and the adjusted basis such Residual Bond would have in the hands of an original Residual Bondholder are further discussed in "Allocation of the Income of the REMIC" above.


     Net Losses of the REMIC

     The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the Residual Bondholders in the same manner as taxable income of the REMIC. The net loss allocable to any Residual Bond will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Bond. Any net loss that is not currently deductible by reason of this limitation may be used by such Residual Bondholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Bondholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.


     Non-Interest Expenses of the REMIC

     All or a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to Residual Bondholders that are "pass-through interest holders". Such a holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual, a trust or an estate would generally be allowed a deduction for such an expense item only as a miscellaneous itemized deduction subject to the limitations under Code section 67. That section allows such deductions only to the extent that in the aggregate all such expenses exceed two percent of an individual's adjusted gross income. In addition, in the case of Residual Bondholders who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the Residual Bondholder's adjusted gross income in excess of a statutorily defined threshold. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Bondholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Residual Bonds. Finally, non-interest expenses of a REMIC are not deductible by noncorporate taxpayers for alternative minimum tax purposes.


     Excess Inclusions

     A portion of the income allocable to a Residual Bond (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot be offset by any unrelated losses or loss carryovers of a Residual Bondholder, (ii) will, as described under "Tax-Exempt Investors" below, be treated as "unrelated business taxable income" within the meaning of Code
Section 512 if the Residual Bondholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Bondholder that is a foreign investor, as further discussed in "Foreign Investors" below. Members of an affiliated group are treated as one corporation for purposes of applying the limitations on offset of excess inclusion income.

     Except as discussed in the following paragraph with respect to excess inclusions from Residual Bonds without "significant value," for any Residual Bondholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Bondholder for that calendar quarter from its Residual Bond, over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Bondholder holds such Residual Bond. For this purpose, the daily accruals with respect to a Residual Bond are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Bond at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Bond is issued. For this purpose, the "adjusted issue price" of a Residual Bond at the beginning of any calendar quarter equals the issue price of the Residual Bond (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Bond before the beginning of such quarter. The Federal long-term rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Bond will be treated as an excess inclusion if the Residual Bonds in the aggregate are considered not to have "significant value." The Treasury Department has not yet provided regulations in this respect and the Final REMIC Regulations have not adopted this rule. The SBJPA has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Bonds that have significant value within the meaning of the Final REMIC Regulations effective for taxable years beginning after December 31, 1995, except with respect to Residual Bonds continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Bondholder. First, alternative minimum taxable income for a Residual Bondholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Bondholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss





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
deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Bondholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

     Under Treasury regulations to be promulgated, a portion of the dividends paid by a real estate investment trust (a "REIT") which owns a Residual Bond are to be designated as excess inclusions in an amount corresponding to the Residual Bond's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Bond will be subject to the limitations on excess inclusions described above. The Final REMIC Regulations do not provide guidance on this issue.

     There is imposed a tax at the highest corporate rate with respect to the present value of the total anticipated excess inclusion income on the transfer of any residual interest, such as a Residual Bond, to a Disqualified Organization (as defined below). Such tax is generally imposed on the transferor of the residual interest, except that where such transfer is through an agent for a Disqualified Organization, the tax is instead imposed on such agent. However, a transferor of a residual interest is in no event liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Furthermore, the Treasury Department may waive the tax on transfers if the Disqualified Organization promptly disposes of the residual interest and the transferor (or agent) pays the tax on the excess inclusion income for the period during which the Disqualified Organization held the residual interest. A Disqualified Organization means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a farmer's cooperative described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code and not subject to the tax imposed by Section 511 of the Code; (iii) any rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code; or (iv) any other person whose holding of the residual interests of the REMIC may cause the REMIC to incur a liability for any tax imposed under the Code that would not otherwise be imposed but for the purchase or transfer of the residual interests to such person. For purposes of clause (i) of the previous sentence, a corporation shall not be treated as an instrumentality of the United States or of any State or political subdivision thereof, if (i) all of the activities of such corporation are subject to the tax imposed by Chapter 1 of the Code, and (ii) a majority of the board of directors of such corporation is not selected by the United States or any State or political subdivision thereof (except that this clause (ii) shall not apply to the Federal Home Loan Mortgage Corporation).

     In addition to the tax on transfers, a partnership, trust, estate, regulated investment company, real estate investment trust, common trust fund, or cooperative (a "Pass-Through Entity") that holds a residual interest is subject to tax at the highest corporate rate on the allocable portion of excess inclusion income of a Disqualified Organization that owns an equity interest in such an entity. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Bond, the Pass-Through Entity does not have actual knowledge that such affidavit is false. The Indenture and/or the agreements governing the Trusts with respect to a Series will provide for reasonable arrangements designed to ensure that Residual Bonds are not held by Disqualified Organizations and for the furnishing of information to residual holders to compute the foregoing taxes.

     Mark to Market Rules

     A REMIC residual interest acquired after January 3, 1995 cannot be marked-to-market.

     Payments

     Any payment made on a Residual Bond to a Residual Bondholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Bondholder's adjusted basis in such Residual Bond. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the Residual Bond.





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

     Sales of Residual Bonds

     If a Residual Bond is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Residual Bond (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a Residual Bond generally equals the cost of such Residual Bond to such Residual Bondholder, increased by the taxable income of the REMIC that was included in the income of such Residual Bondholder with respect to such Residual Bond, and decreased (but not below zero) first by the distributions received thereon by such Residual Bondholder, and second by the net losses that have been allowed as deductions to such Residual Bondholder with respect to such Residual Bond. In general, any such gain or loss will be capital gain or loss provided the Residual Bond is held as a capital asset. However, Residual Bonds will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Bond by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Bond reacquires such Residual Bond, or acquires any other Residual Bond, any residual interest in another REMIC or comparable interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the Residual Bondholder on the sale will not be deductible, but, instead, will increase such Residual Bondholder's adjusted basis in the newly acquired asset.


  Taxes on Prohibited Transactions, Foreclosure Income and Certain Contributions

     The REMIC is subject to a tax at a rate equal to 100 percent of the net income derived from "prohibited transactions." Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for
(a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC or
(d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on Regular Bonds as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Bonds is outstanding). The Final REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan. Final REMIC Regulations also provide that the modification of mortgage loans underlying Certificates will not be treated as a modification of the Certificates, provided that the trust including the Certificates was not created to avoid prohibited transaction rules.

     The REMIC must pay a tax at the highest corporate rate on its net income from foreclosure property. In general, net income from foreclosure property means gain from the disposition of foreclosure property that is considered held for sale to customers in the ordinary course of a trade or business (i.e., "dealer property") and other income from foreclosure property that is not real property rents, interest from mortgages, gains from non-dealer property or real property tax refunds, less the related expenses. In the usual circumstances it is not expected that the REMIC will have significant net income from foreclosure property.

     The REMIC will also be subject to a tax equal to 100 percent of any amount contributed to the REMIC after the Startup Day, except for cash contributions made (i) to facilitate a clean-up call or qualified liquidation, (ii) in the nature of a guarantee, (iii) within 3 months after the Startup Day, or (iv) by a holder of a residual interest in the REMIC to a qualified reserve fund.





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
     In the event that the REMIC is subject to the tax on prohibited transactions, foreclosure income or non-exempt contributions, such tax would be borne by the Residual Bondholders to the extent of distributions remaining on the Residual Bonds.


     Termination

     The REMIC will terminate shortly following the retirement of the Certificates. If a Residual Bondholder's adjusted basis in its Residual Bond exceeds the amount of cash distributed to such Residual Bondholder in final liquidation of its interest, then, although the matter is not entirely free from doubt, it would appear that the Residual Bondholder is entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.


     Administrative Matters

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and the Residual Bondholders will be treated as the partners thereof. The REMIC will file an annual federal income tax return on Form 1066 and must maintain its books on a calendar year basis.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. The Final REMIC Regulations generally require that Schedule Q be furnished by the REMIC to each Residual Bondholder within one month of the close of each calendar quarter in which the REMIC is in existence. Under proposed REMIC regulations this date generally would be extended to the forty-first day after the close of each calendar quarter. If a Residual Bond is held by a nominee, the nominee must furnish Schedule Q to the person for whom it is nominee within 30 days after receiving the information.

     Treasury regulations provide that a holder of a Residual Bond is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual Bonds for the entire calendar year. Otherwise each holder of a Residual Bond is required to treat items on its return consistently with their treatment on the REMIC's return, unless the holder of a Residual Bond either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Bond as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.


     Foreign Investors

     Payments to Residual Bondholders who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Under temporary Treasury Regulations, such income (to the extent that it is not excess inclusion income) may qualify for exemption from United States withholding tax as "portfolio interest" provided that (i) the Certificates which constitute the assets of the REMIC would be eligible for such exemption and (ii) the conditions described under "Taxation of Regular Bonds--Taxation of Certain Foreign Investors" are met, but only to the extent that the Mortgage Loans underlying the Certificates, that are "pass-through certificates," were issued after July 18, 1984. Generally, uncertificated regular interests in another REMIC will not constitute assets eligible for such exemption. To the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Residual Bondholder will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the REMIC Residual Bond is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case





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
of Residual Interest Bonds that do not have significant value. See "Excess Inclusions" above and "Restrictions on Transfer of a Residual Bond" below.


     Restrictions on Transfer of a Residual Bond

     The Residual Bonds will be subject to certain restrictions on transfer for federal income tax purposes. First, Residual Bonds may not be transferred to a Disqualified Organization, as described in "Excess Inclusions." The Indenture with respect to a series of REMIC Bonds will provide that neither legal title nor beneficial interest in a Residual Bond may be transferred or registered unless (i) the proposed transferee provides to the Issuer and the Indenture Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Bonds on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor provides a statement in writing to the Issuer and the Indenture Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Indenture will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Bond with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Bondholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the Indenture required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.

     Second, the Final REMIC Regulations provide that the transfer of a residual interest that has tax avoidance potential is disregarded for all federal income tax purposes if the transferee is a foreign person. This rule does not apply to income from a residual interest that is effectively connected to the residual holder's United States trade or business (in which case the residual holder is treated like a U.S. person). A proposed transfer has tax avoidance potential unless at the time the residual interest is transferred the transferor reasonably expects that, for each excess inclusion, (i) the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. In order to prevent a foreign person from transferring a residual interest of the type described in this paragraph to a U.S. person shortly before any tax is due, the Final REMIC Regulations provide that if the transfer has the effect of allowing the foreign person to avoid tax on accrued excess inclusions, the transfer is disregarded. The foreign person continues to be treated as owner of the residual interest for withholding tax purposes. To the extent provided in the Prospectus Supplement, the Issuer may restrict the transfer of a Residual Bond to a foreign person.

     The Final REMIC Regulations would also disregard certain transfers of residual interests, such that the transferor would continue to be treated as the owner of the residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the Final REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions must be determined based on (i) events that have occurred up to the time of the transfer and (ii) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6) of the Code, or that would have been adopted under the section had the regular interests of the REMIC been issued with original issue discount. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the Final REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of the residual interest as they become due. The Indenture will require the transferee of a Residual Bond to state as part of the affidavit described above with respect to Disqualified Organizations that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a noneconomic Residual Bond, it may incur tax liabilities in excess of any cash flows generated by the Residual Bond, and (iv) intends to pay any and all taxes associated with holding the Residual Bond as they become due. The transferor must have no reason to believe that such statement is untrue.

     If a Residual Bond has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The Final REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Issuer does not intend to treat a class of Residual Bonds as having a value of less than zero for purposes of determining the bases of the assets in the related REMIC Pool. The federal income tax consequences of any consideration paid to a transferee on a transfer of a Residual Bond are unclear; any transferee receiving such consideration should consult its tax advisors.


     Tax-Exempt Investors

     A qualified pension fund or other entity that is exempt from federal income taxation (a "Tax-Exempt Investor") under Code Section 501 nonetheless will be subject to tax on its income that is "unrelated business taxable income" ("UBTI") within the meaning of Code Section 512. Net income attributable to a Residual Bond beneficially owned by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax, to the extent that any such income is considered an excess inclusion. See "Excess Inclusions" above.


                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Bonds constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As "mortgage related securities," such Bonds will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Louisiana, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia each enacted legislation prior to the October 4, 1991 deadline for such enactment, limiting to varying extent the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Bonds only to the extent provided in such legislation.

     Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Bonds. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA") or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Bonds. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities





                                       59
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Activities effective February 10, 1992 (the "Policy Statement"). The Policy
Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Classes of Bonds), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

     Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Bonds or to purchase Bonds representing more than a specified percentage of the investors' assets.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying" or in securities that are issued in book entry form.

     If specified in the related Prospectus Supplement, other Classes of Bonds offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those Bonds under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Bonds, may be subject to significant interpretive uncertainties. No representation is made as to the proper characterization of Bonds not qualifying as "mortgage related securities" for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase such Bonds under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determination concerning legal investment or financial institution regulatory characteristics of such Bonds) may adversely affect the liquidity of such Bonds.

     Investors should consult their own legal advisors in determining whether and to what extent the Bonds constitute legal investments for such investors.


                                 ERISA MATTERS

     Title I of ERISA and section 4975 of the Code impose certain restrictions on employee benefit plans and other retirement plans or arrangements subject thereto ("Plans") and on persons who are parties in interest or disqualified persons ("Parties in Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code) are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Bonds without regard to the ERISA considerations described below, subject to other applicable Federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Bonds should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Bonds. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

     Under certain circumstances, certain affiliates of the Issuer, certain affiliates of any underwriter or any underwriter of the Bonds may be or may become a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Code with respect to an individual retirement account or an employee benefit plan subject to such statutes (a "Plan"). In that case





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the acquisition or holding of Bonds by or on behalf of such a Plan may constitute a "prohibited transaction" within the meaning of ERISA and the Code. However, certain administrative exemptions from the prohibited transaction rules could be applicable depending in part on the type and circumstances of the Plan fiduciary making the decision to acquire a Bond. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; or PTCE 84-14, regarding transactions effected by a "qualified professional asset manager", PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers".

     Under regulations of the U.S. Department of Labor concerning the definition of the term "plan assets" for purposes of ERISA (the "Regulations"), the purchase by a Plan of certain types of Bonds, such as a Bond which is or is intended to be a Residual Bond or a Bond which might be characterized as an "equity interest" (as defined in the Regulations) in the Issuer of the related Series of Bonds, or in the collateral securing such Series of Bonds, could result in findings of ERISA prohibited transactions in the operation of the Issuer, other direct or indirect prohibited transactions or improper delegation of investment management responsibility by the Plan fiduciary choosing to invest in such Bond. Statutory exemptions, or the ERISA prohibited transaction exemptions referred to in the prior paragraph, or other such administrative exemptions, might or might not be applicable in such circumstances. For these reasons as described in the related Prospectus Supplement, certain Plans and other persons may be prohibited from investing in one or more Classes, or in an entire Series, of Bonds.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential Plan investors consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Bonds.


                                 THE INDENTURE

     The following summaries describe certain provisions of the Indenture not described elsewhere in this Prospectus. The summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The description set forth below is subject to modification in the Prospectus Supplement for a Series of Bonds to describe the terms and provisions of the particular Indenture relating to such Series of Bonds.


MODIFICATION OF INDENTURE

     With the consent of the holders of not less than two-thirds of the then aggregate principal amount of outstanding Bonds of each Series issued under an Indenture to be affected, the Indenture Trustee and the Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such Series or modify (except as provided below) in any manner the rights of the holders of the Bonds of such Series. In the case of a Series comprising Classes of Senior Bonds and Junior Bonds, as long as the Imputed Principal Balance (as defined below) of any Class of Senior Bonds is greater than zero, no amendment, variation or modification may be made to Article V of the Indenture, concerning defaults and remedies, without consent of the holders of 100% in the principal amount of the outstanding Senior Bonds.

     Without the consent of the holder of each outstanding Bond of such Series affected thereby, however, no supplemental indenture shall (a) change the Stated Maturity of the principal of, or any installment of interest on, any Bond of such Series or reduce the principal amount thereof, the interest rate specified thereon (except as provided in the related Series Supplement with respect to any Class of Variable Interest Rate Bonds), the redemption price with respect thereto or the earliest date on which any Bonds of such Series may be redeemed at the option of the Issuer, or change any place of payment where, or the coin or currency in which, any Bond of such Series or any interest thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (b) reduce the percentage of the aggregate principal amount of the outstanding Bonds of such Series, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (c) modify the provisions of the Indenture specifying the circumstances under which such a supplemental indenture may not change the provisions of the Indenture without the consent of the holders of each outstanding Bond of such Series affected thereby, or the provisions of the Indenture with respect to certain remedies available in an Event of Default (as described below), except to increase any percentage specified therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Bond affected thereby, (d) modify or alter the provisions of the Indenture regarding the voting of Bonds held by the Issuer or an affiliate of the Issuer, (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to a lien under the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of such Series of the security afforded by the lien of the Indenture, or (f) modify any of the provisions of the Indenture in such manner as to affect the calculation of the debt service requirement for any Bond or the rights of the holders of Bonds of such Series to the benefits of any provisions for the redemption at the request of Bondholders of Bonds of such Series contained therein. (Indenture, Section 9.2)

     The Issuer and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of Bondholders of such Series, to cure ambiguities or make minor corrections, to provide for the issuance of Bonds in bearer or registered form or for the conversion of any outstanding Bonds to or from bearer form and to do such other things as would not adversely affect the interests of the Bondholders of such Series. (Indenture, Section 9.1)


EVENTS OF DEFAULT

     An Event of Default with respect to any Series of the Bonds is defined in the respective Indenture and Series Supplement under which such Bonds are issued as being: (a) a default in the payment of principal of any Bond of any Series or a default for five days or more in the payment of any interest on any Bond of such Series; (b) a default in the observance of certain negative covenants in the Indenture or in the observance of certain covenants relating to redemptions of bonds of such Series; or (c) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. (Indenture, Section 5.1)


RIGHTS UPON EVENT OF DEFAULT

     Unless specified otherwise in the related Prospectus Supplement and Series Supplement, in case an Event of Default should occur and be continuing with respect to a Series of Bonds, the holders of 100% (or such other percentage specified in the related Prospectus Supplement) in principal amount of the outstanding Bonds (or such Classes of Bonds as are specified in the related Prospectus Supplement) of such Series or in certain cases, the holders of the Junior Class of such Series having the highest priority of payment (the "Highest Priority Junior Class") representing not less than 66 2/3% (or such other percentage specified in the related Prospectus Supplement) in principal amount of such Class may declare the principal of such Series of Bonds to be due and payable. Such declaration may under certain circumstances be rescinded by the holders of a majority in principal amount of the Bonds of such Series then outstanding (or, in the case of a Series comprising Classes of Senior Bonds and Junior Bonds, the holders of 100% in principal amount of the outstanding Senior Bonds of such Series or if the principal amount (less certain losses of the Trust Estate allocated thereto (as so reduced, the "Imputed Principal Balance")) of the Senior Bonds has been reduced to zero, by the holders of the Highest Priority Junior Class of such Series representing not less than 66 2/3% of the principal amount of such Class). (Indenture,
Section 5.2)

     An Event of Default with respect to one Series of Bonds will not necessarily be an Event of Default with respect to any other Series of Bonds.

     Unless specified otherwise in the related Series Supplement, if, following an Event of Default, a Series of Bonds has been declared to be due and payable, the Indenture Trustee may, in its discretion, (provided that the holders of the Bonds of such Series have not directed the Indenture Trustee to sell the Collateral), refrain from selling the Collateral for such Series and continue to apply all amounts received on the Collateral to payments due on the Bonds of such Series as collections are received on the Collateral, notwithstanding the acceleration of the maturity of such

Bonds. In addition, if a Series of Bonds has been declared due and payable upon an Event of Default, the Indenture Trustee may in its discretion under certain conditions, or will, if directed by the holders of the Bonds, sell the Collateral for such Series. Following an acceleration of the Bonds after an Event of Default all Bonds of such Series then outstanding will be payable pro rata (in accordance with Imputed Principal Balances in the case of Special Allocation Bonds and except to the extent provided otherwise in the related Series Supplement), without regard to their respective Stated Maturities, out of the collections on, or the proceeds from the sale of, such Collateral. (Indenture, Section 5.8)

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Bonds, unless such holders have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Indenture, Section 6.1) Following an acceleration of the Bonds after an Event of Default, the Trustee shall be entitled to payment of its fees prior to payment of principal and interest on the Bonds. (Indenture, Section 6.7) Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Bonds of a Series (or, in the case of a Series comprising Classes of Senior Bonds and Junior Bonds, the holders of a majority in principal amount of the outstanding Senior Bonds of such Series or in certain cases, the majority in principal amount of the holders of the Highest Priority Junior Class) shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Bonds of such Series; and the holders of a majority in principal amount of the Bonds of a Series then outstanding (or, in the case of a Series comprising Classes of Senior Bonds and Junior Bonds, 100% of the outstanding Senior Bonds of such Series or, if the Imputed Principal Balance of the Senior Bonds has been reduced to zero, the holders of the Highest Priority Junior Class of such Series representing not less than 66 2/3% of the principal amount of such Class) may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Bond affected thereby. (Indenture, Sections 5.13 and 5.14). In the case of a Series of Bonds comprising Classes of Senior Bonds and Junior Bonds, the holders of Junior Bonds of such Series shall not be entitled to exercise any of the rights referred to in the preceding sentence until the Senior Bonds of such Series have been paid in full or the Imputed Principal Balance of each Class of the Senior Bonds of a Series has been reduced to zero.


LIST OF BONDHOLDERS

     Three or more holders of the Bonds of any Series (each of whom has owned a Bond of such Series for at least six months) may, by written request to the Indenture Trustee, obtain access to the list of all Bondholders maintained by the Indenture Trustee for the purpose of communicating with other Bondholders with respect to their rights under the Indenture. The Indenture Trustee may elect not to afford the requesting Bondholders access to the list of Bondholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Bondholders, to all Bondholders.


ISSUER'S ANNUAL COMPLIANCE STATEMENT

     The Issuer will be required to file annually with the Indenture Trustee a brief certificate as to its compliance with all conditions and covenants under the Indenture. (Indenture, Section 3.9)


INDENTURE TRUSTEE'S ANNUAL REPORT

     Except to the extent provided otherwise in the related Series Supplement, the Indenture Trustee will be required to mail, in each year when required by the Trust Indenture Act of 1939, as amended ("TIA"), to all Bondholders a brief report relating to its eligibility and qualifications to continue as the Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to it in the Indenture Trustees's commercial capacity, the property and funds physically held by the Indenture Trustee as such, any release or substitution of property subject to the lien of the Indenture which has not been previously reported, any additional Series of Bonds not previously reported and any action taken by the Indenture Trustee which materially affects the Bonds and which has not been previously reported. (Indenture, Section 7.3)


SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture will be discharged with respect to the Collateral securing the Bonds of a Series upon the delivery to the Indenture Trustee for cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Bonds of such Series. (Indenture, Section 4.1)


THE INDENTURE TRUSTEE

     The Indenture Trustee for each Series of Bonds will be specified in the respective Prospectus Supplement. Pursuant to the TIA, the Trustee may have a "conflicting interest" if any Event of Default occurs with respect to one or more Classes of Special Allocation Bonds issued under the Indenture or if any Event of Default occurs with respect to a Series of Bonds that comprises Classes of Senior Bonds and Classes of Junior Bonds. In such event, the Trustee may be required to resign its trusteeship with respect to one or more Classes of such Special Allocation Bonds, Senior Bonds or Junior Bonds and a successor Trustee would be appointed for such Classes.


REPORTS BY INDENTURE TRUSTEE TO BONDHOLDERS

     On each Principal Payment Date or Special Redemption Date in respect of a Series, the Indenture Trustee for such Series will send a report to each Bondholder setting forth the respective amounts of such payment representing interest and principal and the remaining actual outstanding principal amount of an Individual Bond of each Class, the Imputed Principal Balance (as defined in the related Indenture) of any Individual Bond that is a Senior Bond or Junior Bond, and the aggregate principal amount of the Bonds of each relevant Class in the case of holders of Bonds on which payments of interest only are then being made or in the case of a Class of Bonds on which principal payments are applied by lot rather than pro rata, after giving effect to the payments made on such Principal Payment Date or Special Redemption Date. (Indenture, Section 8.7)


LIMITATION ON SUITS

     No holder of a Bond of any Series will have any right to institute any Proceedings with respect to the Indenture unless (1) such holder has previously given written notice to the Indenture Trustee for such Series of a continuing Event of Default with respect to such Series; (2) the holders of at least 25% in principal amount of the Bonds of such Series then outstanding (or in the case of a Series comprising Classes of Senior Bonds and Junior Bonds (a) all of the holders of the Classes of Senior Bonds of such Series having Imputed Principal Balances greater than zero or (b) in the event that no Class of Senior Bonds of such Series has an Imputed Principal Balance greater than zero, the holders of the Highest Priority Junior Class of such Series representing not less than 66 2/3% of the principal amount of such Class) shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee; (3) such holders have offered to the Indenture Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such Proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of at least 50% in principal amount of the Bonds of such Series then outstanding (or in the case of a Series comprising Classes of Senior Bonds and Junior Bonds
(a) any holder of a Class of Senior Bonds of such Series having Imputed Principal Balances greater than zero or (b) in the event that no Class of Senior Bonds of such Series has an Imputed Principal Balance greater than zero, any holder of the Highest

Priority Junior Class of such Series representing not less than 66 2/3% of the principal amount of such Class). (Indenture, Section 5.9)

     Notwithstanding any other provision of the Indenture, the Indenture incorporates Section 316(b) of the TIA which provides that the right of any holder of a Bond to receive payment of the principal of and interest on such Bond, on or after the respective due dates expressed in such Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder, except as to a postponement of an interest payment consented to as provided in Section 316(a)(2) of the TIA, and except that such indenture may contain provisions limiting or denying the right of any such holder to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry or judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the lien of such indenture upon any property subject to such lien. (Indenture, Section 5.20)


                              PLAN OF DISTRIBUTION

     The Issuer may sell the Bonds offered hereby through one or more underwriters or groups of underwriters (the "Underwriters"). The Prospectus Supplement with respect to each Series of Bonds will set forth the terms of the offering of such Series of Bonds and each Class within such Series, including the name or names of the Underwriters, the proceeds to and their intended use by the Issuer, and if applicable, either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Bonds will be determined.

     The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be obligated to purchase all of the Series of Bonds described in the Prospectus Supplement with respect to such Series if any such Bonds are purchased. The Bonds may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If the Bonds of a Series are offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and the purchasers of the Bonds of such Series.

     The place and time of delivery for the Series of Bonds in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                 LEGAL MATTERS

     The legality of the Bonds will be passed upon for the Issuer by Andrews & Kurth L.L.P., Dallas, Texas. Andrews and Kurth L.L.P. has also delivered its opinion to the Issuer as to certain federal income tax consequences with respect to the Bonds.


                                    EXPERTS

     The balance sheet of CMC Securities Corporation IV (formerly known as Capstead Securities Corporation V), appearing in CMC Securities Corporation IV's Annual Report on Form 10-K for the years ended December 31, 1994, 1995 and 1996 has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such balance sheet is incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission.

     Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's Information Statement and most recent Supplement thereto and any quarterly report made available by FHLMC can be obtained by writing or calling FHLMC's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (800-336-FMPC). The Issuer did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any Supplement thereto or any such quarterly report.

     Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7585). The Issuer did not participate in the preparation of FNMA's Prospectus or any such report, financial statement or other financial information.

================================================================================

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY IN ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR PROSPECTUS SUPPLEMENT, NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                               ------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                              PAGE
                                                                              ----
Table of Contents........................................................      S-7
Summary of Prospectus Supplement.........................................      S-8
Risk Factors.............................................................     S-25
Description of the Certificates..........................................     S-27
Description of the Mortgage Pool.........................................     S-28
Description of Insurance.................................................     S-51
Additional Information...................................................     S-52
The Loan Seller..........................................................     S-52
Description of the Securities............................................     S-53
Certain Yield and Prepayment Considerations..............................     S-71
Yield Considerations with respect to the Strip
  Securities and Principal Only Securities...............................     S-77
Indenture................................................................     S-80
Pooling and Servicing Agreement..........................................     S-80
Special Tax Considerations...............................................     S-86
Restrictions on Purchase and Transfer of the
  Residual Securities....................................................     S-88
Underwriting.............................................................     S-88
Use of Proceeds..........................................................     S-89
Legal Opinions...........................................................     S-89
Ratings..................................................................     S-89
Legal Investment.........................................................     S-90
ERISA Considerations.....................................................     S-90
Index of Terms...........................................................     S-93
Appendix A...............................................................      A-1
Appendix B...............................................................      B-1
Appendix C...............................................................      C-1
Appendix D...............................................................      D-1

                                 PROSPECTUS

Available Information....................................................        4
Incorporation of Certain Documents by
  Reference..............................................................        4
Summary of Prospectus....................................................        9
Risk Factors.............................................................       18
Use of Proceeds..........................................................       23
Description of the Bonds.................................................       23
Security for the Bonds...................................................       29
Certain Legal Aspects of the Mortgage Loans..............................       36
The Issuer...............................................................       43
Certain Federal Income Tax Consequences..................................       43
Legal Investment.........................................................       60
ERISA Matters............................................................       61
The Indenture............................................................       62
Plan of Distribution.....................................................       66
Legal Matters............................................................       66
Experts..................................................................       66
Additional Information...................................................       66

    UNTIL DECEMBER 26, 1997 ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================



================================================================================

                                  $278,242,362
                                 (APPROXIMATE)

                                 CMC SECURITIES
                                 CORPORATION IV

                      COLLATERALIZED MORTGAGE OBLIGATIONS,

                              SERIES 1997 - NAMC 3

                         CMC SECURITIES CORPORATION IV
                                     ISSUER

                                 NORTH AMERICAN
                                MORTGAGE COMPANY
                                MASTER SERVICER

                             [NORTH AMERICAN LOGO]

                   ------------------------------------------
                             PROSPECTUS SUPPLEMENT
                   ------------------------------------------

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION





                               SEPTEMBER 26, 1997



================================================================================